As filed with the Securities and Exchange Commission on January [●], 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

AMAZE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

_________________________

Delaware	2084
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 78984
Charlotte, NC 28271
(855) 766-9463

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Michael Pruitt
Chief Executive Officer
Amaze Holdings Inc.
P.O. Box 78984
Charlotte, NC 28271
(855) 766-9463
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies to:

Andrew Tucker Nelson Mullins Riley & Scarborough, LLP 101 Constitution Ave., NW Washington D.C. 20001 (202) 689-2987	T.J. Dammrich Mercer Oak, LLC 29 North Ada Street, Chicago, IL 60607 (872) 248-0601	William Mower Maslon LLP 225 South Sixth Street, Suite 2900 Minneapolis, MN 55402 (612) 672-8358

_________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in the preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in the preliminary proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. The preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS, SUBJECT TO COMPLETION, DATED [•], 2025

PROXY STATEMENT FOR

SPECIAL MEETING OF

FRESH VINE WINE, INC.

PROSPECTUS FOR

UP TO [●] SHARES OF COMMON STOCK

[●]

PROPOSED BUSINESS COMBINATION
YOUR VOTE IS VERY IMPORTANT

To the stockholders of Fresh Vine Wine, Inc.:

Fresh Vine and Adifex Holdings LLC, a Delaware limited liability company, or “Adifex”, have entered into a Business Combination Agreement, dated November 3, 2024, under which Fresh Vine formed a direct, wholly owned subsidiary, Amaze Holdings Inc. (“Pubco”), which in turn formed two direct, wholly owned subsidiaries, VINE Merger Sub Inc. (“VINE Merger Sub”) and Adifex Merger Sub LLC (“Adifex Merger Sub”). Upon satisfaction or waiver of the conditions to closing in the Business Combination Agreement, VINE Merger Sub will consummate the VINE Merger with and into Fresh Vine, with Fresh Vine surviving the merger as a direct, wholly owned subsidiary of Pubco, and Adifex Merger Sub will consummate the Adifex Merger with and into Adifex with Adifex surviving the merger as a direct, wholly owned subsidiary of Pubco. Upon consummation of the Business Combination, Fresh Vine and Adifex will each be a wholly owned subsidiary of Pubco and, as a result, Pubco will hold what today are Fresh Vine’s and Adifex’ independent businesses. Also, at the effective time of the VINE merger, (each outstanding warrant to purchase shares of Fresh Vine capital stock will be exchanged (or otherwise amended) for a warrant to purchase shares of Pubco common stock.

Following the consummation of the Business Combination, it is expected that former holders of Adifex Equity Interests will own approximately [•]% of Pubco’s common stock and former holders of Fresh Vine’s common stock will own approximately [•]% of Pubco’s common stock. Fresh Vine common stock is currently listed on the NYSE American stock market, or NYSE American, under the symbol “VINE.” Pubco’s common stock is expected to be listed on The New York Stock Exchange American under the symbol “AMZE.”

Fresh Vine is holding a special meeting of stockholders, or the special meeting, in order to obtain the stockholder approvals necessary to complete the merger and related matters. The Fresh Vine special meeting will be held at [•], prevailing Eastern time, on [•], [•], 2025, unless postponed or adjourned to a later date, for the purpose of considering and voting upon the matters set forth in the Notice of Special Meeting of Stockholders and the accompanying proxy statement/prospectus.

After careful consideration, each of the Fresh Vine and Adifex boards have approved the Business Combination Agreement and have determined that it is advisable to consummate the VINE Merger, the Adifex Merger, and related transactions. The Fresh Vine board of directors has approved the proposals described in the accompanying proxy statement/prospectus and recommends that its stockholders vote “FOR” the proposals described in the accompanying proxy statement/prospectus.

More information about Fresh Vine, Adifex, the Business Combination Agreement and the transactions contemplated thereby and the proposals being considered at the Fresh Vine special meeting is contained in the accompanying proxy statement/prospectus. Fresh Vine urges you to read the accompanying proxy statement/prospectus carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE [•] OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

We are excited about the opportunities the Business Combination brings to Fresh Vine’s stockholders, and thank you for your consideration and continued support.

Michael D. Pruitt

Chief Executive Officer

Fresh Vine Wine, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated [•], 2025, and is first being mailed to Fresh Vine stockholders on or about [•], 2025.

FRESH VINE WINE, INC.
P.O. Box 78984
Charlotte, NC 28271
(855) 766-9463

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2025

Dear stockholders of Fresh Vine Wine, Inc.:

On behalf of the board of directors of Fresh Vine Wine, Inc., a Nevada corporation, or “Fresh Vine”, we are pleased to deliver this proxy statement/prospectus for a special meeting of stockholders of Fresh Vine, including any adjournment or postponement, or the Fresh Vine special meeting, and for the proposed transactions between Fresh Vine and Adifex Holdings LLC, a Delaware limited liability company, or “Adifex” under the Business Combination Agreement dated November 3, 2024 between Fresh Vine and Adifex. Pursuant to the Business Combination Agreement, Fresh Vine formed a direct, wholly owned subsidiary, Amaze Holdings Inc. (“Pubco”), which in turn formed two direct, wholly owned subsidiaries, VINE Merger Sub Inc. (“VINE Merger Sub”) and Adifex Merger Sub LLC (“Adifex Merger Sub”). Upon satisfaction or waiver of the conditions to closing in the Business Combination Agreement, VINE Merger Sub will consummate the VINE Merger with and into Fresh Vine, with Fresh Vine surviving the merger as a direct, wholly owned subsidiary of Pubco, and Adifex Merger Sub will consummate the Adifex Merger with and into Adifex with Adifex surviving the merger as a direct, wholly owned subsidiary of Pubco. Upon consummation of the Business Combination, Fresh Vine and Adifex will each be a wholly owned subsidiary of Pubco and, as a result, Pubco will hold what today are Fresh Vine’s and Adifex’ independent businesses.

The Fresh Vine special meeting will be held on [•], [•], 2025, at [•] prevailing Eastern time, at 4539 Hedgemore Dr., Charlotte, NC 28209, or at any adjournment or adjournments, for the following purposes:

1.	to consider and vote upon a proposal to approve and authorize by resolution (i) the VINE Merger, under which Fresh Vine will merge into VINE Merger Sub and continue as the surviving company and wholly owned subsidiary of Pubco and, (ii) for purposes of NYSE American Company Guide Section 713(b), the change of control of Fresh Vine resulting from the VINE Merger (the “Merger Proposal”);.
2.	to consider and vote upon a proposal to approve and adopt, by resolution the Business Combination Agreement, dated November 3, 2024 (the “Business Combination Agreement”), by and among Fresh Vine, Adifex, Pubco, VINE Merger Sub, and Adifex Merger Sub and the related transactions set forth in the Business Combination Agreement (a copy of the Business Combination Agreement is included as Annex [A] to the attached proxy statement/prospectus) (the “Business Combination Proposal”);
3.	to consider and vote upon the following separate proposals to be approved by ordinary resolution, on a non-binding advisory basis, to approve material differences between the Pubco Charter (as defined in the accompanying proxy statement/prospectus supplement) and the Existing Governing Documents:

[•]

4.	to consider and vote upon a proposal to approve the Equity Incentive Plan to be effective after the closing of the Business Combination (the “Equity Incentive Plan Proposal”); and

5.	to vote upon a proposal to approve an adjournment of the Fresh Vine special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, and 4 (the “Adjournment Proposal”); and
6.	to transact such other business as may properly come before the Fresh Vine special meeting or any adjournment or postponement.

The Fresh Vine board of directors has fixed [•], 2025 as the record date for the determination of Fresh Vine stockholders entitled to notice of, and to vote at, the Fresh Vine special meeting and any adjournment or postponement, or the record date. Only Fresh Vine stockholders of record, including holders of Fresh Vine’s common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, at the close of business on the record date are entitled to notice of, and to vote at, the Fresh Vine special meeting. Collectively, Fresh Vine’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are referred to in this proxy statement/prospectus as the Fresh Vine Preferred Stock.

Your vote is important. The affirmative vote of the holders of a majority of the voting power of the shares of Fresh Vine common stock and Fresh Vine Preferred Stock outstanding on the record date and entitled to vote at the Fresh Vine special meeting will be required for approval of Proposal Nos. 1 and 2.

Each of Proposal Nos. 3 and 4 are conditioned upon the approval of each such proposal, and the approval of Proposal Nos. 1 and 2, and the approval of Proposal Nos. 1, 2, 3, 4, and 5 is a condition to the completion of the Business Combination. Therefore, the Business Combination cannot be consummated without the approval of Proposal Nos. 1, 2, 3, and 4. Proposal No. 5 is not conditioned on the approval of any other proposal.

Whether or not you attend the Fresh Vine special meeting, it is important that your shares be represented. You may vote your shares by proxy through the Internet, by phone or by mail by completing and returning the proxy card mailed to you. Voting instructions are printed on your proxy card and included in the accompanying proxy statement/prospectus.

THE FRESH VINE BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS ADVISABLE, AND IN THE BEST INTERESTS OF, FRESH VINE AND ITS STOCKHOLDERS AND HAS APPROVED EACH SUCH PROPOSAL. THE FRESH VINE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FRESH VINE STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.

By Order of the Fresh Vine Board of Directors,

Michael D. Pruitt

Chief Executive Officer

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Fresh Vine that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission, or the SEC, website (www.sec.gov) or upon your written or oral request by contacting the Corporate Secretary of Fresh Vine Wine, Inc., P.O. Box 78984, Charlotte, NC 28271, by calling (855) 766-9463, or by email at info@freshvinewine.com.

To ensure timely delivery of these documents, any request should be made no later than [•], 2025 to receive them before the Fresh Vine special meeting.

For additional details about where you can find information about Fresh Vine, see the section entitled “Where You Can Find More Information” on page [•] of this proxy statement/prospectus.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Pubco (File No. 333-[•], constitutes a prospectus of Pubco under Section 5 of the Securities Act of 1933, as amended or the Securities Act, with respect to shares of Pubco common stock to be issued under the Business Combination Agreement. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the Fresh Vine special meeting at which Fresh Vine stockholders will be asked to consider and vote on, among other matters, a proposal to approve the issuance of shares of Fresh Vine common stock pursuant to the Merger Agreement.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [•], 2025. The information contained in this proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information concerning Fresh Vine contained in this proxy statement/prospectus or incorporated by reference has been provided by Fresh Vine, and the information concerning Adifex contained in this proxy statement/prospectus has been provided by Adifex.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

The following section provides answers to frequently asked questions about the Business Combination. This section, however, provides only summary information. For a more complete response to each of these questions and for additional information, refer to the cross-referenced sections in this proxy statement/prospectus.

Q:	What is the Business Combination?
A:	Fresh Vine, Pubco, VINE Merger Sub, Adifex Merger Sub, and Adifex entered into a Business Combination Agreement on November 3, 2024. The Business Combination Agreement contains the terms and conditions of the proposed business combination of Fresh Vine and Adifex. Under the Business Combination Agreement, (1) VINE Merger Sub will merge with and into Fresh Vine, with Fresh Vine surviving as a wholly-owned subsidiary of Pubco (the “VINE Merger”), and (2) Adifex Merger Sub will merge with and into Adifex, with Adifex surviving as a wholly-owned subsidiary of Pubco (the “Adifex Merger”). As a result of the Business Combination, Pubco will hold what today are Fresh Vine’s and Adifex’ independent businesses.

In the VINE Merger, each holder of Fresh Vine common stock outstanding immediately before the effective time of the VINE Merger will be entitled to receive, for each share of Fresh Vine common stock held one share of Pubco common stock.

In connection the Adifex Merger, Pubco will issue One Hundred Forty Million Dollars ($140,000,000.00) in Pubco Common Stock based on a price per share of $0.8060 (the “Merger Consideration”) to Adifex in exchange for all of the outstanding Adifex Equity Interest. Each holder of Adifex Equity Interest will be entitled to their pro rata portion of the Merger Consideration subject to the limitation that no fractional shares shall be issued and no cash will be paid for any fractional share eliminated by such rounding. The Pubco common stock to be issued to former members of Adifex will represent an approximate [•]% voting interest in the outstanding Pubco common stock.

Following the consummation of the Business Combination, it is expected that former holders of Adifex Equity Interests will own approximately [•]% of Pubco’s common stock and former holders of Fresh Vine’s common stock will own approximately [•]% of Pubco’s common stock. Pubco’s common stock is expected to be listed on The New York Stock Exchange American under the symbol “AMZE”

Q:	Why are the two companies proposing to combine?
A:	Fresh Vine and Adifex believe that the merger will provide value to each company and their respective stockholders, in that Fresh Vine stockholders will have an interest in the growing business of Amaze Software, Inc., a Delaware corporation and Adifex’s wholly owned operating subsidiary (“Amaze”), and Adifex and its members will in addition to acquiring certain assets and operations that are complimentary to its business, gain, among other things, greater access to the capital markets and liquidity for stockholders by having the company’s common stock listed on the NYSE American stock exchange. For a discussion of Fresh Vine’s and Adifex’ reasons for the Business Combination, see the sections entitled “The Business Combination - Fresh Vine Reasons for the Merger” and “The Business Combination - Adifex Reasons for the Merger” beginning on pages [•] and [•], respectively, of this proxy statement/prospectus.
Q:	Why am I receiving this proxy statement/prospectus?
A:	You are receiving this proxy statement/prospectus because you have been identified as a Fresh Vine stockholder as of the record date and you are entitled to vote at the Fresh Vine special meeting to approve the matters set forth in this proxy statement/prospectus. This document serves as:
●	(1) a proxy statement of Fresh Vine used to solicit proxies for the Fresh Vine special meeting to vote on the matters set forth in this proxy statement/prospectus; and
1

●	(2) a prospectus of Pubco used to offer shares of Pubco common stock in exchange for shares of Fresh Vine capital stock in the VINE Merger and shares of Pubco common stock in exchange for shares of Adifex membership interests in the Adifex Merger.
Q:	What will Fresh Vine’s equity holders receive in the VINE Merger?
A:	At the VINE effective time, holders of Fresh Vine common stock will exchange their existing shares of Fresh Vine common stock for Pubco common stock.

All outstanding and unexercised Fresh Vine options granted under or outside of the Fresh Vine, Inc. 2021 Equity Incentive Plan, will be vested and the exercisability of each unexpired, unexercised and unvested VINE Option shall be accelerated before the VINE Merger.

Q:	What will Adifex members receive in the Adifex Merger?
A:	Adifex members will receive their pro rata portion of One Hundred Forty Million Dollars ($140,000,000.00) in Pubco Common Stock based on a price per share of $0.8060.

For a more complete description of what Adifex members will receive in the Adifex Merger, see the sections entitled “The Business Combination Agreement - Merger Consideration” beginning on page [•], of this proxy statement/prospectus.

Q:	What will happen to Fresh Vine if, for any reason, the Business Combination does not close?
A:	If, for any reason, the Business Combination does not close, the Fresh Vine board of directors may elect to, among other things, review and evaluate another strategic transaction like the Business Combination, attempt to sell or otherwise dispose of the various assets of Fresh Vine, continue to operate the business of Fresh Vine or dissolve and liquidate its assets. If Fresh Vine decides to dissolve and liquidate its assets, Fresh Vine would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims. There can be no assurances as to the amount or timing of available cash left, if any, to distribute to Fresh Vine stockholders after paying the debts and other obligations of Fresh Vine and setting aside funds for reserves.
Q:	What is required to consummate the merger?
A:	Under the terms of the Business Combination Agreement, in order for the Business Combination to close, the following proposals must be approved by the requisite vote of Fresh Vine stockholders at the Fresh Vine special meeting:

●	Proposal No. 1: To consider and vote upon a proposal to approve and authorize by resolution (i) the VINE Merger, under which Fresh Vine will merge into VINE Merger Sub and continue as the surviving company and wholly owned subsidiary of Pubco and, (ii) for purposes of NYSE American Company Guide Section 713(b), the change of control of Fresh Vine resulting from the VINE Merger (the “Merger Proposal”);

●	Proposal No. 2: To consider and vote upon a proposal to approve and adopt, by resolution the Business Combination Agreement, dated November 3, 2024 (the “Business Combination Agreement”), by and among Fresh Vine, Adifex, Pubco, VINE Merger Sub, and Adifex Merger Sub and the related transactions set forth in the Business Combination Agreement (a copy of the Business Combination Agreement is included as Annex [A] to the attached proxy statement/prospectus) (the “Business Combination Proposal”);

●	Proposal No. 3: To consider and vote upon the following separate proposals to be approved by ordinary resolution, on a non-binding advisory basis, to approve material differences between the
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Pubco Charter (as defined in the accompanying proxy statement/prospectus supplement) and the Existing Governing Documents (collectively, the “Advisory Proposals”):

[•]

●	Proposal No. 4: To consider and vote upon a proposal to approve the Equity Incentive Plan to be effective after the closing of the Business Combination (the “Equity Incentive Plan Proposal”); and

●	Proposal No. 5: To vote upon a proposal to approve an adjournment of the Fresh Vine special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, and 4 (the “Adjournment Proposal”).

Adifex members must adopt the Business Combination Agreement, approving the Adifex Merger and the related transactions. Following the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, and pursuant to the Business Combination Agreement, Adifex intends to hold a special members’ meeting to approve the merger and related transactions. As of [•], 2025, certain Adifex members (solely in their respective capacities as Adifex members) holding approximately [•]% of the outstanding Adifex Equity Interests are parties to voting and support agreements with Fresh Vine and Adifex, under which such members have agreed, subject to the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus is a part, to vote their shares in favor of, among other things, the adoption or approval of the Business Combination Agreement and the contemplated transactions.

In addition to the requirement of obtaining the stockholder approvals described above, each of the other closing conditions set forth in the Business Combination Agreement must be satisfied or waived. For a more complete description of the closing conditions under the Business Combination Agreement, see the section entitled “The Business Combination Agreement - Closing Conditions” beginning on page [•] of this proxy statement/prospectus.

Q:	What stockholder votes are required to approve the proposals at the Fresh Vine special meeting?
A:	Approval of Proposal Nos. 1 and 2 each requires the affirmative vote of the holders of a majority of the voting power of the shares of Fresh Vine common stock and Fresh Vine Preferred Stock outstanding on the record date and entitled to vote at the Fresh Vine special meeting.

Approval of Proposals 3, 4, and 5 each require the affirmative vote of the holders of a majority of the voting power of the shares of Fresh Vine common stock and Fresh Vine Preferred Stock present in person or represented by proxy and entitled to vote at the Fresh Vine special meeting.

Votes will be counted by the inspector of election appointed for the Fresh Vine special meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.

Abstentions and broker non-votes will have the same effect as “AGAINST” votes for Proposal Nos. 1 and 2. Abstentions will have the same effect as “AGAINST” votes for Proposal Nos. 3, 4, and 5 but broker non-votes will have no effect on the outcome of Proposal Nos. 3, 4, and 5. Proposal Nos. [•] are matters on which Fresh Vine expects brokers, banks or other nominees to have authority to vote uninstructed shares and, therefore, broker non-votes are not expected with respect to these proposals.

Q:	Who will be the directors of the combined company following the Business Combination?
A:	Immediately following completion of the merger, the combined company’s board of directors is expected to be composed of seven directors, all consisting of directors designated by Adifex. It is anticipated that all current Fresh Vine directors, will resign as of the closing of the VINE Merger. It is anticipated that Adifex’ director designees will be Sandie Hawkins, Ami Gan, Mike Pruitt, Dr. Marcel Reichart, Aaron Day, and Pete Deutschman.
Q:	Who will be the executive officers of the combined company immediately following the merger?
A:	Immediately following completion of the Business Combination, Pubco’s executive management team is expected to consist of the following members:
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Aaron Day – Chief Executive Officer

Ezra Rosensaft – Chief Financial Officer

[•] – Chief Operating Officer

Q:	What are the material U.S. federal income tax consequences of the merger to Fresh Vine stockholders?
A:	Subject to the qualifications and limitations set forth in the section entitled “The Business Combination - Material U.S. Federal Income Tax Consequences of the VINE Merger,” the VINE Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, and a Fresh Vine U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of shares of Pubco common stock in exchange for shares of Fresh Vine common stock in the VINE Merger.

See the section entitled “The Business Combination - Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of this proxy statement/prospectus for a more complete description of the material U.S. federal income tax consequences of the VINE Merger to Fresh Vine U.S. holders.

Q:	What are the material U.S. federal income tax consequences of the merger to Adifex U.S. holders?
A:	Subject to the qualifications and limitations set forth in the section entitled “The Business Combination - Material U.S. Federal Income Tax Consequences of the Adifex Merger,” the Adifex Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, and a Adifex U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of shares of Pubco common stock in exchange for Adifex Equity Interests in the Adifex Merger.

See the section entitled “The Business Combination - Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of this proxy statement/prospectus for a more complete description of the material U.S. federal income tax consequences of the Adifex Merger to Adifex U.S. holders.

Q:	When do you expect the Business Combination to be consummated?
A	Fresh Vine and Adifex currently anticipate that the Business Combination will close in the first quarter of 2025, but the companies cannot predict the exact timing. For more information, see the section entitled “The Business Combination Agreement - Conditions to Closing” beginning on page [•] of this proxy statement/prospectus.
Q:	As a Fresh Vine stockholder, how does the Fresh Vine board of directors recommend that I vote?
A:	After careful consideration, the Fresh Vine board of directors unanimously recommends that Fresh Vine stockholders vote “FOR” all of the proposals described in this proxy statement/prospectus.
Q:	What risks should I consider in deciding whether to vote in favor of the Business Combination?
A:	You should carefully review the section entitled “Risk Factors” beginning on page [•] of this proxy statement/prospectus which sets forth certain risks and uncertainties related to the merger, risks and uncertainties to which the combined company’s business will be subject, and risks and uncertainties to which each of Fresh Vine and Adifex, as independent companies, are subject.
Q:	Who can vote at the Fresh Vine special meeting?
A:	Only Fresh Vine stockholders of record, including holders of Fresh Vine common stock and holders of Fresh Vine Preferred Stock, at the close of business on the record date will be entitled to vote at the Fresh Vine
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special meeting. The Fresh Vine board of directors has fixed [•], 2025 as the record date for the Fresh Vine special meeting. On the record date, there were [•] shares of Fresh Vine common stock, [•] shares of Series A Preferred Stock and [•] shares of Series B Preferred Stock outstanding and entitled to vote.

Stockholder of Record - Shares Registered in Your Name: If on the record date, your shares of Fresh Vine stock were registered directly in your name with our transfer agent, Computershare (or registered directly in your name on the books and records of Fresh Vine with respect to the Fresh Vine Preferred Stock), then you are a stockholder of record. As a stockholder of record, you may vote at the Fresh Vine special meeting or vote by proxy prior to the Fresh Vine special meeting. Whether or not you plan to attend the Fresh Vine special meeting, please vote as soon as possible by proxy through the Internet, by phone or using a proxy card to ensure your vote is counted.

Beneficial Owner - Shares Registered in the Name of a Broker or Bank: If on the record date, your shares of Fresh Vine stock were not registered in your name, but instead are held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Fresh Vine special meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Fresh Vine special meeting. Since you are not the stockholder of record, however, you may not vote your shares at the of Fresh Vine special meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Q:	How many votes do I have?
A:	Pursuant to the rights of Fresh Vine stockholders contained in Fresh Vine’s charter documents, each share of Fresh Vine common stock outstanding on the record date is entitled to one vote on all matters to be voted upon at the Fresh Vine special meeting.

The holders of Fresh Vine Preferred Stock are entitled to vote as a single class with the holders of Fresh Vine common stock on all matters submitted to a vote of stockholders of Fresh Vine.

The shares of Fresh Vine Preferred Stock vote on an adjusted as-converted to common stock basis.

For purposes of determining voting rights, each share of Fresh Vine’s Series A Convertible Preferred Stock is convertible into the number of shares common stock (“Series A Conversion Shares”) calculated by dividing the “Stated Value” of $100.00 (plus the amount of accrued dividends on such shares of Series A Convertible Preferred Stock) by an assumed conversion price equal to the most recent closing sale price of Fresh Vine common stock as of the execution and delivery of the securities purchase agreement, which was $0.47, taking into account (if applicable) the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap described below.

Under the “Exchange Share Cap,” the total number of shares of common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock (when added to any shares of common stock previously issued in respect of accrued dividends on the Fresh Vine Preferred Stock) may not exceed 3,179,269 shares (which represents 19.9% of Fresh Vine’s issued and outstanding common stock immediately prior to the date on which shares Series A Convertible Preferred Stock were first issued). Under the Individual Holder Share Cap, no holder of Series A Convertible Preferred Stock may acquire Series A Conversion Shares if the issuance thereof would result in the converting holder beneficially owning in excess of 19.9% of the number of shares of Fresh Vine common stock outstanding immediately after giving effect to the issuance.

On August 2, 2023, Fresh Vine entered into a securities purchase agreement with two accredited investors pursuant to which Fresh Vine agreed to issue and sell shares of Fresh Vine’s Series A Convertible Preferred Stock. The investors, collectively, purchased 4,000 shares of Fresh Vine’s Series A Convertible Preferred Stock at an initial closing (the “Initial Closing”) on August 2, 2023, purchased an additional 4,000 shares of Fresh Vine’s Series A Convertible Preferred Stock at a second closing (the “Second Closing”) on September 7, 2023, and purchased an additional 2,000 shares of Fresh Vine’s Series A Convertible Preferred Stock at a third closing (the “Third Closing”) on December 1, 2023.

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As of the record date (and taking into account the amount of accrued dividends on the Series A Convertible Preferred Stock and the conversion restrictions discussed above), (1) each share of Series A Convertible Preferred Stock issued at the First Closing is entitled to [•] votes on each matter to be voted upon at the Fresh Vine special meeting, (2) each share of Series A Convertible Preferred Stock issued at the Second Closing is entitled to [•] votes on each matter to be voted upon at the Fresh Vine special meeting, (3) each share of Series A Convertible Preferred Stock issued at the Third Closing is entitled to [•] votes on each matter to be voted upon at the Fresh Vine special meeting. Accordingly, as of the record date, outstanding shares of Series A Convertible Preferred Stock represent a total of [●] votes.

For purposes of determining voting rights, each share of Fresh Vine’s Series B Convertible Preferred Stock is convertible into the number of shares common stock (“Series B Conversion Shares”) calculated by dividing the “Stated Value” of $100.00 by an assumed conversion price equal to the most recent closing sale price of Fresh Vine common stock as of the execution and delivery of the securities purchase agreement pursuant to which such share of Series B Convertible Preferred Stock was issued by Fresh Vine, taking into account (if applicable) the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap described below.

Under the “Exchange Share Cap,” the total number of shares of common stock issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock may not exceed 3,179,269 shares (which represents 19.9% of Fresh Vine’s issued and outstanding common stock immediately prior to the date on which shares Series B Convertible Preferred Stock were first issued). Under the Individual Holder Share Cap, no holder of Series B Convertible Preferred Stock may acquire Series B Conversion Shares if the issuance thereof would result in the converting holder beneficially owning in excess of 19.9% of the number of shares of Fresh Vine common stock outstanding immediately after giving effect to the issuance.

[Between April and May 2024 and October through November 5, 2024, Fresh Vine issued and sold 49,749 shares of its Series B Convertible Preferred Stock to accredited investors pursuant to securities purchase agreements. Set forth below, as of the record date, are the number of votes each share of Series B Convertible Preferred Stock is entitled to vote at the Fresh Vine special meeting based on the date of issue of such share of Series B convertible preferred stock and the corresponding conversion price (and taking into account the conversion restrictions discussed above):

[●]

Accordingly, as of the record date, outstanding shares of Series B Convertible Preferred Stock represent a total of [●] votes.

Q:	What is the quorum requirement?
A:	A quorum of Fresh Vine stockholders is necessary to hold a valid meeting. A quorum will be present if Fresh Vine stockholders holding at least a majority of the voting power of the outstanding Fresh Vine shares entitled to vote are deemed present at the Fresh Vine special meeting in person or represented by proxy. As of the record date, there were [•] shares of Fresh Vine common stock, [•] shares of Series A Convertible Preferred Stock and [•] shares of Series B Convertible Preferred Stock outstanding and entitled to vote, with each share of Fresh Vine Preferred Stock entitled to the number of votes set forth above under “How many votes do I have?” Thus, the holders of Fresh Vine shares entitled to [•] votes must be deemed present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Fresh Vine special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of Fresh Vine shares deemed present at the Fresh Vine special meeting in person or represented by proxy may adjourn the Fresh Vine special meeting to another date.

Q:	What are “broker non-votes?”
A:	If you hold shares beneficially in “street name” and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when banks, brokers and other nominees are not permitted to vote on certain non-discretionary matters without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal Nos. 1 and 2 are anticipated to be non-routine matters.
Q:	If my shares of Fresh Vine common stock are held in “street name,” will my broker, bank or other nominee vote my shares for me?
A:	Unless your broker, bank or other nominee has discretionary authority to vote on certain matters, your broker will not be able to vote your shares of Fresh Vine common stock on matters without instructions from you. If you do not give instructions to your broker, your broker can vote your shares of Fresh Vine common stock
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with respect to discretionary, routine items but not with respect to non-discretionary, non-routine items. Brokers are not expected to have discretionary authority to vote for Proposal Nos. 1 and 2. To make sure that your vote is counted, you should instruct your broker to vote your shares, following the procedures provided by your broker.

Q:	How can I view the list of Fresh Vine stockholders eligible to vote at the Fresh Vine special meeting?
A:	The list of Fresh Vine stockholders of record entitled to vote at the Fresh Vine special meeting will be made available for ten days before the Fresh Vine special meeting, at 4539 Hedgemore Dr., Charlotte, NC 28209. Please contact Fresh Vine’s Chief Executive Officer at (855) 766-9463 if you wish to inspect the list of stockholders eligible to vote at the Fresh Vine special meeting prior to the Fresh Vine special meeting.
Q:	How do I vote?
A:	Fresh Vine urges you to read this proxy statement/prospectus carefully, including its annexes, and to consider how the merger affects you. If you are a Fresh Vine stockholder, with respect to all proposals, you may vote “For” or “Against,” or you may abstain from voting.

Stockholder of Record - Shares Registered in Your Name: If you are a Fresh Vine stockholder of record, you may vote at the Fresh Vine special meeting, vote by proxy using the enclosed proxy card, or vote by proxy via telephone or the Internet. Whether or not you plan to attend the Fresh Vine special meeting, Fresh Vine urges you to vote by proxy to ensure your vote is counted. You may still attend the Fresh Vine special meeting and vote your Fresh Vine shares even if you have already voted by proxy:

●	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.
●	To vote over the telephone before the Fresh Vine special meeting, follow the instructions in the enclosed proxy card.
●	To vote online before the Fresh Vine special meeting, follow the instructions in the enclosed proxy card.

Beneficial Owner - Shares Registered in the Name of a Broker or Bank: If you are a beneficial owner of Fresh Vine shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may be able to vote over the Internet or by telephone as instructed by your broker or bank. To vote at the Fresh Vine special meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Fresh Vine provides Internet and telephone proxy voting to allow you to vote your Fresh Vine shares online or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet or telephone access, such as usage charges from Internet or telephone access providers.

Q:	What happens if I do not return a proxy card or otherwise provide proxy instructions, as applicable?
A:

If you are a Fresh Vine stockholder of record, the failure to return your proxy card or otherwise provide proxy instructions will have the same effect as voting “AGAINST” Proposal Nos. 1, 2, 3, 4, and 5. If your shares of Fresh Vine common stock are held in “street name,” and you do not provide voting instructions, your broker, bank or other nominee may still vote your shares of Fresh Vine common stock with respect to discretionary, routine items, but may not vote your shares of Fresh Vine common stock with respect to non-discretionary, non-routine items. Brokers are not expected to have

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discretionary authority to vote for Proposal Nos. 1 and 2. To make sure that your vote is counted, you should instruct your broker to vote your shares, following the procedures provided by your broker.

Q:	May I change or revoke my vote after I have submitted a proxy or provided proxy instructions?
A:	Fresh Vine stockholders of record may change or revoke their vote at any time before their proxy is voted at the Fresh Vine special meeting by doing any one of the following things:
●	submitting a new proxy via the internet or telephone by following the instructions on the enclosed proxy card;
●	signing another proxy card and arranging for delivery of that proxy card by mail by [•] p.m., Eastern time, the day before the Fresh Vine special meeting;
●	giving Fresh Vine’s corporate secretary a written notice before the Fresh Vine special meeting that you want to revoke your proxy; or
●	voting during the Fresh Vine special meeting. Your attendance at the Fresh Vine special meeting alone will not revoke a previously submitted proxy.

If a Fresh Vine stockholder who owns shares of Fresh Vine common stock in “street name” has instructed a broker to vote its shares of Fresh Vine common stock, the stockholder must follow directions received from its broker to change those instructions.

Your vote will be counted in accordance with the last instruction received prior to the closing of the polls, whether your instruction is received by internet, telephone, mail or at the Fresh Vine special meeting.

Q:	Who is paying for this proxy solicitation?
A:	Fresh Vine is paying for the cost of printing and filing this proxy statement/prospectus and the proxy card. Fresh Vine also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for reasonable expenses incurred in forwarding proxy materials to beneficial owners of Fresh Vine common stock.
Q:	Who can help answer my questions?
A:	If you are a stockholder of Fresh Vine and would like additional copies of this proxy statement/prospectus without charge or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Fresh Vine Wine, Inc.
P.O. Box 78984
Charlotte, NC 28271
(855) 766-9463
Email: info@freshvinewine.com

PROSPECTUS SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination, the proposals being considered at the Fresh Vine special meeting, you should read this entire proxy statement/prospectus carefully, including the Business Combination Agreement, attached as Annex ], and the other annexes to which you are referred. For more information, see the section entitled “Where You Can Find More Information” on page [•] of this proxy statement/prospectus.

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The Companies

Adifex Merger Sub LLC

P.O. Box 78984

Charlotte, NC 28271

(855) 766-9463

Adifex Merger Sub LLC, a Delaware limited liability company (“Adifex Merger Sub”) is a wholly owned subsidiary of Pubco, formed solely for the purposes of carrying out the Adifex Merger.

Amaze Holdings Inc.

P.O. Box 78984

Charlotte, NC 28271

(855) 766-9463

Amaze Holdings Inc., a Delaware corporation (“Pubco”) was formed by Fresh Vine for the purposes of the Business Combination. It is the parent company of Adifex Merger Sub and VINE Merger Sub. Following the completion of the Business Combination, it will become a public company with Amaze and Fresh Vine as its subsidiaries.

Amaze Software, Inc.

2901 W Coast Highway Ste 200

Newport Beach, CA 92663

Amaze Software, Inc., a Delaware corporation (“Amaze”) is a to be acquired subsidiary of Adifex. Amaze is a global e-commerce platform and mobile design SaaS provider that enables sellers to create and monetize their fanbases with physical and digital catalogs, inventory and order management, logistics, and customer messaging.

Fresh Vine Wine, Inc.

P.O. Box 78984

Charlotte, NC 28271

(855) 766-9463

Fresh Vine Wine, Inc. (“Fresh Vine”) is a producer of lower carb, lower calorie premium wines in the United States. Fresh Vine positions its core brand lineup as an affordable luxury, retailing between $14.99 - $24.99 per bottle. Fresh Vine’s varietals currently include its Cabernet Sauvignon, Chardonnay, Pinot Noir, Rosé, Sauvignon Blanc, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals have been produced and bottled in Napa, California.

Adifex Holdings LLC

900 Foulk Road, Suite 201

Wilmington, DE 19803

Adifex Holdings LLC, a Delaware limited liability company (“Adifex”) is a Delaware special purpose vehicle seeking to bundle assets in the creator industry and transfer such assets, by way of a business combination, to a listed company. Before the closing of the Business Combination, it will consummate its purchase of Amaze.

VINE Merger Sub LLC

P.O. Box 78984

Charlotte, NC 28271

(855) 766-9463

VINE Merger Sub Inc., a Delaware corporation (“VINE Merger Sub”) is a wholly owned subsidiary of Pubco, formed solely for the purposes of carrying out the VINE Merger.

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Frequently Used Terms

●	“Adifex” means Adifex Holdings LLC, a Delaware limited liability company.

●	“Adifex Equity Interest” means all membership interests (whether general or limited) or units (whether common or preferred) of Adifex.

●	“Adifex Merger” means the merger of Adifex Merger Sub with and into Adifex with Adifex continuing as the surviving company and subsidiary of Pubco.

●	“Adifex Merger Sub” means Adifex Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco formed for the purpose of the Business Combination.

●	“Amaze” means Amaze Software, Inc., a Delaware corporation, which is a to be acquired subsidiary of Adifex.

●	“Business Combination” means the processes by which the independent businesses of Fresh Vine and Adifex are combined as outlined in the Business Combination Agreement.

●	“Business Combination Agreement” means that certain business combination agreement between Adifex, Adifex Merger Sub, Fresh Vine, Pubco, and Vine Merger Sub dated November 3, 2024, which outlines the terms and conditions of the combination of Fresh Vine and Adifex.

●	“Fresh Vine” means Fresh Vine Wine, Inc., a Nevada corporation.

●	“Merger Consideration” means One Hundred Forty Million Dollars ($140,000,000.00) in Pubco Common Stock based on a price per share of $0.8060 issuable to Adifex members in connection with the Business Combination.

●	“Pubco” means Amaze Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Fresh Vine. As part of the Business Combination, Pubco will become a public company and the parent company of Fresh Vine and Adifex.

●	“Pubco Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of Pubco.

●	“VINE Merger” means the merger of VINE Merger Sub with and into Fresh Vine with Fresh Vine continuing as the surviving company and subsidiary of Pubco.

●	“VINE Merger Sub” means VINE Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Pubco.

Going Concern Matters

[Fresh Vine had an accumulated deficit of $29 million at September 30, 2024 and Fresh Vine incurred net losses of $10.6 and $15.2 million during fiscal 2023 and 2022, respectively. The report of Fresh Vine’s independent registered public accounting firm on Fresh Vine’s financial statements for the fiscal year ended December 31, 2023 included an explanatory paragraph indicating that there is substantial doubt as to Fresh Vine’s ability to continue as a going concern for twelve months from the financial statement issuance date. Fresh Vine’s ability to continue as a going concern, including during the pendency of the merger transaction, will be determined by its ability to generate sufficient cash flow to sustain its operations and/or raise additional capital in the form of debt or equity financing.]

The Business Combination (see page [•])

If the Business Combination is completed, VINE Merger Sub will merge with and into Fresh Vine with Fresh

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Vine surviving as a wholly-owned subsidiary of Pubco. Additionally, Adifex Merger Sub will merge with and into Adifex, with Adifex surviving as a wholly-owned subsidiary of Pubco.

Before the VINE Merger Effective Time (as defined in the Business Combination Agreement), each option and warrant to purchase Fresh Vine common stock that is outstanding at the effective time of the VINE Merger will be converted into Fresh Vine common stock. At the VINE Merger Effective Time, each outstanding share of Fresh Vine capital stock will be converted into the right to receive a number of shares of Pubco Common Stock on a one for one basis. At the Adifex Merger Effective Time (as defined in the Business Combination Agreement), all outstanding Adifex Equity Interests will be converted into the right to receive a pro rata portion of the Merger Consideration, which is intended to allocate existing Fresh Vine stockholders and Adifex a percentage of the combined company based on agreed upon relative valuations of Fresh Vine and Adifex in which:

●	the Adifex valuation is equal to $140,000,000.00; and

●	the Fresh Vine valuation is equal to $[•].

To complete the Business Combination, Fresh Vine stockholders must approve Proposal Nos. 1 and 2, and Adifex Members must adopt the Business Combination Agreement and approve the Adifex Merger and the related transactions. Additionally, each of the other closing conditions set forth in the Business Combination Agreement must be satisfied or waived.

On a pro forma basis and without adjustment for gross proceeds from the [Financing], immediately after the Business Combination, pre-combination Adifex members are expected to own approximately [•]% of the outstanding shares of capital stock of the combined company and pre-combination Fresh Vine stockholders are expected to own approximately [•]% of the outstanding shares of capital stock of the Pubco.

For a more complete description of the Business Combination, see the sections entitled “The Business Combination Agreement” in this proxy statement/prospectus.

Reasons for the Business Combination (see page [•])

After consideration and consultation of its senior management, consultants and advisors, outside legal counsel and financial advisor, the Fresh Vine board of directors unanimously determined that the Business Combination Agreement, the VINE Merger, and other contemplated transactions are advisable and in the best interests of Fresh Vine and Fresh Vine stockholders. The Fresh Vine board of directors considered various reasons to reach its determination, including that, based on the financial condition and prospects of Fresh Vine and the risks associated with continuing to operate Fresh Vine’s on a stand-alone basis, the Business Combination would provide existing stockholders with an opportunity to participate in the potential growth of the combined company following the Business Combination and that no alternatives to the Business Combination, including a liquidation and dissolution of Fresh Vine and the distribution of any available cash, were reasonably likely to create greater value to Fresh Vine stockholders.

After consideration and consultation with Adifex senior management, its financial advisors and legal counsel, and consideration of a wide variety of factors, the Adifex board of managers concluded that the Business Combination was in the best interests of Adifex and its Members. The Adifex board of managers considered various reasons to reach its determination, including that Business Combination provided the best option to maximining member value and means to go public and have greater access to the financial markets reasonably available to Adifex, including when compared to continuing to operate as a private company on a standalone basis and other reasonably actionable strategic alternatives such as those that Adifex had evaluated consistently in recent years, including an initial-public offering of some form and potential combinations with other companies.

For additional information, see the sections entitled “The Business Combination - Fresh Vine Reasons for the Business Combination” and “The Business Combination - Adifex Reasons for the Business Combination” in this proxy statement/prospectus.

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Overview of the Business Combination Agreement

Merger Consideration (see page [•])

At the Adifex Merger Effective Time, the transfer books of the Adifex shall be closed with respect to all Adifex Equity Interests outstanding immediately before the Adifex Merger Effective Time. No further transfer of any such Adifex Equity Interests shall be made on such transfer books after the Adifex Merger Effective Time. All Adifex Equity Interests issued and outstanding as of immediately before the Adifex Merger Effective Time, shall be automatically canceled and extinguished and converted into the right to receive a number of shares of Pubco Common Stock equal to its pro rata share of the One Hundred Forty Million Dollars ($140,000,000.00) (the “Merger Consideration”).

For a more complete description of the Merger Consideration, see the sections entitled “The Business Combination Agreement - Merger Consideration” in this proxy statement/prospectus.

Effect of the Business Combination (see page [•])

On the terms and subject to the conditions set forth in Business Combination Agreement and in accordance with the Delaware Limited Liability Company Act (as amended, the “DLLCA”), on the closing date promptly following the VINE Merger, Adifex Merger Sub shall merge with and into the Adifex at the Adifex Merger Effective Time. Following the Adifex Merger Effective Time, the separate existence of Adifex Merger Sub shall cease and the Adifex shall continue its existence as the surviving company in the Adifex Merger and a wholly owned subsidiary and entity disregarded as separate from Pubco for U.S. federal income tax purposes.

At the closing, the parties shall cause a certificate of merger, in a form reasonably acceptable to Fresh Vine and Adifex, to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The Adifex Merger will be effective on the date at which the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by Fresh Vine, Adifex Merger Sub and the Adifex in writing and specified in the certificate of merger.

Treatment of Fresh Vine Equity Awards and Warrants (see page [•])

At the VINE Merger Effective Time, all outstanding Fresh Vine options granted under or outside of the 2021 Incentive Plan will be accelerated in full effective as of immediately before the VINE Merger Effective Time.

No Solicitation (see page [•])

Each of Fresh Vine and Adifex agreed that during the period commencing on the date of the Business Combination Agreement and continuing until the earlier to occur of the termination of the Business Combination Agreement and the Closing Date, Fresh Vine and Adifex will not, nor will either party authorize any of the directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors or representatives retained by it or any of its subsidiaries to, directly or indirectly:

●	solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of, any “Acquisition Proposal” or “Acquisition Inquiry” (each as defined in the Business Combination Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;
●	furnish any non-public information regarding the party and its subsidiaries to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;
●	engage in discussions or negotiations with any person with respect to any Acquisition Proposal or Acquisition Inquiry;
●	approve, endorse or recommend an Acquisition Proposal;
●	execute or enter into any letter of intent or any contract contemplating or otherwise relating to any “Acquisition Transaction” as defined in the Business Combination; or
●	publicly propose to do any of the above.

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However, before the approval of the Business Combination Agreement by each party’s equity holders, such party may furnish non-public information regarding such party and its subsidiaries to, and enter into discussions or negotiations with, any person in response to a bona fide written Acquisition Proposal by such person which such party’s board determines in good faith, after consultation with such party’s financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (as defined in the Business Combination Agreement) that is not withdrawn. Such party must give the other parties written notice at least two business days before initially furnishing any such nonpublic information to, or entering into discussions with, such person. Such Party must also obtain an executed Acceptable Confidentiality Agreement (as defined in the Business Combination Agreement) at least two business days before furnishing any such nonpublic information to such person.

Termination of the Business Combination Agreement (see page [•])

Either Fresh Vine or Adifex can terminate the Business Combination Agreement under certain circumstances, which would prevent the Business Combination from being consummated.

Termination Fees (see page [•])

If the Business Combination Agreement is terminated under certain circumstances, Fresh Vine may be required to pay Adifex a termination fee of $200,000 and reimburse Adifex for all reasonable out-of-pocket fees and expenses incurred by Adifex in connection with the Business Combination Agreement, and Adifex may be required to pay Fresh Vine a termination fee of $200,000 and reimburse Fresh Vine for all out-of-pocket fees and expenses incurred by Fresh Vine in connection with the Business Combination Agreement.

Voting and Support Agreements (see page [•])

[•]

NYSE American Stock Market Listing (see page [•])

Pubco intends to file an initial listing application for the combined company with NYSE American. If such application is accepted, Pubco anticipates that the combined company’s common stock will be listed on the NYSE American following the closing of the merger under the trading symbol “AMZE.”

Management Following the Business Combination (see page [•])

The following table lists the names, ages as of [•], 2025 and positions of the individuals who are expected to serve as executive officers and directors of the combined company following completion of the Business Combination.

Name	Age	Title
Executive Officers
Aaron Day	55	Chief Executive Officer and Chairman
Ezra Rosensaft	[•]	Chief Financial Officer
[•]	[•]	[•]

Non-Employee Directors
Sandra Hawkins	51	Independent Director
Amrapali Gan	39	Independent Director
[•]	[•]	[•]
Michael Pruitt	64	Director
Dr. Marcel Reichart	52	[Independent] Director
Peter Deutschman	49	Director

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Interests of Fresh Vine Directors and Executive Officers in the Business Combination (see page [•])

In considering the recommendation of the Fresh Vine board of directors with respect to issuing shares of Fresh Vine common stock as contemplated by the Business Combination Agreement and the other matters to be acted upon by Fresh Vine stockholders at the Fresh Vine special meeting, Fresh Vine stockholders should be aware that certain members of the Fresh Vine board of directors and certain Fresh Vine executive officers have interests in the merger that may be different from, or in addition to, the interests of Fresh Vine stockholders, including, among others, continued indemnification. As of [•], 2025, Fresh Vine’s directors and executive officers owned, in the aggregate, approximately [•]% of the shares of Fresh Vine common stock on a diluted basis (assuming the full conversion of the Fresh Vine Preferred Stock (without regard to conversion limitations)). The compensation arrangements with Fresh Vine’s directors and executive officers are discussed in greater detail in the section entitled “Fresh Vine Executive Compensation” in this proxy statement/prospectus.

Interests of Adifex Managers and Executive Officers in the Business Combination (see page [•])

In considering the recommendation of the Adifex board of managers to approve the Business Combination to the Adifex members, stockholders should be aware that certain members of the Adifex board of directors and certain Adifex executive officers may be deemed to have interests in the merger that may be different from, or in addition to, the interests of Adifex members, including, among others, that Fresh Vine will provide certain ongoing indemnification and insurance coverage to the managers and executive officers of Adifex following the merger for acts or omissions occurring before the Business Combination and all such persons are expected to continue to serve as officers and directors of the combined company after completion of the Business Combination. In addition, Adifex directors and executive officers beneficially owned, in the aggregate, approximately [•]% of Adifex’ issued and outstanding equity interest. The compensation arrangements with Adifex’ directors and executive officers are discussed in greater detail in the section entitled “Adifex Executive Compensation” in this proxy statement/prospectus.

Upon completion of the Business Combination, Aaron Day, who will serve as the combined company’s chief executive officer and director, will own [•]% of Pubco. Collectively, the directors and officers of the combined company are anticipated to own [•]% of Pubco. As a result, following the Business Combination, Mr. Day and the other directors and officers will have the ability to significantly influence the outcome of matters submitted to stockholders for approval, including the election of directors, amendments to the combined company’s organizational documents and any merger, consolidation, sale of all or substantially all of the assets, or other major corporate transactions involving the combined company.

Material U.S. Federal Income Tax Consequences of the Business Combination (see page [•])

For a description of material U.S. federal income tax consequences of the Business Combination and the ownership and disposition of PubCo Common Stock please see the section entitled “Material U.S. Federal Income Tax Considerations”.

Subject to the qualifications and limitations set forth in the section entitled “The Business Combination - Material U.S. Federal Income Tax Consequences of the Business Combination,” the Business Combination is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of shares of Pubco Common Stock in exchange for shares of Fresh Vine capital stock in the VINE Merger and the receipt of shares of Pubco Common Stock in exchange for Adifex Equity Interests in the Adifex Merger.

[If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then each Fresh Vine U.S. holder would recognize gain or loss upon the exchange of shares of Pubco Common Stock in exchange for shares of Fresh Vine capital stock in the VINE Merger equal to the difference between the fair market value of the shares of Pubco Common Stock received in exchange for the shares of Fresh Vine capital stock and such Fresh Vine U.S. holder’s adjusted tax basis in the shares of Fresh Vine capital stock surrendered. Additionally, each Adifex U.S. holder would recognize gain or loss upon the exchange of shares of Pubco Common Stock in exchange for Adifex Equity Interests in the Adifex Merger equal to the difference between the fair market value of the shares of Pubco Common Stock received in exchange for the Adifex Equity Interests and such Adifex

14

U.S. holder’s adjusted tax basis in the Adifex Equity Interests surrendered.]

See the section entitled “The Business Combination - Material U.S. Federal Income Tax Consequences of the Business Combination” for a more complete description of the material U.S. federal income tax consequences of the Business Combination to U.S. holders.

Risk Factors (see page [•])

Both Fresh Vine and Adifex are subject to various risks associated with their businesses and their industries. In addition, the Business Combination poses a number of risks to each company and its respective stockholders, including the possibility that the Business Combination may not be completed and the following risks:

Risks Related to the Business Combination

●	Failure to complete the mergers may significantly harm the business and negatively affect each company’s future business and operations.
●	Combining the two companies may be more difficult, costly or time-consuming than expected, and the anticipated benefits of the Business Combination may not be realized.
●	The Business Combination may trigger change-of-control provisions in certain agreements, requiring renegotiation or consent.
●	Some officers and directors may have interests in the Business Combination that are different from, or in addition to, the interests of stockholders generally.

Risks Related to Fresh Vine

●	We have a limited operating history and have generated limited revenue to date.
●	The success of Fresh Vine’s existing business depends heavily on the strength of our wine brand.
●	A reduction in consumer demand for wine, which may result from a variety of factors, including demographic shifts and decreases in discretionary spending, could materially and adversely affect our business, results of operations and financial results.
●	Due to the three-tier alcohol beverage distribution system in the United States, we are heavily reliant on distributors that resell alcoholic beverages in all states in which we do business. A significant reduction in distributor demand for our wines would materially and adversely affect our sales and profitability.
●	A failure to adequately prepare for adverse events that could cause disruption to elements of our business, including the availability of bulk grapes, and the blending, inventory aging or distribution of our wines could materially and adversely affect our business, results of operations and financial results.
●	Inclement weather, drought, pests, plant diseases and other factors could reduce the amount or quality of the grapes available to produce our wines, which could materially and adversely affect our business, results of operations and financial results.
●	If we are unable to obtain adequate supplies of premium juice from third-party juice suppliers, the quantity or quality of our production of wine could be adversely affected, causing a negative impact on our business, results of operations and financial condition.
●	If we are unable to identify and obtain adequate supplies of quality agricultural, raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies, or if there is an increase in the cost of the commodities or products, our profitability, production and distribution capabilities could be negatively impacted, which would materially and adversely affect our business, results of operations and financial condition.
●	The impact of U.S. and worldwide economic trends and financial market conditions could materially and adversely affect our business, liquidity, financial condition and results of operations.
●	From time to time, we may become subject to litigation specifically directed at the alcoholic beverage industry, as well as litigation arising in the ordinary course of business.
●	As a producer of alcoholic beverages, we are the subject of regulatory reviews, proceedings and audits by governmental entities, any of which could result in an adverse ruling or conclusion, and which could have a material adverse effect on our business, financial condition, results of operations and future prospects.
●	New and changing environmental requirements, and new market pressures related to climate change, could
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materially and adversely affect our business, results of operations and financial results.

●	Changes in foreign and domestic laws and government regulations to which we are currently subject, including changes to the method or approach of enforcement of these government rules and regulations, may increase costs or limit our ability to sell wines into certain markets, which could materially and adversely affect our business, results of operations and financial condition.

Risks Related to Adifex and Amaze

●	We face intense competition and may not be able to compete effectively.
●	Our business, financial performance, and growth depends on our ability to attract and retain active and engaged communities of buyers and sellers.
●	We may need additional capital to fund operations and expansion plans.
●	The creator economy market may not continue to grow at projected rates or may contract and we are dependent on creator engagement and retention for success.
●	We operate in a rapidly evolving industry where established business models may quickly become obsolete.
●	The rise of competing creator monetization platforms could fragment the market.
●	Integration challenges with third-party platforms and APIs could affect our service delivery.
●	Emerging technologies like AI-generated content could disrupt traditional creator-based content and commerce models.
●	Our business is subject to many U.S. and non-U.S. laws, many of which are evolving.
●	Our business depends on third-party services and technology which we utilize to maintain and scale the technology underlying our platforms and our business operations.
●	Changes in digital advertising practices, privacy regulations, or ad-blocking technologies could affect our revenue streams.
●	If we experience a technology disruption or failure that results in a loss of information, if personal data or sensitive information about members of our communities or employees is misused or disclosed, or if we or our third-party providers are unable to protect against software and hardware vulnerabilities, service interruptions, cyber-related events, ransomware, security incidents, or other security breaches, then members of our communities may curtail use of our platforms, we may be exposed to liability or incur additional expenses, and our reputation might suffer.

Risks Related to the Ownership of the Pubco Common Stock

●	Pubco faces a complex regulatory environment spanning multiple industries.
●	Additional risks associated with dual industry exposure.
●	Pubco faces challenges of maintaining different corporate cultures.
●	Pubco may experience potential conflicts between different business unit priorities.
●	Pubco may need expanded board expertise across industries.
●	Pubco faces challenges in unified branding and marketing strategy.
●	Geographic expansion complexity across both businesses.
●	Failure to maintain continued compliance with the listing requirements of the NYSE American exchange could result in the delisting of PubCo common stock.
●	PubCo will incur significant legal, accounting, and other expenses associated with public company reporting requirements and corporate governance requirements.
●	As a result of being a public company, Pubco will be obligated to develop and maintain proper and effective internal control over financial reporting and any failure to maintain the adequacy of these internal controls may negatively impact investor confidence in Pubco and, as a result, the value of its common stock.
●	Sales of a substantial number of shares of PubCo’s common stock in the public market could cause the market price of its common stock to drop significantly, even if PubCo’s business is performing well.
●	As a public company, PubCo is subject to additional laws, regulations and stock exchange listing standards, which will result in additional costs to PubCo and may strain its resources and divert its management’s attention.
●	PubCo’s quarterly operating results may fluctuate, which could cause significant stock price fluctuations.
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●	PubCo may fail to meet its publicly announced guidance or other expectations about its business and future operating results, which could cause its stock price to decline.

Regulatory Approvals (see page [•])

In the U.S., Pubco must comply with applicable federal and state securities laws and the rules and regulations of the NYSE American in connection with the issuance of shares of Pubco common stock and the filing of this proxy statement/prospectus with the SEC.

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules that have been promulgated thereunder (the “HSR Act”), certain transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”), and certain waiting period requirements have been satisfied. Depending on the value the shares of Pubco common stock that will comprise the Merger Consideration during the applicable measurement period, the merger may become subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the parties’ respective notification and report forms with the Antitrust Division and the FTC, unless early termination is granted. Under the Business Combination Agreement, Fresh Vine and Adifex have agreed to prepare and file such notification and report forms promptly following any determination that such notification and report forms are required to be filed under the HSR Act, and Adifex has agreed to pay the filing fees associated with any such filing.

Anticipated Accounting Treatment (see page [•])

[•]

Appraisal Rights and Dissenters’ Rights (see page [•])

Holders of Fresh Vine capital stock are not entitled to dissenters rights under Nevada law in connection with the VINE Merger. Holders of Adifex Equity Interests are not entitled to dissenters’ rights under Delaware law in connection with the Adifex Merger.

Litigation Relating to the Business Combination (see page [•])

[•]

Comparison of Stockholder Rights (see page [•])

[•]

MARKET PRICE AND DIVIDEND INFORMATION

Fresh Vine common stock is listed on the NYSE American stock exchange, or the NYSE American, under the symbol “VINE.” Adifex is a private company and shares of Adifex equity interest are not publicly traded. The closing price of Fresh Vine common stock on November 6, 2024, the last trading day before the public announcement of the Business Combination, was $0.7985 per share, and the closing price of Fresh Vine common stock on [•], 2025, the last practicable trading day before the date of this proxy statement/prospectus, was [$•] per share, each as reported on the NYSE American.

Assuming stockholder approval of Proposal Nos. 1 and 2, and successful application for initial listing on the NYSE American, following the consummation of the Business Combination, the Pubco common stock will trade on the NYSE American under the new trading symbol “AMZE.”

As of January [•], 2025, the record date for the Fresh Vine special meeting, there were approximately [•] holders of record of Fresh Vine common stock. This number does not include stockholders for whom shares were held in “street name.” As of January [•], 2025, there were [•] holders of record of Adifex capital stock. For detailed information regarding the beneficial ownership of certain Fresh Vine stockholders upon consummation of the Business

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Combination, see the section entitled “Principal Stockholders of the Combined Company” beginning on page [•] of this proxy statement/prospectus.

Dividends

Fresh Vine has never declared or paid any cash dividends on the Fresh Vine common stock and does not anticipate paying cash dividends on the Fresh Vine common stock for the foreseeable future. Adifex has never declared or paid any cash dividends on the Adifex equity interest and does not anticipate paying cash dividends on the Adifex equity interest for the foreseeable future.

RISK FACTORS

Pubco will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the material risks described below and those described in the section of this proxy statement/prospectus entitled “Cautionary Statement Concerning Forward-Looking Statements” before deciding how to vote your shares of Fresh Vine common stock.

Risks Related to the Business Combination

Failure to complete the mergers may significantly harm the business and negatively affect each company’s future business and operations.

Whether or not the Business Combination is completed, the announcement and pendency of the Business Combination could cause disruptions in the respective businesses of Fresh Vine and Adifex. If the Business Combination is not completed for any reason, including as a result of a failure to obtain the required Adifex vote or the failure to obtain the requisite regulatory approvals, the ongoing businesses of Fresh Vine and Adifex may be adversely affected. Fresh Vine and Adifex may be subject to a number of risks and negative consequences, including, among others, the following:

●	each company may experience negative reactions from the financial markets, including negative impacts on its stock price;
●	each company may experience negative reactions from its customers, distributors, suppliers and strategic partners;
●	current and prospective employees of Fresh Vine and Adifex may experience uncertainty about their future roles with the combined company following the Business Combination, which might adversely affect Fresh Vine’ or Adifex’ abilities to retain or attract key managers and other employees;
●	each company will be required to pay their respective costs relating to the Business Combination, such as financial advisory, legal, financing and accounting costs and associated fees and expenses, whether or not the Business Combination is completed;
●	the Business Combination agreement places certain restrictions on the conduct of each company’s business before completion of the Business Combination and such restrictions, the waiver of which is subject to the consent of the other company, which may prevent Fresh Vine or Adifex from taking certain other specified actions during the pendency of the Business Combination; and
●	matters relating to the Business Combination (including integration planning) will require substantial commitments of time and resources by Fresh Vine’ senior management and Adifex’ senior management, which otherwise could have been devoted to day-to-day operations or to other opportunities that may have been beneficial to Fresh Vine or Adifex, as applicable, as an independent company.

Combining the two companies may be more difficult, costly or time-consuming than expected, and the anticipated benefits of the Business Combination may not be realized.

Adifex, its soon to be wholly-owned operating subsidiary, Amaze, and Fresh Vine have operated and, until the completion of the Business Combination will continue to operate, independently. The success of the Business

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Combination, including anticipated benefits, will depend, in part, on Amaze’s and Fresh Vine’s ability to successfully combine and integrate the businesses of Amaze and Fresh Vine in a manner that permits growth opportunities and does not materially disrupt existing customer relations or result in decreased revenues due to loss of customers. It is possible that the integration process could result in the disruption of either company’s or both companies’ ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, and employees or to achieve the anticipated benefits of the Business Combination. If Amaze and Fresh Vine experience difficulties with the integration process, the anticipated benefits of the Business Combination may not be realized fully or at all, or may take longer to realize than expected. As with any business combination, there also may be business disruptions that cause Amaze and/or Fresh Vine to lose customers. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Amaze and Fresh Vine during this transition period and for an undetermined period after completion of the Business Combination on Pubco. In addition, any cost savings of the Business Combination could be less than anticipated.

The Business Combination may trigger change-of-control provisions in certain agreements, requiring renegotiation or consent.

The completion of the transactions may trigger change in control provisions in certain agreements to which Adifex or Amaze is a party. If Adifex and Fresh Vine are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if Adifex and Fresh Vine are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Adifex or Fresh Vine.

Some officers and directors may have interests in the Business Combination that are different from, or in addition to, the interests of stockholders generally.

When considering the recommendations of the Fresh Vine board of directors with respect to the proposals described in this proxy statement/prospectus, Fresh Vine stockholders should be aware that the directors and executive officers of Fresh Vine have interests in the Business Combination that are different from, or in addition to, those of Fresh Vine stockholders generally. These interests include the potential for continued employment of certain executive officers of Fresh Vine by Pubco, the treatment in the Business Combination of outstanding equity, equity-based and incentive awards, severance arrangements, other compensation and benefit arrangements, and the right to continued indemnification of former Fresh Vine directors and officers by Pubco.

Fresh Vine stockholders should be aware of these interests when they consider the recommendations of the Fresh Vine board of directors that they vote to adopt the Business Combination agreement. The Fresh Vine board of directors was aware of these interests when it approved and declared advisable the Business Combination Agreement, the Business Combination and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth in the Business Combination Agreement, determined that the Business Combination Agreement, the Business Combination and the other transactions contemplated by the Business Combination agreement were advisable, fair to and in the best interests of, Fresh Vine and Fresh Vine stockholders and recommended that Fresh Vine stockholders adopt the Business Combination Agreement. The interests of Fresh Vine directors and executive officers are described in more detail in the section entitled “Interests of Fresh Vine’ Directors and Executive Officers in the Business Combination” beginning on page [ ].

Risks Related to Vine and Amaze

Amaze Industry Risk

We face intense competition and may not be able to compete effectively.

Operating e-commerce marketplaces is highly competitive and we expect competition to increase in the future. We face competition from a wide range of online and offline competitors on both sides of our two-sided marketplace, which connects buyers and sellers to facilitate transactions. We compete for sellers with marketplaces, retailers, social media commerce, and companies that sell software and services to small businesses. For example, in addition to listing goods for sale on the [Teespring Marketplace], a seller can list goods with online retailers as well as other venues or

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marketplaces, or through commerce channels on social networks. They may also sell wholesale directly to traditional retailers, including large national retailers, who discover goods in our marketplaces or otherwise.

We also compete with companies that sell software and services to small businesses, enabling a seller to sell from her own website or otherwise run their business independently of our platforms, or enabling them to sell through multiple channels. Changes in the terms of those companies could make it more difficult or expensive for sellers to sell on the [Teespring Marketplace].

We compete to attract, engage, and retain sellers based on many factors, including:

●	the value, awareness, and perception of our brands;
●	our investments in product and marketing for the benefit or our sellers;
●	the effectiveness of our scaled creator support and trust and safety practices and policies;
●	the global scale of our marketplaces and the breadth of our online presence;
●	our tools, education, and services, which support a seller in running their business;
●	the number and engagement of buyers
●	our policies and fees;
●	the ability of a seller to scale their business;
●	the effectiveness of our mobile apps;
●	the strength of our communities; and
●	our mission.

We also face competition on the buyer side from both online and offline competitors. We compete with both online and offline retailers for the attention of buyers who have the choice of shopping with any online or offline retailer, including large e-commerce marketplaces, national retail chains, local consignment and vintage stores, social commerce channels, event-driven platforms and vertical experiences, resale commerce and streaming video commerce sites and apps, and other venues or marketplaces. Many of these companies offer low-cost or free shipping, fast shipping times, favorable return policies, and other features that may be difficult or impossible for us to match.

We compete to attract, engage, and retain buyers based on many factors, including:

●	the breadth and quality of items that sellers list in our marketplaces;
●	the ease of finding items;
●	the value and awareness of our brands;
●	the effectiveness of our marketing;
●	the person-to-person commerce experience;
●	customer service;
●	our reputation for trustworthiness;
●	the availability of timely and fair shipping offered by through our platform;
●	ease of payment;
●	localization and experiences targeted based on regional preferences, and
●	the availability and reliability of our platforms.

We also compete for media placements, including with retailers competing for the attention of our buyers, and increased competition can impact the cost we pay for media placements, including in dynamic auctions.

Many of our competitors and potential competitors have longer operating histories, greater resources, better name recognition, or more customers than we do. They may invest more to develop and promote their services than we do, and they may offer lower fees to sellers than we do. Large, widely adopted platforms may benefit from significant user bases, access to user or industry-wide data, the ability to unilaterally set policies and standards, and control over complementary services such as fulfillment, advertising or on-platform apps or e-commerce transactions. As a result, they may be able to reduce our ability to service our users, reduce our ability to obtain analytics or information to optimize advertising or intentionally seek to disintermediate Amaze.

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Local companies or more established companies based in markets where we operate outside of the United States may also have a better understanding of local customs, providing them a competitive advantage. For example, in certain markets outside the United States, we compete with smaller, but similar, local online marketplaces with a focus on unique goods that are attempting to attract sellers and buyers in those markets.

If we are unable to compete successfully, or if competing successfully requires us to expend significant resources in response to our competitors’ actions, our business and results of operations could be adversely affected.

If we are not able to keep pace with technological changes, enhance our current offerings, and develop new offerings to respond to the changing needs of sellers and buyers, our business, financial performance, and growth may be harmed.

Our industry is characterized by rapidly changing technology, new service and product introductions, and changing customer demands and preferences, and we are not able to predict the effect of these changes on our business. The technologies that we currently use to support our platforms may become inadequate or obsolete, and the cost of incorporating new technologies into our products and services may be substantial. Our sellers and buyers, however, may not be satisfied with our enhancements or new offerings or may perceive that these offerings do not respond to their needs or create value for them. Additionally, as we invest in and experiment with new offerings or changes to our platforms, our sellers and buyers may find these changes to be disruptive and may perceive them negatively. In addition, developing new services and features is complex, and the timetable for public launch is difficult to predict and may vary from our historic experience. As a result, the introduction of new offerings may occur after anticipated release dates, or they may be introduced as pilot programs, which may not be continued for various reasons. In addition, new offerings may not be successful due to defects or errors, negative publicity, or our failure to market them effectively.

New offerings may not drive Pubco or revenue growth, may require substantial investment and planning, and may bring us more directly into competition with companies that are better established or have greater resources than we do. If we do not continue to cost-effectively develop new offerings that satisfy sellers and buyers, then our competitive position and growth prospects may be harmed. In addition, new offerings may not drive the revenue that we anticipate, may have lower margins than we anticipate or than existing offerings, and our revenue from the new offerings may not be enough to offset the cost of developing and maintaining them, which could adversely affect our business, financial performance, and growth.

Our payment systems are subject to a complex landscape of evolving laws, regulations, rules, and standards.

Various laws and regulations govern payments, and these laws are complex, evolving, and subject to change and vary across different jurisdictions in the United States and globally. Moreover, even in regions where such laws have been harmonized, regulatory interpretations of such laws may differ. As a result, we are required to spend significant time and effort determining whether various licensing and registration laws relating to payments apply to us as our business strategy and operations evolve. In addition, our payments activities and/or applicable laws and regulations may evolve over time to require licensure in one or more of our core regions. Should one of our subsidiaries become licensed as a financial services provider in any jurisdiction, we would be subject to additional regulation and oversight of that subsidiary. Any failure or claim of our failure to comply, or any failure by our third-party service providers to comply, could cost us substantial resources, result in liabilities, cause us significant reputational damage, or force us to stop offering our payments services in certain markets. Additionally, changes in payment regulation may occur that could render our payments systems non-compliant and/or less profitable.

Further, through our agreements with our third-party payments service providers, we are subject to evolving rules and certification requirements (including, for example, the Payment Card Industry Data Security Standard), and other contractual requirements or expectations that may materially negatively impact our payments business. Failure to comply with these rules or requirements could impact our ability to meet our contractual obligations with our third-party payment processors and could result in potential fines or negatively impact our relationship with our third-party payments processors.

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We are also subject to rules governing electronic funds transfers. Any change in these rules and requirements, including as a result of a change in our designation by major payment card providers, could make it difficult or impossible for us to comply and could require a change in our business operations. In addition, similar to a potential increase in costs from third-party providers described above, any increased costs associated with compliance with payment card association rules or payment card provider rules could lead to increased fees for us or our sellers, which may negatively impact payments on our platforms, usage of our payments services, and our marketplaces.

Our business could be adversely affected by economic downturns, inflation, natural disasters, public health crises, political crises, geopolitical events, or other macroeconomic conditions, which have in the past and may in the future negatively impact our business and financial performance.

Macroeconomic conditions have and may continue to adversely affect our business. If general economic conditions deteriorate in the United States or other markets where we operate, consumer discretionary product spending may decline and demand for the goods and services available on our platforms may be reduced. This would cause our Marketplace and Services revenue to decline and adversely impact our business.

Global economic conditions have also generated pressure on consumer discretionary product spending. Consumer purchases of discretionary items, including the goods that we offer, generally decline during recessionary periods or periods of economic uncertainty, when disposable income is reduced or when there is a reduction in consumer confidence. Factors that could further affect consumers’ willingness to make discretionary purchases include, among others: high levels of unemployment; higher consumer debt levels; global geopolitical uncertainties; reductions in net worth, declines in asset values, disruptions to the banking industry, and related market and macroeconomic uncertainty; home foreclosures and reductions in home values; fluctuating interest rates, increased inflationary pressures and lack of credit availability; rising fuel and energy costs; rising commodity prices; and other general uncertainty regarding the overall future political and economic environment. It is difficult to predict how our business might be impacted by changing consumer spending patterns. In the event of a prolonged economic downturn or acute recession, significant inflation, or increased supply chain disruptions impacting our communities of sellers and the economy as a whole, consumer spending habits could be materially and adversely affected, as could our business, financial condition, operating results, and ability to execute and capitalize on our strategies.

If trends supporting self-employment, and the desire for supplemental income were to reverse, the number of sellers offering their goods in our marketplaces and the number of goods listed in our marketplaces could decline. In addition, currency exchange rates may directly and indirectly impact our business. If the U.S. dollar strengthens or weakens against foreign currencies, particularly if there is short-term volatility, our foreign currency denominated Revenue, when translated into U.S. dollars, could fluctuate significantly. Currency exchange rates may also impact demand for cross-border purchases, which could impact revenue.

Any events causing significant disruption or distraction to the public or to our workforce, or impacting overall macroeconomic conditions, such as natural disasters and other adverse weather and climate conditions, public health crises, supply chain disruptions, political instability or crises, terrorist attacks, war, social unrest, or other unexpected events, could disrupt our operations, or the operations of one or more of our third-party service providers. These events may also impact buyer demand for discretionary goods, impact sellers’ ability to run their businesses on our marketplaces and ship their goods, and impact our ability to execute on our strategy, any of which could negatively impact our business and financial performance.

Expanding and evolving regulations in the areas of privacy and user data protection could create technological, economic and complex cross-border business impediments to our business and those of our sellers.

We collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, and share personal information, confidential information and other sensitive or potentially protected information necessary to provide our service, to operate our business, for legal and marketing purposes, and for other business-related purposes.

Data protection remains a significant issue in the United States, countries in the European Union, and in many other countries in which we operate. In addition to the actual and potential changes in data protection laws described elsewhere in these Risk Factors, global developments in privacy and data security regulation have changed and may

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continue to change some of the ways we, our sellers, our vendors and other third-parties collect, use, and share personal information and other proprietary or confidential information, and have created and will continue to create additional compliance obligations for us and our sellers, vendors, and other third-parties. In addition, although our sellers are independent businesses, it is possible that a privacy authority could deem us jointly and severally liable for actions of our sellers or vendors, which would increase our potential liability exposure and costs of compliance, which could negatively impact our business. If we fall short of our data protection obligations in countries in which we operate, we could face potential liability, regulatory investigations, and costly litigation, which may not be adequately covered by insurance.

In the European Union, the E.U. General Data Protection Regulation (“GDPR”) contains strict requirements for processing the personal data of individuals residing in E.U. member states, the European Economic Area (“EEA”), and certain additional territories. A substantially similar law, the U.K. General Data Protection Regulation (“U.K. GDPR”) (a version of the GDPR as implemented into U.K. law that combines the GDPR and the U.K. Data Protection Act of 2018) is in effect in the United Kingdom. Both laws contain significant obligations for data processors and controllers, including to protect certain data subject rights, such as the “right to be forgotten” and certain data portability, access, and redress rights, as well as obligations related to security and accountability controls (including stringent data breach notification requirements), online and email marketing, documentation and record-keeping, and other compliance requirements related to our sellers, vendors and other third parties. Both laws are also subject to changing interpretations due to decisions of data protection authorities, courts, and related legislative efforts. Furthermore, while the GDPR and U.K. GDPR remain substantially similar for the time being, the U.K. GDPR is currently under review in the United Kingdom and there may be further changes made to it over the next few years, including in ways that may differ from the GDPR, which could result in further or conflicting compliance obligations. In addition, although our sellers are independent businesses, it is possible that a privacy authority could deem us jointly and severally liable for actions of our sellers or vendors, which would increase our potential liability exposure and costs of compliance, which could negatively impact our business. Due to the GDPR and the U.K. GDPR, we may experience difficulty retaining or obtaining new E.U. or U.K. sellers, or current and new sellers may limit their selling into the European Union, due to the legal requirements, compliance costs, potential risk exposure, and uncertainty for them about their own compliance obligations with respect to the GDPR and U.K. GDPR.

In the United States, rules and regulations governing data privacy and security include those promulgated under the authority of the Federal Trade Commission Act, the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, California’s California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (collectively, the “CCPA”), and other state and federal laws relating to privacy, consumer protection, and data security. Some of these laws provide for penalties and/or include a private right of action and statutory damages for data breaches and other violations.

Aspects of certain newly enacted U.S. state privacy statutes remain unclear, resulting in further legal uncertainty and potentially requiring us to modify our data practices and policies and to incur substantial additional costs and expenses in an effort to comply. If more stringent privacy legislation arises in the United States, E.U., or other jurisdictions where we operate, it could increase our potential liability and adversely affect our business, results of operations, and financial condition.

The GDPR, CCPA, and similar laws in other jurisdictions, and future changes to or interpretations of any of these laws, may continue to change the data protection landscape globally, may be potentially inconsistent or incompatible, and could result in potentially significant operational costs for internal compliance and risk to our business. Some of these requirements introduce friction into the buying and selling experience on our platforms and may impact the scope and effectiveness of our marketing efforts, which could negatively impact our business and future outlook. Complying with these laws and contractual or other obligations relating to privacy, data protection, data transfers, data localization, or information security may require us to make changes to our services to enable us or our customers to meet new legal requirements, incur substantial operational costs, modify our data practices and policies, and restrict our business operations. Any actual or perceived failure by us to comply with these laws, regulations, or other obligations may lead to significant fines, penalties, regulatory investigations, lawsuits, significant costs for remediation, damage to our reputation, or other liabilities. For example, under the GDPR alone, noncompliance could result in fines of up to 20 million Euros or up to 4% of the annual global revenue of the noncompliant company, whichever is greater. We may not be entirely successful in our compliance efforts due to various factors either within

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our control (such as limited internal resource allocation) or outside our control (such as a lack of vendor cooperation, new regulatory interpretations, or lack of regulatory guidance in respect of certain requirements).

In addition, E.U. data protection laws also generally prohibit the transfer of personal information from Europe to the United States and most other countries unless the recipient country has been deemed to have adequate privacy protections in place to protect the personal information. On July 10, 2023, the European Commission adopted an adequacy decision concluding that the United States ensures an adequate level of protection for personal data transferred from the EEA to the United States under the E.U.-United States Data Privacy Framework (followed on October 12, 2023 with the adoption of an adequacy decision in the U.K. for the UK-United States Data Bridge). Amaze relies on a variety of compliance methods to transfer personal data of EEA individuals to the United States. The rules related to cross-border transfers remain subject to legal uncertainty and potential change, which may impede Amaze and our subsidiaries’ ability to effectively transfer data between jurisdictions with parties such as partners, vendors and users, or may make such transfers of personal data more costly. Among other things, there is a risk that transfers by us or our vendors of personal information from Europe may not comply with E.U., or U.K. data protection law, may increase our exposure to potential sanctions for violations of applicable cross-border data transfer restrictions, and may result in lower sales on our platforms because of the potential difficulty of establishing a lawful basis for personal information transfers out of Europe.

We also publish privacy policies and other documentation regarding our collection, processing, use, and disclosure of personal data. Although we endeavor to comply with our published policies and documentation, we may at times fail to do so or may be perceived to have failed to do so. Moreover, despite our efforts, we may not be successful in achieving compliance, such as if our employees or vendors fail to comply with our published policies and documentation. We are subject to occasional requests from regulators regarding these efforts. Failures can subject us to potential international, local, state, and federal action under both data protection and consumer protection laws. We are or may also be subject to the terms of our own and third-party external and internal privacy and security policies, codes, representations, certifications, industry standards, publications and frameworks and contractual obligations to third-parties related to privacy and/or information security, including contractual obligations to indemnify and hold harmless third-parties from the costs or consequences of non-compliance with data protection laws, or other obligations.

Our sellers and vendors may have been and may now and in the future be subject to similar privacy requirements, which may significantly increase costs and resources dedicated to their compliance with such requirements. We have varying contractual and other legal obligations to notify relevant stakeholders of security breaches related to us or, in some cases, our third-party service providers. Many jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data in some circumstances. In addition, our agreements with certain stakeholders may require us to notify them in the event of such a security breach. Such mandatory disclosures, even if only related to actions of a third-party vendor, are costly, could lead to negative publicity, may cause members of our communities to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach, and may cause us to breach customer contracts. Our contracts, our representations or industry standards, to varying extents, require us to use industry-standard or reasonable measures to safeguard sensitive personal information or confidential information. A cyber-related event or security breach could lead to claims by members of our communities or other relevant stakeholders that we have failed to comply with such legal or contractual obligations. As a result, we could be subject to legal action or members of our communities could end their relationships with us. There can be no assurance that any indemnifications, limitations of liability or other remedies in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages. Our risks are likely to increase as we continue to expand, grow our customer base, and process, store, and transmit increasingly large amounts of proprietary and sensitive data.

Our business is subject to many U.S. and non-U.S. laws, many of which are evolving.

We are subject to a variety of laws and regulations in the United States and around the world, including those relating to traditional businesses, such as employment laws, accessibility requirements, taxation, trade, product liability, marketing, and consumer protection laws, and laws and regulations focused on e-commerce and online marketplaces, such as those governing online payments, privacy, anti-spam, data security and protection, online platform liability, content moderation, marketplace seller regulation, intellectual property, artificial intelligence, automated decision-

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making, and machine learning. Additional examples include data localization requirements, limitations on marketplace scope or ownership, intellectual property intermediary liability rules, regulation of online speech and content moderation, limits on network neutrality, packaging and recycling requirements, seller certification and representative requirements, know-your-customer/business regulations such as under the U.S. INFORM Consumers Act and under the E.U. Digital Services Act (“DSA”), and rules related to security, privacy, or national security, which may regulate us, our users, or our vendors. In light of our international operations, we need to comply with various laws associated with doing business outside of the United States, including anti-money laundering, sanctions, anti-corruption, and export control laws. In some cases, non-U.S. privacy, data security, consumer protection, e-commerce, and other laws and regulations are more detailed or comprehensive than those in the United States and, in some countries, are more actively enforced. In addition, new regulations, laws, policies, and international accords relating to environmental and social matters, including sustainability, due diligence, climate change, human capital, and diversity, are being developed and formalized in Europe, the United States (both at the federal level and on a state-by-state basis), and elsewhere, which may entail specific, target-driven frameworks and/or disclosure requirements.

These laws and regulations are continuously evolving, and compliance is costly and can require changes to our business practices and significant management time and effort. Additionally, it is not always clear how existing laws apply to online marketplaces as many of these laws do not address the unique issues raised by online marketplaces or e-commerce. In some jurisdictions, these laws and regulations subject us to attempts to apply domestic rules worldwide against Amaze or our subsidiaries, and may subject us to inconsistent obligations across jurisdictions. In addition, outside of the United States, governments of one or more countries have in the past, do, and may continue to seek to censor content available on our platforms (including at times lawful content), and/or to block access to our platforms.

We strive to comply over time with all applicable laws, and compliance is often complex and/or operationally challenging. In addition, applicable laws may conflict with each other, and by complying with the laws or regulations of one jurisdiction, we may find that we are violating the laws or regulations of another jurisdiction. Despite our efforts, we may have not always fully complied and may not be able to fully or timely comply with all applicable laws in all jurisdictions where we operate, particularly where the applicable regulatory regimes are new or have not been broadly interpreted. If we become liable under laws or regulations applicable to us, we could be required to pay significant fines and penalties, our reputation may be harmed, and we may be forced to change the way we operate. That could require us, for example, to incur significant expenses, discontinue certain services, or limit or discontinue our services in particular jurisdictions, any of which could negatively affect our business. In addition, if we are restricted from operating in one or more countries, our ability to attract and retain sellers and buyers may be adversely affected and we may not be able to grow our business as we anticipate.

Additionally, if third-parties with whom we work violate applicable laws or our policies, those violations could also result in liabilities for us and could harm our business. Our ability to rely on insurance, contracts, indemnification, and other remedies to limit these liabilities may be insufficient or unavailable in some cases. Furthermore, the circumstances in which we may be held liable for the acts, omissions, or responsibilities of our sellers or other third parties is uncertain, complex, and evolving. Upcoming and proposed regulations may require marketplaces like ours to comply with specific obligations, beyond what marketplaces have traditionally been required to do, to avoid liability. If an increasing number of such laws are passed, the resulting compliance costs and potential liability risk could negatively impact our business.

Increased regulation of technology companies, even if focused on large, widely adopted platforms, may nevertheless impact smaller platforms and small businesses, including us and our sellers.

We believe that it is, and that it should continue to be, relatively easy for new businesses to create online commerce offerings or tools or services that enable entrepreneurship. However, as the technology space is increasingly subject to regulation, there is a risk that legislation, and regulatory or competition inquiries, even if focused on large, widely adopted platforms, may impede smaller platforms and small businesses, including us and our sellers.

New platform liability laws, potential amendments to existing laws, and ongoing regulatory and judicial interpretation of platform liability laws may impose costs, burdens and uncertainty on Amaze and the sellers on our platforms. This may even be the case for new laws or regulations focused on other technology areas, business practices, or other third-parties that nonetheless indirectly or unintentionally impact us, our sellers, or our vendors. For example, in the

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European Union, the DSA, the General Product Safety Regulation (“GPSR”), and changes to the Product Liability Directive may impact us directly, as well as impacting our sellers and vendors. Similarly, anti-waste regulations in Germany and France and new proposed sustainability-related E.U.-wide regulations directly impact our sellers, as well as impose compliance verification obligations on us. In the United Kingdom, the Online Safety Act, which has passed through Parliament, may impact us in a range of content regulation areas subject to our categorization by the regulator, including by imposing additional requirements regarding illegal content, child safety, fraud, and platform transparency. If we and our sellers are unable to cost-effectively comply with new regulatory regimes, such as if the regulations place requirements on our sellers that they find difficult or impossible to comply with, or require us to take actions at a scale inconsistent with the size, resources, and operation of our marketplaces, our sellers may elect not to ship into, or we may be required to restrict shipping into, the impacted jurisdictions, and our business could be harmed. In addition, there have been various U.S. Congressional efforts to require platforms to vet and police sellers or proactively screen content, or to restrict the scope of the intermediary liability protections available to online platforms for third-party user content, such as the proposed SHOP SAFE Act. As a result, our current protections from liability for third-party content in the United States could significantly decrease or change. We could incur significant costs implementing any required changes, investigating and defending claims and, if we are found liable, significant damages. In addition, if legislation or regulatory inquiries, even if focused on other entities, require us to expend significant resources in response or result in the imposition of new obligations, our business and results of operations could be adversely affected.

We also operate under an increasing number of regulatory regimes which, if certain statutory requirements are met, may protect us and our sellers and buyers worldwide, such as intellectual property and anti-counterfeiting laws, payments and taxation laws, competition and marketplace platform regulation, hate speech laws, and general commerce and consumer protection regulation. These laws, and court or regulatory interpretations of these laws (including their limitations and safe harbors), may shift quickly in the United States and worldwide. For example, upcoming regulations may impose significant verification, certification, assessments, or additional compliance obligations on both us and our sellers. We may not have the resources or scale to effectively adapt to and comply with any changes to these regulatory regimes which may limit our ability to take advantage of the protections these regimes offer. In addition, some of these changes may be at least partially inconsistent with how our platforms operate, especially if they are adopted in the context of, or in a manner best suited for, larger platforms, which may make it harder for us to protect our marketplaces under these regimes. If we are unable to cost-effectively protect our platforms, sellers and buyers under these regulatory regimes, such as if the regulations place requirements on our sellers that they find difficult or impossible to comply with, limit the functions or features our marketplaces can offer, or require us to take actions at a scale inconsistent with the size, investment, and operation of our marketplaces, our business could be harmed.

Amaze Company Risks

While we have experienced rapid growth in our business in the past, our revenue growth rate and financial performance have fluctuated, which makes it difficult to predict the extent of demand for our services or the products sold in our marketplaces.

Even if our revenue continues to grow, we may not be able to maintain profitability in the future. Our costs have and may continue to increase as we continue to invest in the development of our marketplaces, including our services and technological enhancements, and as we increase our marketing efforts and expand our operations. Further, the growth of our business places significant demands on our management team and pressure to expand our operational, compliance, payments, and financial infrastructure. For example, we may need to continue to develop and improve our operational, financial, compliance, payments, and management controls and enhance our reporting systems and procedures to support our recent and any future growth. If we do not continue to grow our business or manage our growth effectively, the increases in our cash operating expenses could outpace any increases in our revenue and our business could be harmed.

The trustworthiness of our marketplaces and the connections within our communities are important to our success. If we are unable to retain our existing buyers and sellers and activate new ones, our financial performance could decline. Creating trusted brands is one of the key elements of our strategy. We are focused on ensuring that our marketplaces embody our mission and values, and that we deliver trust and reliability throughout the buyer and seller experiences. Our reputation and brands depend, in part, upon our ability to maintain trustworthy marketplaces, and also upon our

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sellers, the quality of their offerings, their adherence to our policies, and their ability to deliver a trusted purchasing experience. We view the trustworthiness and reliability of our marketplaces, as well as the connections we foster in our buyer/seller communities, to be cornerstones of our business and key to our success. Many things could undermine these cornerstones, such as:

●	a failure to operate our business in a way that is consistent with our guiding principles and mission;
●	an inability to gain the trust of prospective buyers;
●	disruptions or defects in our marketplaces, privacy or data security incidents, website outages, payment disruptions, or other incidents that impact the reliability of our platforms;
●	lack of awareness of, or adherence to, our policies by our communities or confusion about how they are applied;
●	a failure to enforce our policies effectively, consistently, and transparently, including, for example, by allowing the repeated widespread listing of prohibited items in our marketplaces;
●	changes to our policies or fees that members of our communities perceive as inconsistent with their best interests or our mission, or that are not clearly articulated;
●	complaints or negative publicity about us, our platforms, or our policies and guidelines, even if factually incorrect or based on isolated incidents;
●	inadequacies in our policies and other terms of use;
●	inadequate or unsatisfactory customer service experiences, failure to adequately respond to feedback from our communities, or inability of our sellers to fulfill their orders in accordance with our policies, their own shop-specific policies, or buyer expectations.

We may to be an attractive target to bad actors and fraudsters targeting our marketplaces and our communities, civil litigants, and those seeking to enforce alleged intellectual property rights and/or alleged contractual rights. Additionally, there have been and may continue to be attempts to misrepresent or mischaracterize us or our marketplaces, such as on social media, or via individual or coordinated campaigns. We may not be successful in defending against these types of tactics which, if successful, could damage our brands and our business. Even if we are successful in defending against these types of claims, we may be required to spend significant resources in those efforts which may distract our management and otherwise negatively impact our results of operations. In addition, the recent increased scrutiny and regulation of marketplace platforms, though principally focused on other larger platforms, has and may continue to create burdens on both Amaze and its communities of buyers and sellers. This may lead to increased risks that shift more quickly than our policies, enforcement mechanisms, and systems can react.

We continue to evolve our marketplaces and invest to improve our customer experience. If our efforts are unsuccessful, or if our customer service platforms or our trust and safety program fail to meet legal requirements or buyers’ and sellers’ expectations, we may need to invest significant additional resources. If we are unable to maintain trusted brands and marketplaces, our ability to attract and retain buyers and sellers could be harmed.

Our business, financial performance, and growth depends on our ability to attract and retain active and engaged communities of buyers and sellers.

Our financial performance, has been and will continue to be significantly determined by our success in attracting and retaining active buyers and active sellers and increasing their engagement. We believe that many new buyers and sellers find us by word of mouth and other non-paid referrals from existing buyers and sellers. If existing buyers do not find our platforms appealing, for example, because of a negative experience, lack of competitive shipping costs, delayed shipping times, inadequate customer service, lack of buyer-friendly features, declining interest in the goods offered by our sellers, or other factors, they may make fewer purchases and they may not refer others to us. Likewise, if existing sellers are dissatisfied with their experience on our platforms, or feel they have more attractive alternatives, they may stop listing items in our marketplaces and using our services and may stop referring others to us, which could negatively impact our financial performance.

In addition, our Revenue are concentrated in our most active buyers and sellers. If we lose a significant number of buyers or sellers, or our buyers or sellers do not maintain their level of activity, for any reason, including due to the pressure on or shifts in consumer discretionary spending, increased seller fees, our financial performance and growth could be harmed. Even if we are able to attract new buyers and sellers to replace the ones that we lose, we may not be

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able to do so at comparable levels, they may not maintain the same level of activity, and the Revenue generated from new buyers and sellers may not be as high as the Revenue generated from the ones who leave, or reduce their activity level on, our marketplaces. If we are unable to attract and retain buyers and sellers, or our buyers or sellers do not maintain their level of activity, our business, financial performance, and growth could be harmed.

Additionally, the demand for the goods listed in our marketplaces is dependent on consumer preferences and available discretionary spending, which can and do change quickly and may differ across generations, genders, and cultures. If demand for the goods that our sellers offer declines, or if demand for goods falls and is not replaced by demand in new or different categories, we may not be able to attract and retain buyers and our business could be harmed. Under any of these circumstances, we may have difficulty attracting new buyers and sellers without incurring additional expense.

We rely on our sellers to provide a fulfilling experience to our buyers.

A small portion of buyers complain to us about their experience on our platforms. As a pure marketplace, our sellers manage their shops, certain shop policies, products and product descriptions, shipping, and returns. As a result, we do not have the ability to control important aspects of buyers’ experiences on our platforms. For example, a buyer may report that they have not received the items that they purchased, that the items received were not as represented by a seller, or that a seller has not been responsive to their questions. While we have introduced new ways to protect buyers, negative publicity and sentiment generated as a result of these types of complaints, or any associated enforcement action taken against sellers, could reduce our ability to attract and retain our sellers and buyers or damage our reputation.

Similarly, we rely on sellers to be responsive to buyers and to fulfill orders from buyers. Anything that prevents the timely processing of orders or delivery of goods to our buyers could harm our sellers. Service interruptions and delivery delays may be caused by events that are beyond the control of our sellers, such as interruptions in order or payment processing, interruptions in sellers’ supply chains, transportation disruptions, customs delays, natural disasters, inclement weather, terrorism, public health crises, political unrest or geopolitical conflict. Additionally, popular or trending sellers may experience an influx of orders that may be beyond their ability to fulfill in a timely manner. While we have procedures designed to mitigate spikes in orders, we cannot guarantee those procedures will be effective. If buyers have a negative purchase experience, whether due to service interruptions or other reasons, or if sellers are unable to timely fulfill their orders from buyers, our reputation could be harmed.

A perception that our levels of responsiveness and support for our sellers and buyers are inadequate could damage our reputation, and reduce our sellers’ willingness to sell and buyers’ willingness to shop on our marketplaces. In some situations, we may choose to reimburse our buyers for their purchases to help avoid harm to our reputation. Our cost to refund qualifying orders may exceed our expectations, and despite our efforts, we are not always, and in the future may not be, able to recover the funds we expend for reimbursements unrelated to qualified orders, both of which could impact our financial performance. When we do recover funds used to reimburse buyers from sellers, it may increase general seller dissatisfaction and reduce their desire to continue selling using our platforms. Although we are focused on enhancing customer service, our efforts may be unsuccessful and our sellers and buyers may be disappointed in their experience and not return.

As our marketplaces grow, our controls over fraud and policy violations are important to maintaining user trust, but they may not be adequate and may not be sufficient to keep up with quickly-shifting techniques used by those attempting to undertake fraudulent activity on our platforms. We take action against sellers who we are aware may have violated our policies, and in recent periods the volume of enforcement actions against sellers for such violations has increased. However, our actions may be insufficient, may not be timely, and may not be effective in creating a good purchase experience for our buyers or avoiding negative publicity. While we regularly update our processes for handling complaints and detecting policy violations, these processes are by their nature imperfect in a dynamic marketplace, and include risk to us, our sellers, and our buyers from both under-enforcement and over-enforcement.

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Changes in social media platform algorithms, policies, or user preferences could significantly impact our business model and creator engagement.

If we fail to engage our users or innovate, improve, and enhance our platform in a manner that responds to our users’ evolving needs, our business, results of operations, and financial condition may be adversely affected. The markets in which we compete are characterized by constant change and innovation, and we expect them to continue to evolve rapidly. Our success has been based on our ability to identify and anticipate the needs of our users and design a platform that provides them with the tools they want and need to engage and transact. Our ability to attract new users, retain existing users, and increase engagement of both new and existing users will depend in large part on our ability to continue to innovate and enhance the functionality, performance, reliability, design, security, and scalability of our platform.

We may experience difficulties with software development that could delay or prevent the development, introduction, or implementation of new features and enhancements. We must also continually update, test, and enhance our software platform. The continual improvement and enhancement of our platform requires significant investment, and we may not have the resources to make such investment. To the extent we are not able to improve and enhance the functionality, performance, reliability, design, security, and scalability of our platform in a manner that responds to our users’ evolving needs, our business, results of operations, and financial condition will be adversely affected.

Our software is highly complex and may contain undetected errors.

The software underlying our platforms is highly interconnected and complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. We rely heavily on a software engineering practice known as “continuous deployment,” meaning that we frequently release software code to our platforms. This practice may result in the more frequent introduction of errors or vulnerabilities into the software underlying our platforms, which can impact the user experience and functionality of our marketplaces. Additionally, due to the interconnected nature of the software underlying our platforms, updates to parts of our code, third-party and open source code, and application programming interfaces, on which we rely and that maintain the functionality of our marketplaces and business, could have an unintended impact on other sections of our code, which may result in errors or vulnerabilities to our platforms that negatively impact the user experience, functionality or accessibility of our marketplaces. In some cases, such as our mobile apps, errors may only be correctable through updates distributed through slower, third-party mechanisms, such as app stores, and may need to comply with third-party policies and procedures to be made available, which may add additional delays due to app review and user delay in updating their mobile apps. In addition, our systems are increasingly reliant on artificial intelligence, machine learning systems, and large language models, which are complex, subject to increasing litigation and regulatory scrutiny, and may have errors or inadequacies that are not easily detectable. These systems may inadvertently reduce our efficiency, or may cause unintentional or unexpected outputs that are incorrect, do not match our business goals, do not comply with our policies or applicable legal requirements, or otherwise are inconsistent with our brands, guiding principles, and mission. Any errors or vulnerabilities discovered in our code after release could also result in damage to our reputation, loss of members of our communities, loss of revenue, or liability for damages, any of which could adversely affect our growth prospects and our business.

We rely on [AWS] for a substantial portion of the computing, storage, data processing, networking, and other services for the Amaze Marketplace. A significant disruption of or interference with our use of [AWS] would negatively impact our operations and seriously harm our business.

[AWS] provides a distributed computing infrastructure as a service platform for the Amaze marketplace’s business operations. We have migrated the Amaze marketplace’s primary production environment and data centers to [AWS], increasing our reliance on cloud infrastructure. Any transition of the cloud services currently provided by [AWS] to another cloud provider would be difficult to implement and would cause us to incur significant time and expense. Our products and services rely in significant part on continued access to, and the continued stability, reliability, and flexibility of [AWS]. Any significant disruption of, or interference with, our use of [AWS] would negatively impact our operations, and our business would be seriously harmed. In addition, if hosting costs increase over time and if we require more computing or storage capacity, our costs could increase disproportionately. If we are unable to grow our revenues faster than the cost of utilizing the services of [AWS] or similar providers, our business and financial condition could be adversely affected.

If we experience a technology disruption or failure that results in a loss of information, if personal data or sensitive information about members of our communities or employees is misused or disclosed, or if we or our third-party

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providers are unable to protect against software and hardware vulnerabilities, service interruptions, cyber-related events, ransomware, security incidents, or other security breaches, then members of our communities may curtail use of our platforms, we may be exposed to liability or incur additional expenses, and our reputation might suffer.

Like all online services, we are vulnerable to power outages, telecommunications failures, and catastrophic events, as well as computer viruses, break-ins, intentional or accidental actions or inaction by employees or others with authorized access to our networks, phishing attacks, denial-of-service attacks, malicious or destructive code, malware, ransomware attacks, and other cyber attacks, breaches and security incidents. We regularly experience cyber-related events that may result in technology disruptions and/or security breaches, including intentional, inadvertent, or social engineering breaches occurring through Amaze or third-party service provider technical issues, vulnerabilities, or employees. Any of these occurrences could lead to interruptions or shutdowns of one or more of our platforms, loss of data, unauthorized disclosure of personal or financial information of our members or employees, or theft of our intellectual property or user data. Furthermore, if our employees or employees of our third-party service providers fail to comply with our internal security policies and practices, member or employee data may be improperly accessed, used, or disclosed. Additionally, employees or service providers have and may inadvertently misconfigure resources or misdirect certain communications in manners that may lead to security incidents, which could be expensive and time-consuming to correct. As we continue to grow our business, expand internationally, and gain greater public visibility, we may continue to face a higher risk of being targeted by cyber attacks.

Although we have integrated a variety of processes, technologies, and controls to assist in our efforts to assess, identify, and manage material cybersecurity-related risks, these are not exhaustive, and we cannot assure that they will be adequate to prevent or detect service interruption, system failure, data loss or theft, or other material adverse consequences, directly or through our vendors. Additionally, these measures have not always been in the past, and in the future may not be, sufficient to prevent or detect a cyber attack, system failure, or security breach particularly given the increasingly sophisticated tools and methods used by hackers, state actors, organized cyber criminals, and cyber terrorists. The costs and effort to respond to a security breach and/or to mitigate any security vulnerabilities that may be identified could be significant, our efforts to address these problems may not be successful, and these problems could result in unexpected interruptions, delays, cessation of service, negative publicity, and other harm to our business and our competitive position. We could be required to fundamentally change our business activities and practices in response to a security breach or related regulatory actions or litigation, which would have an adverse effect on our business.

In addition, the industry has generally moved to online remote infrastructure for core work and, as a result, we and our partners may be more vulnerable to cyber attacks. If a natural disaster, power outage, connectivity issue, or other event that impacted our employees’ ability to work remotely were to occur, it may be difficult or, in certain cases, impossible, for us to operate our business for a substantial period of time. The increase in remote working for employees, vendors, or contractors may also result in increased consumer privacy, IT security, and fraud concerns or increased administrative costs.

A successful cyber attack could occur and persist for an extended period of time before being detected. Because the techniques used by hackers change frequently, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, because any investigation of a cybersecurity incident would be inherently unpredictable, the extent of a particular cybersecurity incident and the path of investigating the incident may not be immediately clear. It may take a significant amount of time before an investigation can be completed and full and reliable information about the incident is known. While an investigation is ongoing, we may not necessarily know the extent of the harm or how best to remediate it, certain errors or actions could be repeated or compounded before they are discovered and remediated, and communication to the public, regulators, members of our communities, and other stakeholders may be inaccurate or incomplete, any or all of which could further increase the costs and consequences of a cybersecurity incident. Applicable rules regarding how to respond, required notices to users, and reporting to regulators and investors vary by jurisdiction, and may subject Amaze to additional liability and reputational harm.

If we experience, or are perceived to experience, security breaches that result in marketplace performance or availability problems or the loss, compromise or unauthorized disclosure of personal data or other sensitive information, or if we fail to respond appropriately to any security breaches that we may experience, or are perceived to do so, people may become unwilling to provide us the information necessary to set up an account with us. Existing sellers and buyers may also stop listing new items for sale, decrease their purchases, or close their accounts altogether.

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We could also face damage to our reputation, potential liability, regulatory investigations in multiple jurisdictions, and costly remediation efforts and litigation, which may not be adequately covered by, and which may impact our future access to, insurance. Any of these results could harm our growth prospects, our business, and our reputation for maintaining trusted marketplaces.

Our business depends on third-party services and technology which we utilize to maintain and scale the technology underlying our platforms and our business operations.

Our business operations depend upon a number of third-party service providers, such as cloud service providers, marketing platforms and providers, payments and shipping providers, contingent labor teams, and network and mobile infrastructure providers. Any disruption in the services provided by third-parties, any failure on their part to deliver their services in accordance with our scale and expectations, or any failure on our part to maintain appropriate oversight on these third-party providers during the course of our engagement with them, or appropriate redundancies, could significantly harm our business.

Our production systems rely on internal technology, along with cloud services and software provided by our third-party service providers (and other entities in our supply chain). In the event of a cyber-related incident, even partial unavailability of our production systems could impair our ability to serve our customers, manage transactions, or operate our marketplaces. We have implemented disaster recovery mechanisms, including systems to back up key data and production systems, but these systems may be inadequate or incomplete. For example, these disaster recovery systems may be susceptible to cyber-related events if insufficiently distributed across locations, not sufficiently separated from primary systems, not comprehensive, or not at a scale sufficient to replace our primary systems. Insufficient production and disaster recovery systems could, in the event of a cyber-related incident, harm our growth prospects, our business, and our reputation for maintaining trusted marketplaces.

Cyber attacks aimed at disrupting our and our third-party service providers’ services regularly occur, and we expect they will continue to occur in the future. If we or our third-party service providers (and other entities in our supply chain) experience any cyber attacks or other security breaches or incidents that result in marketplace performance or availability problems or loss, compromise or unauthorized disclosure or use of personal data or other sensitive information, or if we fail to respond appropriately to any security breaches or incidents that we may experience, people may become unwilling to provide us the information necessary to set up an account with us.

We also rely on the security practices of our third-party service providers, which may be outside of our direct control. Additionally, some of our third-party service providers, such as identity verification and payment processing providers, regularly have access to payment card information and other confidential and sensitive member data. We may have contractual and regulatory obligations to supervise the security and privacy practices of our third-party service providers. Despite our best efforts, if these third-parties fail to adhere to adequate security practices, or, as has occurred from time to time in the past, experience a cyber-related event or attack such as a breach of their networks, our members’ data may be rendered unavailable, improperly accessed, used, or disclosed. More generally, our third-party service providers may not have adequate security and privacy controls, may not properly exercise their compliance, regulatory or notification requirements, including as to personal data, or may not have the resources to properly respond to an incident. Many of our service providers continue to operate in a partial or fully remote work environment and may, as a result, be more vulnerable to cyber attacks. Consequently, a security incident at any of such service providers or others in our supply chain could result in the loss, compromise, or unauthorized access to or disclosure of sensitive or personal data of our buyers or sellers.

We are unable to exercise significant oversight over some of these providers, which increases our vulnerability to their financial conditions and to problems with the services they provide, such as technical failures, deprecation of key services, privacy and/or security concerns, and we have from time to time experienced such problems with the services provided by one or more third-parties. Our efforts to update our infrastructure or supply chain may not be successful as we may not sufficiently distribute our risk across providers or geographies or our efforts to do so may take longer than anticipated. If we experience failures in our technology infrastructure or supply chain or do not expand our technology infrastructure or supply chain successfully, then our ability to run our marketplaces could be significantly impacted, which could harm our business.

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In addition, our sellers rely on continued and unimpeded access to postal services and shipping carriers to deliver their goods reliably and timely to buyers. Our sellers have at times experienced transportation service disruptions and delays in the delivery of their goods. If these shipping delays continue or worsen, or if shipping rates increase significantly, our sellers may have increased costs, and/or our buyers may have a poor purchasing experience and may lose trust in our marketplaces, which could negatively impact our business, financial performance, and growth.

Our business depends on access to third-party services, platforms and infrastructure that are critical to the successful operation of our business.

Our sellers and buyers rely on access to the internet or mobile networks to access our marketplaces. We also depend on widely-adopted third-party platforms to reach our customers, such as popular mobile, social, search, and advertising offerings. Internet service providers may choose to disrupt or degrade access to our platforms or increase the cost of such access. Mobile network operators or operating system providers could block or place onerous restrictions on the ability to download and use our mobile apps or deny or condition access to application programming interfaces or documentation, limiting the functionality of our products or services on the platform, including in ways that could require us to make significant changes to our marketplaces, websites, or mobile apps. If we are not able to deliver a rewarding experience on these platforms, if our or our sellers’ access to these platforms is limited, if the cost or terms of accessing these platforms increases or changes, or if these large platforms implement features that compete with us or our sellers, then our business may suffer.

Internet service providers, mobile network operators, operating system providers and/or app stores regularly place technical and policy restrictions on applications and platforms that use their services, which restrictions change over time. They have also and could in the future attempt to charge us for, or restrict our ability to access or provide access to, certain platforms, features, or functionality that we use in our business, and such changes may adversely affect our marketplaces.

In addition, the success of our marketplaces has at times and could in the future also be harmed by factors outside our control, such as actions taken by providers of mobile and desktop operating systems, social networks, or search and advertising platforms, including:

●	policy changes that interfere with, add tolls or costs to, or otherwise limit our ability to provide users with a full experience of our platforms, such as for our mobile apps or social network presence, including policy changes that effectively require us to use the provider’s payment processing or other services for transactions on the provider’s operating system, network, or platform;
●	unfavorable treatment received by our platforms, especially as compared to competing platforms, such as the placement of our mobile apps in a mobile app download store;
●	increased costs to distribute or use our platforms via mobile apps, social networks, or established search and advertising systems;
●	changes in mobile operating systems, such as iOS and Android, that degrade the functionality of our mobile website or mobile apps, our understanding of the data and usage related to our services, or that give preferential treatment to competitive products;
●	changes to social networks that degrade the e-commerce functionality, features, or marketing of our services or our sellers’ shops and products; or
●	implementation and interpretation of regulatory or industry standards by these widely adopted platforms that, as a side effect, degrade the e-commerce functionality, features, or marketing of our services or our sellers’ shops and products.

Any of these events could materially and adversely affect our business, financial performance, and growth.

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The global scope of our business subjects us to risks associated with operations abroad.

Doing business outside of the United States subjects us to increased risks and burdens such as:

●	complying with different (and sometimes conflicting) laws and regulatory standards (particularly including those related to the use and disclosure of personal information, online payments and money transmission, intellectual property, product liability, consumer protection, online platform liability, e-commerce marketplace regulation, labor and employment laws, business practices, including those related to corporate social responsibility, and taxation of income, goods, and services) sometimes with attempts to apply these laws and regulatory standards extra-territorially;
●	defending our marketplaces against international litigation, including in jurisdictions that may not offer judicial norms or protections similar to those found in the United States;
●	conforming to local business or cultural norms;
●	barriers to international trade, such as tariffs, customs, or other taxes, or, when applicable, cross-border limits placed on U.S. technology companies;
●	uncertainties around the continuing impact on operations of supply chain disruptions and geopolitical events such as natural disasters, pandemics, terrorism, and acts of war;
●	varying levels of internet, e-commerce, and mobile technology adoption and infrastructure;
●	potentially heightened risk of fraudulent or other illegal transactions;
●	limitations on the repatriation of funds;
●	exposure to liabilities under anti-corruption, anti-money laundering and export control laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act of 2010, trade controls and sanctions administered by the U.S. Office of Foreign Assets Control of the U.S. Treasury Department, and similar laws and regulations in other jurisdictions;
●	our ability to enforce contracts, our terms of use and policies, and intellectual property rights in jurisdictions outside the United States; and
●	fluctuations of foreign exchange rates.

Our sellers face similar risks in conducting their businesses across borders. Even if we are successful in managing the risks of conducting our business across borders, if our sellers are not, our business could be adversely affected.

We may be unable to adequately protect our intellectual property.

Our intellectual property is an essential asset of our business. To establish and protect our intellectual property rights, we rely on a combination of copyright, trademark, and patent laws, as well as confidentiality procedures and contractual provisions. We also rely on trade secret protection for parts of our technology and intellectual property. The efforts we have taken to protect our intellectual property may not be sufficient or effective. We generally do not elect to register our copyrights, relying instead on the laws protecting unregistered intellectual property, which may not be sufficient. We rely on both registered and unregistered trademarks, which may not always be comprehensive in scope. In addition, our copyrights and trademarks, whether or not registered, and patents may be held invalid or unenforceable if challenged, and may be of limited territorial reach. While we have obtained or applied for patent protection with respect to some of our intellectual property, patent filings may not be adequate alone to protect our intellectual property, and may not be sufficiently broad to protect our proprietary technologies. Additionally, it is expensive to maintain these rights, both in terms of application and maintenance costs, and the time and cost required to defend such rights, if necessary, could be substantial. From time to time, we acquire intellectual property from third-parties, but these acquired assets, like our internally developed intellectual property, may lapse, be abandoned, be challenged or circumvented by others, be held invalid, be unenforceable, or may otherwise not be effective in protecting our platforms.

In addition, we may not be effective in policing unauthorized use of our intellectual property and authorized uses may not have the intended effect. Even when we do detect violations, enforcing our rights may require us to engage in litigation, use of takedowns and similar procedures, or licensing. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert our management’s attention. In addition, our efforts may be met with defenses and counterclaims challenging the validity and enforceability of our intellectual property rights or may result in a court determining that our intellectual property rights are unenforceable. If we are unable to adequately prevent unauthorized use or misappropriation of our intellectual property by third parties, the

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value of our brand and other intangible assets may be diminished and customers may lose trust in Amaze. Any of these events could have an adverse effect on our business.

We attempt to protect our intellectual property and confidential information in part through confidentiality, non-disclosure, and invention assignment agreements with employees, advisors, service providers and other third-parties who develop intellectual property on our behalf, or with whom we share information. However, we cannot guarantee that we have entered into such agreements with each party that has developed intellectual property on our behalf or that has or may have had access to our confidential information, trade secrets and other intellectual property. These agreements may also be breached, or may not effectively prevent unauthorized use, disclosure, or misappropriation of our confidential information or intellectual property. Moreover, these agreements may not provide an adequate remedy for breaches or in the event of unauthorized use or disclosure of our confidential information or infringement of our intellectual property. The legal framework surrounding protection of intellectual property changes frequently throughout the world, particularly as to technologies used in e-commerce, and these changes may impact our ability to protect our intellectual property and defend against third-party claims. If we are unable to cost-effectively protect our intellectual property rights, our business could be harmed.

We may experience fluctuations in our tax obligations and effective tax rate.

We are subject to a variety of tax and tax collection obligations in the United States and in numerous other foreign jurisdictions. We record tax expense, including indirect taxes, based on current tax payments and our estimates of future tax payments, which may include reserves for estimates of probable or likely settlements of tax audits. We may recognize additional tax expense and be subject to additional tax liabilities, including tax collection obligations, due to changes in tax law, regulations, administrative practices, principles, and interpretations related to tax, including changes to the global tax framework, competition, and other laws and accounting rules in various jurisdictions. An increasing number of jurisdictions are considering or have adopted laws or administrative practices that impose new tax measures, including revenue-based taxes, such as digital services taxes or online sales taxes, targeting online commerce and the remote selling of goods and services. These include new obligations to withhold or collect sales, consumption, value added, or other taxes on online marketplaces and remote sellers, or other requirements that may result in liability for third-party obligations. For example, several jurisdictions have proposed or enacted taxes on online advertising and marketplace service revenues. Proliferation of these or similar unilateral tax measures may continue unless broader international tax reform is implemented. Our effective tax rate, results of operations and cash flows could be materially and adversely affected by additional taxes imposed on us prospectively or retroactively. We may also be subject to increased requirements for marketplaces to report, collect, remit, and hold liability for their customers’ direct and indirect tax obligations, as a result of changes to regulations, administrative practices, outcomes of court cases, and changes to the global tax framework.

Over the last several years, the Organization for Economic Cooperation and Development (“OECD”) has been developing its “two pillar” project to address the tax challenges arising from digitalization. The OECD project, if broadly implemented by participating countries, will result in significant changes to the international taxation system under which our current tax obligations are determined. The second pillar of the project (“Pillar Two”) calls for a minimum tax rate on corporations of 15% and is expected to be implemented by a significant number of countries starting in 2024. The OECD and implementing countries are expected to continue to make further revisions to the rules, however, we expect adverse consequences to our tax liabilities based on rules as currently drafted. We will continue to monitor developments to determine any potential impact of Pillar Two in the countries in which we operate.

Our effective tax rate and cash taxes paid in a given financial statement period may be adversely impacted by results of our business operations including changes in the mix of revenue among different jurisdictions, acquisitions, investments, entry into new geographies, the relative amount of foreign earnings, changes in foreign currency exchanges rates, changes in our stock price, intercompany transactions, changes to accounting rules, expectation of future profits, changes in our deferred tax assets and liabilities and our assessment of their realizability, and changes to our ownership or capital structure. Fluctuations in our tax obligations and effective tax rate could adversely affect our business.

In the ordinary course of our business, there are numerous transactions and calculations for which the ultimate tax determination is uncertain. Although we believe that our tax positions and related provisions reflected in the financial

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statements are fully supportable, we recognize that these tax positions and related provisions may be challenged by various tax authorities. These tax positions and related provisions are reviewed on an ongoing basis and are adjusted as additional facts and information become available, including progress on tax audits, changes in interpretation of tax laws, developments in case law, and closing of statute of limitations. To the extent that the ultimate results differ from our original or adjusted estimates, our effective tax rate can be adversely affected.

The (provision) benefit for income taxes involves a significant amount of management judgment regarding interpretation of relevant facts and laws in the jurisdictions in which we operate. Future changes in applicable laws, projected levels of taxable income and tax planning could change the effective tax rate and tax balances recorded by us. In addition, tax authorities periodically review income tax returns filed by us and raise issues regarding filing positions, timing and amount of income and deductions, and the allocation of income among the jurisdictions in which we operate. A significant period of time may elapse between the filing of an income tax return and the ultimate resolution of an issue raised by a revenue authority with respect to that return. Any adjustments as a result of any examination may result in additional taxes or penalties against us. If the ultimate result of these audits differs from original or adjusted estimates, they could have a material impact on our effective tax rate and tax liabilities.

At any one time, we typically have multiple tax years subject to audit by various taxing jurisdictions. As a result, we could be subject to higher than anticipated tax liabilities as well as ongoing variability in our quarterly tax rates as audits close and exposures are re-evaluated.

Our insurance may not cover or mitigate all the risks facing our business.

While we have insurance coverage for many aspects of our business risk, this insurance coverage may be incomplete or inadequate, or in some cases may not be available. Our business has evolving risks that may be unpredictable. We cannot be sure that our existing insurance coverage, including coverage for cyber events and errors and omissions, will continue to be available on acceptable terms or that our insurers will not deny coverage as to all or part of any future claim or loss. For certain risks we face, we may be required to, or may elect to, self-insure or rely on insurance held by third-parties, legal defenses and immunities, indemnification agreements or limits on liability, which may be insufficient.

For example, we may not have adequate insurance coverage related to the actions of sellers on our platforms or for security incidents or data breaches. In evolving areas such as platform products liability, court decisions suggest that different jurisdictions may take differing positions on the scope of e-commerce platform liability for seller products. In some circumstances, a platform might be held liable for violations of applicable legal regimes by sellers and their products, such as intellectual property laws, privacy and security laws, product regulation, or consumer protection laws. Court decisions and regulatory changes in these areas may shift quickly, both in the United States and worldwide, and our insurance may be inadequate or unavailable to protect us from existing or newly developing legal risks.

Finally, while some sellers on our platforms may be insured for some or all of these risks, many small businesses do not carry any or sufficient insurance, and, even if a seller is insured, the insurance may not cover the relevant loss. These factors may lead to increased costs for insurance, our increased liability, increased liability or requirements on sellers on our platforms, changes to our marketplaces or business model, or other damage to our brands and reputation.

Enforcement of our marketplace policies may negatively impact our brands, reputation, and/or our financial performance.

We maintain and enforce policies that outline expectations for users while they engage with our services, whether as a seller, a buyer, or a third-party. We maintain and enforce these policies in order to uphold the safety and integrity of our marketplaces, engender trust in the use of our services, and encourage positive connections among members of our communities. We strive to enforce these policies in a consistent and principled manner that is transparent and explicable to stakeholders. However, even with a principled and objective approach, this work involves a combination of human judgment and technological and manual review. As a result, there could be errors or disagreement with our policy determinations, policy enforcement could be subject to different, inconsistent, or conflicting regional consensus or regulatory standards in different jurisdictions, and our policy decisions could be perceived to be arbitrary, unfair, unclear, or inconsistent Shortcomings and errors in our policy enforcement across our marketplaces could lead to

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negative public perception, distrust from our members, or lack of confidence in the use of our services, and could negatively impact the reputation of our brands.

Failure to deal effectively with fraud or other illegal activity could harm our business.

Although we have measures in place to detect and reduce the occurrence of fraudulent activity in our marketplace, those measures may not always be effective. For example, Amaze sellers occasionally receive orders placed with fraudulent or stolen credit card data. Under current credit card practices, we may be liable for orders placed through direct checkout with fraudulent credit card data even if the associated financial institution approved the credit card transaction. Although we attempt to detect or challenge allegedly fraudulent transactions, we may not be able to do so effectively. As a result, our business could be adversely affected. We could also incur significant fines or lose our ability to give members the option of paying with credit cards if we fail to follow payment card industry data security standards or fail to limit fraudulent transactions conducted in our marketplace.

Negative publicity and member sentiment resulting from fraudulent or deceptive conduct by members or the perception that our levels of responsiveness and member support are inadequate could reduce our ability to attract new members or retain existing members and damage our reputation.

Amaze’s reputation may be harmed if members of our community use unethical business practices.

Our emphasis on our values makes our reputation particularly sensitive to allegations of unethical business practices by Amaze sellers or other members of our community. Our policies promote legal and ethical business practices, such as encouraging Amaze sellers to work only with manufacturers who do not use child or involuntary labor, who do not discriminate and who promote sustainability and humane working conditions. However, we do not control Amaze sellers or other members of our community or their business practices and cannot ensure that they comply with our policies. If members of our community engage in illegal or unethical business practices or are perceived to do so, we may receive negative publicity and our reputation may be harmed.

Our brands may be harmed if third-parties or members of our communities use or attempt to use our marketplaces as part of their illegal or unethical business practices.

Our emphasis on our mission and guiding principles makes our reputation particularly sensitive to allegations of illegal or unethical business practices by our sellers or other members of our communities. Our seller policies promote legal and ethical business practices. Amaze expects sellers to work only with manufacturers who comply with all applicable laws, who do not use child or involuntary labor, who do not discriminate, and who promote sustainability and humane working conditions. Although we seek to influence, we do not directly control our sellers, suppliers, or other members of our communities or their business practices, and we cannot ensure that they comply with our policies. If members of our communities engage in illegal or unethical business practices, or are perceived to do so, we may receive negative publicity and our reputation may be harmed.

We regularly receive and expect to continue to receive claims alleging that items listed by sellers in our marketplaces are counterfeit, infringing, illegal, harmful, or otherwise violate our policies.

We frequently receive claims, notices, and other correspondence alleging that items listed in our marketplaces, or other user-generated materials posted on our platforms, infringe upon third-party copyrights, trademarks, patents, or other intellectual property or personal rights, or that such items are otherwise harmful, dangerous, or unlawful. We have procedures in place for third parties to report these claims, including our notice-and-takedown process for intellectual property, in addition to various tools that proactively detect potential violations, including suspected counterfeit and illegal items. We strive to take appropriate action against violating content which may include removal of the item from our marketplace and, in certain cases, closing the shops of sellers who violate our policies.

Our tools and procedures may not effectively reduce or eliminate our liability. For example, on the Amaze marketplace we use a combination of automatic and manual tools and depend upon human review in many circumstances. No tools and procedures are guaranteed to function completely without error, particularly for physical, non-standardized goods, our tools and procedures may be subject to error or enforcement failures and may not be adequately staffed, and we

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may be subject to an increasing number of erroneous or fraudulent demands to remove content. In addition, we may be subject to civil or criminal liability for activities carried out by sellers on our platforms, especially outside the United States where laws may offer less protection for intermediaries and platforms than in the United States.

Under current U.S. copyright laws such as the Digital Millennium Copyright Act § 512 et. seq., we benefit from statutory safe harbor provisions that protect us from copyright liability for content posted on our platforms by sellers and buyers, and we rely upon user content platform protections under 47 U.S.C. § 230 (commonly referred to as CDA § 230), which limit most non-intellectual property law claims against Amaze based upon content posted by users on our platforms. However, trademark and patent laws do not include similar statutory provisions, and limits on platform liability for these forms of intellectual property are primarily based upon court decisions. Similarly, laws related to product liability vary by jurisdiction, and the liability of marketplace platforms for products and services of sellers, while traditionally limited, is subject to increasing debate in courts, legislatures and legislative proposals, and with regulators. Any legislation or court rulings affecting these safe harbors or other limits on platform liability may adversely affect us and may impose significant operational challenges. For example, there are legislative and regulatory proposals and pending litigation in both the United States and European Union that could diminish or eliminate certain safe harbor protections and/or immunities for websites and online platforms. Moreover, changes focused on actions by very large platforms that perform retailer-like functions, or handle mass user content, may directly or indirectly also impact us, our sellers, buyers and vendors.

Proposed and enacted laws in Europe and the United States may change the scope of platform liability, and ongoing case law developments may unpredictably increase our liability as platforms for user activity. In that event, we may be held directly or secondarily liable for the intellectual property infringement, product compliance deficiencies, consumer protection deficiencies, privacy and data protection incidents, or regulatory issues of our sellers, including potentially for their conduct over which we have no control or influence.

Regardless of the validity of any claims made against us, we may incur significant costs and efforts to defend against or settle them. If a governmental authority determines that we have aided and abetted the infringement or sale of counterfeit, harmful or unlawful goods or if legal changes result in us potentially being liable for actions by sellers on our platforms, we could face regulatory, civil, or criminal penalties. Claims by third-party rights owners could require us to pay damages or refrain from permitting any further listing of the relevant items. These types of claims could seek substantial damages or force us to modify our business practices, which could lower our revenue, increase our costs, or make our platforms less user-friendly. These types of claims, or legal and regulatory changes, could require the removal of non-infringing, lawful or completely unrelated content, which could negatively impact our business and our ability to retain sellers. Moreover, public perception that unlicensed, counterfeit, harmful or unlawful items are commonly offered by sellers in our marketplaces, even if factually incorrect, could result in negative publicity and damage to our reputation.

Our revenue growth rate and financial performance have fluctuated historically.

Our operating results are tied to certain key business metrics that have fluctuated in the past and are likely to fluctuate in the future, which makes them difficult to predict. Our operating results depend on numerous factors, many of which are outside of our control, including:

●	our ability to generate revenue from our platform;
●	our ability to improve or maintain gross margins;
●	the number and relevancy of advertisements shown to users;
●	the relevancy of content shown to users;
●	the manner in which users engage with different products, where certain products may cause us to generate less revenue;
●	the timing, cost and mix of new and existing marketing and promotional efforts as we grow and expand our operations to remain competitive;
●	fluctuations (seasonal or otherwise) in spending by our advertisers and platform usage and engagement by users, each of which may change as our product offerings and business evolves;
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●	fluctuations in spending by our advertisers and platform usage and engagement by users due to macroeconomic conditions, such as the stress in the banking industry and current inflationary environment;
●	seasonal fluctuations in internet usage generally;
●	the success of technologies designed to block the display of ads;
●	development and introduction of new product offerings by us or our competitors;
●	existing, new and evolving regulations, both in the U.S. and internationally;
●	the ability of our third-party providers to scale effectively and provide the necessary technical infrastructure for our service on a timely basis; and
●	system failures, disruptions, breaches of security or data privacy or internet downtime, whether on our service or on those of third parties.

Potential security breaches or data privacy incidents could harm our reputation.

We store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personal information, in our data centers, on our networks or on the cloud. In addition, our operations depend upon our information technology (IT) systems. We maintain a variety of information security policies, procedures, and controls to protect our business and proprietary information, prevent data loss and other security breaches and incidents, keep our IT systems operational and reduce the impact of a security breach or incident, but these securities measures cannot provide and have not provided absolute security. In the normal course of business, our systems are and have been the target of malicious cyber-attack attempts and have been and may be subject to compromise due to employee error, malfeasance or other disruptions that have and could result in unauthorized disclosure or loss of sensitive information. To date, we have not identified material cyber security incidents or incurred any material expenses with any incidents. However, any breach or compromise could adversely impact our business and operations, expose us or our customers to litigation, investigations, loss of data, increase costs, or result in loss of customer confidence and damage to our reputation, any of which could adversely affect our business and our ability to sell our products and services.

Industry incidences of cyberattacks and other cybersecurity breaches have increased and are likely to continue to increase. We are using an increasing number of third-party software solutions, including cloud-based solutions, which increase potential threat vectors, such as by exploitation of misconfigurations or vulnerabilities. We also use third-party vendors that provide software or hardware, have access to our network, and/or store sensitive data, and these third parties are subject to their own cybersecurity threats. Our standard vendor terms and conditions include provisions requiring the use of appropriate security measures to prevent unauthorized use or disclosure of our data, as well as other safeguards. Despite these measures, there is no guarantee that a compromise of our third-party vendors will not occur and in turn result in a compromise of our own IT systems or data. In addition, if we select a vendor that uses cloud storage as part of their service or product offerings, or if we are selected as a vendor for our cloud-based solutions, our proprietary information could be misappropriated by third parties despite our attempts to validate the security of such services. Many employees continue to work remotely based on a hybrid work model, which magnifies the importance of maintaining the integrity of our remote access security measures.

The techniques used to obtain unauthorized access to networks or to sabotage systems of companies such as ours change frequently and generally are not recognized until launched against a target. We may be unable to anticipate these emerging techniques, react in a timely manner, or implement adequate preventative measures, or we may not have sufficient logging available to fully investigate the incident. Our security measures vary in maturity across the business and may be and have been circumvented.

Our software products, hosted solutions and software security and quality testing solutions are also targeted by hackers and may be compromised by, among other things, phishing, exploits of our code or our system configurations, malicious code (such as viruses and worms), distributed denial-of-service attacks, sophisticated attacks conducted or sponsored by nation-states, advanced persistent threat intrusions, ransomware and other malware. We leverage many security best practices throughout the software development lifecycle, but our security development practices vary in maturity across the business and may not be effective against all cybersecurity threats. Furthermore, due to geopolitical incidents, including regional military conflicts, state-supported and geopolitical-related cybersecurity incidents against companies such as ours may increase. Attacks on our products could potentially disrupt the proper functioning

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of our software, cause errors in the output of our customers’ work, allow unauthorized access to our or our customers’ proprietary information or cause other destructive outcomes.

An actual or perceived failure to detect security flaws may negatively impact the perceived reliability of our products and services, and could result in a loss of customers or sales, or an increased cost to remedy a problem. As a result, we could experience negative publicity and our reputation could suffer, customers could stop buying our products, we could face lawsuits and potential liability, and our business, operating results and financial condition could be negatively impacted.

Our ability to protect intellectual property rights is crucial but uncertain.

We rely and expect to continue to rely on a combination of confidentiality, assignment, and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights. In the United States and internationally, we have filed various applications for protection of certain aspects of our intellectual property, and we currently hold a significant number of registered trademarks and issued patents in multiple jurisdictions and have acquired patents and patent applications from third parties. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have generally taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. In addition, we regularly contribute software source code under open source licenses and have made other technology we developed available under other open licenses, and we include open source software in our products. As a result of our open source contributions and the use of open source in our products, we may license or be required to license or disclose code and/or innovations that turn out to be material to our business and may also be exposed to increased litigation risk. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brands and other intangible assets may be diminished and competitors may be able to more effectively mimic our products, services, and methods of operations. Any of these events could have an adverse effect on our business and financial results.

We may face challenges in international expansion and operations.

We plan to continue expanding our business operations outside the United States and offering content. We plan to continue to enter new international markets where we have limited or no experience in deploying our services. In order to expand successfully, we need to offer content and products that are tailored to the interests of local markets, which requires significant investment of time and resources. We may launch our advertising platform in countries where we do not have staff in place, where market perception of our services and advertising platform may be low, or where our audience size in a given market may not meet advertiser expectations, all or any of which could limit our ability to monetize our platform in those countries. As we expand into new international markets, we may not yet understand the full scope of prospective users’ interests, demographics, and culture, or advertiser expectations, target audiences, and return on spend, in those markets. This may cause us to expand into markets before we are able to offer a service and advertising platform that has been sufficiently localized for those markets or where those markets lack the necessary demand and infrastructure for long-term adoption of our services. If we are unsuccessful in deploying, scaling, or managing our operations in international markets, our business, results of operations, financial condition, and prospects could be adversely affected.

We are subject to a variety of risks inherent in doing business internationally, and our exposure to these risks will increase as we continue to expand our operations, user base, and advertiser base globally. These risks include:

●	operational and compliance challenges caused by distance, language, and cultural differences;
●	challenges in adapting our content, products, and services to non-U.S. consumers’ preferences, languages, and customs, including enhanced difficulty in reviewing content on our platform and enforcing our community standards across different languages and countries;
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●	potential damage to our brand and reputation due to compliance with local laws, including laws that may restrict content or advertisement or requirements to provide user information, including confidential information to local authorities;
●	challenges in adapting to the needs of non-U.S. advertisers in various countries and regions;
●	selective or inconsistent government regulatory action or enforcement;
●	political, social, or economic instability;
●	higher levels of credit risk and payment fraud;
●	enhanced difficulties of integrating any foreign acquisitions;
●	reduced protection for intellectual property and other proprietary rights in certain countries;
●	difficulties in staffing and managing global operations and the increased travel, infrastructure, and legal compliance costs associated with multiple international locations and subsidiaries;
●	different regulations and practices with respect to employee/employer relationships, workers’ councils, and labor unions that make it more difficult to do business in certain international jurisdictions;
●	increasing labor costs due to high wage inflation in certain international jurisdictions;
●	compliance with statutory requirements relating to our equity;
●	regulations that might add difficulties in repatriating cash earned outside of the United States and otherwise prevent us from freely moving cash;
●	import and export controls and restrictions and changes in trade regulations, including sanctions;
●	compliance with the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, and similar laws in other jurisdictions;
●	compliance with the European Union (“EU”) General Data Protection Regulation (the “EU GDPR”) and the United Kingdom (“UK”) General Data Protection Regulation (the “UK GDPR” and, together with the EU GDPR, the “GDPR”), which sits alongside the UK Data Protection Act 2018 to form the data privacy framework in the UK, and similar data privacy and data protection laws, rules, and regulations;
●	different laws and regulations with respect to our potential liability for content published on our platform by third parties, which may require product, engineering, or operational changes that we are unable to provide on a timely or cost-effective basis, if at all;
●	macroeconomic conditions, which have had, and may continue to have, an impact on the pace of our global expansion;
●	compliance with multiple tax jurisdictions and management of tax impact of global operations; and
●	other risks and uncertainties described in this prospectus.

Our success depends on maintaining and expanding strategic partnerships.

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We may need additional capital to fund operations and expansion plans.

We may have to raise additional capital in order to construct or expand production capacity. Additional financing may not be available on terms that are favorable to the company, or at all. A failure to obtain additional financing could impair the company’s ability to grow sales. Any inability to raise adequate funds to support its growth plans will materially adversely affect the company’s business.

Our technology infrastructure may not scale effectively with growth.

The industries in which we operate are highly competitive, with new competitors entering these markets both domestically and internationally. Technology in the creator industry evolves rapidly and is characterized by frequent product introductions and improvements as well as changes in industry standards and customer requirements. For example, the adoption of cloud computing and artificial intelligence (AI) technologies can bring new demand and also challenges in terms of disruption to both business models and our existing technology offerings. Our efforts in developing such new technology solutions may not succeed.

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We compete principally on the basis of technology, product quality and features (including ease-of-use), license or usage terms, post-contract customer support, interoperability among products, and price and payment terms. If we fail to successfully manage any of these competitive factors, fail to successfully balance the conflicting demands for innovative technology and lower overall costs, or fail to address new competitive forces, our business, operating results and financial condition will be adversely affected.

Key personnel retention and recruitment is critical but challenging.

The success of the Business Combination will depend in part on the retention of personnel critical to the business and operations of the combined company following the Business Combination due to, for example, their technical skills or management expertise. Competition for qualified personnel is intense.

Current and prospective employees of Fresh Vine and Amaze may experience uncertainty about their future role with Fresh Vine and Amaze until the Business Combination is completed and strategies with regard to these employees are announced or executed, which may impair Fresh Vine’s and Amaze’s ability to attract, retain and motivate key management, sales, marketing, technical and other personnel before and following the Business Combination. Employee retention may be particularly challenging during the pendency of the Business Combination, as employees of Fresh Vine and Amaze may experience uncertainty about their future roles with Fresh Vine following the Business Combination. If either of Fresh Vine or Amaze is unable to retain or attract personnel, including Fresh Vine’ and Amaze’s key management and other key employees, who are critical to the successful integration and future operations of the companies, Fresh Vine and/or Amaze could face disruptions in their operations, loss of existing customers or loss of sales to existing customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, Fresh Vine and Amaze may not be able to locate suitable replacements for any key employees that leave either company or offer employment to potential replacements on reasonable terms. The loss of key personnel could diminish the anticipated benefits of the Business Combination.

If key employees of Fresh Vine and/or Amaze depart, or if an insufficient number of employees are retained to maintain effective operations, the integration of the companies may be more difficult and management’s attention may be diverted from successfully integrating Fresh Vine and Amaze to hiring suitable replacements, all of which may cause harm to Fresh Vine’ business, financial conditions or operating results following the Business Combination. Furthermore, Fresh Vine may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the respective businesses of each of Fresh Vine or Amaze, and Fresh Vine’ ability to realize the anticipated benefits of the Business Combination may be adversely affected. In addition, there could be disruptions to or distractions for the workforce and management associated with activities of labor unions or integrating employees into Fresh Vine. No assurance can be given that Fresh Vine will be able to attract or retain key employees of Fresh Vine and Amaze to the same extent that those companies have been able to attract or retain their own employees in the past.

Our creator data analytics capabilities require ongoing investment and development.

We devote substantial resources to research and development. New competitors, technological advances, our acquisitions, our entry into new markets or other competitive factors may require us to invest significantly greater resources than we anticipate. If we are required to invest significantly greater resources than anticipated without a corresponding increase in revenue, our operating results could decline. If customers reduce or slow the need to upgrade or enhance their product offerings, our revenue and operating results may be adversely affected. Additionally, our periodic research and development expenses may be independent of our level of revenue, which could negatively impact our financial results. New products may not adequately address the changing needs of the marketplace. New software products may contain undetected errors, defects or vulnerabilities. The occurrence of any defects or errors in our products could result in lost or delayed market acceptance and sales of our products, delays in payment by customers, loss of customers or market share, product returns, damage to our reputation, diversion of our resources, increased service and warranty expenses or financial concessions, increased insurance costs and potential liability for damages. Finally, there can be no guarantee that our research and development investments will result in products that create additional revenue.

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We face risks related to merchandise quality and fulfillment reliability.

The Business Combination will happen only if certain conditions are satisfied, including, among other things, the adoption of the Business Combination agreement by Fresh Vine stockholders and the receipt of the requisite regulatory approvals, among other conditions. Many of the conditions are outside the control of Fresh Vine and Amaze, and both parties also have certain rights to terminate the Business Combination agreement. Accordingly, there may be uncertainty regarding the completion of the Business Combination. This uncertainty may cause customers, distributors, suppliers, vendors, strategic partners or others that deal with Fresh Vine or Amaze to delay or defer entering into contracts with Fresh Vine or Amaze or making other decisions concerning Fresh Vine or Amaze, seek to change or cancel existing business relationships with Fresh Vine or Amaze or enter into new agreements or arrangements with competitors of Fresh Vine or Amaze, any of which could negatively affect their respective businesses. Any delay or deferral of those decisions or changes in existing agreements or increase in competition could have an adverse impact on the business, financial condition and operating results of Fresh Vine or Amaze, regardless of whether the Business Combination is ultimately completed, including an adverse effect on Fresh Vine’ ability to realize the expected synergies and other benefits of the Business Combination. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the Business Combination or termination of the Business Combination agreement.

In addition, the Business Combination agreement restricts Fresh Vine, Amaze and their respective subsidiaries from making certain acquisitions and taking other specified actions until the Business Combination occurs without the consent of the other parties. These restrictions may prevent Fresh Vine and Amaze from pursuing attractive business opportunities or strategic transactions that may arise before the completion of the Business Combination.

Fresh Vine Business Risks

Market demand for wine products may decrease or shift unpredictably.

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Agricultural risks including weather, disease, and climate change impact.

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Complex regulatory environment for alcohol production and distribution.

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Supply chain dependencies and potential disruptions.

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Competition from established and emerging wine producers.

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Changes in consumer preferences for different types of alcoholic beverages.

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Impact of direct-to-consumer shipping regulations across jurisdictions.

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Agricultural labor availability and cost fluctuations.

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Environmental sustainability requirements and associated costs.

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Water rights and usage restrictions in wine-producing regions.

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Currency exchange rate fluctuations affecting international sales.

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Risks associated with organic and sustainable wine production methods.

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Fresh Vine Company Risks

We have a limited operating history and have generated limited revenue to date.

Fresh Vine was recently founded and has a limited operating history on which to base an evaluation of its business and prospects. Fresh Vine’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and evolving markets such as Fresh Vine’s. The risks include, but are not limited to, an evolving business model and the management of growth and product development. To address these risks, Fresh Vine must, among other things, implement and successfully execute its business strategy and other business systems, respond to competitive developments, and attract, retain and motivate qualified personnel. Fresh Vine cannot assure that it will be successful in addressing the risks it may encounter, and its failure to do so could have a material adverse effect on Fresh Vine’s business, prospects, financial condition and results of operations.

Fresh Vine has generated limited revenues to date, including revenues of approximately $0.2 million and $1.6 million during the nine months ended September, 2024 and 2023, respectively, and approximately $1.8 million and $2.9 million during fiscal 2023 and fiscal 2022, respectively. Fresh Vine has incurred net losses of approximately $2.4 million and $8.6 million during the nine months ended September 30, 2024 and 2023, respectively, and net losses of $10.6 million and $15.2 million during fiscal 2023 and 2022, respectively. Fresh Vine had an accumulated deficit of $29 million at September 30, 2024 and $26.5 million and $15.8 million at December 31, 2023 and 2022, respectively. Fresh Vine may never generate material revenues or achieve profitability.

Fresh Vine has not generated profits from operations to date. The success and longevity of Fresh Vine will depend on its ability to generate profits from future operations or obtain sufficient capital through financing transactions to meet its business obligations.

The report of Fresh Vine’s independent registered public accounting firm on Fresh Vine’s financial statements for the fiscal year ended December 31, 2023 included an explanatory paragraph indicating that there is substantial doubt as to Fresh Vine’s ability to continue as a going concern for twelve months from the financial statement issuance date. Fresh Vine incurred net losses of approximately $2.4 million and $8.6 million during the nine months ended September 30, 2024 and 2023, respectively, and net losses of $10.6 and $15.2 million during fiscal 2023 and 2022, respectively. Fresh Vine’s cash balance at September 30, 2024 was approximately $122,000 including approximately $50,000 of restricted cash). Fresh Vine’s ability to continue as a going concern, including during the pendency of the merger transaction, will be determined by its ability to generate sufficient cash flow to sustain our operations and/or raise additional capital in the form of debt or equity financing.

The report of Fresh Vine’s independent registered public accounting firm on Fresh Vine’s financial statements for the fiscal year ended December 31, 2023 included an explanatory paragraph indicating that there is substantial doubt as to Fresh Vine’s ability to continue as a going concern for twelve months from the financial statement issuance date. Fresh Vine incurred net losses of approximately $2.4 million and $8.6 million during the nine months ended September 30, 2024 and 2023, respectively, and net losses of $10.6 and $15.2 million during fiscal 2023 and 2022,

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respectively. Fresh Vine’s cash balance at September 30, 2024 was approximately $122,000 including $50,000 of restricted cash). Fresh Vine’s ability to continue as a going concern, including during the pendency of the merger transaction, will be determined by its ability to generate sufficient cash flow to sustain our operations and/or raise additional capital in the form of debt or equity financing.

The success of Fresh Vine’s existing business depends heavily on the strength of our wine brand.

Obtaining, maintaining and expanding Fresh Vine’s reputation as a producer of premium wine among its customers and the premium wine market generally is critical to the success of Fresh Vine’s business and growth strategy. The premium wine market is driven by a relatively small number of active and well-regarded wine critics within the industry who have outsized influence over the perceived quality and value of wines. If Fresh Vine is unable to maintain the actual or perceived quality of its wines, including as a result of contamination or tampering, environmental or other factors impacting the quality of its grapes or other raw materials, or if Fresh Vine wines otherwise do not meet the subjective expectations or tastes of one or more of a relatively small number of wine critics, the actual or perceived quality and value of one or more of Fresh Vine’s wines could be harmed, which could negatively impact not only the value of that wine, but also the value of the vintage, the particular brand or Fresh Vine’s broader portfolio. The winemaking process is a long and labor-intensive process that is built around yearly vintages, which means that once a vintage has been released we are not able to make further adjustments to satisfy wine critics or consumers. As a result, Fresh Vine is dependent on winemakers and tasting panels to ensure that every wine released meets Fresh Vine’s quality standards.

With the advent of social media, word within the premium wine market spreads quickly, which can accentuate both the positive and the negative reviews of wines and of wine vintages generally. Public perception of Fresh Vine’s brands could be negatively affected by adverse publicity or negative commentary on social media outlets, particularly negative commentary on social media outlets that goes “viral,” or Fresh Vine’s responses relating to, among other things:

●	an actual or perceived failure to maintain high-quality, safety, ethical, social and environmental standards for all operations and activities;
●	an actual or perceived failure to address concerns relating to the quality, safety or integrity of Fresh Vine wines and the hospitality Fresh Vine offers to guests at potential future tasting rooms;
●	Fresh Vine’s environmental impact, including the use of agricultural materials, packaging, water and energy use, and waste management; or
●	an actual or perceived failure by Fresh Vine to promote the responsible consumption of alcohol.

If Fresh Vine does not produce wines that are well-regarded by the relatively small wine critic community, the wine market will quickly become aware and Fresh Vine’s reputation, wine brand, business and financial results of operations could be materially and adversely affected. In addition, if Fresh Vine wine receive negative publicity or consumer reaction, whether as a result of its wines or wines of other producers, Fresh Vine wines in the same vintage could be adversely affected. Unfavorable publicity, whether accurate or not, related to Fresh Vine’s industry, Fresh Vine, its brand, marketing, personnel, operations, business performance or prospects could also unfavorably affect Fresh Vine’s corporate reputation, company value, ability to attract high-quality talent or the performance of Fresh Vine’s business.

Any contamination or other quality control issue could have an adverse effect on sales of the impacted wine or broader portfolio of wines. If any of Fresh Vine’s wines become unsafe or unfit for consumption, cause injury or are otherwise improperly packaged or labelled, Fresh Vine may have to engage in a product recall and/or be subject to liability and incur additional costs. A widespread recall, multiple recalls, or a significant product liability judgment against Fresh Vine could cause Fresh Vine’s wines to be unavailable for a period of time, depressing demand and Fresh Vine’s brand equity. Even if a product liability claim is unsuccessful or is not fully pursued, any resulting negative publicity could adversely affect Fresh Vine’s reputation with existing and potential customers and accounts, as well as Fresh Vine’s corporate and individual winery brands image in such a way that current and future sales could be diminished. In addition, should a competitor experience a recall or contamination event, Fresh Vine could face decreased consumer confidence by association as a producer of similar products.

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Additionally, third parties may sell wines or inferior brands that imitate Fresh Vine’s wine brand or that are counterfeit versions of Fresh Vine’s labels, and customers could be duped into thinking that these imitation labels are Fresh Vine authentic wines. For example, there could be instances of potential counterfeiting. A negative consumer experience with such a wine could cause them to refrain from purchasing Fresh Vine’s brands in the future and damage brand integrity. Any failure to maintain the actual or perceived quality of Fresh Vine’s wines could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

Damage to Fresh Vine’s reputation or loss of consumer confidence in Fresh Vine’s wines for any of these or other reasons could result in decreased demand for Fresh Vine’s wines and could have a material adverse effect on Fresh Vine’s business, operational results, and financial results, as well as require additional resources to rebuild Fresh Vine’s reputation, competitive position and winery brand strength.

Fresh Vine relies heavily on third-party suppliers and service providers, and they may not continue to produce products or provide services that are consistent with Fresh Vine’s standards or applicable regulatory requirements, which could harm Fresh Vine’s brand, cause consumer dissatisfaction, and require Fresh Vine to find alternative suppliers and service providers.

Fresh Vine has strategically structured its organization and operations with a view towards minimizing capital investment requirements. Fresh Vine does this by leveraging a network of third-party providers with industry experience and expertise that it uses to perform various functions on its behalf. Specifically, Fresh Vine’s contracted with Fior di Sole, an industry leading packaging innovation and wine production company based in Napa Valley, California, to serve as a “host” winery” and permit Fresh Vine occupy a portion of its production and warehouse facility and its production equipment on an alternating proprietorship basis. Under this arrangement, Fresh Vine used capacity at Fior di Sole’s production facility at times mutually convenient to Fresh Vine and Fior di Sole to produce and bottle wines. Fior di Sole was responsible for keeping its production equipment in good operating order. Although Fresh Vine was solely responsible for managing and conducting its own winemaking activities, Fresh Vine could request use of the Fior di Sole’s personnel to perform crush, fermentation, blending, cellar, warehousing, barrel topping and/or bottling services for additional fees. Under a separate agreement, Fior di Sole provided Fresh Vine with bulk juice and blends, finishes, bottles, stops, labels, and packages its wine. Fior di Sole provided these services on a purchase order basis, which purchase orders are subject to the parties’ mutual agreement. This agreement was terminated in December 2023.

Fresh Vine relies heavily on the third parties to manage the sales and distribution of wine and manage its DTC marketing initiatives. Fresh Vine also utilizes third parties to help manage all of its regulatory licensing and compliance activities, and Fresh Vine utilizes additional software tools available to the industry to navigate and manage the complex state-by-state regulations that apply to its operations in the beverage alcohol industry.

Fresh Vine engages many of its third-party suppliers and service providers on a purchase order basis or pursuant to agreements that are generally one year or less in duration. The ability and willingness of these third parties to supply and provide services may be affected by competing orders placed by other companies, the demands of those companies or other factors. If Fresh Vine experiences significant increases in demand or need to replace a significant third-party supplier or service provider, there can be no assurance that alternative third party vendors will be available when required on terms that are acceptable, or at all, or that any such vendor will allocate sufficient capacity to Fresh Vine in order to meet its requirements. If Fresh Vine fail to replace a supplier or servicer provider in a timely manner or on commercially reasonable terms, Fresh Vine could incur product disruptions and its operating results and financial condition could be materially harmed. Switching or adding additional vendors, particularly Fresh Vine’s alternating proprietorship host winery, would also involve additional costs and require management time and focus.

Except for remedies that may be available to Fresh Vine under agreements with third-party vendors, Fresh Vine cannot control whether or not such vendors devote sufficient time and resources to supporting Fresh Vine’s business operations. These third parties may also have relationships with other commercial entities, including competitors, for whom they may also be providing services, which could affect their performance on Fresh Vine’s behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines or need to be replaced for other reasons, it could adversely impact Fresh Vine’s ability to meet consumers’ demands for its products or comply with regulatory requirements and subject Fresh Vine’s to potential liability, any of which may harm the reputation of Fresh Vine and its products.

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Although Fresh Vine attempts to carefully manage its relationships with its network of third-party vendors, there can be no assurance that Fresh Vine will not encounter challenges or delays in the future or that these challenges or delays will not have a material adverse impact on Fresh Vine’s business, financial condition and prospects.

Fresh Vine faces significant competition with an increasing number of products and market participants that could materially and adversely affect its business, results of operations and financial results.

Fresh Vine’s industry is intensely competitive and highly fragmented. Fresh Vine’s wines compete with many other domestic and foreign wines. Fresh Vine’s wines compete with popularly priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for drinker acceptance and loyalty, shelf space and prominence in retail stores, presence, and prominence on restaurant wine lists and for marketing focus by Fresh Vine’s distributors, many of which carry extensive portfolios of wines and other alcoholic beverages. This competition is driven by established companies as well as new entrants in our markets and categories. In the United States, wine sales are relatively concentrated among a limited number of large suppliers, including E&J Gallo, Constellation, Duckhorn, Trinchero, Jackson Family Wines, Ste. Michelle and The Wine Group, and these and Fresh Vine’s other competitors may have more robust financial, technical, marketing and distribution networks and public relations resources than Fresh Vine has. As a result of this intense competition, Fresh Vine has experienced and may continue to face upward pressure on its selling, marketing and promotional efforts and expenses. There can be no assurance that in the future that Fresh Vine will be able to successfully compete with competitors or that it will not face greater competition from other wineries and beverage manufacturers.

If Fresh Vine is unable to successfully compete with existing or new market participants, or if Fresh Vine does not effectively respond to competitive pressures, it could experience reductions in market share and margins that could have a material and adverse effect on its business, results of operations and financial results.

Consolidation of the distributors of Fresh Vine’s wines, as well as the consolidation of retailers, may increase competition in an already crowded space and may have a material adverse effect on Fresh Vine’s business, results of operations and financial results.

Other than sales made directly to consumers, the majority of Fresh Vine’s wine sales are made through distributors for resale to retail outlets, restaurants and hotels across the United States. Fresh Vine expect sales to distributors to represent an increasingly substantial portion of its future net sales as Fresh Vine grows its network of wholesale distributors. Consolidation among wine producers, distributors, wholesalers, suppliers and retailers could create a more challenging competitive landscape for Fresh Vine’s wines. In addition, Fresh Vine believes that the increased growth and popularity of the retail e-commerce environment across the consumer product goods market, which accelerated during the COVID-19 pandemic and the resulting quarantines, “stay at home” orders, travel restrictions, retail store closures, social distancing requirements and other government action, has and is likely to continue to change the competitive landscape for Fresh Vine’s wines. Consolidation at any level could hinder the distribution and sale of Fresh Vine’s wines as a result of reduced attention and resources allocated to its wine brands both during and after transition periods, because Fresh Vine’s brands might represent a smaller portion of the new business portfolio. Furthermore, consolidation of distributors may lead to the erosion of margins as newly consolidated distributors take down prices or demand more margin from existing suppliers. Changes in distributors’ strategies, including a reduction in the number of brands they carry or the allocation of resources for Fresh Vine’s competitors’ brands or private label products, may adversely affect Fresh Vine’s growth, business, financial results and market share. Distributors of Fresh Vine’s wines offer products that compete directly with Fresh Vine’s wines for inventory and retail shelf space, promotional and marketing support and consumer purchases. Expansion into new product categories by other suppliers or innovation by new entrants into the market could increase competition in Fresh Vine’s product categories.

An increasingly large percentage of our net sales is concentrated within a small number of wholesale customers. The purchasing power of large retailers is significant, and they have the ability to command concessions. There can be no assurance that the distributors and retailers will purchase Fresh Vine’s wines or provide Fresh Vine’s wines with adequate levels of promotional and merchandising support. The failure to bring on major accounts or the need to make significant concessions to retain one or more such accounts could have a material and adverse effect on Fresh Vine’s business, results of operations and financial position.

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Fresh Vine’s marketing strategy involves continued expansion into the direct-to-consumer channel, which may present risks and challenges for which it is not adequately prepared and which could negatively affect its sales in these channels and its profitability.

A portion of Fresh Vine’s operating strategy is to expand its sales of wine through the direct-to-consumer channel. However, the direct-to-consumer marketplace is highly competitive and in recent years has seen the entrance of new competitors and products targeting similar customer groups as Fresh Vine’s business. To be competitive and forge new connections with customers, Fresh Vine has invested in the expansion of its direct-to-consumer channel. Such expansion may require significant investment in e-commerce platforms, marketing, fulfilment, information technology (“IT”) infrastructure and other known and unknown costs. The success of Fresh Vine’s direct-to-consumer sales channel depends on Fresh Vine’s ability to maintain the efficient and uninterrupted operation of online order-processing and fulfilment and delivery operations. As such, Fresh Vine is heavily dependent on the performance of its shipping and technology partners. Any system interruptions or delays could prevent potential customers from purchasing Fresh Vine’s wines directly.

Fresh Vine’s ability to ship wines directly to our customers is the result of court rulings, including the U.S. Supreme Court ruling in Granholm v. Heald, which allow, in certain circumstances, shipments to customers of wines from out-of-state wineries. Any changes to the judicial, legal, or regulatory framework that reduce Fresh Vine’s ability to sell wines in most states using its direct-to-consumer sales channel could have a materially adverse effect on Fresh Vine’s business, results of operations and financial results.

Fresh Vine may be unable to adequately adapt to shifts in consumer preferences for points of purchase, such as an increase in at-home delivery during the COVID-19 pandemic, and Fresh Vine’s competitors may react more rapidly or with improved customer experiences. A failure to react quickly to these and other changes in consumer preferences, or to create infrastructure to support new or expanding sales channels may materially and adversely affect Fresh Vine’s business, results of operations and financial results.

In addition to litigation that may arise from time to time in the ordinary course of business, Fresh Vine has been engaged in litigation with its former Chief Operating Officer.

As disclosed under “Fresh Vine Business - Legal Proceedings,” Fresh Vine was a defendant in a lawsuit styled Timothy Michaels v. Fresh Vine Wine, Inc. filed May 27, 2022 in the Fourth Judicial District Court, Hennepin County, Minnesota. The lawsuit relates to a complaint filed by Mr. Michaels resulting from Fresh Vine including a restricted “lock-up” legend on shares of Fresh Vine common stock issued to Mr. Michaels pursuant to a settlement agreement that Fresh Vine entered into with Mr. Michaels following termination of his employment and for delay in removing or directing Fresh Vine’s transfer agent to remove such legend. On January 25, 2024, the jury in the lawsuit rendered a verdict against Freeh Vine awarding damages to Mr. Michaels in the amount of $585,976.25. The damages awarded to Mr. Michaels by the trial court are not covered by Fresh Vine’s insurance policies. On February 22, 2024, Fresh Vine filed a renewed motion for post-verdict judgment in favor of Fresh Vine as a matter of law. On February 26, 2024, the Judge in the lawsuit denied the renewed motion for post-verdict judgment.

On March 25, 2024, Mr. Michaels filed a Notice and Application for Taxation of Costs and Disbursements. On March 26, 2024, the Company filed its Notice of Appeal. On March 26, 2024, Mr. Michaels served a motion for Pre-verdict and Prejudgment Interest. On March 27, 2024, a Notice of Entry of Judgment was filed and, on March 28, 2024, a Notice of Docketing of Judgment was entered. Although the Company believes it has legal grounds to appeal the verdict, continued litigation and related actions may be expensive, the outcome of any litigation (including any appeal) is difficult to predict, and the existence of litigation may impact the ability of management to focus on other business matters. Furthermore, the Company may be required to post an appeal bond in order to stay execution of the money judgment pending any appeal. Given the Company’s current financial position, the cost of such an appeal bond is uncertain and may be higher than the typical cost of such a bond or require the Company to provide cash or other collateral. In addition, adverse judgments may result in an increase in future insurance premiums, and any judgments for which the Company is not fully insured may result in a significant financial loss and may materially and adversely affect the Company’s business, results of operations and financial results.

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If Fresh Vine is unable to secure and protect its intellectual property in domestic and foreign markets, including trademarks for its wine brands and wines, the value of its wine brands and intellectual property could decline, which could have a material and adverse effect on its business, results of operations and financial results.

The future success of Fresh Vine’s existing business depends on its ability to protect its current and future wine brands and wines and to enforce and defend its trademarks and other intellectual property rights. Fresh Vine relies on a combination of trademark, copyright and trade secret laws, as well as confidentiality procedures and contractual restrictions, to secure and protect its intellectual property rights. Fresh Vine has been granted three (3) trademark registrations in the United States for FRESH VINE®, FRESH VINE (Stylized)®, and our FV Logo®, and numerous trademark registrations in other countries for the FRESH VINE mark, and Fresh Vine has filed, and may continue to file, trademark applications seeking to protect newly-developed wine brands. Fresh Vine has also been granted a copyright registration in the first version of its website located at www.freshvine.com.

Fresh Vine cannot be sure that any trademark office or copyright office will issue trademark registrations under any of its trademark applications, or copyright registrations under any of its copyright applications. Third parties may oppose the registration of Fresh Vine’s trademark applications, contest its trademark rights or copyrights, and petition to cancel its registered trademarks. Fresh Vine cannot assure that it will be successful in defending its trademarks or copyrights in actions brought by third parties. There is also a risk that Fresh Vine could fail to timely maintain or renew its trademark registrations or otherwise protect its trademark rights or copyrights, which could result in the loss of those trademark rights (including in connection with failure to maintain consistent use of these trademarks). If Fresh Vine fails to maintain its trademarks or a third party successfully challenges its trademarks or copyrights, Fresh Vine could be forced to rebrand its wines, and any other products, which could result in a loss of wine brand recognition and could require Fresh Vine to devote additional resources to the development and marketing of new wine brands.

Notwithstanding any trademark registrations or copyright registrations held by Fresh Vine, a third party could bring a lawsuit or other claim alleging that Fresh Vine has infringed that third party’s trademark rights or copyrights. Any such claims, with or without merit, could require significant resources to defend, could damage the reputation of Fresh Vine’s wine brands, could result in the payment of compensation (whether as a damages award or settlement) to such third parties, and could require Fresh Vine to stop using its wine brands or otherwise agree to an undertaking to limit that use. In addition, Fresh Vine’s actions to monitor and enforce trademark rights or copyrights against third parties may not prevent counterfeit products or products bearing confusingly similar trademarks from entering the marketplace, which could divert sales from Fresh Vine, tarnish its reputation or reduce the demand for its products or the prices at which we sell those products. Any enforcement litigation brought by Fresh Vine, whether or not successful, could require significant costs and resources, and divert the attention of management, which could negatively affect Fresh Vine’s business, results of operations and financial results. Third parties may also acquire and register domain names that are confusingly similar to or otherwise damaging to the reputation of Fresh Vine’s trademarks, and Fresh Vine may not be able to prevent or cancel any such domain name registrations.

In addition to registered intellectual property rights such as trademark registrations and copyright registrations, Fresh Vine has relied on non-registered proprietary information, such as trade secrets, confidential information, and know-how, including in connection with the crafting of its low calorie, low-carb, premium tasting wines. In order to protect our proprietary information, Fresh Vine has relied in part on agreements with our employees, independent contractors and other third parties that place restrictions on the use and disclosure of this intellectual property. These agreements may be breached, or this intellectual property, including trade secrets, may otherwise be disclosed or become known to Fresh Vine’s competitors, which could cause Fresh Vine to lose any competitive advantage resulting from this intellectual property. To the extent that its employees, independent contractors or other third parties with whom Fresh Vine does business use intellectual property owned by others in their work for Fresh Vine, disputes may arise as to the rights in related or resulting know-how and inventions. The loss of trade secret protection could make it easier for third parties to compete with Fresh Vine’s products. In addition, any changes in, or unexpected interpretations of, intellectual property laws may compromise our ability to enforce Fresh Vine’s trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Fresh Vine’s proprietary rights, and failure to obtain or maintain protection of its trade secrets or other proprietary information could harm its business, financial condition, results of operations and competitive position.

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Fresh Vine may not be fully insured against catastrophic perils, including catastrophic loss or inaccessibility of wineries, production facilities and/or distribution systems resulting from fire, wildfire, flood, wind events, earthquake and other perils, which may cause us to experience a material financial loss.

If any of the facilities at which Fresh Vine stores its wine inventory were to experience a catastrophic loss in the future, it could disrupt Fresh Vine’s operations, delay production, shipments and our recognition of revenue, and result in potentially significant expenses to repair or replace the facility. If such a disruption were to occur, Fresh Vine could breach agreements, its reputation could be harmed and its business and operating results could be materially and adversely affected. Although Fresh Vine carries insurance to cover property and inventory damage and business interruption, these coverages are subject to deductibles and self-insurance obligations, as well as caps on coverage that could be below the value of losses Fresh Vine could incur in certain catastrophic perils. Furthermore, claims for recovery against Fresh Vine’s insurance policies can be time-consuming, and may result in significant delays between when it incurs damages and when it receives payment under applicable insurance policies. If one or more significant catastrophic events occurred damaging Fresh Vine’s or third-party assets and/or services, Fresh Vine could suffer a major financial loss and its business, results of operations and financial condition could be materially and adversely affected.

A failure of one or more of Fresh Vine’s key IT systems, networks, processes, associated sites or service providers could have a material adverse impact on business operations, and if the failure is prolonged, Fresh Vine’s financial condition.

Fresh Vine relies on IT systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed, hosted, provided, and used by third parties or their vendors, to assist it in the management of its business. The various uses of these IT systems, networks and services include, but are not limited to: hosting Fresh Vine’s internal network and communication systems; supply and demand planning; production; shipping wines to customers; hosting Fresh Vine’s website(s) and marketing products to consumers; collecting and storing customer, consumer, employee, stockholder, and other data; processing transactions; summarizing and reporting results of operations; hosting, processing and sharing confidential and proprietary research, business plans and financial information; complying with regulatory, legal or tax requirements; providing data security; and handling other processes necessary to manage Fresh Vine’s business.

Increased IT security threats and more sophisticated cybercrimes and cyberattacks, including computer viruses and other malicious codes, ransomware, unauthorized access attempts, denial of service attacks, phishing, social engineering, hacking and other types of attacks pose a potential risk to the security of Fresh Vine’s IT systems, networks and services, as well as the confidentiality, availability, and integrity of Fresh Vine’s data, and Fresh Vine has in the past, and/or may in the future, experience cyberattacks and other unauthorized access attempts to its IT systems. Because the techniques used to obtain unauthorized access are constantly changing and often are not recognized until launched against a target, Fresh Vine or its vendors may be unable to anticipate these techniques or implement sufficient preventative or remedial measures. If Fresh Vine is unable to efficiently and effectively maintain and upgrade our system safeguards, it may incur unexpected costs and certain of its systems may become more vulnerable to unauthorized access. In the event of a ransomware or other cyber-attack, the integrity and safety of Fresh Vine’s data could be at risk, or Fresh Vine may incur unforeseen costs impacting its financial position. If the IT systems, networks or service providers Fresh Vine relies upon fails to function properly, or if Fresh Vine suffers a loss or disclosure of business or other sensitive information due to any number of causes ranging from catastrophic events, power outages, security breaches, unauthorized use or usage errors by employees, vendors or other third parties and other security issues, Fresh Vine may be subject to legal claims and proceedings, liability under laws that protect the privacy and security of personal information (also known as personal data), litigation, governmental investigations and proceedings and regulatory penalties, and Fresh Vine may suffer interruptions in its ability to manage its operations and reputational, competitive or business harm, which may adversely affect Fresh Vine’s business, results of operations and financial results. In addition, such events could result in unauthorized disclosure of material confidential information, and Fresh Vine may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to Fresh Vine or to its employees, stockholders, customers, suppliers, consumers or others. In any of these events, Fresh Vine could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or technological failure and the reputational

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damage resulting therefrom, to pay for investigations, forensic analyses, legal advice, public relations advice or other services, or to repair or replace networks and IT systems.

Fresh Vine’s failure to adequately maintain and protect personal information of its customers or employees in compliance with evolving legal requirements could have a material adverse effect on Fresh Vine’s business.

Fresh Vine collects, uses, stores, discloses or transfers (collectively, “processes”) personal information, including from employees and customers, in connection with the operation of its business. A wide variety of local and international laws as well as regulations and industry guidelines apply to the privacy and collecting, storing, use, processing, disclosure, and protection of personal information and may be inconsistent among countries or conflict with other rules. Data protection and privacy laws and regulations are changing, subject to differing interpretations and being tested in courts and may result in increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions.

A variety of data protection legislation apply in the United States at both the federal and state level, including new laws that may impact our operations. For example, the State of California has enacted the California Consumer Privacy Act of 2018 (“CCPA”), which generally requires companies that collect, use, share and otherwise process “personal information” (which is broadly defined) of California residents to make disclosures about their data collection, use, and sharing practices, allows consumers to opt-out of certain data sharing with third parties or the sale of personal information, allows consumers to exercise certain rights with respect to any personal information collected and provides a new cause of action for data breaches. In addition, a new privacy law, the California Privacy Rights Act (“CPRA”), which significantly modifies the CCPA, was recently approved by ballot initiative during the November 3, 2021 general election. On January 1, 2023 the CCPA became effective and added additional privacy protection. This may require us to incur additional expenditures to ensure compliance. Additionally, the Federal Trade Commission, and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination, and security of data. The burdens imposed by the CCPA and other similar laws that have been or may be enacted at the federal and state level may require Fresh Vine to modify its data processing practices and policies and to incur additional expenditures in order to comply.

Foreign laws and regulations relating to privacy, data protection, information security and consumer protection often are more restrictive than those in the United States. The European Union, for example, traditionally has imposed stricter obligations under its laws and regulations relating to privacy, data protection and consumer protection than the United States. In May 2018 the European Union’s new regulation governing data practices and privacy called the General Data Protection Regulation, or GDPR, became effective and substantially replaced the data protection laws of the individual European Union member states. The law requires companies to meet more stringent requirements regarding the handling of personal data of individuals in the EU than were required under predecessor EU requirements. In the United Kingdom, a Data Protection Bill that substantially implements the GDPR also became law in May 2018. The GDPR and other similar regulations require companies to give specific types of notice and in some cases seek consent from consumers and other data subjects before collecting or using their data for certain purposes, including some marketing activities. Outside of the European Union, many countries have laws, regulations, or other requirements relating to privacy, data protection, information security, and consumer protection, and new countries are adopting such legislation or other obligations with increasing frequency. Many of these laws may require consent from consumers for the use of data for various purposes, including marketing, which may reduce our ability to market our products. There is no harmonized approach to these laws and regulations globally. Consequently, Fresh Vine would increase its risk of non-compliance with applicable foreign data protection laws by expanding internationally. Fresh Vine may need to change and limit the way it uses personal information in operating its business and may have difficulty maintaining a single operating model that is compliant. In addition, various federal, state and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection, information security and consumer protection.

Compliance with these and any other applicable privacy and data protection laws and regulations is a rigorous and time-intensive process, and Fresh Vine may be required to put in place additional mechanisms ensuring compliance with the new privacy and data protection laws and regulations. Fresh Vine’s actual or alleged failure to comply with any applicable privacy and data protection laws and regulations, industry standards or contractual obligations, or to protect such information and data that we process, could result in litigation, regulatory investigations, and enforcement

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actions against it, including fines, orders, public censure, claims for damages by employees, customers and other affected individuals, public statements against it by consumer advocacy groups, damage to its reputation and competitive position and loss of goodwill (both in relation to existing customers and prospective customers) any of which could have a material adverse effect on Fresh Vine’s business, financial condition, results of operations, and cash flows. Additionally, if third parties that Fresh Vine works with, such as vendors or developers, violate applicable laws or Fresh Vine’s policies, such violations may also place personal information at risk and have an adverse effect on Fresh Vine’s business. Even the perception of privacy concerns, whether or not valid, may harm a company’s reputation, subjecting it to regulatory scrutiny and investigations.

A decrease in wine score ratings by important rating organizations could have a negative impact on our ability to create demand for and sell our wines. Sustained negative scores could reduce the prominence of our winery brands and carry negative association across our portfolio which could materially and adversely affect our sales and profitability.

Our winery brands and individual labels are issued ratings or scores by wine rating organizations, and higher scores often drive greater demand and, in some cases, higher pricing. Many of our winery brands and labels have consistently ranked among the top U.S. luxury wine brands and have generally received positive reviews across multiple appellations, varieties, styles and price points from many of the industry’s top critics and publications. These positive third-party reviews have been important to maintaining and expanding our reputation as a luxury wine producer. However, we have no control over ratings issued by third parties or the methodology they use to evaluate our wines, which may not continue to be favorable to us in the future. If our new or existing winery brands or labels are assigned significantly lower ratings, if our winery brands or labels consistently receive lower ratings over an extended period of time or if any of our competitors’ new or existing brands are assigned comparatively higher ratings, our customers’ perception of our winery brands and our labels and demand for our wines could be negatively impacted, which could materially and adversely affect our sales and profitability.

Dependence on key suppliers and distributors.

Although Fresh Vine’s products will be primarily sold and distributed through [•], the company will continue to rely heavily on distributors, most of which are independent wholesalers, for the sale of the Fresh Vine’s products to retailers. A disruption of the ability of the wholesalers, or [•], or Pubco to distribute products efficiently due to any significant operational problems, such as widespread labor union strikes, the loss of a major wholesaler as a customer, or the termination of the distribution relationship [•], could hinder Pubco’s ability to get its products to retailers and could have a material adverse impact on Pubco’s sales and results of operations.

Brand development and recognition challenges.

[•]

Production capacity constraints and scalability.

[•]

Quality control and consistency maintenance.

[•]

Integration challenges with Amaze's e-commerce platform.

[•]

Inventory management and vintage variation risks.

[•]

Product liability and recall risks.

[•]

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Compliance costs with food safety regulations.

[•]

Dependence on key winemaking personnel.

[•]

Risks associated with vineyard property management.

[•]

Limited geographic diversification of production facilities.

[•]

Fresh Vine Industry Risk

A reduction in consumer demand for wine, which may result from a variety of factors, including demographic shifts and decreases in discretionary spending, could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

Fresh Vine relies on consumers’ demand for our wine. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, changes in discretionary income, public health policies and perceptions and changes in leisure, dining and beverage consumption patterns. Fresh Vine’s success will require it to anticipate and respond effectively to shifts in consumer behavior and drinking tastes. If consumer preferences were to move away from Fresh Vine’s wine brand, its results of operations would be materially and adversely affected.

A limited or general decline in consumer demand could occur in the future due to a variety of factors, including:

●	a general decline in economic or geopolitical conditions;
●	a general decline in the consumption of alcoholic beverage products in on-premise establishments, such as those that may result from smoking bans and stricter laws relating to driving while under the influence of alcohol and changes in public health policies, including those implemented to address the COVID-19 pandemic;
●	a generational or demographic shift in consumer preferences away from wines to other alcoholic beverages;
●	increased activity of anti-alcohol groups;
●	concern about the health consequences of consuming alcoholic beverage products; and
●	increased federal, state, provincial, and foreign excise, or other taxes on beverage alcohol products and increased restrictions on beverage alcohol advertising and marketing.

Demand for premium wine brands may be particularly susceptible to changing economic conditions and consumer tastes, preferences and spending habits, which may reduce Fresh Vine’s sales of these products and adversely affect its profitability. An unanticipated decline or change in consumer demand or preference could also materially impact Fresh Vine’s ability to forecast for future production requirements, which could, in turn, impair its ability to effectively adapt to changing consumer preferences. Any reduction in the demand for Fresh Vine’s wines would materially and adversely affect its business, results of operations and financial results.

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Due to the three-tier alcohol beverage distribution system in the United States, Fresh Vine is heavily reliant on distributors that resell alcoholic beverages in all states in which it do business. A significant reduction in distributor demand for Fresh Vine’s wines would materially and adversely affect Fresh Vine’s sales and profitability.

Due to regulatory requirements in the United States, Fresh Vine sells a significant portion of its wines to wholesalers for resale to retail accounts. A change in the relationship with any of Fresh Vine’s significant distributors could harm its business and reduce its sales. The laws and regulations of several states prohibit changes of distributors, except under certain limited circumstances, making it difficult to terminate or otherwise cease working with a distributor for poor performance without reasonable justification, as defined by applicable statutes. Any difficulty or inability to replace distributors, poor performance of Fresh Vine’s major distributors or Fresh Vine’s inability to collect accounts receivable from its major distributors could harm Fresh Vine’s business. In addition, an expansion of the laws and regulations limiting the sale of wine would materially and adversely affect Fresh Vine’s business, results of operations and financial results. There can be no assurance that the distributors and accounts to which Fresh Vine sells its wines will continue to purchase Fresh Vine’s wines or provide such wines with adequate levels of promotional support, which could increase competitive pressure to increase sales and marketing spending and could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

A failure to adequately prepare for adverse events that could cause disruption to elements of Fresh Vine’s business, including the availability of bulk grapes, and the blending, inventory aging or distribution of Fresh Vine’s wines could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

Disruptions to Fresh Vine’s operations caused by adverse weather, natural disasters, public health emergencies, including the COVID-19 pandemic, or unforeseen circumstances may cause delays to or interruptions in its operations. Concerns regarding the availability of water for production is particular to companies that produce and bottle wines in California. A consequence of any of these or supply or supply chain disruptions, including the temporary inability to produce wines due to the closure of our production sites, could prevent Fresh Vine’s from meeting consumer demand in the near term or long term. For example, as result of the COVID-19 pandemic, Fresh Vine’s industry has experienced temporary supply chain disruptions for certain processed materials, cardboard packaging, and glass, as well as increased strain on logistics networks and shipping partners. The occurrence of any such disruptions during a peak time of demand for such processed materials could increase the magnitude of the effect on Fresh Vine’s distribution network and sales. Failure to adequately prepare for and address any such disruptions could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

A catastrophic event causing physical damage, disruption or failure at Fresh Vine’s production facility could adversely affect Fresh Vine’s business. Although Fresh Vine’s wines currently available for sale do not require substantial aging, Fresh Vine expects that certain of its wines, including the Reserve Cabernet Sauvignon, require aging for some period of time. As a result, Fresh Vine expects to maintain inventory of aged and maturing wines in warehouses. The loss of a substantial amount of aged inventory through fire, accident, earthquake, other natural or man-made disaster, contamination or otherwise could significantly reduce the supply of the affected wine or wines, including aged wines, which are typically the highest priced and limited production wines.

Any disruptions that cause forced closure or evacuation could materially harm Fresh Vine’s business, results of operations and financial results. Additionally, should multiple closings occur, Fresh Vine may lose guest confidence resulting in a reduction in direct sales, which could materially and adversely affect Fresh Vine’s business, results of operations and financial results. If Fresh Vine expands future operations to include tasting rooms, such closings would also negatively impact visitation.

Inclement weather, drought, pests, plant diseases and other factors could reduce the amount or quality of the grapes available to produce Fresh Vine’s wines, which could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

A shortage in the supply of quality grapes may result from the occurrence of any number of factors that determine the quality and quantity of grape supply, including adverse weather conditions (including heatwaves, frosts, drought and excessive rainfall), and various diseases, pests, fungi and viruses. Fresh Vine cannot anticipate changes in weather patterns and conditions, and Fresh Vine cannot predict their impact on its operations if they were to occur. Any shortage could cause an increase in the price of some or all of the grape varietals required for Fresh Vine’s wine

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production or a reduction in the amount of wine that Fresh Vine is able to produce, which could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

Factors that reduce the quantity of grapes the growers with which Fresh Vine contracts grow may also reduce their quality. Deterioration in the quality of Fresh Vine’s wines could harm its wine brand strength, and a decrease in Fresh Vine’s production could reduce its sales and increase its expenses, both of which could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

If Fresh Vine is unable to obtain adequate supplies of premium juice from third-party juice suppliers, the quantity or quality of its production of wine could be adversely affected, causing a negative impact on Fresh Vine’s business, results of operations and financial condition.

The production of Fresh Vine’s wines and the ability to fulfill the demand for Fresh Vine’s wines is restricted by the availability of premium grapes and juice from third-party growers. If Fresh Vine is unable to source grapes and juice of the requisite quality, varietal and geography, among other factors, its ability to produce wines to the standards, quantity and quality demanded by customers could be impaired.

Factors including climate change, agricultural risks, competition for quality, water availability, land use, wildfires, floods, disease, and pests could impact the quality and quantity of grapes and bulk juice available to Fresh Vine. Furthermore, these potential disruptions in production may drive up demand for grapes and bulk juice creating higher input costs or the inability to purchase these materials. Following the 2020 wildfires in Northern California, the price of bulk juice increased substantially in a very short period of time, leading to some wine producers reducing lot sizes of certain wines. As a result, Fresh Vine’s financial results could be materially and adversely affected both in the year of the harvest and future periods.

If Fresh Vine is unable to identify and obtain adequate supplies of quality agricultural, raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies, or if there is an increase in the cost of the commodities or products, Fresh Vine’s profitability, production and distribution capabilities could be negatively impacted, which would materially and adversely affect Fresh Vine’s business, results of operations and financial condition.

Fresh Vine uses grapes and other raw materials to produce and package wine, including corks, barrels, winemaking additives, and water, as well as large amounts of packaging materials, including metal, cork, glass and cardboard. Fresh Vine purchases raw materials and packaging materials under contracts of varying maturities from domestic and international suppliers.

Glass bottle costs are one of Fresh Vine’s largest packaging components of cost of goods sold. In North America, glass bottles have only a small number of producers. The inability of any of Fresh Vine’s glass bottle suppliers to satisfy its requirements could materially and adversely affect its business. In addition, costs and programs related to mandatory recycling and recyclable materials deposits could be adopted in states of manufacture, imposing additional and unknown costs to manufacture products utilizing glass bottles. The amount of water available for use is important to the supply of grapes, other agricultural raw materials, and Fresh Vine’s ability to operate our business. If climate patterns change and droughts become more severe, there may be a scarcity of water or poor water quality, which may affect Fresh Vine’s production costs, consistency of yields or impose capacity constraints. Fresh Vine depends on sufficient amounts of quality water to conduct operations. The suppliers of the grapes and other agricultural raw materials Fresh Vine purchases also depend upon sufficient supplies of quality water for their vineyards and fields. Prolonged or severe drought conditions in the western United States or restrictions imposed on irrigation options by governmental authorities could have an adverse effect on Fresh Vine’s operations in the region. If water available to Fresh Vine’s operations or the operations of its suppliers becomes scarcer, restrictions are placed on Fresh Vine’s usage of water or the quality of that water deteriorates, Fresh Vine may incur increased production costs or face manufacturing constraints which could negatively affect its production. Even if quality water is widely available, water purification and waste treatment infrastructure limitations could increase costs or constrain operation of Fresh Vine’s production facilities. Any of these factors could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

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Fresh Vine’s production and shipping activities also use energy in their operations, including electricity, propane and natural gas. Energy costs could rise in the future, which would result in higher transportation, freight and other operating costs, such as ageing and bottling expenses. Fresh Vine’s freight cost and the timely delivery of its wines could be adversely affected by a number of factors that could reduce the profitability of Fresh Vine’s operations, including driver shortages, higher fuel costs, weather conditions, traffic congestion, increased government regulation, and other matters. In addition, increased labor costs or insufficient labor supply could increase production costs.

Fresh Vine’s supply and the price of raw materials, packaging materials and energy and the cost of energy, freight and labor used in Fresh Vine’s productions and distribution activities could be affected by a number of factors beyond our control, including market demand, global geopolitical events (especially their impact on energy prices), economic factors affecting growth decisions, exchange rate fluctuations and inflation. To the extent any of these factors, including supply of goods and energy, affect the prices of ingredients or packaging, or Fresh Vine does not effectively or completely hedge changes in commodity price risks, or is unable to recoup costs through increases in the price of finished wines, Fresh Vine’s business, results of operations and financial results could be materially and adversely affected.

The impact of U.S. and worldwide economic trends and financial market conditions could materially and adversely affect Fresh Vine’s business, liquidity, financial condition and results of operations.

Fresh Vine is subject to risks associated with adverse economic conditions in the United States and globally, including economic slowdown, inflation, and the disruption, volatility and tightening of credit and capital markets. Unfavorable global or regional economic conditions could materially and adversely impact Fresh Vine’s business, liquidity, financial condition and results of operations. In general, positive conditions in the broader economy promote customer spending on wine, while economic weakness, which generally results in a reduction of customer spending, may have a more pronounced negative effect on spending on wine. Unemployment, tax increases, governmental spending cuts or a return of high levels of inflation could affect consumer spending patterns and purchases of Fresh Vine’s wines and other alcoholic beverage products. Reduced consumer discretionary spending and reduced consumer confidence could negatively affect the trend towards consuming premium wines and could result in a reduction of wine and beverage alcohol consumption in the United States generally. In particular, extended periods of high unemployment, lower consumer discretionary spending and low consumer confidence could result in lower sales of premium wine brands, including Fresh Vine’s wine, in favor of wine brands which have a lower average sales price and generally have lower gross profit margins and lower overall sales, which could negatively impact our business and results of operations. These conditions could also create or worsen credit issues, cash flow issues, access to credit facilities and other financial hardships for Fresh Vine and its suppliers, distributors, accounts and consumers. An inability of Fresh Vine’s suppliers, distributors and retailers to access liquidity could impact Fresh Vine’s ability to produce and distribute its wines.

From time to time, Fresh Vine may become subject to litigation specifically directed at the alcoholic beverage industry, as well as litigation arising in the ordinary course of business.

Companies operating in the alcoholic beverage industry may, from time to time, be exposed to class action or other private or governmental litigation and claims relating to product liability, alcohol marketing, advertising or distribution practices, alcohol abuse problems or other health consequences arising from the excessive consumption of or other misuse of alcohol, including underage drinking. Various groups have, from time to time, publicly expressed concern over problems related to harmful use of alcohol, including drinking, and driving, underage drinking and health consequences from the misuse of alcohol. These campaigns could result in an increased risk of litigation against Fresh Vine and its industry. Lawsuits have been brought against beverage alcohol companies alleging problems related to alcohol abuse, negative health consequences from drinking, problems from alleged marketing or sales practices and underage drinking. While these lawsuits have been largely unsuccessful in the past, others may succeed in the future.

From time to time, Fresh Vine may also be party to other litigation in the ordinary course of our operations, including in connection with commercial disputes, enforcement or other regulatory actions by tax, customs, competition, environmental, anti-corruption and other relevant regulatory authorities, or, securities-related class action lawsuits, particularly following any significant decline in the price of Fresh Vine’s securities. Any such litigation or other actions may be expensive to defend and result in damages, penalties, or fines as well as reputational damage to Fresh Vine’s and its wine brands and may impact the ability of management to focus on other business matters. Furthermore, any adverse judgments may result in an increase in future insurance premiums, and any judgments for which Fresh

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Vine is not fully insured may result in a significant financial loss and may materially and adversely affect Fresh Vine’s business, results of operations and financial results.

As a producer of alcoholic beverages, Fresh Vine is the subject of regulatory reviews, proceedings and audits by governmental entities, any of which could result in an adverse ruling or conclusion, and which could have a material adverse effect on Fresh Vine’s business, financial condition, results of operations and future prospects.

Fresh Vine is subject to extensive regulation in the United States by federal, state, and local laws regulating the production, distribution and sale of consumable food items, and specifically alcoholic beverages, including by the Alcohol and Tobacco Tax and Trade Bureau (the “TTB”) and the Food and Drug Administration (the “FDA”). These and other regulatory agencies impose a number of product safety, labelling and other requirements on Fresh Vine’s operations and sales. In California, where all of Fresh Vine’s wines have been made, Fresh Vine is subject to alcohol-related licensing and regulations by many authorities, including the Department of Alcohol Beverage Control (the “ABC”), which investigates applications for licenses to sell alcoholic beverages, reports on the moral character and fitness of alcohol license applicants and the suitability of premises where sales are to be conducted. Fresh Vine is also subject to regulatory compliance requirements in all states in which it sells its wines. Any governmental litigation, fines, or restrictions on our operations resulting from the enforcement of these existing regulations or any new legislation or regulations could have a material adverse effect on Fresh Vine’s business, results of operations and financial results. Any government intervention challenging the production, marketing, promotion, distribution or sale of beverage alcohol or specific brands could affect Fresh Vine’s ability to sell its wines. Because litigation and other legal proceedings can be costly to defend, even actions that are ultimately decided in Fresh Vine’s favor could have a negative impact on its business, results of operations or financial results. Adverse developments in major lawsuits concerning these or other matters could result in management distraction and have a material adverse effect on Fresh Vine’s business. Changes to the interpretation or approach to enforcement of regulations may require changes to Fresh Vine’s business practices or the business practices of its suppliers, distributors, or customers. The penalties associated with any violations or infractions may vary in severity, and could result in a significant impediment to Fresh Vine’s business operations, and could cause Fresh Vine to have to suspend sales of wines in a jurisdiction for a period of time.

New and changing environmental requirements, and new market pressures related to climate change, could materially and adversely affect Fresh Vine’s business, results of operations and financial results.

There has been significant public discussion related to concerns that carbon dioxide and other greenhouse gases in the atmosphere have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. Federal regulations govern, among other things, air emissions, wastewater and stormwater discharges, and the treatment, handling and storage and disposal of materials and wastes. State environmental regulations and authorities intended to address and oversee environmental issues are largely state-level analogues to federal regulations and authorities intended to perform the similar purposes. Fresh Vine is subject to local environmental regulations that address a number of elements of its wine production process, including air quality, the handing of hazardous waste, recycling, water use and discharge, emissions and traffic impacts. Compliance with these and other environmental regulation requires significant resources. Continued regulatory and market trends towards sustainability may require or incentivize Fresh Vine to make changes to its current business operations. Fresh Vine may experience future increases in the costs associated with environmental regulatory compliance, including fees, licenses and the cost of capital improvements to meet environmental regulatory requirements. Although Fresh Vine doesn’t cultivate its own grapes, increased costs associated with environmental regulatory compliance may impact grape growers, which may increase costs to purchase bulk juice.

Changes in foreign and domestic laws and government regulations to which Fresh Vine is currently subject, including changes to the method or approach of enforcement of these government rules and regulations, may increase costs or limit Fresh Vine’s ability to sell wines into certain markets, which could materially and adversely affect Fresh Vine’s business, results of operations and financial condition.

Government laws and regulations may result in increased production and sales costs, including an increase on the applicable tax in various state, federal and foreign jurisdictions in which Fresh Vine does business. The amount of wine that Fresh Vine can sell directly to consumers outside of California is regulated, and in certain states it is not allowed to sell wines directly to consumers at all. Changes in these laws and regulations that tighten current rules

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could have an adverse impact on sales or increase costs to produce, market, package or sell wine. Changes in regulation that require significant additional source data for registration and sale, in the labelling or warning requirements, or limitations on the permissibility of any component, condition or ingredient, in the places in which Fresh Vine’s wines can be legally sold could inhibit sales of affected products in those markets.

The wine industry is subject to extensive regulation by a number of foreign and domestic agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, land use, production methods, trade and pricing practices, permitted distribution channels, permitted and required labelling, advertising, sequestration of classes of wine and relations with wholesalers and retailers. Any expansion of our existing facilities may be limited by present and future zoning ordinances, use permit terms, environmental restrictions and other legal requirements. In addition, new or updated regulations, requirements or licenses, particularly changes that impact Fresh Vine’s ability to sell DTC and/or retain accounts in California, or new or increased excise taxes, income taxes, property and sales taxes or international tariffs, could affect Fresh Vine’s financial condition or results of operations. From time to time, states consider proposals to increase state alcohol excise taxes. New or revised regulations or increased licensing fees, requirements or taxes could have a material adverse effect on Fresh Vine’s business, financial condition, and results of operations.

Investment Risk Related to Combined Business

●	Failure to maintain continued compliance with the listing requirements of the NYSE American exchange could result in the delisting of PubCo common stock.
●	PubCo will incur significant legal, accounting, and other expenses associated with public company reporting requirements and corporate governance requirements.
●	PubCo is eligible to be treated as an emerging growth company, and it cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will not make its shares less attractive to investors.
●	As a result of being a public company, PubCo is obligated to develop and maintain proper and effective internal control over financial reporting and any failure to maintain the adequacy of these internal controls may negatively impact investor confidence in PubCo and, as a result, the value of its common stock.
●	Sales of a substantial number of shares of PubCo’s common stock in the public market could cause the market price of its common stock to drop significantly, even if PubCo’s business is performing well.
●	As a public company, PubCo is subject to additional laws, regulations and stock exchange listing standards, which will result in additional costs to PubCo and may strain its resources and divert its management’s attention.
●	PubCo’s quarterly operating results may fluctuate, which could cause significant stock price fluctuations.
●	PubCo may fail to meet its publicly announced guidance or other expectations about its business and future operating results, which could cause its stock price to decline.
●	Stock price volatility and market conditions.
●	Costs associated with public company compliance.
●	Integration challenges between different business models.
●	Potential dilution from future equity issuances.

An active, liquid trading market for Pubco common stock may not develop, which may limit your ability to sell your shares.

Before the Business Combination is completed, there has been no public market for Pubco common stock. Although Fresh Vine lists shares of its common stock on the NYSE American under the symbol “VINE,” an active trading market for shares of Pubco common stock may not develop or be sustained going forward. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither Pubco nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of Pubco common stock. The market price of Pubco common stock may decline, and you may not be able to sell your shares of Pubco common stock at or above

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the price you paid for them, or at all. An inactive market may also impair Pubco’s ability to raise capital to continue to fund operations by selling shares and may impair Pubco’s ability to acquire other companies or technologies by using Pubco shares as consideration.

Sales of a substantial number of shares of Pubco’s common stock in the public market could cause the market price of Pubco common stock to drop significantly, even if Pubco’s business is performing well.

Sales of a substantial number of shares of Pubco common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Pubco’s common stock.

Pubco’s operating results and share price may be volatile, and the market price of Pubco’s common stock may drop below the price you pay.

Pubco’s operating results are likely to fluctuate in the future as a publicly traded company, which may occur during the pendency of the merger transaction or following completion of the merger. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of Pubco’s shares to wide price fluctuations regardless of its operating performance. You may not be able to resell your shares at or above the price that you paid or pay for them or at all. Pubco’s operating results and the trading price of our shares may fluctuate in response to various factors, many of which are beyond our control, may cause our operating results and the market price and demand for Pubco’s shares to fluctuate substantially. While Pubco believes that operating results for any particular year or quarter are not necessarily a meaningful indication of future results, fluctuations in yearly or quarterly operating results could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of Pubco’s shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of Pubco’s stockholders brought a lawsuit against it, Pubco could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of management from Pubco’s business, which could significantly harm Pubco’s profitability and reputation.

Pubco will incur significant legal, accounting, and other expenses associated with public company reporting requirements and corporate governance requirements.

Pubco will incur significant legal, accounting, and other expenses that it did not incur as a private company, including costs associated with public company reporting requirements and corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the NYSE American.

As an example of reporting requirements, Pubco is evaluating its internal control systems in order to allow management to report on our internal control over financing reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. As a company with limited capital and human resources, Pubco anticipates that more of management’s time and attention will be diverted from its business to ensure compliance with these regulatory requirements than would be the case with a company that has established controls and procedures. This diversion of management’s time and attention may have a material adverse effect on Pubco’s business, financial condition and results of operations.

Pubco is eligible to be treated as an emerging growth company, and it cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will not make its shares less attractive to investors.

Pubco is an emerging growth company, as defined in the JOBS Act. For as long as it continues to be an emerging growth company, Pubco may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, among others, (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and (4) the requirement to present only two years of audited financial statements and only two years of related “Management’s discussion and analysis of financial condition and

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results of operations” in periodic certain reports. Pubco could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if the market value of Pubco common stock held by non-affiliates exceeds $700.0 million as of the end of the second fiscal quarter in any fiscal year before that time or if Pubco has total annual gross revenues of $1.07 billion or more during any fiscal year before that time, in which case it would no longer be an emerging growth company as of the fiscal year end, or if it issues more than $1.0 billion in non-convertible debt during any three-year period before that time it would cease to be an emerging growth company immediately. Pubco cannot predict if investors will find shares of Pubco common stock less attractive because Pubco may rely on these exemptions. If some investors find Pubco common stock less attractive as a result, there may be a less active trading market for Pubco common stock and the share price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. Pubco has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies and intends to continue such election until the earlier of the date it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. Pubco’s financial statements may therefore not be comparable to those of other public companies that comply with such new or revised accounting standards.

As a result of being a public company, Pubco will be obligated to develop and maintain proper and effective internal control over financial reporting and any failure to maintain the adequacy of these internal controls may negatively impact investor confidence in Pubco and, as a result, the value of its common stock.

Pubco will be required pursuant to Section 404 of the Sarbanes-Oxley Act to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by Pubco’s management in its internal control over financial reporting. In addition, Pubco’s independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in Pubco’s first annual report required to be filed with the SEC following the date it is no longer an emerging growth company. Any failure to maintain effective internal control over financial reporting could severely inhibit Pubco’s ability to accurately report its financial condition or results of operations. If Pubco is unable to conclude that its internal control over financial reporting is effective, or if Pubco’s independent registered public accounting firm determines the Pubco has a material weakness in its internal control over financial reporting, Pubco could lose investor confidence in the accuracy and completeness of its financial reports, the market price of Pubco common stock could decline, Pubco could be subject to sanctions or investigations by the NYSE American, the SEC or other regulatory authorities and Pubco’s access to the capital markets could be restricted.

Internal control effectiveness during integration.

[•]

Risk of losing emerging growth company status.

[•]

Cross-border regulatory compliance complexities.

[•]

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning, among other things, the following:

●	the expected benefits of, and potential value created by, the Business Combination for the Fresh Vine stockholders and Adifex members;
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●	the likelihood of the satisfaction of certain conditions to the completion of the Business Combination and whether and when the Business Combination will be completed and the listing of the Pubco common stock to be issued on the NYSE American;

●	any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans and the anticipated timing of filings;

●	any statements concerning the attraction and retention of highly qualified personnel;

●	any statements concerning the combined company’s projected financial performance;

●	any statements regarding expectations concerning Fresh Vine’s or Adifex’ relationships and actions with third parties; and

●	future regulatory, judicial and legislative changes in Fresh Vine’s or Adifex’ or Amaze’s industry.

These forward-looking statements should not be relied upon as predictions of future events as Fresh Vine and Adifex cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The events and circumstances reflected in forward-looking statements may not be achieved or occur and actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

●	Fresh Vine stockholders and Adifex members may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

●	Failure to complete the Business Combination may result in either us or Adifex paying a termination fee to the other party and could significantly harm the market price of our common stock and negatively affect the future business and operations of each company.

●	The issuance of Fresh Vine’s common stock to Adifex’ members pursuant to the Business Combination Agreement and the resulting change in control from the Business Combination must be approved by Fresh Vine’s stockholders, and the Business Combination Agreement and contemplated transactions must be approved by Adifex’ members. Failure to obtain these approvals would prevent the closing of the Business Combination.

●	Because the lack of a public market for Adifex equity interest makes it difficult to evaluate the value of Adifex equity interest, the Adifex members may receive shares of Pubco common stock in the Business Combination that have a value that is less than, or greater than, the fair market value of Adifex equity interest.

●	If the conditions to the Business Combination are not satisfied or waived, the Business Combination will not occur.

●	Lawsuits may be filed in the future against us and the members of our board of directors arising out of the proposed Business Combination, which may delay or prevent the proposed Business Combination.

●	The proposed reverse stock split may not increase the combined company’s stock price over the long-term or may decrease the liquidity of the combined company’s common stock.

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●	If the Business Combination is not completed, Fresh Vine’s board of directors may decide to pursue a dissolution of Fresh Vine. In a dissolution, there can be no assurances as to the amount or timing of available cash, if any, to distribute to Fresh Vine’s stockholders after paying debts and other obligations and setting aside funds for reserves.

●	Pubco will require additional debt and/or equity capital to pursue business objectives and respond to business opportunities, challenges, or unforeseen circumstances. If such capital is not available to Pubco, its business, financial condition, and results of operations may be materially and adversely affected.

●	In addition to litigation that may arise from time to time in the ordinary course of business, Fresh Vine has been engaged in litigation with its former Chief Operating Officer.

●	Fresh Vine’s failure to maintain continued compliance with the listing requirements of the NYSE American exchange could result in the delisting of Fresh Vine common stock.

●	If Fresh Vine common stock becomes subject to the penny stock rules, it would become more difficult to trade such shares.

●	Fresh Vine incurs significant legal, accounting, and other expenses associated with public company reporting requirements and corporate governance requirements.

●	As a result of being a public company, Fresh Vine is obligated to develop and maintain proper and effective internal control over financial reporting and any failure to maintain the adequacy of these internal controls may negatively impact investor confidence in Fresh Vine and, as a result, the value of its common stock.

●	The percentage ownership in Fresh Vine may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

●	Amaze will likely require additional capital to support its business plan and potential growth, and this capital might not be available on favorable terms, or at all.

●	Amaze has incurred net losses in recent years and anticipates that we will continue to incur net losses for the near-term future and may never achieve profitability.

●	Amaze’s business plan is based on numerous assumptions and projections that may not prove accurate.

●	Amaze’s debt obligations may adversely affect cash flow and impose restrictions on the ability to

●	Various risks related to Amaze’s industry and current and planned operations.

The foregoing risks should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere. Fresh Vine and Adifex can give no assurance that the conditions to the Business Combination will be satisfied. For further discussion of the factors that may cause Fresh Vine, Adifex or the combined company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risks associated with the ability of Fresh Vine and Adifex to complete the Business Combination and the effect of the Business Combination on the business of Fresh Vine, Adifex and the combined company, see the section entitled “Risk Factors” beginning on page [•] of this proxy statement/prospectus.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Fresh Vine. See the section entitled “Where You Can Find More Information” on page [•] of this proxy statement/prospectus.

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If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of operations of Fresh Vine, Adifex, Amaze, or Pubco could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement/prospectus are current only as of the date of this proxy statement/prospectus. Fresh Vine and Adifex do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made, the occurrence of unanticipated events or any new information that becomes available in the future.

THE SPECIAL MEETING OF FRESH VINE STOCKHOLDERS

Date, Time and Place

The Fresh Vine special meeting will be held on [•], 2025, at [•], commencing at [•] [a.m./p.m.], Eastern Time. Fresh Vine is sending this proxy statement/prospectus to Fresh Vine stockholders in connection with the solicitation of proxies by the Fresh Vine board of directors for use at the Fresh Vine special meeting and any adjournments or postponements of the Fresh Vine special meeting. This proxy statement/prospectus is first being furnished to Fresh Vine stockholders on or about [•], 2025.

Purposes of the Fresh Vine Special Meeting

The purposes of the Fresh Vine special meeting are:

●	Proposal No. 1: To consider and vote upon a proposal to approve and authorize by resolution (i) the VINE Merger, under which Fresh Vine will merge into VINE Merger Sub and continue as the surviving company and wholly owned subsidiary of Pubco and, (ii) for purposes of NYSE American Company Guide Section 713(b), the change of control of Fresh Vine resulting from the VINE Merger (the “Merger Proposal”);

●	Proposal No. 2: To consider and vote upon a proposal to approve and adopt, by resolution the Business Combination Agreement, dated November 3, 2024 (the “Business Combination Agreement”), by and among Fresh Vine, Adifex, Pubco, VINE Merger Sub, and Adifex Merger Sub and the related transactions set forth in the Business Combination Agreement (a copy of the Business Combination Agreement is included as Annex [A] to the attached proxy statement/prospectus) (the “Business Combination Proposal”);

●	Proposal No. 3: To consider and vote upon the following separate proposals to be approved by ordinary resolution, on a non-binding advisory basis, to approve material differences between the Pubco Charter (as defined in the accompanying proxy statement/prospectus supplement) and the Existing Governing Documents (collectively, the “Advisory Proposals”);

●	Proposal No. 4: To consider and vote upon a proposal to approve the Equity Incentive Plan to be effective after the closing of the Business Combination (the “Equity Incentive Plan Proposal”);

●	Proposal No. 5: To vote upon a proposal to approve an adjournment of the Fresh Vine special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, and 4 (the “Adjournment Proposal”); and

●	To transact such other business as may properly come before the Fresh Vine special meeting or any adjournment or postponement thereof.

Recommendation of the Fresh Vine Board of Directors

The Fresh Vine board of directors has determined and believes that each of the proposals outlined above is advisable to, and in the best interests of, Fresh Vine and its stockholders and has approved each such proposal. The Fresh Vine board of directors unanimously recommends that Fresh Vine stockholders vote “FOR” each such proposal.

Record Date and Voting Power

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The Fresh Vine board of directors has fixed [•], 2025 as the record date for the determination of Fresh Vine stockholders entitled to notice of, and to vote at, the Fresh Vine special meeting and any adjournment or postponement thereof, or the record date. Only Fresh Vine stockholders of record, including holders of Fresh Vine’s common stock and Fresh Vine Preferred Stock, at the close of business on the record date are entitled to notice of, and to vote at, the Fresh Vine special meeting. At the close of business on the record date, [•] shares of Fresh Vine common stock, [•] shares of Series A Convertible Preferred Stock and [•] shares of Series B Convertible Preferred Stock were issued and outstanding. Each share of Fresh Vine common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval.

The holders of Fresh Vine Preferred Stock are entitled to vote as a single class with the holders of Fresh Vine common stock on all matters submitted to a vote of stockholders of Fresh Vine. The shares of Fresh Vine Preferred Stock vote on an adjusted as-converted to common stock basis. As of the record date, outstanding shares of Series A Convertible Preferred Stock represent a total of  [●] votes, and outstanding shares of Series B Convertible Preferred Stock represent a total of  [●] votes.

For purposes of determining voting rights, each share of Fresh Vine’s Series A Convertible Preferred Stock is convertible into the number of shares common stock (“Series A Conversion Shares”) calculated by dividing the “Stated Value” of $100.00 (plus the amount of accrued dividends on such shares of Series A Convertible Preferred Stock) by an assumed conversion price equal to the most recent closing sale price of Fresh Vine common stock as of the execution and delivery of the securities purchase agreement, which was of $0.47, taking into account (if applicable) the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap described below.

Under the “Exchange Share Cap,” the total number of shares of common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock (when added to any shares of common stock previously issued in respect of accrued dividends on the Fresh Vine Preferred Stock) may not exceed 3,179,269 shares (which represents 19.9% of Fresh Vine’s issued and outstanding common stock immediately prior to the date on which shares Series A Convertible Preferred Stock were first issued). Under the Individual Holder Share Cap, no holder of Series A Convertible Preferred Stock may acquire Series A Conversion Shares if the issuance thereof would result in the converting holder beneficially owning in excess of 19.9% of the number of shares of Fresh Vine common stock outstanding immediately after giving effect to the issuance.

On August 2, 2023, Fresh Vine entered into a Securities Purchase Agreement with two accredited investors pursuant to which Fresh Vine agreed to issue and sell shares of Series A Convertible Preferred Stock. The investors, collectively, purchased 4,000 shares of Series A Convertible Preferred Stock at an initial closing (the “Initial Closing”) that occurred on August 2, 2023, purchased an additional 4,000 shares of Series A Convertible Preferred Stock at a second closing (the “Second Closing”) that occurred on September 7, 2023, and purchased an additional 2,000 shares of Series A Convertible Preferred Stock at a third closing (the “Third Closing”) that occurred on December 1, 2023.

As of the record date (and taking into account the amount of accrued dividends on the Series A Convertible Preferred Stock and the conversion restrictions discussed above), (1) each share of Series A Convertible Preferred Stock issued at the First Closing is entitled to [•] votes on each matter to be voted upon at the Fresh Vine special meeting (2) each share of Series A Convertible Preferred Stock issued at the Second Closing is entitled to [•] votes on each matter to be voted upon at the Fresh Vine special meeting (3) each share of Series A Convertible Preferred Stock issued at the Third Closing is entitled to [•] votes on each matter to be voted upon at the Fresh Vine special meeting.

For purposes of determining voting rights, each share of Fresh Vine’s Series B Convertible Preferred Stock is convertible into the number of shares common stock (“Series B Conversion Shares”) calculated by dividing the “Stated Value” of $100.00 by an assumed conversion price equal to the most recent closing sale price of Fresh Vine common stock as of the execution and delivery of the securities purchase agreement or other subscription or similar agreement pursuant to which such share of Series B Convertible Preferred Stock was issued by Fresh Vine, taking into account (if applicable) the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap described below.

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Under the “Exchange Share Cap,” the total number of shares of common stock issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock may not exceed 3,179,269 shares (which represents 19.9% of Fresh Vine’s issued and outstanding common stock immediately prior to the date on which shares Series B Convertible Preferred Stock were first issued). Under the Individual Holder Share Cap, no holder of Series B Convertible Preferred Stock may acquire Series B Conversion Shares if the issuance thereof would result in the converting holder beneficially owning in excess of 19.9% of the number of shares of Fresh Vine common stock outstanding immediately after giving effect to the issuance.

[Between April and May 2024 and October through November 5, 2024, Fresh Vine issued and sold 49,749 shares of its Series B Convertible Preferred Stock to accredited investors pursuant to securities purchase agreements. Set forth below, as of the record date, are the number of votes each share of Series B Convertible Preferred Stock is entitled to vote at the Fresh Vine special meeting based on the date of issue of such share of Series B convertible preferred stock and the corresponding conversion price (and taking into account the conversion restrictions discussed above):

[●]

Voting and Revocation of Proxies

The proxy accompanying this proxy statement/prospectus is solicited on behalf of the Fresh Vine board of directors for use at the Fresh Vine special meeting. If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a broker, bank or other nominee, you may vote in one of three ways prior to the Fresh Vine special meeting:

●	You may vote over the internet. You may vote your shares by following the instructions in the enclosed proxy card.
●	You may vote by telephone. You may vote your shares by following the instructions in the enclosed proxy card.
●	You may vote by mail. You may vote by completing, dating and signing the enclosed proxy card and promptly mailing it in the postage-paid envelope provided.

You may also vote during the Fresh Vine special meeting.

All proxies that are executed or are otherwise submitted over the internet or by telephone will be voted on the matters set forth in this proxy statement in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Fresh Vine board of directors’ recommendations on such proposals as set forth in this proxy statement/prospectus.

After you have submitted a proxy, you may still change your vote and revoke your proxy by doing any one of the following things:

●	submitting a new proxy via the internet or telephone by following the instructions on the enclosed proxy card;
●	signing another proxy card and arranging for delivery of that proxy card by mail by [•], Eastern time, the day before the Fresh Vine special meeting;
●	giving Fresh Vine’s Corporate Secretary a written notice before the Fresh Vine special meeting that you want to revoke your proxy; or
●	voting during the Fresh Vine special meeting. Your attendance at the Fresh Vine special meeting alone will not revoke a previously submitted proxy.

Fresh Vine will count your vote in accordance with the last instruction Fresh Vine receives from you prior to the closing of the polls, whether your instruction is received by internet, telephone, mail, or at the Fresh Vine special meeting.

Shares Held in “Street Name”

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If the shares of Fresh Vine common stock you own are held in “street name” by a broker, bank or other nominee, then that broker, bank or other nominee, as the record holder of your shares of Fresh Vine common stock, is required to vote your shares of Fresh Vine common stock according to your instructions. In order to vote your shares of Fresh Vine common stock, change your vote or revoke your instructions, you will need to follow the directions your broker, bank or other nominee provides you. Many brokers, banks or other nominees also offer the option of providing for voting over the internet or by telephone, instructions for which, if available, would be provided by such broker, bank or other nominee on the voting instruction form that it delivers to you.

If you do not give instructions to your broker, bank or other nominee, such nominee can vote your shares of Fresh Vine common stock with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under certain rules applicable to brokers and on which your broker may vote shares of Fresh Vine common stock held in “street name” in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, your shares of Fresh Vine common stock will be treated as broker non-votes. It is anticipated that Proposal Nos. 1, and 2 will be non-discretionary. To make sure that your vote is counted, you should instruct your broker to vote your shares, following the procedures provided by the institution that holds your shares.

If your shares are held in “street name,” you are also invited to attend and vote your shares of Fresh Vine common stock at the Fresh Vine special meeting. To vote at the Fresh Vine special meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Required Vote

A quorum of Fresh Vine stockholders is necessary to hold a valid meeting. A quorum will be present if Fresh Vine stockholders holding at least a majority of the voting power of the outstanding Fresh Vine shares entitled to vote are deemed present at the Fresh Vine special meeting in person or represented by proxy. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Fresh Vine special meeting.

Approval of Proposal Nos. 1 and 2 each requires the affirmative vote of the holders of a majority of the voting power of the shares of Fresh Vine common stock and Fresh Vine Preferred Stock outstanding on the record date and entitled to vote at the Fresh Vine special meeting.

Approval of Proposal Nos. 3, 4, and 5 each require the affirmative vote of the holders of a majority of the voting power of the shares of Fresh Vine common stock and Fresh Vine Preferred Stock present in person or represented by proxy and entitled to vote at the Fresh Vine special meeting.

Votes will be counted by the inspector of election appointed for the Fresh Vine special meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. Abstentions and broker non-votes will have the same effect as “AGAINST” votes for Proposal Nos. 1 and 2. Abstentions will have the same effect as “AGAINST” votes for Proposal Nos. 3, 4, and 5, but broker non-votes will have no effect on the outcome of Proposal Nos. 3, 4, and 5. Proposal Nos. 3 and 4 are matters on which Fresh Vine expects brokers, banks or other nominees to have authority to vote uninstructed shares and, therefore, broker non-votes are not expected with respect to these proposals.

Each of Proposals Nos. 3 and 4 are conditioned upon the approval of each such proposal and the approval of Proposal Nos. 1 and 2, and the approval of Proposal Nos. 1, 2, 3, and 4 is a condition to the completion of the Business Combination. Therefore, the Business Combination cannot be consummated without the approval of Proposal Nos. 1, 2, 3, 4, 5 and 6. Proposal No. 5 is not conditioned on the approval of any other proposal.

Solicitation of Proxies

In addition to solicitation by mail, the directors, officers, employees and agents of Fresh Vine and Adifex may solicit proxies from Fresh Vine stockholders by personal interview, telephone or otherwise. Fresh Vine also may be required to reimburse brokers, banks and other custodians, nominees and fiduciaries or their respective agents for reasonable expenses incurred in forwarding proxy materials to beneficial owners of Fresh Vine capital stock.

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Other Matters

As of the date of this proxy statement/prospectus, the Fresh Vine board of directors does not know of any business to be presented at the Fresh Vine special meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the Fresh Vine special meeting, it is intended that the shares of Fresh Vine common stock represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

THE BUSINESS COMBINATION AGREEMENT

The following summary of the Business Combination Agreement is qualified by reference to the complete text of the Business Combination Agreement, which is incorporated by reference and a copy of which is attached as Appendix A to this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Business Combination Agreement and not by this summary or any other information contained in this proxy statement/prospectus. We urge you to read the Business Combination Agreement carefully and in its entirety, as well as this proxy statement/prospectus, before making any decisions regarding the Business Combination.

The Business Combination Agreement has been included with this proxy statement/prospectus to provide you additional information regarding its terms. The Business Combination Agreement sets forth the contractual rights of Fresh Vine but is not intended to be a source of factual, business or operational information about Fresh Vine. That kind of information can be found elsewhere in this proxy statement/prospectus and in the other filings Fresh Vine makes with the SEC, which are available as described in “Where You Can Find More Information.”

As a stockholder, you are not a third party beneficiary of the Business Combination Agreement and therefore you may not directly enforce any of its terms or conditions. The parties’ representations, warranties and covenants were made as of specific dates and only for purposes of the Business Combination Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors. Certain of the representations, warranties and covenants in the Business Combination Agreement are qualified by information Fresh Vine filed with the SEC before the date of the Business Combination Agreement, as well as by disclosure schedules Fresh Vine delivered to the other parties before signing the Business Combination Agreement.

The disclosure schedules have not been made public because, among other reasons, they include confidential or proprietary information. The parties believe, however, that all information material to a stockholder’s decision to approve the Business Combination is included or incorporated by reference in this proxy statement/prospectus.

You should also be aware that none of the representations or warranties has any legal effect among the parties to the Business Combination Agreement after the effective time of the mergers, nor will the parties to the Business Combination Agreement be able to assert the inaccuracy of the representations and warranties as a basis for refusing to close the transaction unless all such inaccuracies as a whole have had or would be reasonably likely to have a material adverse effect on the party that made the representations and warranties.

Furthermore, you should not rely on the covenants in the Business Combination Agreement as actual limitations on the businesses of Fresh Vine, because it may take certain actions that are either expressly permitted in the confidential disclosure letters to the Business Combination Agreement or as otherwise consented to by the appropriate party, which may be given without prior notice to the public.

General

The Business Combination is set up as a double dummy merger. Upon the terms and subject to the conditions set forth in the Business Combination Agreement, at the effective time of the mergers, (i) VINE Merger Sub will merge with and into Fresh Vine, and Fresh Vine will be the surviving entity as a wholly owned subsidiary of Pubco, and (ii) Adifex Merger Sub will merge with and into Adifex, and Adifex will be the surviving entity as a wholly owned subsidiary of Pubco.

The Closing and the Effective Time of the Mergers

Subject to the satisfaction or waiver of all of the conditions to closing set forth in the Business Combination Agreement

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and described below in “Conditions to Mergers”, the closing of the VINE Merger and the Adifex Merger shall take place (a) remotely by exchange of documents and signatures (or their electronic counterparts) on the second business day after the day on which the conditions to closing are satisfied or waived in accordance with the Business Combination Agreement or (b) at such other place and time as Fresh Vine and Adifex may mutually agree in writing.

Upon the terms and subject to the conditions of the Business Combination Agreement, as soon as practicable on the closing date, the parties shall cause the VINE Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware and such paperwork as required by the Secretary of State of the State of Nevada to consummate the VINE Merger. The VINE Merger shall become effective at the time that the properly executed and certified copy of the certificate of merger is filed or, to the extent permitted by applicable law, at such later time as is agreed to by the parties before the filing of such certificate of merger and specified in the certificate of merger.

Upon the terms and subject to the conditions of the Business Combination Agreement, as soon as practicable on the closing date, the parties shall cause the Adifex Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware. The Adifex Merger shall become effective at the time that the properly executed and certified copy of the certificate of merger is filed or, to the extent permitted by applicable law, at such later time as is agreed to by the parties before the filing of such certificate of merger and specified in the certificate of merger.

Consideration to be Received in the Mergers

VINE Merger

In the VINE Merger, each holder of Fresh Vine common stock outstanding immediately before the effective time of the VINE Merger will be entitled to receive, for each share of Fresh Vine common stock held one share of Pubco common stock. Fresh Vine will represent an approximate [•]% voting interest in the outstanding Pubco common stock.

Merger Consideration

In connection the Adifex Merger, Pubco will issue One Hundred Forty Million Dollars ($140,000,000.00) in Pubco Common Stock based on a price per share of $0.8060 (the “Merger Consideration”) to Adifex in exchange for all of the outstanding Adifex Equity Interests. Each holder of Adifex Equity Interests will be entitled to their pro rata portion of the Merger Consideration subject to the limitation that no fractional shares shall be issued and no cash will be paid for any fractional share eliminated by such rounding. The Pubco common stock to be issued to former members of Adifex will represent an approximate [•]% voting interest in the outstanding Pubco common stock.

Treatment of Fresh Vine Equity Awards (see page [•])

At the VINE Merger Effective Time, all outstanding Fresh Vine options granted under or outside of the 2021 Incentive Plan will be accelerated in full effective as of immediately before the VINE Merger Effective Time.

Covenants and Agreements

Interim Operations

Each of Fresh Vine and Adifex has agreed to customary covenants that place restrictions on them and their respective subsidiaries until the effective time of the mergers. Except as set forth in the disclosure schedules provided by each of Fresh Vine and Adifex, as expressly permitted or provided for by the Business Combination Agreement, as required by applicable laws or with the written consent of the other party, each of Fresh Vine and Adifex has agreed that it will, and will cause each of their respective subsidiaries to:

●	use its best efforts to conduct its and their respective businesses in the ordinary course of business and in a manner consistent with past practice in all material respects; and

●	use its best efforts to maintain and preserve intact in all material respects the business organization, assets,

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properties and material business relations of the Fresh Vine and Adifex, as applicable, and their subsidiaries.

Additionally, Fresh Vine agreed not to:

●	declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of Fresh Vine common stock from terminated employees, directors or consultants of Fresh Vine);

●	sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of (A) any capital stock or other security (except for Fresh Vine common stock) issued upon the valid exercise or settlement of outstanding Fresh Vine options or Fresh Vine warrants, as applicable, (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

●	except as required to give effect to anything in contemplation of the closing, amend any of its organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except in connection with or furtherance of the Business Combination;

●	form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

●	lend money to any person, (B) incur or guarantee any indebtedness for borrowed money, other than in the ordinary course of business, (C) guarantee any debt securities of others or (D) make any capital expenditure or commitment in excess of $250,000;

●	other than in the ordinary course of business:

○	adopt, establish or enter into any Fresh Vine employee plan;

○	cause or permit any Fresh Vine employee plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the tax code;

○	pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations under any Fresh Vine employee plan), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees, directors or consultants; or

○	increase the severance or change of control benefits offered to any current or new employees, directors or consultants;

●	enter into any material transaction outside the ordinary course of business;

●	acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any encumbrance with respect to such assets or properties, except in the ordinary course of business;

●	make, change or revoke any material tax election; file any material amendment to any tax return or adopt or change any material accounting method in respect of taxes; enter into any material tax closing agreement, settle any material tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

●	enter into, amend or terminate any Fresh Vine material contract; or

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●	agree, resolve or commit to do any of the foregoing.

Nothing contained in the Business Combination Agreement shall give Adifex, directly or indirectly, the right to control or direct the operations of Fresh Vine before the VINE Effective Time. Before the VINE Merger Effective Time, Fresh Vine shall exercise, consistent with the terms and conditions of the Business Combination Agreement, complete unilateral control and supervision over its business operations.

Additionally, Adifex agreed not to:

●	amend or otherwise change its organizational documents;

●	issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity interests of the Adifex or any subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests (including, without limitation, any phantom interest), of the Adifex or any subsidiary unless made in the ordinary course of business consistent with past practice;

●	sell any assets of the Adifex or any subsidiary that would be expected to have a material adverse effect;

●	form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its equity interests (other than tax distributions in accordance with the Adifex’s organizational documents, if any);

●	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests;

●	acquire (including, without limitation, by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any material assets or any corporation, partnership, other business organization or any division;

●	incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, other than (1) intercompany indebtedness among the Adifex and its subsidiaries or (2) indebtedness that is incurred in the ordinary course of business consistent with past practice (and, with respect to borrowed money indebtedness, is reasonably necessary to meet any current obligations of the Adifex and its subsidiaries);

●	merge, consolidate, combine or amalgamate with any person;

●	except in the ordinary course of business or otherwise consistent with past practices:

○	grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former executive officer;

○	enter into any new or materially amend any existing, employment, retention, bonus, change in control, severance, redundancy or termination agreement with any current or former executive officer whose base salary is in excess of $250,000;

○	accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former executive officer whose base salary is in excess of $250,000;

○	establish or become obligated under any collective bargaining agreement, collective agreement, or

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other contract or agreement with a labor union, trade union, works council, or other representative of executive officers; or

○	hire any new executive officers whose base salary is in excess of $250,000.

●	except in the ordinary course of business or otherwise consistent with past practices: adopt, amend and/or terminate any material plan except as may be required by applicable Law, is necessary in order to consummate the Business Combination, or health and welfare plan renewals in the ordinary course of business;

●	materially amend (other than reasonable and usual amendments in the ordinary course of business), the accounting policies or procedures, other than as required by GAAP;

●	amend any material tax return;

●	change any material method of tax accounting;

●	make (inconsistent with past practice), change or rescind any material election relating to taxes (including, for the avoidance of doubt, any election that results in the Adifex or any subsidiary being treated as other than a partnership or a disregarded entity for U.S. federal income tax purposes);

●	settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes;

●	except in the ordinary course of business or otherwise consistent with past practices, enter into, amend or terminate any material contract;

●	fail to maintain the leased real property, including the improvements located or used on the leased real property, in substantially the same condition as of the signing date, except where the failure to maintain such leased real property would reasonably be expected to have a material adverse effect;

●	fail to maintain the existence of, or use reasonable efforts to protect, registered intellectual property to the extent that such action or inaction would reasonably be expected to have a material adverse effect;

●	permit any item of registered intellectual property to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of registered intellectual property to the extent that such action or inaction would reasonably be expected to have a material adverse effect;

●	waive, release, assign, settle or compromise any legal proceeding, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $500,000 individually or $1,000,000 in the aggregate;

●	take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Business Combination from qualifying for the intended tax treatment; or

●	agree, resolve, or commit to do any of the foregoing.

Nothing contained in the Business Combination Agreement shall give Fresh Vine, directly or indirectly, the right to control or direct the operations of Adifex before the Adifex Effective Time. Before the Adifex Merger Effective Time, Adifex shall exercise, consistent with the terms and conditions of the Business Combination Agreement, complete unilateral control and supervision over its business operations.

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No Solicitation

Each of Fresh Vine and Adifex agreed that during the period commencing on the date of the Business Combination Agreement and continuing until the earlier to occur of the termination of the Business Combination Agreement and the Closing Date, Fresh Vine and Adifex will not, nor will either party authorize any of the directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors or representatives retained by it or any of its subsidiaries to, directly or indirectly:

●	solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of, any “Acquisition Proposal” or “Acquisition Inquiry” (each as defined in the Business Combination Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;
●	furnish any non-public information regarding the party and its subsidiaries to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;
●	engage in discussions or negotiations with any person with respect to any Acquisition Proposal or Acquisition Inquiry;
●	approve, endorse or recommend an Acquisition Proposal;
●	execute or enter into any letter of intent or any contract contemplating or otherwise relating to any “Acquisition Transaction” as defined in the Business Combination; or
●	publicly propose to do any of the above.

However, before the approval of the Business Combination Agreement by each party’s equity holders, such party may furnish non-public information regarding such party and its subsidiaries to, and enter into discussions or negotiations with, any person in response to a bona fide written Acquisition Proposal by such person which such party’s board determines in good faith, after consultation with such party’s financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (as defined in the Business Combination Agreement) that is not withdrawn. Such party must give the other parties written notice at least two business days before initially furnishing any such nonpublic information to, or entering into discussions with, such person. Such Party must also obtain an executed Acceptable Confidentiality Agreement (as defined in the Business Combination Agreement) at least two business days before furnishing any such nonpublic information to such person.

Representations and Warranties

Fresh Vine and Adifex have made various representations and warranties in the Business Combination Agreement which are substantially reciprocal. Those representations and warranties are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Business Combination Agreement, including exceptions in the confidential disclosure schedules delivered by each party in connection with the Business Combination Agreement and in certain of Fresh Vine’s public filings. Some of the more significant of these representations and warranties pertain to:

●	organization, good standing and qualification to do business with respect to us and our subsidiaries in each of their jurisdictions of organization;

●	governmental and third party consents, and other governmental filings and approvals relating to the execution, delivery and performance of the Business Combination Agreement;

●	corporate authority to enter into the Business Combination Agreement and the enforceability of the Business Combination Agreement against us;

●	resolutions adopted by our board of directors declaring the Business Combination Agreement, the VINE Merger, and the transactions contemplated by the Business Combination Agreement to be fair, approving the Business Combination Agreement, the VINE Merger, and the transactions contemplated by the Business Combination Agreement, and containing their recommendation that our stockholders approve the Business Combination Agreement;

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●	absence of violations or conflicts with our or any of our subsidiaries’ governing documents;

●	capital structure, including shares issued and outstanding and obligations pursuant to equity awards;

●	capitalization and ownership of subsidiaries;

●	our SEC filings;

●	our NYSE listing;

●	financial statements and the absence of undisclosed liabilities or obligations;

●	our internal control over financial reporting, disclosure controls and procedures;

●	litigation matters and investigations;

●	material contracts;

●	employee benefit matters;

●	labor and employment matters;

●	tax matters;

●	environmental matters;

●	intellectual property matters;

●	real property matters;

●	compliance with applicable laws and other regulatory matters;

●	the absence of undisclosed material transactions with affiliates during the preceding three years;

●	insurance policies and coverage; and

●	broker’s or advisor’s fees.

Certain of the representations and warranties are qualified as to “materiality” or whether a “material adverse effect” has occurred or would be reasonably expected to occur. For purposes of the Business Combination Agreement, the term “material adverse effect” means, any effect that, considered together with all other effects that have occurred before the date of determination of the occurrence of a material adverse effect, has or would be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Fresh Vine or Adifex, taken as a whole, including their respective subsidiaries. None of these representations and warranties will survive after the Business Combination. The foregoing description of the representations and warranties is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus.

Conditions to the Business Combination

Mutual Conditions to Each Party’s Obligation to Effect the Business Combination

The obligations of each party to effect the mergers and otherwise consummate the Business Combination are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the parties, at or before the Closing, of each of the following conditions:

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●	no temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Business Combination shall have been issued by any court of competent jurisdiction or other governmental authority of competent jurisdiction and remain in effect and there shall not be any law which has the effect of making the consummation of the Business Combination illegal;

●	Fresh Vine shall have obtained the approval of its stockholders;

●	obtaining any consents required any third Person (other than a governmental authority) in order to close the Business Combination;

●	no governmental authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order that is then in effect and which has the effect of making the transactions or agreements contemplated by the Business Combination Agreement illegal or which otherwise prevents or prohibits consummation of the Business Combination;

●	any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have been completed and any waiting period applicable to the consummation of the mergers shall have expired or been terminated;

●	The proxy statement/prospectus shall have been declared effective by the SEC and shall remain effective as of the closing, and no stop order or similar order shall be in effect with respect to the proxy statement/prospectus; and

●	the Funding shall have been completed.

Conditions to Fresh Vine’s Obligation to Effect the Business Combination

The obligations of Fresh Vine, Pubco, Adifex Merger Sub and VINE Merger Sub to consummate Business Combination at closing are subject to the satisfaction or the written waiver by Fresh Vine, at or before the closing, of each of the following conditions:

●	the accuracy of representations and warranties of Adifex;

●	the performance of all covenants made by Adifex in the Business Combination Agreement;

●	the delivery of the following documents by Adifex:

○	a true and correct executed copy of the Amaze stock purchase agreement;

○	an executed counterpart of the Fresh Vine support agreement;

○	an executed copy of the Adifex lock-up agreement;

○	an executed copy of the Adifex support agreement; and

○	a certificate regarding the allocation of the Merger Consideration.

●	no material adverse effect having occurred since the Signing Date; and

●	the completion of the stock purchase of Amaze.

Conditions to Adifex’s Obligation to Effect the Business Combination

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The obligations of Adifex to effect the Adifex Merger and otherwise consummate the Business Combination to be consummated at the closing are subject to the satisfaction or the written waiver by Adifex, at or before the closing, of each of the following conditions:

●	the accuracy of representations and warranties of Fresh Vine;

●	the performance of all covenants made by Fresh Vine in the Business Combination Agreement;

●	the delivery of the following documents by Fresh Vine:

○	a certificate executed by an executive officer of VINE confirming that the certain conditions have been duly satisfied;

○	written resignations in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing executed by the officers and directors of VINE who are not to continue as officers or directors of VINE;

○	an executed copy of the Fresh Vine lock-up agreement;

○	an executed counterpart to the Adifex lock-up agreement;

○	an executed counterpart to the Adifex support agreement; and

○	an executed copy of an employment agreement for the position of chief executive officer, for Aaron Day, in form and substance acceptable to Fresh Vine, Aaron Day, and Adifex, to be effective immediately following Closing.

●	no material adverse effect having occurred since the Signing Date;

●	Adifex shall have been granted the right to appoint or elect all of the directors of the board of directors after closing; and

●	Fresh Vine shall have provided evidence satisfactory to Adifex that any Fresh Vine options have been terminated.

Termination of the Business Combination

The Business Combination Agreement may be terminated for each of the following reasons:

●	by mutual written consent of Fresh Vine and Adifex;

●	by either Fresh Vine or Adifex if the mergers are not consummated by April 30, 2025 unless extended by written consent or if this proxy statement/prospectus has not been declared effective by April 30, 2025, which shall extend the drop dead date by an additional sixty days. Additionally, the party seeking to terminate for this reason cannot have been the reason that the mergers have not been consummated;

●	by either Fresh Vine or Adifex if a court of competent jurisdiction or governmental authority shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination;

●	by either Fresh Vine or Adifex for any breach of any representation, warranty, covenant, or agreement by the other party that was not cured within the applicable 30-day cure period; or

●	by Fresh Vine, if it enters into a “Permitted Alternative Agreement” as defined in the Business Combination.

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Expenses and Termination Fees

Transaction Expenses

All fees and expenses incurred in connection with the Business Combination Agreement will be paid by the party incurring such expenses unless (1) if the Business Combination is completed, Fresh Vine and Adifex may use the Funding to pay for such fees and expenses, or (2) the Business Combination is terminated for certain reasons listed below.

Fresh Vine Termination Fee

If the Business Combination Agreement is terminated by Fresh Vine because Fresh Vine entered a “Permitted Alternative Agreement” as defined in the Business Combination, Fresh Vine shall reimburse Adifex for all reasonable out-of-pocket fees and expenses incurred by Adifex in connection with this Business Combination Agreement up to a maximum of $200,000.

Adifex Termination Fee

If the Business Combination Agreement is terminated by Adifex because (1) the Business Combination Agreement has not closed by April 30, 2025, unless extended in accordance with the Business Combination Agreement, and Fresh Vine was entitled to terminate the Business Combination Agreement for any breach of any representation, warranty, covenant, or agreement by Adifex that was not cured within the applicable 30-day cure period, or (2) Fresh Vine terminates the Business Combination Agreement for any breach of any representation, warranty, covenant, or agreement by Adifex that was not cured within the applicable 30-day cure period. Adifex shall reimburse Fresh Vine for all out-of-pocket fees and expenses incurred by Fresh Vine in connection with this Business Combination Agreement, up to a maximum of $200,000.

Amendment; Extensions and Waivers

The parties may amend the Business Combination Agreement, by action taken or authorized by their boards of directors, at any time before or after approval of the matters presented in connection with the mergers by the stockholders of Fresh Vine. After the Fresh Vine stockholders adopt the Business Combination Agreement, however, no amendment to the Business Combination Agreement may be made that by law requires the further approval of Fresh Vine stockholders unless that further approval is obtained.

At any time before the effective time of the mergers, each party may, by action taken by its board of directors or board of managers, respectively, to the extent legally allowed:

●	extend the time for the performance of any of the obligations or other acts of the other parties to the Business Combination Agreement;

●	waive any inaccuracies in the representations and warranties made to such party contained in the Business Combination Agreement or in any document delivered under the Business Combination Agreement; and

●	waive compliance with any of the agreements or conditions for the benefit of such party contained in the Business Combination Agreement.

At this time, Fresh Vine’ board of directors does not contemplate or intend to waive any condition to consummation of the mergers. If Fresh Vine’ board of directors were to choose to grant a waiver, a Fresh Vine stockholder would not have an opportunity to vote on that waiver, and Fresh Vine and its stockholders would not have the benefit of the waived condition. Fresh Vine’ board of directors expects that it would waive a condition to the consummation of the mergers only after determining that the waiver would have no material effect on the rights and benefits Fresh Vine and its stockholders expect to receive from the mergers.

Governing Law; Jurisdiction; Jury Waiver

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This Business Combination Agreement is governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the contemplated transactions, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) waives any objection to laying venue in any such action or proceeding in such courts, (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (d) agrees that service of process upon such Party in any such action or proceeding shall be effective if written notice is given in accordance Business Combination Agreement and (e) irrevocably and unconditionally waives the right to trial by jury.

Funding

[Between the Signing Date and the Closing Date, Fresh Vine shall raise or cause to be raised through the sale of equity or debt securities to cover transaction expenses, the repayment of the bridge loan and general working capital purposes up to $10,000,000.00]

AGREEMENTS RELATED TO THE BUSINESS COMBINATION

Voting and Support Agreements

[•] Lock-Up Agreements

[•] MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences of the VINE Merger to U.S. holders of Fresh Vine common stock who hold such stock as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code (the “Code”) and exchange such stock for Pubco common stock in the VINE Merger. This discussion applies only to Fresh Vine securities or Pubco securities that is held as a capital asset within the meaning of Section 1221 of the Code, and does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. Holder or a Non-U.S. Holder in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income or alternative minimum tax consequences, or to such holders of Fresh Vine securities or Pubco securities that are subject to special treatment under the Code, including but not limited to:

●	financial institutions or financial services entities;
●	brokers or dealers in securities or currencies;
●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;
●	tax-exempt entities;
●	governments or agencies or instrumentalities thereof;
●	insurance companies;
●	real estate investment trusts and regulated investment companies;
●	expatriates or former long-term residents of the United States;
●	persons that actually or constructively own 5% or more of Fresh Vine securities or Pubco securities;
●	persons that acquired Fresh Vine securities or Pubco securities pursuant to an exercise of employee share options in connection with employee share incentive plans or otherwise as compensation;
●	individual retirement and other deferred accounts;
●	persons that hold Fresh Vine securities or Pubco securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;
●	U.S. Holders whose functional currency is not the U.S. dollar;
●	controlled foreign corporations;
●	the Initial Shareholders, Sponsor, Fresh Vine’s officers or directors, or other holders of Private Placement Units, Private Shares, or Private Units; or
●	passive foreign investment companies.

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U.S. Holders

For purposes of this “Material U.S. Federal Income Tax Considerations,” a “U.S. Holder” is a beneficial owner of Fresh Vine securities or Pubco securities who or which is any of the following for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation, including any entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;
●	an estate if its income is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (a) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has in effect a valid election under applicable U.S. treasury regulations to be treated as a U.S. person.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Fresh Vine securities or Pubco securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Fresh Vine securities or Pubco securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Fresh Vine securities or Pubco securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

This discussion is based upon the Code, applicable treasury regulations, published rulings and court decisions, all of which as in effect as of the date of this proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) [•] has provided an opinion as to the U.S. federal income tax consequence described herein, which is attached as Exhibit [•]. The IRS may disagree with the descriptions, and such a determination by the IRS may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

Scope of this Discussion

This discussion is based on the Code, the Treasury Regulations, and administrative rulings and court decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. It is not a complete description of all of the tax consequences of Business Combination and, in particular, may not address U.S. federal income tax considerations applicable to holders of Fresh Vine common stock who are subject to special treatment under U.S. federal income tax law. Such holders include, but are not necessarily limited to, expatriates or other former long-term residents of the U.S., financial institutions, dealers in securities, traders of securities that elect the mark-to-market method of accounting for their securities, insurance companies or tax-exempt entities, 401(k) and other tax-free qualified plans, holders who acquired Fresh Vine common stock pursuant to the exercise of an employee stock option, restricted stock unit, or stock right or otherwise as compensation, holders who hold Fresh Vine common stock as part of a hedge, straddle, conversion or constructive sale transaction, holders whose functional currency is not the U.S. dollar, and holders who are subject to the alternative minimum tax. This discussion does not address the tax consequences to any person who actually or constructively owns 5% or more of Fresh Vine common stock or any person who actually or constructively owns both Fresh Vine common stock and Adifex Membership Interest. This discussion does not address U.S. federal income tax considerations applicable to holders of debt instruments which may be convertible into Fresh Vine common stock.

This discussion addresses only the income tax consequences of Business Combination under U.S. federal income tax laws. It does not address the income tax consequences of Business Combination under state, local, or non-U.S. laws, any tax laws other than income tax laws, or under any proposed Treasury Regulations that have not taken effect as of the date of this proxy statement/prospectus.

Fresh Vine has not and does not intend to seek any rulings from the U.S. Internal Revenue Service regarding the subjects addressed in this discussion, including with respect to the Intended Tax Treatment (as defined

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below). There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS ARE COMPLEX. BENEFICIAL OWNERS OF FRESH VINE COMMON STOCK ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGERS TO THEM AND THE OWNERSHIP OF THE CONTINGENT VALUE RIGHTS ISSUED PURSUANT TO THE BUSINESS COMBINATION, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

Intended U.S. Federal Income Tax Treatment

In the opinion of [•], counsel to [•] (i) the exchange of Fresh Vine common stock for Pubco common stock in the VINE Merger will qualify as a reorganization under Section 368(a) of the Code, and (ii) the exchange of Adifex Membership Interest for Pubco common stock in the Adifex Merger will constitute an exchange described in Section 351 of the Code (the “Intended Tax Treatment”).

Consequences of the VINE Merger to Fresh Vine and Pubco

Neither Fresh Vine nor Pubco will be subject to U.S. federal income tax as a result of the VINE Merger or the Adifex Merger.

Consequences Associated with the Receipt of Pubco Common Stock for U.S. Holders of Fresh Vine Common Stock

The material U.S. federal income tax consequences to U.S. Holders of Fresh Vine common stock who exchange such stock for Pubco common stock pursuant to the Business Combination Agreement will be determined under Section 368 of the Code, are as follows:

Gain Recognition

No gain may be recognized by a U.S. Holder of Fresh Vine common stock who receives only Pubco common stock pursuant to the Business Combination Agreement.

Holding Period of Pubco Common Stock Received

The holding period of the Pubco common stock received pursuant to the Business Combination agreement by a U.S. Holder of Fresh Vine common stock will include the holding period of the Fresh Vine common stock exchanged for that Pubco common stock. If a U.S. Holder acquired different blocks or lots of Fresh Vine common stock at different times and at different prices, any gain or loss will be determined separately with respect to each such block or lot of Fresh Vine common stock. Any such U.S. Holder should consult with its tax advisor regarding the manner in which this method may apply.

Receipt of Cash In Lieu of Fractional Shares of Pubco

Pubco intends to take the position that receipt of cash instead of a fractional share of Pubco common stock by a U.S. Holder of Fresh Vine common stock may be treated as cash received in exchange for Fresh Vine common stock as described above. It is possible, however, that the receipt of cash instead of fractional shares may be treated as if the U.S. Holder received the fractional shares pursuant to the Business Combination Agreement and then received the cash in a redemption of the fractional shares, in which case such U.S. Holder should generally recognize gain or loss equal to the difference between the amount of the cash received instead of the fractional shares and such U.S. Holder’s tax basis allocable to such fractional shares.

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Capital Gain

Gain (or loss) recognized by a U.S. Holder of Fresh Vine common stock pursuant to the Business Combination Agreement will generally constitute capital gain (or loss), and any such capital gain (or loss) will constitute long-term capital gain (or loss) if such U.S. Holder’s holding period is greater than one year as of the date of the completion of Business Combination.

Backup Withholding

Backup withholding may apply with respect to the cash consideration received by a U.S. Holder of Fresh Vine common stock, unless such U.S. Holder:

●	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
●	provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and that such U.S. Holder is a U.S. person (including a U.S. resident alien) and otherwise complies with applicable requirements of the backup withholding rules.

A U.S. Holder of Fresh Vine common stock who does not provide Pubco (or the exchange agent) with its correct taxpayer identification number in the required manner may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, provided that such U.S. Holder furnishes certain required information to the IRS.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. holder” means a beneficial owner of Fresh Vine common stock that is, for U.S. federal income tax purposes, neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. In general, the U.S. federal income tax consequences of Business Combination for Non-U.S. Holders of Fresh Vine common stock will be the same as for U.S. Holders, except as noted below.

Non-U.S. holders generally will not be subject to U.S. federal income tax on any gain recognized as a result of Business Combination unless any of the following apply:

Effectively Connected. The gain is “effectively connected” with the Non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable). Gain which is treated as “effectively connected” with a trade or business within the U.S. generally will be subject to U.S. federal income tax on a net income basis at marginal tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Nonresident Alien. The gain is recognized by a Non-U.S. Holder who is a nonresident alien individual present in the United States for 183 days or more during the taxable year of Business Combination and certain other requirements are met. Gain which is recognized by a nonresident alien will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.- source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.) provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Pubco must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

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A Non-U.S. Holder will be subject to backup withholding for dividends paid to such Non-U.S. Holder unless such Non-U.S. Holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of Pubco common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF FRESH VINE SECURITIES AND ADIFEX SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF PUBCO SECURITIES OR ADIFEX SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

MATTERS BEING SUBMITTED TO A VOTE OF FRESH VINE STOCKHOLDERS

Proposal No. 1 - The Merger Proposal.

Under the Business Combination Agreement, at the VINE Merger Effective Time, Fresh Vine will merge with and into VINE Merger Sub with Fresh Vine continuing as the surviving company. See the section titled “The Business Combination Proposal” for a description of the VINE Merger, including consideration, effects and structure, as it relates to the Business Combination. You are urged to carefully read the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, in its entirety before voting on this proposal.

Full Text of the Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a resolution, that:

(a) Fresh Vine is authorized to merge with VINE Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Pubco, that Fresh Vine be the surviving company and all the undertakings, property, rights, privileges, agreements, powers and franchises, liabilities and duties of Fresh Vine vest in Fresh Vine by virtue of the merger;

(b) the plan of merger, between Fresh Vine and VINE Merger Sub, in the form annexed as Annex [•] but subject to such amendments as may be approved by resolution of the directors of Fresh Vine dated [•], 2025 and submitted to the stockholders of Fresh Vine for approval (including the annexures ( the “Plan of Merger”), be authorized and is authorized, approved and confirmed in all respects and Fresh Vine be authorized to enter into the Plan of Merger;

(c) the Plan of Merger be executed by any director of Fresh Vine for and on behalf of Fresh Vine and any director of Fresh Vine, be authorized to submit the Plan of Merger, together with any supporting documentation, for

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registration to Secretary of State of Delaware and that Pubco be authorized to make such additional filings or take such additional steps as they deem necessary in respect of the Merger; and

(d) all actions taken and any documents or agreements executed, signed or delivered before or after the date hereof by any director of Fresh Vine or officer of Fresh Vine in connection with the transactions contemplated be and are approved, ratified and confirmed in all respects.”

Vote Required for Approval

The approval of the Merger Proposal requires a resolution under the Existing Governing Documents, being the affirmative vote of the holders of at least a majority of the voting power of the shares of Fresh Vine Common Stock and Fresh Vine Preferred Stock outstanding on the record date and entitled to vote.

Brokers are not entitled to vote on the Merger Proposal absent voting instructions from the beneficial holder. Unless represented in person or by proxy at the extraordinary meeting, abstentions and broker votes will not count for the purposes of establishing a quorum, will not count as votes cast at the meeting, and otherwise will have no effect on a particular proposal.

Recommendation of the Fresh Vine Board

THE FRESH VINE BOARD UNANIMOUSLY RECOMMENDS THAT FRESH VINE’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

The existence of financial and personal interests of one or more of Fresh Vine’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of Fresh Vine and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals, subject to their fiduciary duties under Nevada law. In addition, Fresh Vine’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Fresh Vine’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

Proposal No. 2: Approval of the Business Combination Proposal

Full Text of the Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the entry by Fresh Vine into the Business Combination Agreement, dated November 3, 2024 (as it may be further amended or joined from time to time, the “Business Combination Agreement”) by and among (i) Fresh Vine, (ii) VINE Merger Sub, (iii) Pubco, (iv) Adifex, and (v) Adifex Merger Sub, be confirmed, ratified and approved in all respects.”

General

Holders of Fresh Vine Common Stock are being asked to adopt the Business Combination Agreement, approve the terms and approve the Business Combination and contemplated transactions, including the VINE Merger. Fresh Vine’s stockholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “The Business Combination Agreement”, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to carefully read the Business Combination Agreement in its entirety before voting on this proposal. Capitalized terms in this section not otherwise defined in this proxy statement/prospectus shall have the meanings ascribed to them in the Business Combination Agreement.

Subject to the approval of the Merger Proposal, Fresh Vine may consummate the Business Combination only if it is approved by ordinary resolution, being the affirmative vote of the holders of at least a majority of the Common Stock

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represented in person or by proxy and entitled to vote and who vote at the extraordinary meeting of Fresh Vine either in person or by proxy.

The Business Combination Agreement

The subsections that follow this subsection describe the material provisions of the Business Combination Agreement, but do not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A and incorporated by reference and the section entitled “The Business Combination Agreement”. Fresh Vine’s stockholders and other interested parties are urged to read the Business Combination Agreement carefully and, in its entirety, (and, if appropriate, with the advice of financial advisors and legal counsel) because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, which may be updated prior to Closing. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the disclosure schedules referred to which are not filed publicly, and which are subject to a contractual standard of materiality different from that generally applicable to stockholders or stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Moreover, certain representations and warranties in the Business Combination Agreement may, may not have been or may not be, as applicable, accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries in this proxy statement/prospectus as characterizations of the actual state of facts about Adifex, Fresh Vine, or any other matter.

General Description of the Transactions

Before entering into the Business Combination Agreement, for the purpose of effecting the contemplated transactions, Fresh Vine formed a direct, wholly owned subsidiary, Pubco, which in turn formed two direct, wholly owned subsidiaries, VINE Merger Sub and Adifex Merger Sub.

Upon satisfaction or waiver of the conditions to closing in the Business Combination Agreement, VINE Merger Sub will consummate the VINE Merger with and into Fresh Vine, with Fresh Vine surviving the merger as a direct, wholly owned subsidiary of Pubco, and Adifex Merger Sub will consummate the Adifex Merger with and into Adifex with Adifex surviving the merger as a direct, wholly owned subsidiary of Pubco. Upon consummation of the Business Combination, Fresh Vine and Adifex will each be a wholly owned subsidiary of Pubco and, as a result, Pubco will hold what today are Fresh Vine’s and Adifex’ independent businesses.

Following the consummation of the Business Combination, it is expected that former holders of Adifex Equity Interest will own approximately [•]% of Pubco’s common stock and former holders of Fresh Vine’s common stock will own approximately [•]% of Pubco’s common stock. Pubco’s common stock is expected to be listed on The New York Stock Exchange American under the symbol “AMZE”

The VINE Merger

As a result of the VINE Merger, (i) all the assets and liabilities of Fresh Vine and VINE Merger Sub shall vest in Fresh Vine and become the assets and liabilities of Fresh Vine as the surviving company, and Fresh Vine shall thereafter exist as a wholly-owned subsidiary of Pubco, (ii) the members of the Fresh Vine Board and executive officers of Fresh Vine shall cease to hold office, and the board of directors and executive officers of post-closing Fresh Vine shall be as determined among Fresh Vine and Adifex, and each holder of Fresh Vine common stock outstanding immediately before the effective time of the VINE Merger will be entitled to receive, for each share of Fresh Vine common stock held one share of Pubco common stock. Fresh Vine will represent an approximate [•]% voting interest in the outstanding Pubco common stock.

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The Adifex Merger

As a result of the Adifex Merger, (i) all the assets and liabilities of Adifex and Adifex Merger Sub shall vest Adifex and become the assets and liabilities of Adifex as the surviving company, and Adifex shall thereafter exist as a wholly-owned subsidiary of Pubco, (ii) the members of the Adifex board and executive officers of Adifex shall cease to hold office, and the board of directors and executive officers of post-closing Fresh Vine shall be as determined among Fresh Vine and Adifex, and each holder of Adifex equity interest to their pro rata portion of the Merger Consideration subject to the limitation that no fractional shares shall be issued and no cash will be paid for any fractional share eliminated by such rounding.

The Merger Consideration

In connection the Adifex Merger, Pubco will issue One Hundred Forty Million Dollars ($140,000,000.00) in Pubco Common Stock based on a price per share of $0.8060 (the “Merger Consideration”) to Adifex in exchange for all of the outstanding Adifex Equity Interests. Each holder of Adifex Equity Interests will be entitled to their pro rata portion of the Merger Consideration subject to the limitation that no fractional shares shall be issued and no cash will be paid for any fractional share eliminated by such rounding. The Pubco common stock to be issued to former members of Adifex will represent an approximate [•]% voting interest in the outstanding Pubco common stock.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of Amaze and Adifex and Fresh Vine. The representations and warranties are, in certain cases, subject to specified exceptions and materiality, knowledge and other qualifications contained in the Business Combination Agreement and may be further modified and limited by the disclosure schedules to the Business Combination Agreement and, in the case of Fresh Vine, by certain information set forth in the SEC reports filed or furnished by Fresh Vine (excluding any disclosures in any risk factors section that do not constitute statements of fact or factual matters, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature).

The Business Combination Agreement contains representations and warranties relating to, among other things:

●	organization, good standing and qualification to do business with respect to us and our subsidiaries in each of their jurisdictions of organization;

●	governmental and third party consents, and other governmental filings and approvals relating to the execution, delivery and performance of the Business Combination Agreement;

●	corporate authority to enter into the Business Combination Agreement and the enforceability of the Business Combination Agreement against us;

●	resolutions adopted by our board of directors declaring the Business Combination Agreement, the VINE Merger, and the transactions contemplated by the Business Combination Agreement to be fair, approving the Business Combination Agreement, the VINE Merger, and the transactions contemplated by the Business Combination Agreement, and containing their recommendation that our stockholders approve the Business Combination Agreement;

●	absence of violations or conflicts with our or any of our subsidiaries’ governing documents;

●	capital structure, including shares issued and outstanding and obligations pursuant to equity awards;

●	capitalization and ownership of subsidiaries;

●	our SEC filings;

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●	our NYSE listing;

●	financial statements and the absence of undisclosed liabilities or obligations;

●	our internal control over financial reporting, disclosure controls and procedures;

●	litigation matters and investigations;

●	material contracts;

●	employee benefit matters;

●	labor and employment matters;

●	tax matters;

●	environmental matters;

●	intellectual property matters;

●	real property matters;

●	compliance with applicable laws and other regulatory matters;

●	the absence of undisclosed material transactions with affiliates during the preceding three years;

●	insurance policies and coverage; and

●	broker’s or advisor’s fees.

For purposes of the Business Combination Agreement, the term “material adverse effect” means, any effect that, considered together with all other effects that have occurred before the date of determination of the occurrence of a material adverse effect, has or would be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Fresh Vine or Adifex, taken as a whole, including their respective subsidiaries. None of these representations and warranties will survive after the Business Combination. The foregoing description of the representations and warranties is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus.

Covenants of the Parties

Interim Operations

Each of Fresh Vine and Adifex has agreed to customary covenants that place restrictions on them and their respective subsidiaries until the effective time of the mergers. Except as set forth in the disclosure schedules provided by each of Fresh Vine and Adifex, as expressly permitted or provided for by the Business Combination Agreement, as required by applicable laws or with the written consent of the other party, each of Fresh Vine and Adifex has agreed that it will, and will cause each of their respective subsidiaries to:

●	use its best efforts conduct its and their respective businesses in the ordinary course of business and in a manner consistent with past practice in all material respects; and

●	use its best efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Fresh Vine and Adifex, as applicable, and their subsidiaries.

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Additionally, Fresh Vine agreed not to:

●	declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of Fresh Vine common stock from terminated employees, directors or consultants of Fresh Vine);

●	sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of (A) any capital stock or other security (except for Fresh Vine common stock) issued upon the valid exercise or settlement of outstanding Fresh Vine options or Fresh Vine warrants, as applicable, (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

●	except as required to give effect to anything in contemplation of the closing, amend any of its organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except in connection with or furtherance of the Business Combination;

●	form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

●	lend money to any person, (B) incur or guarantee any indebtedness for borrowed money, other than in the ordinary course of business, (C) guarantee any debt securities of others or (D) make any capital expenditure or commitment in excess of $250,000;

●	other than in the ordinary course of business:

○	adopt, establish or enter into any Fresh Vine employee plan;

○	cause or permit any Fresh Vine employee plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the tax code;

○	pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations under any Fresh Vine employee plan), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees, directors or consultants; or

○	increase the severance or change of control benefits offered to any current or new employees, directors or consultants;

●	enter into any material transaction outside the ordinary course of business;

●	acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any encumbrance with respect to such assets or properties, except in the ordinary course of business;

●	make, change or revoke any material tax election; file any material amendment to any tax return or adopt or change any material accounting method in respect of taxes; enter into any material tax closing agreement, settle any material tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

●	enter into, amend or terminate any Fresh Vine material contract; or

●	agree, resolve or commit to do any of the foregoing.

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Nothing contained in the Business Combination Agreement shall give Adifex, directly or indirectly, the right to control or direct the operations of Fresh Vine before the VINE Effective Time. Before the VINE Merger Effective Time, Fresh Vine shall exercise, consistent with the terms and conditions of the Business Combination Agreement, complete unilateral control and supervision over its business operations.

Additionally, Adifex agreed not to:

●	amend or otherwise change its organizational documents;

●	issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity interests of the Adifex or any subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests (including, without limitation, any phantom interest), of the Adifex or any subsidiary unless made in the ordinary course of business consistent with past practice;

●	sell any assets of the Adifex or any subsidiary that would be expected to have a material adverse effect;

●	form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its equity interests (other than tax distributions in accordance with the Adifex’s organizational documents, if any);

●	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests;

●	acquire (including, without limitation, by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any material assets or any corporation, partnership, other business organization or any division;

●	incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, other than (1) intercompany indebtedness among the Adifex and its subsidiaries or (2) indebtedness that is incurred in the ordinary course of business consistent with past practice (and, with respect to borrowed money indebtedness, is reasonably necessary to meet any current obligations of the Adifex and its subsidiaries);

●	merge, consolidate, combine or amalgamate with any person;

●	except in the ordinary course of business or otherwise consistent with past practices:

○	grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former executive officer;

○	enter into any new or materially amend any existing, employment, retention, bonus, change in control, severance, redundancy or termination agreement with any current or former executive officer whose base salary is in excess of $250,000;

○	accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former executive officer whose base salary is in excess of $250,000;

○	establish or become obligated under any collective bargaining agreement, collective agreement, or other contract or agreement with a labor union, trade union, works council, or other representative of executive officers; or
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○	hire any new executive officers whose base salary is in excess of $250,000.

●	except in the ordinary course of business or otherwise consistent with past practices: adopt, amend and/or terminate any material plan except as may be required by applicable Law, is necessary in order to consummate the Business Combination, or health and welfare plan renewals in the ordinary course of business;

●	materially amend (other than reasonable and usual amendments in the ordinary course of business), the accounting policies or procedures, other than as required by GAAP;

●	amend any material tax return;

●	change any material method of tax accounting;

●	make (inconsistent with past practice), change or rescind any material election relating to taxes (including, for the avoidance of doubt, any election that results in the Adifex or any subsidiary being treated as other than a partnership or a disregarded entity for U.S. federal income tax purposes);

●	settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes;

●	except in the ordinary course of business or otherwise consistent with past practices, enter into, amend or terminate any material contract;

●	fail to maintain the leased real property, including the improvements located or used on the leased real property, in substantially the same condition as of the signing date, except where the failure to maintain such leased real property would reasonably be expected to have a material adverse effect;

●	fail to maintain the existence of, or use reasonable efforts to protect, registered intellectual property to the extent that such action or inaction would reasonably be expected to have a material adverse effect;

●	permit any item of registered intellectual property to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of registered intellectual property to the extent that such action or inaction would reasonably be expected to have a material adverse effect;

●	waive, release, assign, settle or compromise any legal proceeding, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $500,000 individually or $1,000,000 in the aggregate;

●	take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Business Combination from qualifying for the intended tax treatment; or

●	agree, resolve, or commit to do any of the foregoing.

Nothing contained in the Business Combination Agreement shall give Fresh Vine, directly or indirectly, the right to control or direct the operations of Adifex before the Adifex Effective Time. Before the Adifex Merger Effective Time, Adifex shall exercise, consistent with the terms and conditions of the Business Combination Agreement, complete unilateral control and supervision over its business operations.

Mutual Conditions to Each Party’s Obligation to Effect the Business Combination

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The obligations of each party to effect the mergers and otherwise consummate the Business Combination are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the parties, at or before the Closing, of each of the following conditions:

●	no temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Business Combination shall have been issued by any court of competent jurisdiction or other governmental authority of competent jurisdiction and remain in effect and there shall not be any law which has the effect of making the consummation of the Business Combination illegal;

●	Fresh Vine shall have obtained the approval of its stockholders;

●	obtaining any consents required any third Person (other than a governmental authority) in order to close the Business Combination;

●	no governmental authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order that is then in effect and which has the effect of making the transactions or agreements contemplated by the Business Combination Agreement illegal or which otherwise prevents or prohibits consummation of the Business Combination;

●	any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have been completed and any waiting period applicable to the consummation of the mergers shall have expired or been terminated;

●	The proxy statement/prospectus shall have been declared effective by the SEC and shall remain effective as of the closing, and no stop order or similar order shall be in effect with respect to the proxy statement/prospectus; and

●	the Funding shall have been completed.

Conditions to Fresh Vine’s Obligation to Effect the Business Combination

The obligations of Fresh Vine, Pubco, Adifex Merger Sub and VINE Merger Sub to consummate Business Combination at closing are subject to the satisfaction or the written waiver by Fresh Vine, at or before the closing, of each of the following conditions:

●	the accuracy of representations and warranties of Adifex;

●	the performance of all covenants made by Adifex in the Business Combination Agreement;

●	the delivery of the following documents by Adifex:

○	a true and correct executed copy of the Amaze stock purchase agreement;

○	an executed counterpart of the Fresh Vine support agreement;

○	an executed copy of the Adifex lock-up agreement;

○	an executed copy of the Adifex support agreement; and

○	a certificate regarding the allocation of the Merger Consideration.

●	no material adverse effect having occurred since the Signing Date; and

●	the completion of the stock purchase of Amaze.

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Conditions to Adifex’s Obligation to Effect the Business Combination

The obligations of Adifex to effect the Adifex Merger and otherwise consummate the Business Combination to be consummated at the closing are subject to the satisfaction or the written waiver by Adifex, at or before the closing, of each of the following conditions:

●	the accuracy of representations and warranties of Fresh Vine;

●	the performance of all covenants made by Fresh Vine in the Business Combination Agreement;

●	the delivery of the following documents by Fresh Vine:

○	a certificate executed by an executive officer of VINE confirming that the certain conditions have been duly satisfied;

○	written resignations in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing executed by the officers and directors of VINE who are not to continue as officers or directors of VINE;

○	an executed copy of the Fresh Vine lock-up agreement;

○	an executed counterpart to the Adifex lock-up agreement;

○	an executed counterpart to the Adifex support agreement; and

○	an executed copy of an employment agreement for the position of chief executive officer, for Aaron Day, in form and substance acceptable to Fresh Vine, Aaron Day, and Adifex, to be effective immediately following Closing.

●	no material adverse effect having occurred since the Signing Date;

●	Adifex shall have been granted the right to appoint or elect all of the directors of the board of directors after closing; and

●	Fresh Vine shall have provided evidence satisfactory to Adifex that any Fresh Vine options have been terminated.

Termination of the Business Combination

The Business Combination Agreement may be terminated for each of the following reasons:

●	by mutual written consent of Fresh Vine and Adifex;

●	by either Fresh Vine or Adifex if the mergers are not consummated by April 30, 2025 unless extended by written consent or if this proxy statement/prospectus has not been declared effective by April 30, 2025, which shall extend the drop dead date by an additional sixty days. Additionally, the party seeking to terminate for this reason cannot have been the reason that the mergers have not been consummated;

●	by either Fresh Vine or Adifex if a court of competent jurisdiction or governmental authority shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination;

●	by either Fresh Vine or Adifex for any breach of any representation, warranty, covenant, or agreement by the other party that was not cured within the applicable 30-day cure period; or

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●	by Fresh Vine, if it enters into a “Permitted Alternative Agreement” as defined in the Business Combination.

Expenses and Termination Fees

Transaction Expenses

All fees and expenses incurred in connection with the Business Combination Agreement will be paid by the party incurring such expenses unless (1) if the Business Combination is completed, Fresh Vine and Adifex may use the Funding to pay for such fees and expenses, or (2) the Business Combination is terminated for certain reasons listed below.

Fresh Vine Termination Fee

If the Business Combination Agreement is terminated by Fresh Vine because Fresh Vine entered a “Permitted Alternative Agreement” as defined in the Business Combination, Fresh Vine shall reimburse Adifex for all reasonable out-of-pocket fees and expenses incurred by Adifex in connection with this Business Combination Agreement up to a maximum of $200,000.

Adifex Termination Fee

If the Business Combination Agreement is terminated by Adifex because (1) the Business Combination Agreement has not closed by April 30, 2025, unless extended in accordance with the Business Combination Agreement, and Fresh Vine was entitled to terminate the Business Combination Agreement for any breach of any representation, warranty, covenant, or agreement by Adifex that was not cured within the applicable 30-day cure period, or (2) Fresh Vine terminates the Business Combination Agreement for any breach of any representation, warranty, covenant, or agreement by Adifex that was not cured within the applicable 30-day cure period. Adifex shall reimburse Fresh Vine for all out-of-pocket fees and expenses incurred by Fresh Vine in connection with this Business Combination Agreement, up to a maximum of $200,000.

Non-survival of Representations, Warranties and Covenants

None of the representations, warranties, covenants, obligations or other agreements in the Business Combination Agreement, or in any related document or instrument delivered pursuant to the Business Combination Agreement, will survive the Closing except for any covenants and agreements that expressly by their terms apply either in part or in whole after the Closing.

Governing Law; Jurisdiction; Jury Waiver

The Business Combination Agreement is governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the contemplated transactions, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) waives any objection to laying venue in any such action or proceeding in such courts, (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (d) agrees that service of process upon such Party in any such action or proceeding shall be effective if written notice is given in accordance Business Combination Agreement and (e) irrevocably and unconditionally waives the right to trial by jury.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, or the “Agreements Related to the Business Combination,” but does not purport to describe all of the terms. The following summary is qualified in its entirety by reference to the complete text of each of the Agreements Related to the Business Combination, and Fresh Vine’s stockholders and other interested parties are urged to read such Agreements Related to the Business Combination in their entirety. Capitalized

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terms in this section not otherwise defined in this proxy statement/prospectus shall have the meanings ascribed to them in the Business Combination Agreement.

Voting and Support Agreement

[•]

Lockup Agreements

[•]

Headquarters

After completion of the transactions contemplated by the Business Combination Agreement, the corporate headquarters and principal executive offices of Pubco will be located at [•].

Stock Exchange Listing of Pubco Class A Common Stock

After the completion of the Business Combination, Pubco expects that the Pubco Class A Common will be traded on NYSE American under the symbol “AMZE”.

Background of the Business Combination

In connection with Fresh Vine’s ongoing evaluation of its long-term prospects, Fresh Vine’s senior management and board of directors assesses Fresh Vine’s business objectives and strategies, in light of several factors, including the macroeconomic and industry climate and expectations, all with the goal of enhancing long-term value for Fresh Vine’s stockholders. As a part of this review, Fresh Vine’s senior management and board of directors considered and evaluated various strategic alternatives, including performance improvement, capital allocation, organic growth, acquisitions and business combination transactions.

Fresh Vine has incurred losses and negative cash flows from operations since its inception in May 2019. For example, the report of the independent registered public accounting firm on the financial statements for the fiscal year ended December 31, 2023 included an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern for twelve months from the financial statement issuance date. Similarly, the report of Fresh Vine’s independent registered public accounting firm on its financial statements for the fiscal years ended December 31, 2022 and 2021, included in the prospectus for Fresh Vine’s initial public offering, included an explanatory paragraph indicating that there is substantial doubt as to the company’s ability to continue as a going concern for twelve months from the financial statement issuance date.

Fresh Vine’s now former officers and directors resigned from those positions or otherwise ceased to be employed by the company during 2023. On July 19, 2023, Fresh Vine appointed Michael Pruitt to serve as Interim Chief Executive Officer and as the company’s non-executive chair, and Keith Johnson to serve as its Interim Chief Financial Officer. Fresh Vine’s business faced headwinds resulting from its former management and from business model challenges.

During 2023 Fresh Vine received notices from NYSE American LLC that the company was not in compliance with certain NYSE American continued listing standards, including with respect to stockholders’ equity. Specifically, Fresh Vine was deemed not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”), which requires that a listed company have stockholders’ equity of at least $4 million if the company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. Fresh Vine reported stockholders’ equity of $2.4 million as of June 30, 2023, the end of its second fiscal quarter of 2023, and has had losses from continuing operations and/or net losses in each of its fiscal years ended December 31, 2020, 2021 and 2022. As a result, Fresh Vine became subject to the procedures and requirements of Section 1009 of the Company Guide and was required to

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submit a plan to NYSE American addressing how Fresh Vine intends to regain compliance with Section 1003(a)(ii) by March 8, 2025.

In light of Fresh Vine’s history of losses from operations, limited liquidity sources and challenges with respect to maintaining its stock exchange listing the company began exploring strategic alternatives during 2023, including liquidation, potential asset sales and divestitures, and strategic transactions with third parties.

In July, 2023, Michael Pruitt, Fresh Vine’s Chief Executive Officers held preliminary discussions with its financial advisors regarding parties who would be interested and suitable for a strategic transaction with Fresh Vine. Fresh Vine’s senior management had been focused primarily on the internal management of Fresh Vine, raising financing (including a transaction that closed on August 2, 2023) and means for Fresh Vine to potentially revive its business and weather the economic environment and revive its business operations.

On August 24, 2023, Fresh Vine issued a press release announcing that its board of directors has initiated an exploration of strategic opportunities by way of merger, acquisition, or any accretive strategic transaction to enhance stockholder value, stated that it has engaged Oak Ridge Financial to lead the process of sourcing and vetting opportunities, and quested that all inquiries be directed to Oak Ridge Financial. Oak Ridge Financial’s engagement has included both services related to Fresh Vine’s capital raising activities, including its offerings of Series A and Series B Convertible Preferred Stock, and with respect to identifying, evaluating and advising on potential business combination targets and transactions. Oak Ridge Financial’s engagement does not include preparation and delivery of a fairness opinion. Fresh Vine paid Oak Ridge a $10,000 cash advisory fee upon commencement of the engagement, agreed to pay Oak Ridge Financial a cash fee equal to 5.0% of the gross proceeds received by Fresh Vine in its offering of Series A Convertible Preferred Stock, and has agreed to pay Oak Ridge Financial a cash fee equal to 5.0% of the gross proceeds received by Fresh Vine in connection with its offering of Series B Convertible Preferred Stock or other future capital raising endeavors. In addition, Fresh Vine issued to Oak Ridge Financial (or its designees) seven-year warrants to purchase up to a total of 300,000 shares of Fresh Vine common stock at an exercise price equal to $0.50 per share. Oak Ridge Financial is not entitled to additional compensation upon closing of the merger.

Following the issuance of Fresh Vine’s press release, and during the fall of 2023, Fresh Vine explored various strategic transactions, including a variety of potential targets, including Notes Live. Fresh Vine was contacted by or introduced to 18 different potential targets or their representatives, most of which were private companies pursuing an alternative means of going public. Of these potential targets, Fresh Vine had substantive discussions with seven potential targets about a potential business combination, including Notes Live. Fresh Vine’s management participated in multiple telephone calls with the founder and Chief Executive Officer of a family run wine producer, but Fresh Vine and such company ultimately determined that the combined companies would be too small to support the expense associated with being a public company. Fresh Vine’s management had several discussions with a “better-for-you” branded producer of wine and spirits that Fresh Vine determined was not a viable combination partner based on its capitalization and stockholder base. Fresh Vine’s management participated in telephone discussions with management of a well-capitalized vineyard and resort business that ultimately decided that it didn’t want to be a public company and ceased discussions. Fresh Vine’s management participated in multiple telephone calls with a green recycling company and conducted a due diligence investigation of the potential target. Based on this investigation, Fresh Vine determined that the potential target company’s business was not consistent with what was represented and ceased discussions. Fresh Vine’s management engaged in discussions with a healthcare technology company and, after initial discussions, the potential target presented a term sheet for a stock-for-stock merger transaction. Fresh Vine determined that the business prospects were not consistent with the proposed transaction terms, and discussions ended. Fresh Vine’s management participated in multiple telephone calls with a gaming technology company, after which the potential target company verbally proposed terms for a combination transaction. The proposed terms included a proposed valuation of the target that Fresh Vine determined wasn’t warranted, and discussions ceased.

On October 17, 2023, Fresh Vine issued a press release announcing that it had timely submitted a plan of compliance to NYSE American addressing how Fresh Vine intends to regain compliance with NYSE American’s minimum stockholders’ equity requirements for continued listing. On November 21, 2023, Fresh Vine received notification from NYSE American that Fresh Vine’s plan to regain compliance with NYSE American’s listing standards was accepted. The plan involved a combination of potential capital raising activities and pursuit of potential business combination transaction(s).

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       From October 17, 2023 until July 31, 2024, Fresh Vine engaged in a reverse merger business combination transaction with Notes Live, Inc., a Colorado corporation (“Notes Live”). On July 31, 2024, the parties entered into a Termination Agreement wherein they mutually agreed to terminate the Agreement and Plan of Merger.

Thereafter, Fresh Vine, with the help of its advisors, continued to seek strategic alternatives, including potential business combination targets. On August 12, 2024, Fresh Vine was introduced to Amaze, by Joe Giamichael of Spartan Capital, an advisor to Amaze.

In connection with Amaze’s ongoing evaluation of its long-term prospects, Amaze had been engaged in the process of seeking to become a public company and evaluating strategic business combinations to meet this objective.

In the first quarter of 2024, Amaze’s Board engaged [Spartan Capital] as its financial advisor and strategic consultant to identify strategic opportunities for Amaze. When Amaze began exploring the possibility of a reverse merger, the leadership team, in collaboration with Spartan Capital, undertook a comprehensive analysis to identify a suitable public company candidate and establish a defensible valuation framework. This process was critical to ensuring that the transaction would be attractive to both existing Amaze investors and potential new stakeholders, while also aligning with market expectations and industry benchmarks.

[•]

On August 12, 2024, Amaze Software was introduced to Fresh Vine through [Joe Giamichael] at Spartan Capital and the parties entered a Non-disclosure Agreement to continue initial discussions to explore a potential transaction among the parties and to exchange information for purposes of conducting their respective due diligence investigations. Following a series of phone calls, video conferences and email correspondence between Aaron Day and Mike Pruitt and their financial advisors over the next two weeks the parties agreed to general parameters of a business combination between the two parties, with the plan to finalize and execute a letter of intent by the end of [•] and to negotiate and executed a definitive agreement and plan of merger prior to [•].

On September 4, 2024, Amaze, Adifex, and Fresh Vine began to discuss the terms of the letter of intent in connection with the proposed business combination.

On September 6, 2024, Amaze, Adifex, and Fresh Vine discussed the initial structure of the proposed business combination including that Amaze and Adifex would receive up to $27,860,000 shares of Fresh Vine common stock at $.40 a share (19.9%) and 69,650,000 shares of a new class of Fresh Vine preferred stock, which would convert to 280,350,000 shares.

On September 9, 2024, Adifex and Amaze presented a letter of intent to Fresh Vine outlining the general terms of a transaction among the companies. The parties determined that the following the Business Combination, preclosing VINE holders would be ascribed up to 7.5% of the combined company on a fully diluted basis. Preclosing Adifex members would receive approximately 92.5% of the combined company on a fully diluted basis.

Between September 23, 2024 and October 1, 2024, Amaze, Adifex, and Fresh Vine negotiated the preliminary terms of a revised letter of intent including the expected $140 million valuation of Adifex and Amaze as further discussed below as well as the expected ownership in the closing company. In connection with the negotiation of the letter of intent, Amaze and Adifex were advised by Josh Bartch of Spartan Capital.

Valuation Analysis and Methodology

Industry Research and Comparable Company Analysis

To determine an appropriate valuation for Amaze, we conducted extensive research on valuation multiples for companies operating in our industry and adjacent sectors. Specifically, we analyzed publicly traded companies with business models and revenue streams similar to Amaze, including well-known players such as Shopify, Adobe, and other technology-driven platforms. These companies served as benchmarks for understanding how the market values businesses in the software, e-commerce, and digital solutions space.

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Our research focused on two primary valuation metrics:

1. Revenue Multiples: The ratio of enterprise value to top-line revenue.

2. EBITDA Multiples: The ratio of enterprise value to earnings before interest, taxes, depreciation, and amortization.

At the time of our analysis, we observed that larger, more established companies in our space were trading at revenue multiples ranging from 8x to 14x. These multiples reflected the premium valuations assigned to companies with strong growth trajectories, scalable business models, and significant market share. However, we recognized that Amaze, as a smaller and earlier-stage company, would likely warrant a more conservative multiple due to differences in scale, profitability, and market maturity.

Historical Valuation and Series A-3 Funding Round

During Amaze’s most recent funding round (Series A-3), Amaze achieved a post-money valuation of approximately $80 million, based on a 3.5x revenue multiple. This valuation was derived from Amaze’s most recent full-year revenue of approximately $24 million. While we believed that Amaze’s growth potential and market position could justify a higher multiple in the range of 5x to 7x revenue, we opted to use the more conservative 3.5x multiple to ensure alignment with investor expectations and to maintain a defensible position in the context of the reverse merger.

2023 Revenue Growth and Updated Valuation

Amaze closed the fiscal year 2023 with revenue just shy of $40 million, representing significant year-over-year growth. Applying the same 3.5x revenue multiple used in the Series A-3 round, we arrived at a target valuation of approximately $140 million for the purposes of the reverse merger. This valuation reflects both Amaze’s strong financial performance and our commitment to maintaining a conservative and realistic approach to valuation, particularly in light of the inherent uncertainties associated with public market transactions.

Investor Considerations and Guaranteed Valuation

As part of the reverse merger negotiations, Amaze’s existing investors, particularly those involved in the Adifex deal, sought assurances regarding their return on investment. These investors had collectively contributed approximately $28 million to Amaze over the course of its funding history. To address their concerns and ensure alignment, we agreed to a guaranteed valuation of $55 million for their equity in the transaction. This guaranteed valuation effectively provided these investors with a 2x return on their investment based on their total contributions.

From a risk management perspective, this structure also provided a buffer against potential post-transaction valuation volatility. For example, even if the combined company’s valuation were to decline by 50% to $70 million, the guaranteed valuation would still ensure that Amaze’s investors recouped their original investment.

Rationale for a Conservative Valuation Approach

The decision to proceed with a 3.5x revenue multiple —despite evidence supporting higher multiples in the range of 5x to 7x —was driven by several strategic considerations:

1.	Market Perception: A conservative valuation reduces the risk of overvaluation, which could lead to negative market reactions or increased scrutiny from investors and analysts.
2.	Defensibility: By anchoring the valuation to a multiple that is consistent with Amaze’s historical funding rounds, we ensured that the valuation would be well-supported by precedent and market data.
3.	Investor Confidence: The conservative approach provided reassurance to both existing and prospective investors, demonstrating our commitment to prudent financial management and long-term value creation.
4.	Downside Protection: A lower initial valuation minimizes the potential impact of post-transaction market fluctuations, thereby protecting the interests of all stakeholders.

Conclusion

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In summary, the valuation process for Amaze was the result of a deliberate and methodical approach, informed by industry research, historical funding precedents, and strategic considerations. By applying a 3.5x revenue multiple to Amaze’s 2023 revenue of $40 million, we arrived at a target valuation of $140 million for the reverse merger. This valuation reflects both Amaze’s strong financial performance and our commitment to maintaining a conservative and defensible position in the context of the transaction.

The guaranteed valuation of $55 million for Amaze’s existing investors further underscores our focus on aligning stakeholder interests and ensuring a successful transition to the public markets. This approach positions Amaze for long-term success while providing a solid foundation for future growth and value creation.

On October 2, 2024, following a discussion with their respective tax advisors, Amaze, Adifex, and Fresh Vine determined that the deal structure should be structured as a double dummy transaction for the maximum tax savings for their respective stockholders and members. Nelson Mullins prepared a draft definitive merger agreement based on the revised structure and distributed it to Fresh Vine’s counsel, Maslon LLP.

Between October 3, 2024 and October 13, 2024, Amaze, Adifex, and Fresh Vine conducted preliminary due diligence and finalized the terms of the letter of intent, including the change in deal structure to a double dummy structure, an increase in the price per share from $0.40 a share to $0.80 a share, and changes to the relative valuation ascribed to the parties. The parties determined that they anticipated the total valuation for the transaction would be approximately $170 million. The parties determined that the following the Business Combination, preclosing VINE holders would be ascribed up to 14% of the combined company on a fully diluted basis. Preclosing Adifex members would receive approximately 86% of the combined company on a fully diluted basis.

On October 14, 2024, Adifex and Amaze presented an amended and restated letter of intent to Fresh Vine Wine outlining the general terms of a transaction among the companies, with the intent that Amaze by way of a reverse merger would become a wholly-owned subsidiary of Fresh Vine, and, thereafter Fresh Vine would cease its prior operations and its sole business operations would be conducted by and through Amaze. Representatives of Adifex proposed that the number of shares of Fresh Vine common stock to be issued in the Business Combination be based on relative valuations ascribed to Adifex, following its acquisition of Amaze, and Fresh Vine, and proposed that the valuation ascribed to Adifex and Amaze be based on the approximately $140 million pre-money valuation of Adifex and Amaze, which included a $1.5 Million capital funding round. Representatives of Fresh Vine agreed in principle to such approach, provided that Adifex and Amaze was able to show independent market support for such valuation before the execution of the Business Combination Agreement.

The letter of intent ascribed a $23.8 million enterprise valuation to Fresh Vine, which was based on negotiation between the parties and took into consideration the trading price of Fresh Vine common stock during the period leading up to the entry into the amended and restated letter of intent between the parties in October 2024, as well as Fresh Vine’s balance sheet and cash position and its bargaining position in light of the foregoing. For context, the average closing price of Fresh Vine’s common stock during the 20 trading days preceding entering into the letter of intent with Adifex as $0.52075, which translated into a market capitalization of approximately $13.9 million. The value ascribed to Fresh Vine by Adifex was focused on Adifex’s perception of the value associated with an exchange-listed public reporting company, and, at that time did not ascribe any value to Fresh Vine’s on-going legacy business.

Following the execution of the letter of intent, the parties and their counsel engaged in several meetings regarding the transaction structure, terms and matters related to anticipated closing conditions. During the weeks that followed the execution of the letter of intent, both Amaze and Fresh Vine Wine conducted further due diligence on each other’s businesses, including an evaluation of each company’s capitalization table in order to confirm the specific terms of a fully-diluted business combination. The initial draft of the Business Combination Agreement constituted what the parties viewed as a “middle of the road” transaction agreement. The primary terms in the Business Combination Agreement that were negotiated were intended to clarify the closing conditions and the limited scenarios by which either party could terminate the agreement, and to ensure that the parties remained committed to the deal and could not broadly terminate a pending transaction.

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A substantially final definitive Business Combination Agreement was subsequently circulated to Fresh Vine’s Board and Adifex’ member on November 3, 2024. The Fresh Vine’s Board and Adifex’ member separately met and authorized and approved the definitive Business Combination Agreement on November 3, 2024. The parties executed the Business Combination Agreement on November 3, 2024 and issued a joint press release announcing the execution on November 6, 2024.

[•]

The parties negotiated termination rights they deemed to be customary in transactions of this nature, including “fiduciary” termination rights in favor of Fresh Vine if Fresh Vine’s board of directors authorizes Fresh Vine to enter into a definitive agreement relating to an acquisition transaction that constitutes a superior offering, and agreed upon termination fees associated with certain termination events that they deemed appropriate given the size of the transaction and the expenses expected to be incurred.

The Fresh Vine Board’s Reasons for the Approval of the Business Combination

The Fresh Vine Board, in evaluating the Business Combination, consulted with Maslon LLP, legal counsel to Fresh Vine, and [•], capital markets advisor to Fresh Vine. In reaching its conclusion (i) that the Business Combination Agreement and the contemplated transactions are advisable and in the best interests of Fresh Vine and its stockholders and (ii) to recommend that the stockholders adopt the Business Combination Agreement and approve the Business Combination, the Fresh Vine Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Fresh Vine Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Fresh Vine Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Fresh Vine’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The members of Fresh Vine’s management team and the Fresh Vine Board are well qualified to evaluate the transaction with Amaze and Adifex. They have extensive transactional experience, including substantial experience in evaluating the operating and financial merits of companies from a wide range of industries, including mining companies. Fresh Vine’s management team and the Fresh Vine Board include individuals with decades of experience across industries, at both the management and board level. See “Management of Fresh Vine — Directors and Executive Officers” for additional information on management’s and the Fresh Vine Board’s experience and qualifications. The Fresh Vine Board concluded that its experience and backgrounds, together with the experience of Fresh Vine’s management team and its advisors, enabled them to perform the necessary analyses to make determinations regarding the Business Combination, and therefore they decided that an opinion, from an independent investment banking firm or other independent entity that commonly renders valuation opinions, that the Business Combination is fair to Fresh Vine from a financial point of view was not necessary.

The members of Fresh Vine’s management team and the Fresh Vine Board are well-qualified to evaluate the Business Combination. Fresh Vine’s management team and the Fresh Vine Board also include individuals with experience in executive management of multinational companies and in investing in companies.

The Fresh Vine Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the contemplated transactions, including, but not limited to, the following material factors:

●	Compelling Margins and Path to Profitability. [•].
●	Experienced Management Team. The Fresh Vine Board believed that Amaze has an experienced leadership team with a track record of successfully operating in the creator space.
●	Results of Due Diligence Conducted by Fresh Vine at the time of Signing. The Fresh Vine Board considered the scope of the due diligence examinations conducted by Fresh Vine’s management team and outside advisors and evaluated the results thereof and information available to it related to Amaze and
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Adifex, including virtual meetings and calls with Amaze and Adifex management regarding its operations and the proposed Business Combination.
●	Terms of the Transaction Documents. The Fresh Vine Board reviewed and considered the terms of the Business Combination Agreement and the other related agreements, including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate the Business Combination Agreement. See the sections entitled “The Business Combination Agreement” and “Other Agreements” for detailed discussions of the terms and conditions of these agreements.
●	Consideration. The Fresh Vine Board has substantial experience in evaluating the operating and financial merits of companies from a wide range of industries.
●	No Better Alternatives. The Fresh Vine Board believed, after a thorough review of other business combination opportunities reasonably available to Fresh Vine, that the proposed Business Combination represented the best potential business combination for Fresh Vine that was currently available in the market at the time the Business Combination announced.

The Fresh Vine Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

●	Limited Management Experience in Operating a Public Company. Amaze’s management has limited experience in operating a U.S. public company. The requirements of being a public company may strain Amaze’ resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination may be greater than Fresh Vine anticipates.
●	Valuation Depends on Future Performance. The valuation of Amaze and Adifex agreed to in the Business Combination depended in large part on Amaze’s future performance. There is a risk that, if Amaze and Adifex does not perform as was expected, the valuation used in the Business Combination may not reflect the fair market value of Amaze at the time of Closing.
●	Geographic and Political Risk. Amaze operates a global business. There are inherent risks associated with foreign jurisdictions in their laws, regulations, business practices, and other factors.
●	Limitations of Due Diligence. Although Fresh Vine and its outside advisors conducted due diligence on Amaze and Adifex, the scope of review was limited by the time available, the materials provided by Amaze and Adifex and the inherent uncertainties in any due diligence process. Accordingly, there can be no assurance that Fresh Vine discovered all material issues that may be present with regard to Amaze and Adifex’s business, or that issues outside of Fresh Vine’s or Amaze and Adifex’s control will not later arise.
●	Benefits Not Achieved. The Fresh Vine Board considered the risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.
●	No Third-party Valuation. The Fresh Vine Board considered the risk that it did not obtain an opinion from an independent investment banking firm or other independent entity that commonly renders valuation opinions in connection with the Business Combination.
●	Exclusivity. The Fresh Vine Board considered the fact that the Business Combination Agreement includes an exclusivity provision that prohibits Fresh Vine from soliciting other business combination proposals and restricts Fresh Vine’s ability to consider other potential business combinations so long as the Business Combination Agreement is in effect.
●	Post-Business Combination Corporate Governance. The Fresh Vine Board considered the corporate governance provisions of the Business Combination Agreement and the effect of those provisions on the governance of the company post-Business Combination. Given that the existing stockholders of Amaze and Adifex will collectively control shares representing a majority of the outstanding shares of Pubco upon completion of the Business Combination, and that the Pubco Board will be classified following the Closing pursuant to the terms of the Proposed Organizational Documents, the existing equityholders of Amaze and Adifex may be able to elect future directors and make other decisions (including approving certain transactions involving Fresh Vine and other corporate actions) without the consent or approval of any of Fresh Vine’s current stockholders, directors or management team. See the sections entitled “Business Combination Agreement,” “Management Following the Business Combination,” and “Merger Proposal” for detailed discussions of the terms and conditions of these documents.
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●	Closing Conditions. The Fresh Vine Board considered the fact that completion of the Business Combination is conditioned on the satisfaction or waiver of certain closing conditions that are not within Fresh Vine’s control.
●	Litigation. The Fresh Vine Board considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely delay consummation of the Business Combination.
●	Potential Conflicts. The Fresh Vine Board considered the potential additional or different conflicts of interests of Fresh Vine’s directors, executive officers, as described in the section entitled “Certain Relationships and Related Party Transactions.” The Fresh Vine Board, including Fresh Vine’s independent directors, with their outside counsel, reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving, as members of the Fresh Vine Board, the Business Combination Agreement, and the contemplated transactions.
●	Fees and Expenses. The Fresh Vine Board considered the fees and expenses associated with completing the Business Combination.
●	Other Risks. The Fresh Vine Board considered various other risks associated with the Business Combination, the business of Fresh Vine and the business of Amaze and Adifex described under the section entitled “Risk Factors.”

The Fresh Vine Board concluded that the potential benefits that it expected Fresh Vine and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Fresh Vine Board determined that the Business Combination Agreement and the Business Combination were advisable and in the best interests of Fresh Vine and its stockholders.

Interests of Fresh Vine’s Directors and Officers in the Business Combination

In considering the recommendation of the Fresh Vine Board to vote in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that Fresh Vine’s directors and officers have interests in such proposals that are different from, or in addition to, your interests as a stockholder or warrant holder. These interests include, among other things:

●	The Business Combination Agreement provides for the indemnification of Fresh Vine’s current directors and officers and the continuation of directors and officers liability insurance covering Fresh Vine’s current directors and officers for a period of six years from the Closing Date.
●	[•]
●	[•]
●	[•]

Potential Purchases of Fresh Vine Class A Common Stock

At any time at or before the special meeting, during a period when they are not then aware of any material nonpublic information regarding Fresh Vine or its securities, Fresh Vine’s officers and directors, Adifex or the Adifex members and/or their respective affiliates, in compliance with the tender offer rules and other Exchange Act limitations, including Rule 14e-5, may purchase public shares in Fresh Vine from institutional and other investors, execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Fresh Vine. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved.

Anticipated Accounting Treatment

[•]

Appraisal or Dissenters’ Rights

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[•]

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings in connection VINE merger and Adifex Merger. Amaze is subject to a wide range of laws and regulations governing all aspects of its operations, including with respect to data protection taxes, immigration, labor standards and employment issues, securities and foreign corrupt practices. Amaze has made, and expects to make in the future, significant expenditures to comply with these laws and regulations. Non-compliance can result in violations and legal claims, as well as substantial fines, penalties, reputational damage and delays in or suspension of day-to-day operations. Pending or proposed changes to existing laws and regulations, as well as any proposed or contemplated new laws or regulations, could also have significant impacts on Adifex and Amaze’s business and results of operations, the extent of which cannot always be predicted.

Vote Required for Approval

The approval of the Business Combination Proposal (and consequently, the Business Combination Agreement and the contemplated transactions) requires an ordinary resolution under Nevada law, being the affirmative vote of the holders of a majority of the voting power of shares of Fresh Vine common stock and Fresh Vine Preferred Stock outstanding on the record date and entitled to vote at the special meeting.

Brokers are not entitled to vote on the Business Combination Proposal absent voting instructions from the beneficial holder. Unless represented in person or by proxy at the special meeting, abstentions and broker votes will not count for the purposes of establishing a quorum, will not count as votes cast at the special meeting, and otherwise will have no effect on a particular proposal.

Recommendation of the Fresh Vine Board

THE FRESH VINE BOARD UNANIMOUSLY RECOMMENDS THAT FRESH VINE’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of Fresh Vine’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of Fresh Vine and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals, subject to their fiduciary duties under Cayman Islands law. In addition, Fresh Vine’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Fresh Vine’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

Proposal No. 3: Approval of Advisory Proposals

Full Text of the Resolution to be Voted Upon

[•]

Overview

In connection with the Business Combination, Fresh Vine is asking its stockholders to vote on a series of separate proposals with respect to certain governance provisions, which are separately being presented in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions and which will be voted upon on a non-binding advisory basis. However, the stockholder vote regarding these proposals is advisory in nature, and is not binding on Fresh Vine or the Fresh Vine Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Proposals. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Fresh Vine intends that the [Proposed Charter] will take effect at the Closing.

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Vote Required

The affirmative vote of the holders of a majority of the voting power of all shares of Fresh Vine common stock and Fresh Vine Preferred Stock outstanding on the record date is required for approval of Proposal No. 3. Abstentions will have the same effect as votes “AGAINST” Proposal No. 3. Proposal No. 3 is conditioned upon the approval of Proposal Nos. 1, 2, and 4 and the Business Combination cannot be consummated without the approval of Proposal No. 3.

Recommendation of Fresh Vine Board of Directors

THE FRESH VINE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FRESH VINE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE ADVISORY PROPOSALS.

Proposal No. 4: Approval of Incentive Plan Proposal

Full Text of the Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Incentive Plan be adopted and approved.”

The Incentive Plan Proposal

We are seeking stockholder approval for the Pubco 2025 Equity Incentive Plan (the “Incentive Plan”) a copy of which is included as Annex [C]. The Incentive Plan is being adopted in connection with the Business Combination and will become effective on the earlier of immediately before the Effective Time and the business day immediately before the “Registration Date”, which is the effective date of the first registration statement filed by Pubco and declared effective under Section 12(b) of the Exchange Act, with respect to any class of Pubco securities. If the Incentive Plan is not approved by the Fresh Vine stockholders, it will not become effective, and no awards will be granted thereunder.

Background of the Incentive Plan

If the Pubco Incentive Plan is approved by Fresh Vine’s stockholders, Pubco will be authorized to grant equity incentive awards to eligible service providers. A copy of the Pubco Incentive Plan is attached to this proxy statement/prospectus as Annex [C].

Pubco is still in the process of developing, approving, and implementing the Incentive Plan and, accordingly, there can be no assurance that the Incentive Plan will be implemented or will contain the terms described below or as set forth on Annex [C]. Fresh Vine’s Shareholders are being asked to approve the Incentive Plan as presented.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to provide a means through which Pubco and its affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, and consultants (and prospective directors, officers, employees, and consultants) of Pubco and its affiliates can acquire and maintain an equity interest in Pubco, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Pubco shares, thereby strengthening their commitment to the welfare of Pubco and its affiliates and aligning their interests with those of Pubco’s stockholders.

Consequences if the Incentive Plan Proposal is Not Approved

If the Incentive Plan Proposal is not approved by Fresh Vine’s Shareholders, the Incentive Plan will not become effective. Additionally, Pubco believes its ability to recruit, retain and incentivize top talent will be adversely affected if the Incentive Plan Proposal is not approved.

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Summary of the Incentive Plan

The Incentive Plan will be adopted by the Fresh Vine Board before the Closing, subject to Fresh Vine Shareholder approval, and will become effective upon the Closing. The Incentive Plan allows Pubco to make equity and equity-based incentive awards to employees, directors, and consultants of Pubco or any of its subsidiaries. Pubco anticipates that providing such persons with a direct stake in Pubco will assure a closer alignment of the interests of such individuals with those of Pubco and its stockholders, thereby stimulating their efforts on Pubco’s behalf and strengthening their desire to remain with Pubco.

This section summarizes certain principal features of the Incentive Plan, which may be subject to change. The summary is qualified in its entirety by reference to the complete text of the Form of Pubco Incentive Plan included as Annex [C] to this proxy statement/prospectus.

Eligibility and Administration

Pubco’s employees, consultants and directors, and employees, consultants and directors of its affiliates will be eligible to receive awards under the Incentive Plan. The Incentive Plan is expected to be administered by the Pubco Board with respect to awards to non-employee directors and by Pubco’s remuneration committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of Pubco directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under stock exchange rules. The plan administrator will have the authority to interpret and adopt rules for the administration of the Incentive Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Incentive Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available

The maximum number of Pubco Common Stock initially available for issuance under the Incentive Plan will be equal to [10%] of the fully diluted issued and outstanding Pubco Common Stock immediately after the Closing. Subject to the stockholders of Pubco resolving to increase the authorized share capital if required under applicable law and the Articles, the Share Reserve (other than with respect to incentive share options (“ISOs”)) will automatically increase on January 1st annually for the duration of the Incentive Plan beginning on January 1st of the year following the year in which the Closing occurs, in an amount equal to 5% of the fully diluted issued and outstanding Pubco Common Stock outstanding on December 31st of the preceding calendar year, provided, that the Board may act before January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Pubco Common Stock than would otherwise occur as provided above.

The Share Reserve shall in all events be subject to further adjustment as provided in the Incentive Plan. In no event shall fractional Pubco Common Stock be issued under the Incentive Plan. For clarity, the Share Reserve is a limitation on the number of Shares that may be issued under the Incentive Plan. Pubco Common Stock may be issued in connection with a merger or acquisition as permitted by the applicable exchange rules, and any such issuance will not reduce the number of Pubco Common Stock available for issuance under this Plan.

Subject to adjustment, as provided in the Pubco Incentive Plan, the maximum dollar value of Pubco Common Stock underlying Awards that may be granted to a director in any financial year shall be $250,000, or during a director’s initial financial year with Pubco or its affiliate, 200% of such amount. In addition, the Board may provide for a limit on the dollar value or maximum aggregate number of Pubco Common Stock underlying Awards that may be granted to any one Named Executive Officer (as defined in the Incentive Plan) of Pubco or any affiliate in any financial year, subject to adjustment as provided in the Incentive Plan.

Awards

The Incentive Plan will provide for the grant of Nonqualified Share Options, Incentive Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, or Performance Units (collectively or individually, an “Award”). No determination has been made as to the types or amounts of Awards that

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will be granted to certain individuals under the Incentive Plan. All awards under the Incentive Plan will be set forth in an “Award Agreement,” which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

A brief description of each award type follows.

●	“Nonqualified Share Options” or “NSO” means the right to purchase Pubco Common Stock under terms and conditions that are not intended to be, or do not qualify as, an Incentive Share Options;

●	“Incentive Share Options” or “ISO” means the right to purchase Pubco Common Stock under terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive equity option within the meaning of Section 422 of the Code;

●	“Share Appreciation Rights” or “SAR” means a right, designated as an SAR, to receive the appreciation in the Fair Market Value of Pubco Common Stock;

●	“Restricted Shares” means the issuance of Pubco Common Stock subject to vesting conditions;

●	“Restricted Share Units” or “RSUs” shall mean a right to receive Pubco Common Stock or cash upon vesting;

●	“Performance Shares” means the issuance of Pubco Common Stock to a participant that entitles the participant to delivery of Pubco Common Stock upon achievement of performance goals.

Vesting and Holding Period

As part of making any issuance, the plan administrator may determine the time and conditions under which the issuance will vest and may specify partial vesting in one or more vesting Tranches, which may be based solely upon continued employment or service for a specified period or may be based upon the achievement of specific performance goals established by the plan administrator in its discretion.

For all purposes of this Plan, “vesting” of an issuance shall mean:

(a)	In the case of an Option or SAR, the time at which the participant has the right to exercise the issuance.

(b)	In the case of Restricted Shares or Restricted Share Units all conditions for vesting, as stated in the issuance Agreement or the Incentive Plan, are satisfied.

(c)	In the case of Performance Shares, the time at which the Participant has satisfied the requirements to receive payment on such Performance Shares, which shall not be less than one year from the grant date, except as otherwise provided in the Incentive Plan.

Vesting need not be uniform among issuance granted at the same time or to persons similarly situated. Vesting requirements shall be set forth in the applicable Award Agreement. Each Award Agreement and each certificate representing securities granted under the Incentive Plan may bear such restrictive legend(s) as Pubco deems necessary or advisable under applicable law. No participant shall have the right to defer the amount of Pubco Common Stock or cash payable upon the exercise or settlement of any Option or SAR, or the transfer of any Restricted Shares upon the vesting thereof.

With respect to an Award of Restricted Shares or RSU, the participant may direct that any withholding of taxes, domestic or foreign, resulting from vesting of such issuance occur as set forth in the Incentive Plan. If the date of the vesting of any issuance, other than an Option or SAR, held by a participant who is subject to Pubco’s policy regarding trading of its Pubco Common Stock by its officers and directors and Pubco Common Stock is not within a “window period” applicable to the participant, then withholding shall be at the applicable statutory withholding amount accomplished by one or more of the methods provided for in the Incentive Plan.

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If the date of the vesting of any issuance, other than an Option or SAR, held by participant who is subject to Pubco’s policy regarding trading of its Pubco Common Stock by its officers and directors and Pubco Common Stock is not within a “window period” applicable to the participant, as determined by Pubco in accordance with such policy, then the vesting of such issuance shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the participant under such policy.

Certain Transactions

Unless prohibited by applicable law, the Pubco amended and restated memorandum and association or the applicable rules of a stock exchange, the Compensation Committee or the plan administrator may delegate all or some of its responsibilities and powers to any one or more of its members. The Compensation Committee or the plan administrator also may delegate some or all of its administrative duties to any officer of Pubco and may delegate some or all of its administrative powers to the CEO to grant Awards under the Plan to participants and potential participants who are not directors or Named Executive Officers of Pubco or any affiliates, provided that the terms and conditions of such Awards shall be set forth in an Award Agreement approved in substantial form by the Compensation Committee or the plan administrator before the grant of said Awards, the Compensation Committee or the plan administrator in its delegation shall specify the maximum Shares that may be awarded to one participant under such delegation in any calendar year, and the CEO shall report any such grants to the plan administrator or the Committee at its next meeting.

Subplans, Claw-Back Provisions, Transferability

Pubco or any affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts Pubco or affiliate may owe to the participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the participant, such amounts as may be owed by the participant to Pubco or a Subsidiary, although the participant shall remain liable for any part of the participant’s payment obligation not satisfied through such deduction and setoff. All Awards (including any proceeds, gains or other economic benefit the participant actually or constructively receives upon receipt or exercise of any Award) will be subject to any claw-back policy of Pubco, as set forth in such claw-back policy or the Award Agreement. By accepting any Award granted hereunder, the participant agrees to any deduction, claw-back or setoff under the Incentive Plan, as set forth in the Award Agreement.

Plan Amendment and Termination

Except as otherwise provided in the Pubco Incentive Plan, at any time the Board may wholly or partially amend, modify, suspend or terminate the Incentive Plan or the plan administrator or Compensation Committee’s authority to grant issuances under the Incentive Plan without the consent of stockholders or participants. However, without the approval of Pubco’s stockholders given twelve months before or after the action by the Board if such stockholder approval is required by any federal or state law or regulation or the rules of any share exchange or automated quotation system on which the Shares may then be listed or quoted, no action of the Board may (i) increase the limit on the Share Reserve, (ii) reduce the exercise price per share of any outstanding Option or SAR granted under this Plan, (iii) cancel any Option or SAR in exchange for cash, another Award or an Option or SAR with a price per share that is less than the price per share of the original Option or SAR, or (iv) materially modify the requirements as to eligibility for participation in the Incentive Plan. The Compensation Committee shall have no authority to waive or modify any other issuance term after the issuance has been granted to the extent that the waived or modified term was mandatory under the Incentive Plan.

Registration with the SEC

If the Incentive Plan is approved by Fresh Vine’s Shareholders and becomes effective, Pubco intends to file a registration statement on Form S-8 registering the shares reserved for issuance under the Incentive Plan within 30 days after Pubco becomes eligible to use such form.

Interests of Fresh Vine’s Directors and Officers in the Incentive Plan Proposal

When you consider the recommendation of the Fresh Vine Board in favor of approval of the Incentive Plan, you should keep in mind that certain of Fresh Vine directors and officers have interests in the Incentive Plan that are

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different from, or in addition to, your interests as a stockholder or warrant holder, including, among other things, the existence of financial and personal interests. See the sections entitled “[•]” for a further discussion.

Recommendation of Fresh Vine’s Board of Directors

THE FRESH VINE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FRESH VINE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4 TO APPROVE THE INCENTIVE PLAN PROPOSAL.

Proposal No. 5: Approval of possible adjournment of the Fresh Vine special meeting

Full Text of the Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the special meeting to a later date or dates (to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.”

The Adjournment Proposal

At the Fresh Vine special meeting, Fresh Vine stockholders will be asked to consider and vote upon a proposal to approve one or more adjournments of the Fresh Vine special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, or 4, or if there is not a quorum at the Fresh Vine Special Meeting.

If the number of shares of Fresh Vine common stock present or represented by proxy at the Fresh Vine special meeting voting in favor of Proposal Nos. 1, 2, 3, or 4 is insufficient to approve such proposal at the time of the Fresh Vine special meeting, then Fresh Vine may move to adjourn the Fresh Vine special meeting in order to enable the Fresh Vine board of directors to solicit additional proxies in respect of such proposals. In that event, Fresh Vine stockholders will be asked to vote only upon the adjournment proposal, Proposal No. 5, and not on any other proposal. Additionally, we may seek to adjourn the Fresh Vine special meeting if a quorum is not present.

If Fresh Vine stockholders approve Proposal No. 5, Fresh Vine could adjourn the Fresh Vine special meeting and any reconvened session of the Fresh Vine special meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against the approval of Proposal Nos. Proposal Nos. 1, 2, 3, or 4. Among other things, approval of Proposal 5 could mean that, even if Fresh Vine stockholders submitted proxies representing a sufficient number of votes against the approval of Proposal Nos. 1, 2, 3, or 4, such that such proposals would be defeated, the Fresh Vine special meeting could be adjourned without a vote on the approval of such proposals and seek to convince the holders of those shares to change their votes to votes in favor of such proposals.

Fresh Vine currently does not intend to propose adjournment at the Fresh Vine special meeting if there are sufficient votes to approve Proposal Nos. 1, 2, 3, and 4.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares of Fresh Vine common stock and Fresh Vine Preferred Stock outstanding on the record date and present in person or represented by proxy and entitled to vote on the matter is required for approval of Proposal No. 5. Abstentions will have no effect on Proposal No. 5.

Recommendation of Fresh Vine Board of Directors

THE FRESH VINE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FRESH VINE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5 TO APPROVE THE ADJOURNMENT OF THE

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FRESH VINE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NOS. 1, 2, 3, AND 4.

FRESH VINE BUSINESS

Overview

Fresh Vine Wine, Inc. (referred to in this report as “we,” “us,” “our” “Fresh Vine Wine,” “Fresh Vine” and the “Company”) is a premier producer of low carb, low calorie, premium wines in the United States. Founded in 2019, Fresh Vine Wine brings an innovative “better-for-you” solution to the wine market. Offering bold, crisp, and creamy wines that embody health, warmth, and a deeper connection to wellness and an active lifestyle, we offer a unique and innovative collection of today’s most popular varietals. We currently sell seven proprietary varietals: Cabernet Sauvignon, Pinot Noir, Chardonnay, Sauvignon Blanc, Rosé, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals have been produced and bottled in Napa, California.

Recent Developments

On January 25, 2024, Fresh Vine, FVW Merger Sub, Inc., a Colorado corporation and our wholly-owned subsidiary (“Merger Sub”), and Notes, Live, Inc., a Colorado corporation (“Notes Live”), entered into the Merger Agreement (the “Merger Agreement”) pursuant to which, among other things, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Notes Live, with Notes Live continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger. On July 31, 2024 the Merger Agreement was terminated.

On November 3, 2024, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Pubco”), (ii) VINE Merger Sub Inc., a Delaware corporation and wholly subsidiary of Pubco (“VINE Merger Sub”), (iii) Adifex Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Adifex Merger Sub”), and (iv) Adifex Holdings LLC, a Delaware limited liability company (“Adifex”). The transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

Upon the closing of the Business Combination, (i) VINE Merger Sub will merge with and into the Company (the “VINE Merger”), with the Company as the surviving company in the VINE Merger and, as a result of the VINE Merger, the Company will become a wholly owned subsidiary of Pubco with holders of the Company’s equity interests receiving Pubco common stock, and (ii) Adifex Merger Sub will merge with and into Adifex (the “Adifex Merger”), with Adifex as the surviving company in the Adifex Merger and, as a result of the Adifex Merger, Adifex will become a wholly owned subsidiary of Pubco and the Adifex equity interests will be automatically converted into a pro rata portion of the merger consideration in Pubco common stock. Pubco’s common stock is expected to be listed on the NYSE American.

Consummation of the Business Combination is subject to the satisfaction or waiver of certain closing conditions, including approval by the Company’s stockholders of the Business Combination Agreement, including the Business Combination, completion of the acquisition of Amaze Software, Inc. by Adifex, and the Company having raised up to $10,000,000 through the sale of its equity or debt securities to cover transaction expenses and for working capital purposes.

Important Additional Information

In connection with the proposed transaction, Fresh Vine will file materials with the SEC, including a registration statement on Form S-4 (Form S-4), which will include a document that serves as a proxy statement/prospectus of Pubco and Fresh Vine and an information statement of Adifex, and other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS, INCLUDING THE FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the Form S-4, the proxy statement/prospectus and other materials filed by Fresh Vine with the SEC free of charge from the SEC’s website at www.sec.gov or from Fresh Vine at the SEC Filings section of [•].

Our Existing Business

We are a premier producer of low carb, low calorie, premium wines in the United States. Founded in 2019, Fresh Vine Wine brings an innovative “better-for-you” solution to the wine market. Offering bold, crisp, and creamy wines that embody health, warmth, and a deeper connection to wellness and an active lifestyle, we offer a unique and innovative collection of today’s most popular varietals. We currently sell seven proprietary varietals: Cabernet Sauvignon, Pinot Noir, Chardonnay, Sauvignon Blanc, Rosé, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals have been produced and bottled in Napa, California.

Our wines are focused on the affordable luxury segment. Importantly, our wines stand out in the luxury wine market because they address the preferences of our target demographic of consumers with moderate to affluent income and with a desire to pursue a healthy and active lifestyles for a low-calorie, low-carb, gluten-free product, while concurrently delivering the quality and taste profile of a premium wine brand. This allows us to position our wines in

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the “better for you” segment that seeks to appeal to consumers’ emphasis on a healthy lifestyle. While we believe our product offerings have mass appeal among all consumers of affordable luxury wines, we have positioned the Fresh Vine Wine brand as a complement to the healthy and active lifestyles of younger generation wine consumers.

Our core wine offerings are priced strategically to appeal to mass markets and sell at a list price between $15 and $25 per bottle - price points that support a premium product strategy, appeal to mass markets, and allow us to offer significant value across all consumer distribution channels. Given the Fresh Vine Wine brand’s “better-for-you” appeal and overall product quality, we believe that it presents today’s consumers with a unique value proposition within this price category.

As a testament to the quality of our varietals, in September 2022 we announced that The Tasting Panel Magazine and The Somm Journal, two highly regarded wine publications, had awarded Fresh Vine Wine’s California Cabernet Sauvignon, 2020 Vintage, a 92 Rating (out of 100). This is the second of our varietals to receive a 92 Rating during 2022, with our Limited Reserve Napa Cabernet Sauvignon receiving a Rating of 92 from James Suckling, regarded as one of the world’s most influential wine critics, in July. Also, in July 2022, our 2020 California Pinot Noir and California 2021 Rosé varietals were awarded Bronze Medals by TEXSOM. In 2022, Fresh Vine Wine varietals were recognized by various industry authorities with a total of 16 separate awards.

Our wines are distributed across the United States and Puerto Rico through wholesale, retail, and direct-to-consumer (DTC) channels. We are able to conduct wholesale distribution of our wines in all 50 states and Puerto Rico, and we are licensed to sell through DTC channels in 43 states. As of March 31, 2024, we hold active relationships with wholesale distributors in 50 states. We are working with leading distributors, including Southern Glazer’s Wine & Spirits (SGWS), Johnson Brothers, and Republic National Distributing Company (RNDC), to continue and expand our presence across the contiguous United States.

Our DTC channel enables us to sell wine directly to the consumer at full retail prices. Although these prices are consistent with our suggested retail prices (SRPs), we incur two mark-ups of approximately 30% each for our distributor and retail partners when selling wine through our wholesale distribution channel, therefore directly reducing our revenue and margins. Because the DTC channel provides significantly higher margins than sales generated through wholesale distributors, we intend to further invest in DTC capabilities to ensure it remains an integral part of our business. We also believe continued investment in DTC technologies and capabilities are critical to maintaining an intimate relationship with our customers, which is becoming increasingly digital. In addition, we also sell through alternative DTC sales platforms, such as ecommerce marketplaces, product aggregators and virtual distributors, all of which have experienced significant recent growth, as well as sales through home delivery services.

We do not own or operate any vineyards. Instead of cultivating our own grapes, we have used Fior di Sole, a third-party supplier, to source grapes. This allows us to leverage our supplier’s broad network of vendor relationships and purchasing power to negotiate favorable cost structures. Because our supplier procures product inputs on our behalf, including bulk juice, we do not currently engage directly with grape growers (“growers”) or bulk distributors of juice (“bulk distributors”). As a result, we have limited front-end supply chain visibility. This is a strategy by design that we believe provides us with access to diversified growers and large distributors, which reduces our reliance upon any single vendor and mitigates our exposure to droughts, wildfires, spoilage, contamination and other supply side risks common to the wine industry.

Our supplier procures grapes and/or juice for our existing varietals from California. This juice is then stored in Napa until time of production, at which point it is made available for blending and bottling processes at our Napa Valley production and bottling facility. This is significant in that both blending and bottling must occur within Napa to be considered produced and bottled in Napa - a distinctive product attribute that adds significant production value to our brand in the eyes of consumers. However, wine produced by the Company will only be labelled with a Napa Valley appellation of origin if it is produced from grapes grown in the Napa Valley American Viticultural Area (AVA). The labels for the Company’s core wines identify California as the appellation of origin.

Our asset-light operating model allows us to utilize third-party assets, including land and production facilities. This approach helps us mitigate many of the risks associated with agribusiness, such as isolated droughts or fires. Because we source product inputs from multiple geographically dispersed vendors, we reduce reliance on any one vendor and benefit from broad availability/optionality of product inputs. This is particularly important as a California-

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based wine producer where droughts or fires can have an extremely detrimental impact to a company’s supply chain if not diversified.

Our Strengths

Differentiated Product Offerings - Premium, Napa Valley Wines within the “Better-For-You” Segment

We offer wines that are differentiated from those sold by other wine producers operating within the better-for-you segment of the affordable luxury category based on our premium quality, our association with an award-winning winemaker and our Napa Valley based state of the art production.

●	Premium Wines. Premium wines are differentiated from other varietals based on consumers’ perception and expectation that they are of exceptional quality. We have developed a proprietary winemaking process that produces superior quality and taste in the affordable luxury wine category based on consumer preferences data, direct consumer feedback and careful market research. Importantly, our current wines stand out in the luxury wine market because they address consumers’ growing preference for a less-calorie, less-carb, less sugar and gluten-free option, while concurrently delivering the quality and taste profile of a premium wine brand.
●	Award-Winning Winemaker. We conducted an international search to find an accomplished winemaker who shared the Fresh Vine Wine vision and have entered into an agreement with Jamey Whetstone, an established, award winning winemaker from Napa Valley, to develop our wines. Consulting with the Fresh Vine Wine brand compliments Mr. Whetstone’s lifestyle as an active surfer, skier, and all-around outdoorsman. His passion for winemaking is mirrored by his passion for adventure, and he too wanted to create a better-for-you wine that customers can be proud to bring to the table for any occasion. We believe it is unique for a high-profile winemaker like Mr. Whetstone to attach his name and reputation to a brand in the better-for-you wine segment, and we believe that Mr. Whetstone’s association with our brand increases consumer awareness and speaks to the quality of our varietals.
●	Produced and Bottled in Napa Valley. Importantly, we are able to market our wines as being produced and bottled in Napa Valley, California. We believe that this designation impacts consumption decisions of many wine drinkers, as Napa Valley-produced wines are considered by many to be a sign of superior production quality. However, wine produced by the Company will only be labelled with a Napa Valley appellation of origin if it is produced from grapes grown in the Napa Valley American Viticultural Area (AVA). The labels for the Company’s existing wines identify California as the appellation of origin. Currently, this only applies to our Reserve wine.

Capital-Efficient and Scalable Operational Structure

We have strategically structured our organization and operations to minimize our capital investment requirements while maintaining flexibility to rapidly scale our production capabilities to meet consumer demands. We do this by utilizing internal capabilities while leveraging a network of reputable third-party providers with industry experience and expertise that we use to perform various functions falling outside our internal core competencies.

Production and Bottling on an Alternating Proprietorship Basis

We contracted with Fior di Sole, an industry leading packaging innovation and wine production company based in Napa Valley, California, to serve as a “host winery” and to occupy a portion of its production and warehouse facility and utilize its production equipment on an alternating proprietorship basis. Under this arrangement, we used capacity at Fior di Sole’s production facility at times mutually convenient to us and Fior di Sole to produce and bottle our wines for an initial set-up fee and a recurring monthly fee. Fior di Sole was responsible for keeping its production equipment in good operating order. When the alternating Premises was operated by or used on behalf of our Company, it was operated pursuant to our federal basic permit and California winegrower’s license. Under our agreement with Fior di Sole, we were solely responsible for managing and conducting our own winemaking activities and we made

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all production decisions relating to our wines. However, we could have requested the use of Fior di Sole’s personnel to perform crush, fermentation, blending, cellar, warehousing, barrel topping and/or bottling services for additional fees. This arrangement had allowed us to commence our operations and build the Fresh Vine Wine brand without having to incur the considerable overhead costs involved with the purchase or full-time lease of a production facility. The term of the agreement commenced in July 2019, had an initial term of one year and automatically renews for additional one-year terms unless either party provides 90 days written notice to the other of its intent to terminate at the end of the then current term. Either party may terminate the agreement upon 30 days written notice if the other party is in violation of any law or regulation that renders it impossible to perform its obligations under the agreement for a period of greater than 30 days, makes an assignment for the benefit of creditors or files for bankruptcy protection, or is in material breach of its obligations under the agreement and such failure to perform is not cured within 30 days of written notice from the other party.

Fior di Sole also provided us with capacity juice and blends, finishes, bottles, stops, labels and packages our wine, which reduced our internal overhead expenses and allowed us to benefit from that company’s increased purchasing power. Fior di Sole provided these services on a purchase order basis, which purchase orders were subject to the parties’ mutual agreement and governed by a Custom Winemaking and Bottling Agreement. This agreement outlined the schedule for placing orders, the responsibility and schedule for delivery of production materials, procedures for establishing the wine bottling date and delivery date. We were required to remit 20% of the amount due for wine produced, bottled and packaged pursuant to this agreement upon our submission of a purchase order. The payment advance was used by Fior Di Sole to reserve or procure materials on our behalf with additional vendors for bottles, boxes, corks, labels, juice, and other inputs. We, or our winemaker on our behalf, oversaw the production at the winery and approved all components and aspects of the production process. The balance of the amount due for wine produced, bottled and packaged (the remaining 80%) was due following our quality review and acceptance of the finished product. This agreement was terminated in December 2023.

Licensing, Tax and Regulatory Compliance

We have contracted with a third-party to manage our regulatory licensing and compliance activities. We maintain licenses that enable us to distribute our wine to all 50 states, and to sell direct-to-consumer from our e-commerce website in 48 states. We currently utilize software tools available to the industry and work with our license compliance service provider to navigate and manage the complex state-by-state tax and other regulations that apply to our operations in the beverage alcohol industry. This has enabled us to reduce the administrative burden of tax compliance, reporting and product registration.

We believe that leveraging our network of supply chain and compliance partners, consultants and service providers enables us to avoid potential costly and lengthy delays on nearly every aspect of our business, from grapes to packaging materials, and will accelerate our return on capital due to our limited need to procure expensive equipment, real estate, and other capital-intensive resources.

Sales and Marketing Strategy

Omni-Channel Marketing Approach

Today’s consumers interact with brands through many channels, from traditional media to social media and other digital channels, and through various in-person and online purchasing methods. In order to build the visibility of our brand and create a grassroots consumer following to support our DTC distribution channel, we have employed a strategic omnichannel marketing approach that we believe allows us to engage with our target consumers on their terms to expand and deepen their recognition of our brand. In addition to other mass market promotional activities, our marketing strategy also utilizes modern techniques, efficiency measures, and channels not commonly seen in the wine industry, including a combination of social media lifestyle and wine influencer activities, through which brand ambassadors or “influencers” may conduct promotional activities through the Company’s or their own social media channels including, but not limited to, Twitter, Facebook, Instagram, Snapchat, YouTube and Pinterest, among others.

As we expand our marketing presence and drive visibility through traditional and modern marketing methods, we expect to build awareness and name recognition for Fresh Vine Wine in consumers’ minds. Brand awareness will be built substantially through social media channels. Our brand, and to a large extent our direct-to-consumer sales

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outlet, has historically been dependent on the image and popularity of, and affinity towards, Nina Dobrev and Julianne Hough. Ms. Dobrev and Ms. Hough served as celebrity spokespersons and ambassadors of our company, and actively endorsed our wines on their sizable social media and other outlets pursuant to agreements that granted us licenses to use their pre-approved name, likeness, image, and other indicia of identity, as well as certain content published on their social media and other channels, on and in conjunction with the sale and related pre-approved advertising and promotion of our wine. Such license agreements terminated on September 7, 2023 and, as a result, we will be required to refocus our marketing and brand promotion efforts. See “Risk Factors.”

Professional Sports Sponsorships

We have previously entered into sponsorship agreements with professional sports organizations and venues spanning all four major United States professional sports leagues, which support our commitment and outreach to consumers focused on active and healthy lifestyles, including agreements with the following organizations and/or their affiliates:

●	Washington Capitals (NHL) and Washington Wizards (NBA)
●	Tampa Bay Rays (MLB)
●	Washington Commanders (NFL)

These sponsorship arrangements generally provide us with advertising placements at the stadiums and arenas during sporting and concert events, as well as specified media and other advertising and promotional benefits, in exchange for our payment of annual sponsorship fees. All sponsorship agreements had terminated by the end of the second quarter of 2024.

Labelling and Innovative Packaging Initiatives

We believe wine labelling can have a big impact on consumers’ purchasing practices. We conduct market research to validate the consistency of our wine labels with our brand narrative. Packaging also continues to be a key driver of brand perception, and we are exploring “active lifestyle packaging” alternatives to traditional bottling that provides an opportunity for our customers to enjoy Fresh Vine Wines in non-traditional settings now and for future years, including bottles with screw-off caps, aluminum cans, and smaller size bottles and cans that can be taken on-the-go and are ideal for in-store point of purchase sales.

Engagement with Industry Experienced Third Party Vendors

In October 2022, we executed a strategy that is aimed at amplifying cash preservation initiatives while continuing to focus on accelerating sales growth. The plan resulted in the termination of ten employees on the Company’s internal sales team and the engagement by the Company of a third party sales and distribution management company positioned to more efficiently and effectively facilitate current and future product sales. In addition, the Company engaged a reputable third party vendor to manage marketing initiatives and drive growth primarily within the Company’s Direct-to-Consumer sales channel.

Related party services

In October 2021, the Company entered into a service agreement with Appellation Brands, LLC, a related party in the wine industry due to common ownership, to provide representation and distribution services. As of June 15, 2022, the original agreement was terminated. Prior to termination, the Company provided access to new markets and retail and wholesale customers to the related party. In exchange for these services, the Company received a management fee of $50,000 per month plus a tiered fee ranging between $5.00 and $6.50 per case of the products sold. For the year ended December 31, 2022, the Company recognized $297,224 in service revenue related to this agreement. In September 2022, the Company entered into a new distribution agreement with Appellation Brands, LLC to purchase approximately $195,000 of wine inventory and sell directly to our customers. Sales associated with the new agreement are recorded within wholesale revenue beginning September 1, 2022. Total sales for the year ended

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December 31, 2023 associated with the new agreement was approximately $16,000. After our sales of the Appellation Brands, LLC wine inventory was completed, our affiliation with Appellation Brands, LLC ceased altogether.

Our Strategy for Growth

We have been executing the following strategies to gain brand and product visibility and increase sales and market share:

●	Continuing to establish brand visibility, awareness and credibility through mass and micro marketing tactics and association with other strong brands. These range from organic to paid media.
●	Continuing to build grass roots demand through high visibility sales and marketing activities that promote high margin DTC and home delivery sales channels, including continued investment in DTC technologies and capabilities that are critical to maintaining an intimate relationship with consumers.
●	Expanding our U.S.-based wholesale and retail distribution network by leveraging our product and brand differentiation, the emerging better-for-you category and to provide distribution partners with a differentiated value proposition.
●	Pursuing distribution of our wines internationally.
●	Embracing disruptive technologies and customer trends, and exploring and expanding partnerships with other organizations investing in customer-centric technologies, such as home delivery, third party wine clubs and evolving alternative DTC purchasing methods, such as ecommerce marketplaces, product aggregators and virtual distributors.
●	Expanding and strengthening key supply chain relationships, including with current and future juice suppliers, bottlers, materials suppliers, and dry goods suppliers, to establish a diversified portfolio of partners across all areas of our supply chain and to maintain effective capital management.
●	Continuing to add to the Fresh Vine Wine product portfolio by developing new varietals that fit within the better-for-you category and are consistent with our existing brand.
●	Continuing to invest in packaging innovation, including “active lifestyle packaging” alternatives to traditional bottling that provides an opportunity for our customers to enjoy Fresh Vine Wines in non-traditional settings.
●	Capitalizing on upward price mobility - While many other wine companies are experiencing downward price pressure to enter the coveted under $30 category, our wines currently sell for suggested retail prices ranging from $15 to $25 per bottle.
●	Developing additional wine brands by replicating the strategies used to build the Fresh Vine Wine brand via business service line agreements.

With over 500,000 licensed retail accounts (according to Neilson) in the United States, there remains ample opportunity to continue broadening distribution of our wines as well as increasing the volume of wine sold to existing accounts.

Competition

The wine industry and alcohol markets generally are intensely competitive. Our wines compete domestically and internationally with other premium or higher quality wines produced in Europe, South America, South Africa, Australia and New Zealand, as well as North America. Our wines compete on the basis of quality, price, brand

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recognition and distribution capability. The ultimate consumer has many choices of products from both domestic and international producers. Our wines may be considered to compete with all alcoholic and non-alcoholic beverages.

At any given time, there are more than 400,000 wine choices available to consumers, differing with one another based on vintage, variety or blend, location and other factors. Accordingly, we experience competition from nearly every segment of the wine industry. Additionally, some of our competitors have greater financial, technical, marketing and other resources, offer a wider range of products, and have greater name recognition, which may give them greater negotiating leverage with distributors and allow them to offer their products in more locations and/or on better terms than us. Nevertheless, we believe that our brand offerings, scalable infrastructure and relationships with one of the largest domestic distributors will allow us to continue growing our business.

IT Systems

We rely on various IT systems, owned by us and third parties, to effectively manage our sales and marketing, accounting, financial, legal and compliance functions. Our website is hosted by a third party, and we rely on third-party vendors for regulatory compliance for order processing, shipments, and e-commerce functionality. We believe these systems are scalable to support our growth plans. We recognize the value of enhancing and extending the uses of information technology in our business.

Regulatory Matters

Regulatory framework

We, along with our contract growers, producers, manufacturers, distributors, retail accounts and ingredients and packaging suppliers, are subject to extensive regulation in the United States by federal, state and local government authorities with respect to registration, production processes, product attributes, packaging, labelling, storage and distribution of wine and other products we make.

We are also subject to state and local tax requirements in all states where our wine is sold. We monitor the requirements of relevant jurisdictions to maintain compliance with all tax liability and reporting matters. In California, we are subject to a number of governmental authorities, and are also subject to city and county building, land use, licensing and other codes and regulations.

Alcohol-related regulation

We are subject to extensive regulation in the United States by federal, state and local laws regulating the production, distribution and sale of consumable food items, and specifically alcoholic beverages, including by the TTB and the FDA. The TTB is primarily responsible for overseeing alcohol production records supporting tax obligations, issuing wine labelling guidelines, including grape source and bottle fill requirements, as well as reviewing and issuing certificates of label approval, which are required for the sale of wine through interstate commerce. We carefully monitor compliance with TTB rules and regulations, as well as the state law of each state in which we sell our wines. In California, where most of our wines are made, we are subject to alcohol-related licensing and regulations by many authorities, including the ABC. ABC agents and representatives investigate applications for licenses to sell alcoholic beverages, report on the moral character and fitness of alcohol license applicants and the suitability of premises where sales are to be conducted and enforce California alcoholic beverages laws. We are subject to municipal authorities with respect to aspects of our operations, including the terms of our use permits. These regulations may limit the production of wine and control the sale of wine, among other elements.

Employee and occupational safety regulation

We are subject to certain state and federal employee safety and employment practices regulations, including regulations issued pursuant to the U.S. Occupational Safety and Health Act (“OSHA”), and regulations governing prohibited workplace discriminatory practices and conditions, including those regulations relating to COVID-19 virus transmission mitigation practices. These regulations require us to comply with manufacturing safety standards, including protecting our employees from accidents, providing our employees with a safe and non-hostile work

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environment and being an equal opportunity employer. In California, we are also subject to employment and safety regulations issued by state and local authorities.

Environmental regulation

As a result of our wine production activities, we and certain third parties with which we work are subject to federal, state and local environmental laws and regulations. Federal regulations govern, among other things, air emissions, wastewater and stormwater discharges, and the treatment, handling and storage and disposal of materials and wastes. State environmental regulations and authorities intended to address and oversee environmental issues are largely state-level analogues to federal regulations and authorities intended to perform the similar purposes. In California, we are also subject to state-specific rules, such as those contained in the California Environmental Quality Act, California Air Resources Act, Porter-Cologne Water Quality Control Act, California Water Code sections 13300-13999 and Title 23 of the California Administrative Code and various sections of the Health and Safety Code. We are subject to local environmental regulations that address a number of elements of our wine production process, including air quality, the handling of hazardous waste, recycling, water use and discharge, emissions and traffic impacts.

Labelling regulation

Many of our wines are identified by their appellation of origin, which are among the most highly regarded wine growing regions in the world. An appellation may be present on a wine label only if it meets the requirements of applicable state and federal regulations that seek to ensure the consistency and quality of wines from a specific territory. These appellations designate the specific geographic origin of most or all (depending on the appellation) of the wine’s grapes, and can be a political subdivision (e.g., a country, state or county) or a designated viticultural area. The rules for vineyard designation are similar. Although we expect that most of our labels will maintain the same appellation of origin from year to year, we may choose to change the appellation of one or more of our wines from time to time to take advantage of high-quality grapes in other areas or to change the profile of a wine.

Privacy and security regulation

We collect personal information from individuals. Accordingly, we are subject to several data privacy and security related regulations, including but not limited to: U.S. state privacy, security and breach notification laws; the GDPR; and other European privacy laws as well as privacy laws being adopted in other regions around the world. In addition, the FTC and many state attorneys general are interpreting existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination and security of information about individuals. Certain states have also adopted robust data privacy and security laws and regulations. For example, the CCPA, which took effect in 2020, imposes obligations and restrictions on businesses regarding their collection, use, and sharing of personal information and provides new and enhanced data privacy rights to California residents, such as affording them the right to access and delete their personal information and to opt out of certain sharing of personal information. In response to the data privacy laws and regulations discussed above and those in other countries in which we do business, we have implemented several technological safeguards, processes, contractual third-party provisions, and employee trainings to help ensure that we handle information about our employees and customers in a compliant manner. We maintain a global privacy policy and related procedures, and we train our workforce to understand and comply with applicable privacy laws.

Intellectual Property

We strive to protect the reputation of our wine brand. We establish, protect and defend our intellectual property in a number of ways, including through employee and third-party nondisclosure agreements, copyright laws, domestic and foreign trademark protections, intellectual property licenses and social media and information security policies for employees. We have been granted three (3) trademark registrations in the United States for FRESH VINE®, FRESH VINE (Stylized)®, and our FV Logo®, and numerous trademark registrations in other countries for the FRESH VINE mark, and we have filed, and expect to continue to file, trademark applications seeking to protect any newly-developed wine brands. We have also been granted a copyright registration in the first version of our website located at www.freshvine.com. Information contained on or accessible through our website is not incorporated by reference in or otherwise a part of this report. As a copyright exists in a work of art once it is fixed in tangible medium, we intend to continue to file copyright applications to protect newly-developed works of art that are important to our business.

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We also rely on, and carefully protect, proprietary knowledge and expertise, including the sources of certain supplies, formulations, production processes, innovation regarding product development and other trade secrets necessary to maintain and enhance our competitive position.

Seasonality

There is a degree of seasonality in the growing cycles, procurement and transportation of grapes. The wine industry in general tends to experience seasonal fluctuations in revenue and net income, with lower sales and net income during the quarter spanning January through March and higher sales and net income during the quarter spanning from October through December due to the usual timing of seasonal holiday buying. As our operations expand, we expect that we will be impacted by the seasonality experienced in the wine industry generally.

Employees

As of September 30, 2024, we had approximately four full-time employees. All of our employees are employed in the United States. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

Legal Proceedings

We may be subject to legal disputes and subject to claims that arise in the ordinary course of business. Except as set forth below, we are not a party or subject to any pending legal proceedings the resolution of which is expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

Timothy Michaels Lawsuit

The Company was a defendant in a lawsuit styled Timothy Michaels v. Fresh Vine Wine, Inc. filed May 27, 2022 in the Fourth Judicial District Court, Hennepin County, Minnesota. The lawsuit related to a complaint filed by Mr. Michaels resulting from the Company including a restricted “lock-up” legend on shares of the Company’s common stock issued to Mr. Michaels pursuant to a settlement agreement that the Company entered into with Mr. Michaels following termination of his employment and for not removing or directing the Company’s transfer agent to remove such legend. A jury trial commenced on January 23, 2024. During trial, on January 24, 2024, the Company filed a motion for judgement in favor of the Company as a matter of law, which was denied by the Court. On January 25, 2024, the jury in the lawsuit rendered a verdict against the Company awarding damages to Mr. Michaels in the amount of $585,976.25. On February 22, 2024, the Company filed a renewed motion for post-verdict judgment in favor of the Company as a matter of law. On February 26, 2024, the Judge in the lawsuit denied the renewed motion for post-verdict judgment. On March 25, 2024, Mr. Michaels filed a Notice and Application for Taxation of Costs and Disbursements. On March 26, 2024, the Company filed its Notice of Appeal. On March 26, 2024, Mr. Michaels served a motion for Pre-verdict and Prejudgment Interest. On March 27, 2024, a Notice of Entry of Judgment was filed and, on March 28, 2024, a Notice of Docketing of Judgment was entered. Although the Company believes it has legal grounds to appeal the verdict, continued litigation and related actions may be expensive, the outcome of any litigation (including any appeal) is difficult to predict, and the existence of litigation may impact the ability of management to focus on other business matters. Furthermore, the Company may be required to post an appeal bond in order to stay execution of the money judgment pending any appeal. Given the Company’s current financial position, the cost of such an appeal bond is uncertain and may be higher than the typical cost of such a bond or require the Company to provide cash or other collateral.

Website-related Plaintiff’s Lawsuit

On January 26, 2024, the Company was served with a complaint filed in the United States District Court for the Southern District of New York alleging that the Company has failed to design, construct, maintain and operate its Internet website to be fully accessible to and independently usable by blind or visually-impaired persons, thereby denying blind and visually-impaired persons with equal access to the Company’s goods and services in violation of the Title III of the Americans with Disabilities Act of 1990 and the New York Human Rights Law, the New York Civil

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Rights Law. On February 16, 2024, the Company filed an Answer to the complaint denying the plaintiff’s allegations and asserting affirmative defenses thereto.

Corporate History

We were initially organized on May 8, 2019 as a Texas limited liability company under the name “Fresh Grapes, LLC.” In connection with our initial public offering, on December 8, 2021, we converted from a Texas limited liability company into a Nevada corporation and changed our name from Fresh Grapes, LLC to Fresh Vine Wine, Inc., which we refer to herein as the “LLC Conversion.” In conjunction with the LLC Conversion, all of our outstanding units were converted into shares of our common stock based on the relative ownership interests of our pre-IPO equity holders. While operating as a limited liability company, our outstanding equity was referred to as “units.” In this report, for ease of comparison, we may refer to such units as our common stock for periods prior to the LLC Conversion, unless otherwise indicated in this report. Similarly, unless otherwise indicated, we may refer to members’ equity in this report as stockholders’ equity. Further, while operating as a limited liability company, our governing body was referred to as our Board of Managers, with the members thereof being referred to as “Managers.” We may refer to such governing body throughout this report as our board of directors and such individuals as our directors.

Company Website Access and SEC Filings

We make available on the Investor Relations section of our website, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements, and Forms 3, 4 and 5, and amendments to those reports as soon as reasonably practicable after filing such documents with, or furnishing such documents to, the SEC. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website is www.freshvinewine.com. Information contained on or accessible through our website is not incorporated by reference in or otherwise a part of this proxy statement/prospectus.

FRESH VINE MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of financial condition and results of operations of Fresh Vine should be read in conjunction with the financial statements of Fresh Vine and related notes to those statements included in this proxy statement/prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. See “Cautionary Note Regarding Forward-looking Statements”. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this proxy statement/prospectus.

Under this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “we,” “us,” “our” “Fresh Vine Wine,” “Fresh Vine” and the “Company” refer to Fresh Vine Wine, Inc.

Overview

Fresh Vine Wine, Inc. is a producer of low carb, low calorie, premium wines in the United States. Founded in 2019, Fresh Vine brings an innovative “better-for-you” solution to the wine market. We currently sell seven varietals: Cabernet Sauvignon, Pinot Noir, Chardonnay, Sauvignon Blanc, Rosé, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals are produced and bottled in Napa, California.

Fresh Vine’s wines are distributed across the United States and Puerto Rico through wholesale, retail, and direct-to-consumer (DTC) channels. Fresh Vine is able to conduct wholesale distribution of our wines in all 50 states and Puerto Rico, and it is licensed to sell through DTC channels in 43 states. As of September 30, 2024, Fresh Vine holds active relationships with wholesale distributors in 50 states. Fresh Vine is working with leading distributors, including

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Southern Glazer’s Wine & Spirits (SGWS), Johnson Brothers, and Republic National Distributing Company (RNDC), to expand our presence across the contiguous United States.

Fresh Vine’s core wine offerings are priced strategically to appeal to mass markets and sell at a list price between $15 and $25 per bottle. Given the Fresh Vine Wine brand’s “better-for-you” appeal, and overall product quality, Fresh Vine believes that it presents today’s consumers with a unique value proposition within this price category. Additionally, Fresh Vine Wine is one of very few products available at this price point that includes a named winemaker, Jamey Whetstone.

Fresh Vine’s marketing activities focus primarily on consumers in the 21-to-34-year-old demographic with moderate to affluent income and on those with a desire to pursue a healthy and active lifestyle.

Fresh Vine’s asset-light operating model allows it to utilize third-party assets, including land and production facilities. This approach helps us mitigate many of the risks associated with agribusiness, such as isolated droughts or fires. Because Fresh Vine sources product inputs from multiple geographically dispersed vendors, it reduces reliance on any one vendor and benefit from broad availability/optionality of product inputs. This is particularly important as a California-based wine producer where droughts or fires can have an extremely detrimental impact to a company’s supply chain if not diversified.

Recent Developments

On November 3, 2024, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Pubco”), (ii) VINE Merger Sub Inc., a Delaware corporation and wholly subsidiary of Pubco (“VINE Merger Sub”), (iii) Adifex Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Adifex Merger Sub”), and (iv) Adifex Holdings LLC, a Delaware limited liability company (“Adifex”). The transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

Upon the closing of the Business Combination, (i) VINE Merger Sub will merge with and into the Company (the “VINE Merger”), with the Company as the surviving company in the VINE Merger and, as a result of the VINE Merger, the Company will become a wholly owned subsidiary of Pubco with holders of the Company’s equity interests receiving Pubco common stock, and (ii) Adifex Merger Sub will merge with and into Adifex (the “Adifex Merger”), with Adifex as the surviving company in the Adifex Merger and, as a result of the Adifex Merger, Adifex will become a wholly owned subsidiary of Pubco and the Adifex equity interests will be automatically converted into a pro rata portion of the merger consideration in Pubco common stock. Pubco’s common stock is expected to be listed on the NYSE American.

The Business Combination Agreement contains customary representations, warranties and covenants, including covenants obligating the Company, during the period prior to closing, to conduct its business and operations in the ordinary course of business and not to engage in certain specified activities without Adifex’s prior consent.

Consummation of the Business Combination is subject to the satisfaction or waiver of certain closing conditions, including approval by the Company’s stockholders of the Business Combination Agreement, including the Business Combination, completion of the acquisition of Amaze Software, Inc. by Adifex, and the Company having raised up to $10,000,000 through the sale of its equity or debt securities to cover transaction expenses and for working capital purposes.

The Business Combination Agreement may be terminated in certain limited circumstances including (i) by mutual written consent of the Company and Adifex; (ii) by either the Company or Adifex if the VINE Merger and the Adifex Merger have not have been consummated by April 30, 2025 (subject to extension) (iii) by either the Company or Adifex if a court of competent jurisdiction or governmental authority has issued a final and nonappealable order, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting any of the transactions contemplated by the Business Combination Agreement; (iv) by either the Company or Adifex upon a breach of any representation, warranty, covenant, or agreement in the Business Combination Agreement by the other party; or (v) by the Company, upon the Company’s board of directors authorizing the Company to enter into a permitted alternative agreement in the manner set forth in the Business Combination Agreement.

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Key Financial Metrics

We use net revenue, gross profit (loss) and net income (loss) to evaluate the performance of Fresh Vine. These metrics are useful in helping us to identify trends in our business, prepare financial forecasts and make capital allocation decisions, and assess the comparable health of our business relative to our direct competitors.

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net revenue	$63,209	$847,959	$238,261	$1,586,714
Gross profit (loss)	$152,646	$(41,885)	$(2,278)	$(2,044,777)
Net loss	$(315,290)	$(2,129,660)	$(2,407,174)	$(8,562,781)

Components of Results of Operations and Trends That May Impact Our Results of Operations

Net revenue

Our net revenue consists primarily of wine sales to distributors and retailers, which together comprise our wholesale channel, and directly to individual consumers through our DTC channel. Net revenues generally represent wine sales and shipping, when applicable, and to a lesser extent branded merchandise and wine club memberships. For wine and merchandise sales, revenues are recognized at time of shipment. For Wine Club memberships, revenues are recognized quarterly at the time of fulfilment.

We refer to the volume of wine we sell in terms of cases. Each case contains 12 standard bottles, in which each bottle has a volume of 750 milliliters. Cases are sold through Wholesale/Retail or DTC channels.

The following factors and trends in our business have driven our net revenue results and are expected to be key drivers of our net revenue for the foreseeable future:

Brand recognition: As we drive visibility through traditional and modern marketing methods, we expect to build awareness and name recognition for Fresh Vine Wine in consumers’ minds. Brand awareness will be built substantially through social media channels.

Portfolio evolution: As a relatively new, high-growth brand, we expect and seek to learn from our consumers. We intend to continuously evolve and refine our products to meet our consumers’ specific needs and wants, adapting our offering to maximize value for our consumers and stakeholders.

Distribution expansion and acceleration: Purchasing by distributors and loyal accounts that continue to feature our wines are key drivers of net revenue.

Seasonality: In line with industry norms, we anticipate our net revenue peaking during the quarter spanning from October through December due to increased consumer demand around the major holidays. This is particularly true in our DTC revenue channel, where marketing programs will often be aligned with the holiday season and product promotions will be prevalent.

Revenue Channels

Our sales and distribution platform is built upon a highly developed network of distributor accounts. Within this network, we have signed agreements in place with several of the nation’s largest distributors including Southern Glazer’s Wine & Spirits and RNDC, among others. While we are actively working with these distributors in certain markets, they operate across the United States, and we intend to grow our geographic/market presence through these relationships. The development of these relationships and impacts to our related product mix will impact on our financial results as our channel mix shifts.

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●	Wholesale channel: Consistent with sales practices in the wine industry, sales to retailers and distributors occur below SRP (Suggested Retail Price). We work closely with distributors to increase wine volumes and the number of products sold by their retail accounts in their respective territories.

●	DTC channel: Wines sold through our DTC channels are generally sold at SRP, although we do periodically offer various promotions. Our DTC channel continues to grow as a result of a number of factors, including expanded e-commerce sites and social media capabilities.

Wholesale channel sales made on credit terms generally require payment within 30 days of delivery; however our credit terms with Southern Glazer’s Wine & Spirits requires payment within 60 days of delivery. During periods in which our net revenue channel mix reflects a greater concentration of wholesale sales, we typically experience an increase in accounts receivable for the period to reflect the change in sales mix; payment collections in the subsequent period generally reduce our accounts receivable balance and have a positive impact on cash flows.

While we seek to increase revenue across all channels, we expect the majority of our future revenue to be driven through the direct to consumer channel. We intend to maintain and expand relationships with existing distributors and form relationships with new distributors as we work to grow the Company. With multiple varietals within the Fresh Vine Wine portfolio, we consider ourselves to be a ‘one-stop shop’ for better-for-you wines. We continue to innovate with new products at competitive price points and strive to enhance the experience as we increase revenue with new and existing consumers.

In the DTC channel, our comprehensive approach to consumer engagement in both online and traditional forums is supported by an integrated e-commerce platform. Our marketing efforts target consumers who have an interest in healthy and active lifestyles. We attempt to motivate consumers toward a simple and easy purchasing decision using a combination of defined marketing programs and a modernized technology stack.

Increasing customer engagement is a key driver of our business and results of operations. We continue to invest in our DTC channel and in performance marketing to drive customer engagement. In addition to developing new product offerings and cross-selling wines in our product portfolio, we focus on increasing customer conversion and retention. As we continue to invest in our DTC channel, we expect to increase customer engagement and subsequently deliver greater satisfaction. We also distribute our wines via other wine e-commerce sites such as Wine.com and Vivino.com and plan to continue to add affiliate retail websites.

Net Revenue Percentage by Channel

We calculate net revenue percentage by channel as net revenue made through our wholesale channel to distributors, through our wholesale channel directly to retail accounts, and through our DTC channel, respectively, as a percentage of our total net revenue. We monitor net revenue percentage across revenue channels to understand the effectiveness of our distribution model and to ensure we are employing resources effectively as we engage customers.

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Wholesale	12.3%	87.8%	16.8%	75.1%
Direct to consumer	87.7%	12.2%	83.2%	24.9%
Total revenue	100.0%	100.0%	100.0%	100.0%

Cost of Revenues

Cost of revenues is comprised of all direct product costs such as juice, bottles, caps, corks, labels, and capsules. Additionally, we also categorize boxes and quality assurance testing within our cost of revenues as well as inventory write downs. Fresh Vine expects that cost of revenues will decrease as net revenue decreases.

Additionally, the Company includes shipping fees in all DTC revenues. These fees are paid by end consumers at time of order and subsequently itemized within the cost of each individual sale.

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As a commodity product, the cost of wine fluctuates due to annual harvest yields and the availability of juice. This macroeconomic consideration is not unique to Fresh Vine Wine, although we are conscious of its potential impact to our product cost structure.

Gross Loss

Gross loss is equal to our net revenue less cost of revenues.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses consist of selling expenses, marketing expenses, and general and administrative expenses. Selling expenses consist primarily of direct selling expenses in our wholesale and DTC channels, including payroll and related costs, product samples, processing fees, and other outside service fees or consulting fees. Marketing expenses consist primarily of advertising costs to promote brand awareness, contract fees incurred as a result of significant sports marketing agreements, customer retention costs, payroll, and related costs. General and administrative expenses consist primarily of payroll and related costs.

Equity-Based Compensation

Equity-based compensation consists of the accounting expense resulting from our issuance of equity or equity-based grants issued in exchange for employee or non-employee services. We measure equity-based compensation cost at the grant date based on the fair value of the award and recognize the compensation expense over the requisite service period, which is generally the vesting period. We recognize any forfeitures as they occur.

Results of Operations

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net revenue	$63,209	$847,959	$238,261	$1,586,714
Cost of revenues	65,046	889,844	240,539	3,631,491
Gain from recovery of inventory reserve	(154,483)	-	-	-
Gross profit (loss)	152,646	(41,885)	(2,278)	(2,044,777)
Selling, general and administrative expenses	459,988	1,141,390	2,393,735	4,784,535
Equity-based compensation	1,626	946,415	4,878	1,734,765
Loss from operations	(308,968)	(2,129,690)	(2,4000,891)	(8,564,077)
Other income	-	30	39	1,296
Interest expense	6,322	-	6,322	-
Net loss	$(315,290)	$(2,129,660)	$(2,407,174)	$(8,562,781)

Comparison of the Three and Nine months ended September 30, 2024 and 2023

Net Revenue, Cost of Revenues and Gross Profit (Loss)

	Three months ended				Nine months ended
	September 30,		Change		September 30,		Change
	2024	2023	$	%	2024	2023	$	%
Net revenue	$63,209	$847,959	(784,750)	-93%	$238,261	$1,586,714	(1,348,453)	-85%
Cost of revenues	65,046	889,844	(824,798)	-93%	240,539	3,631,491	(3,390,952)	-93%
Gain from recovery of inventory reserve	(154,483)	-	154,483	N/A	-	-	-	N/A
Gross loss	$(152,646)	$(41,885)	194,531	464%	$(2,278)	$(2,044,777)	2,042,499	100%

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For the three and nine months ended September 30, 2024, net revenue was lower compared to the same periods in 2023 due to business slowing down as the Company worked towards an anticipated merger. Cost of revenues were lower due to net revenue decreasing as well as lower inventory write downs from year to year. Cost of revenues included approximately $1.7 million in inventory write downs for the nine months ended September 30, 2023 compared to approximately $0 for the nine months ended September 30, 2024. In the third quarter of 2024, the Company determined the reserve booked during the six months ended June 30, 2024 was no longer needed as it applied to the Merger agreement that was cancelled. The Company then recognized the gain of approximately $154,000 in change of inventory reserve. Gross loss decreased significantly for both periods in 2024 compared to 2023, which is driven by the overall decrease in net revenue and cost of revenues as the Company focuses on selling the current inventory, and the reversal of the inventory reserve during the three months ended September 30, 2024.

Selling, general and administrative expenses

	Three months ended				Nine months ended
	September 30,		Change		September 30,		Change
	2024	2023	$	%	2024	2023	$	%
Selling expenses	$45,315	$218,634	(173,319)	-79%	$172,604	$810,755	(638,151)	-79%
Marketing expenses	7,692	268,767	(261,075)	-97%	334,396	1,429,069	(1,094,673)	-77%
General and administrative expenses	406,981	653,989	(247,008)	-38%	1,886,735	2,544,711	(657,976)	-26%
Total selling, general and administrative expenses	$459,988	$1,141,390	(681,402)	-60%	$2,393,735	$4,784,535	(2,390,800)	-50%

For the three and nine months ended September 30, 2024, selling, general and administrative expenses decreased 60% and 50%, respectively, compared to the three and nine months ended September 30, 2023. The decrease related to selling expenses was largely driven by terminations of consultants and contractors in 2024 compared to the same periods of 2023, as well as less travel since overall sales have decreased. General and administrative expenses decreased as the workforce decreased as well as general insurance and legal expenses. The decrease in marketing expenses primarily resulted from decreased advertising, social media marketing, tastings, and other promotion materials and events as selling and marketing expenses are directly related to sales trends.

Cash Flows

	Nine months ended
	September 30,
	2024	2023
Cash provided by (used in):
Operating activities	$(1,346,789)	$(4,585,403)
Investing activities	-	-
Financing activities	1,132,517	3,365,014
Net (decrease) increase in cash and restricted cash	$(214,272)	$(1,220,389)

Net cash used in operating activities was approximately ($1.3 million) and ($4.6 million) for the nine months ended September 30, 2024 and 2023, respectively. Cash used in operating activities decreased in the nine months ended September 30, 2024 primarily because of the decrease in our net loss of approximately $6.2 million and one-time expenses related to the settlement payable and accrued compensation of approximately $1.7 million paid to the former Chief Executive Officer in 2023.

Net cash provided by financing activities was approximately $1.1 million and $3.4 million for the nine months ended September 30, 2024 and 2023, respectively. The difference is mostly attributed to the Rights Offering of $2.6 million in 2023.

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Liquidity and Capital Resources

Our primary cash needs are for working capital purposes, such as producing or purchasing inventory and funding operating expenses. We have funded our operations through equity and debt financings, as described under the caption “Financing Transactions” below.

We have incurred losses and negative cash flows from operations since our inception in May 2019, including net losses of approximately $2.4 million and $8.6 million during the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, we had an accumulated deficit of approximately $29.0 million and a total stockholders’ deficit of approximately $2.4 million. We expect to incur losses in future periods as we continue to operate our business and incur expenses associated with being a public company.

As of September 30, 2024, we had approximately $122,000 in cash and restricted cash, $45,000 in accounts receivable, $233,000 in inventory and $82,000 in prepaid expenses. On September 30, 2024, current assets amounted to approximately $482,000 and current liabilities were approximately $3.4 million, resulting in a working capital deficit (with working capital defined as current assets minus current liabilities) of approximately $2.9 million.

Since the commencement of its operations, the Company’s operating and other expenses have significantly exceeded its revenues. During the second quarter of 2023, the Company undertook a review of the Company’s operations and strategic plans, and took measures aimed at improving the Company’s operational efficiency, curtailing operating expenses and further preserving cash resources. Since then, the Company continued to work to reduce its operating expenses, including reducing its warehousing costs, while continuing to provide customers the opportunity to experience its wine and supporting its current retail customers and those purchasing via the Company’s wine club or from its website.

Commencing in June 2023, the Company has worked aggressively to identify prospective new sources of capital, while working with advisors to assess and improve its liquidity position, including from the sale of existing inventory. Later in 2023, the Company entered into purchase orders with Grocery Outlet, a discount retailer who has become one of the largest wholesalers for the Company.

On August 2, 2023, the Company entered into a Securities Purchase Agreement with two accredited investors pursuant to which the Company issued and sold in a private placement 10,000 shares of Series A Convertible Preferred Stock (the “Series A Stock”) at a per share purchase price equal to $100.00, for total gross proceeds of $1.0 million. As of September 30, 2024, we had approximately $148,000 of accumulated undeclared dividends on the Series A Stock.

On March 14, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Certificate”). The Series B Certificate designates 50,000 shares of the Company’s undesignated preferred stock as Series B Convertible Preferred Stock (“Series B Stock”) and establishes the rights and preferences of the Series B Stock. As of September 30, 2024, the Company issued and sold in a private placement to accredited investors a total of 9,135 shares of Series B Stock at $100 per share, for total gross proceeds of $913,500. Subsequent to September 30, 2024, the Company has issued and sold an additional 40,864 shares of Series B Stock, for total gross proceeds of approximately $4.1 million.

In addition, between September and October 2024, the Company issued and sold in a private placement $600,000 in aggregate principal amount of secured convertible promissory notes and warrants to purchase up to 740,000 shares of the Company’s common stock. The convertible notes were issued with original issuance discount of 20%, resulting in gross proceeds of $500,000 to the Company. The convertible notes are convertible into common stock at a conversion price equal to $0.40. The warrants are immediately exercisable at an initial exercise price equal to $0.40 per share, and will expire on the 5th anniversary of the issuance date.

The Company was a defendant in a lawsuit styled Timothy Michaels v. Fresh Vine Wine, Inc. filed May 27, 2022 in the Fourth Judicial District Court, Hennepin County, Minnesota. On January 25, 2024, the jury in the lawsuit rendered a verdict against the Company awarding damages to Mr. Michaels in the amount of $585,976.25. The damages awarded to Mr. Michaels by the trial court are

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not covered by the Company’s insurance policies. On March 25, 2024, Mr. Michaels filed a Notice and Application for Taxation of Costs and Disbursements. On March 26, 2024, the Company filed its Notice of Appeal. On March 26, 2024, Mr. Michaels served a motion for Pre-verdict and Prejudgment Interest. On March 27, 2024, a Notice of Entry of Judgment was filed and, on March 28, 2024, a Notice of Docketing of Judgment was entered. Mr. Michaels has commenced garnishment proceedings against certain of the Company’s bank accounts and other third parties in an attempt to collect on the judgment and such proceedings remain pending. Although the Company believes it has legal grounds to appeal the verdict, continued litigation and related actions may be expensive, the outcome of any litigation (including any appeal) is difficult to predict and the existence of continued litigation may impact the ability of management to focus on other business matters. Furthermore, the Company may be required to post an appeal bond in order to stay execution of the money judgment pending any appeal. Given the Company’s current financial position, the cost of such an appeal bond is uncertain and may be higher than the typical cost of such a bond or require the Company to provide cash or other collateral.

At the current reduced pace of incurring expenses and without receipt of additional financing, the Company projects that the existing cash balance will be sufficient to fund current operations through the first quarter of 2025. The Company requires additional debt or equity financing to satisfy its existing obligations, sustain existing operations, pay expenses associated with continuing to pursue its plan to re-comply with the listing standards of the NYSE American stock exchange. See “Current Strategy” below. Additional financing may not be available on favorable terms or at all. If additional financing is available, it may be highly dilutive to existing stockholders and may otherwise include burdensome or onerous terms. The Company’s inability to raise additional working capital in a timely manner will negatively impact the ability to fund operations, generate revenues, maintain or grow the business and otherwise execute the Company’s business plan, including pursuing its plan to re-comply with the listing standards of the NYSE American stock exchange, leading to the reduction or suspension of operations and ultimately potentially ceasing operations altogether and initiating bankruptcy proceedings. Should this occur, the value of any investment in the Company’s securities would be adversely affected.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Our ability to continue as a going concern in the future will be determined by our ability to generate sufficient cash flow to sustain our operations, raise additional capital in the form of debt or equity financing and/or complete a successful combination transaction with a suitable target company. Our forecast of cash resources is forward-looking information that involves risks and uncertainties, and the actual amount of our expenses could vary materially as a result of a number of factors. We have based our estimates on assumptions that may prove to be wrong, and our revenue could prove to be less and our expenses higher than we currently anticipate. Management does not know whether additional financing will be on terms favorable or acceptable to us when needed, if at all. If we are unable to generate sufficient cash flow to fund our operations and adequate additional funds are not available when required, management may need to curtail its sales and marketing efforts, which would adversely affect our business prospects, or we may be unable to continue operations.

Current Strategy

The Business Combination Agreement

In August 2023, Fresh Vine announced that it had initiated an exploration of strategic opportunities by way of merger, acquisition, or any accretive strategic transaction to enhance stockholder value, which is a focus of the Company’s plan to increase its stockholders’ equity and regain compliance with the NYSE American’s continued listing standards.

On January 25, 2024, Fresh Vine entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Notes, Live, Inc., a Colorado corporation (“Notes Live”), pursuant to which a newly-formed wholly-owned subsidiary would merge with and into Notes Live, with Notes Live continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). On July 31, 2024, the Company and Notes Live mutually agreed to terminate the Merger Agreement.

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On November 3, 2024, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Pubco”), (ii) VINE Merger Sub Inc., a Delaware corporation and wholly subsidiary of Pubco (“VINE Merger Sub”), (iii) Adifex Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Adifex Merger Sub”), and (iv) Adifex Holdings LLC, a Delaware limited liability company (“Adifex”). The transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.” Subject to the terms and conditions of the Business Combination Agreement, the Company and Adifex would each be a wholly owned subsidiary of Pubco, Pubco’s common stock is expected to be listed on the NYSE American and equity holders of the Company and Adifex would receive Pubco common stock.

Although Fresh Vine has entered into the Business Combination Agreement, completion of the Business Combination is subject to the satisfaction or waiver of certain closing conditions, including without limitation that the Company raises up to $10,000,000 through the sale of its equity or debt securities to cover transaction expenses and for working capital purposes. We cannot assure you that such financing will be available on acceptable terms, if at all. If, for any reason, the Business Combination does not close, there is no assurance the Company will be able to enter into or complete another strategic transaction like the Business Combination Agreement, and our ability to regain compliance with NYSE American listing standards will be adversely affected.

If the Business Combination is not completed, the Company’s board of directors may decide that it is in the best interests of the Fresh Vine stockholders to suspend or cease its operations, seek to dissolve the Company and liquidate its assets, or initiate bankruptcy proceedings. In that event, the amount of cash available for distribution to the Fresh Vine stockholders would depend heavily on the timing of such decision and, ultimately, such liquidation, since the amount of cash available for distribution continues to decrease as the Company funds its operations and incurs fees and expenses related to the Business Combination. In addition, if the Company’s board of directors were to approve and recommend, and the Company’s stockholders were to approve, a dissolution of the Company, it would be required under Nevada corporate law to pay its outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to the Company’s stockholders. As a result of this requirement, a portion or all of the Company’s assets may need to be reserved pending the resolution of such obligations. In addition, the Company may be subject to litigation or other claims related to a liquidation and dissolution of the Company. If a liquidation and dissolution were pursued, the Company’s board of directors, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, the Company’s stockholders could lose all or a significant portion of their investment in the event of a liquidation and dissolution of the Company.

Financing Transactions

We have funded our operations through debt and equity financing, as described in Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of our Annual Report on Form 10-K for the year ended December 31, 2023 under the caption “Financing Transactions,” and as described under the caption “Liquidity and Capital Resources” and in Note [14] to our financial statements appearing elsewhere in this proxy statement/prospectus.

Critical Accounting Policies and Estimates

The Company’s significant accounting policies are detailed in “Note 1: Summary of Significant Accounting Policies” to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. The Company follows these policies in preparation of the financial statements.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet activities as defined in Item 303(a)(4) of Regulation S-K.

Accounting Standards and Recent Accounting Pronouncements

None.

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FRESH VINE EXECUTIVE COMPENSATION

This section provides an overview of the compensation of (i) each individual who served as Fresh Vine’s principal executive officer during 2023, (ii) Fresh Vine’s two most highly compensated other executive officers who were serving as executive officers at the end of 2023 and who received total compensation of more than $100,000 during such year, and (iii) up to two additional individuals that would have qualified under clause (ii) above but for the fact that they were not serving as executive officers at the end of 2023. These individuals are referred to as Fresh Vine’s “named executive officers.” Fresh Vine’s named executive officers are:

●	Michael Pruitt, Interim Chief Executive Officer;
●	Roger Cockroft, Former Chief Executive Officer; and
●	Rick Nechio, President and Former Interim Chief Executive Officer.

Mr. Pruitt currently serves as of Interim Chief Executive Officer, a position he has held since July19, 2023. Mr. Nechio served as Interim Chief Executive Officer from June 13, 2022 until April 25, 2023, and continues to work for Fresh Vine as President and Head of Sales. Mr. Cockroft served as Fresh Vine’s Chief Executive Officer from April 25, 2023 until July 14, 2023.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our named executive officers in respect of their service to us during fiscal years 2023 and 2022.

Name and principal Position	Year	Salary	Bonus	Stock Awards(4)		Option Awards(5)		Non-equity incentive plan compensation	All other compensation	Total compensation
Michael Pruitt(1)	2023	$-	$-	$-	(5)	$-		$-	$-	$-
Interim Chief Executive Officer	2022	N/A	N/A	N/A	(6)	N/A		N/A	N/A	N/A
Roger Cockroft(2)	2023	$53,125	$-	$379,726	(7)	$241,431	(8)	$-	$-	$674,282
Former Chief Executive Officer	2022	N/A	N/A	N/A		N/A		N/A	N/A	N/A
Rick Nechio(3)	2023	$150,000	$-	$-		$-		$-	$-	$150,000
President and Former Interim Chief Executive Officer	2022	$268,750	$-	$-		$-		$-	$-	$268,750

(1)	Michael Pruitt was appointed as Interim Chief Executive Officer on a July19, 2023.
(2)	Roger Cockroft served as Fresh Vine’s Chief Executive Officer from April 25, 2023 until the termination of his employment on July 14, 2023.
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(3)	Rick Nechio served as Chief Marketing Officer through July 2021, has served as President since August 2021 and served as interim Chief Executive Officer from June 13, 2022 until April 25, 2023. Mr. Nechio currently serves as President and Head of Sales.
(4)	These amounts represent compensation expense recognized for financial statement purposes under ASC Topic 718. For a discussion of the assumptions relating to our valuations of these stock awards and stock options, please see Note 9 to the interim financial statements included in this prospectus. These amounts reflect our accounting expense for these stock awards and stock options and do not correspond to the actual value that may be recognized by the named executive officer.
(5)	Excludes the grant date fair value of 20,000 restricted stock award granted on April 1, 2023 in connection with service on Fresh Vine’s board of directors.
(6)	Excludes the grant date fair value of 10,000 restricted stock units granted on March 2, 2022 in connection with service on Fresh Vine’s board of directors.
(7)	Reflects the grant date fair value of 463,917 shares of restricted stock and a restricted stock unit with a target payout amount equal to $154,726, each of which was granted on April 25, 2023.
(8)	Reflects the grant date fair value of a 1,000,000 share stock option granted on April 25, 2023.

Narrative Disclosure to Summary Compensation Table

Michael Pruitt has served as a director of Fresh Vine since it December 2021 initial public offering. On July 19, 2023, Mr. Pruitt was appointed to serve as Fresh Vine’s Interim Chief Financial Officer, a position he holds without any written agreement and without compensation.

Rick Nechio has served as President of Fresh Vine since August 2021 and served as interim Chief Executive Officer from June 13, 2022 until April 25, 2023. Mr. Nechio currently serves as President and Head of Sales. Mr. Nechio was employed by us during 2023 and 2022 pursuant to an unwritten employment arrangement pursuant to which he received a base salary, which is subject to adjustment, from time to time, at the discretion of Fresh Vine’s board of directors. Upon our initial public offering in December of 2021, Mr. Nechio began receiving an annual base salary of $300,000. Effective October 15, 2022, Mr. Nechio’s annual base salary was reduced to $150,000. Mr. Nechio did not receive bonus payments for 2023 or 2022.

Effective April 25, 2023, Roger Cockroft was appointed to serve as Chief Executive Officer of Fresh Vine, a position he held until the termination of his employment on July 14, 2023. Mr. Cockroft’s employment was governed by an employment agreement, the terms of which are described below.

Employment Agreements

Roger Cockroft Employment Agreement

In connection with the Chief Executive Officer appointment, Fresh Vine entered into an employment agreement with Mr. Cockroft dated April 25, 2023. Under the employment agreement, which was for an indefinite term, Mr. Cockroft was entitled to receive annual base salary of $450,000 and was eligible to receive an annual cash bonus commencing in 2024 (the “Bonus”), the target amount of which will be equal to 50% of his base salary. The amount of the actual Bonus payable for each year was to be determined by the Fresh Vine board of directors (or a compensation committee thereof) based on the satisfaction of performance objectives to be determined by the Fresh Vine board of directors (or a compensation committee thereof). Achievement of performance objectives for each year was to be determined by the Fresh Vine board of directors (or compensation committee thereof) upon the filing of Fresh Vine’s Annual Report on Form 10-K for the applicable performance year (the “Vesting Date”); and the Bonus, if earned, was to be paid in a lump sum promptly following such determination, provided that Mr. Cockcroft remained employed by Fresh Vine on such date. The Bonus was payable in a combination of cash and shares of common stock issued out of Fresh Vine’s 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) valued at the closing price

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of Fresh Vine’s common stock on the Vesting Date. Unless agreed otherwise, the cash portion of the Bonus was to be the minimum amount of income withholding taxes resulting from payment of the entire Bonus. To the extent that there were not sufficient available shares reserved for issuance under the Equity Incentive Plan (or successor plans) to support Bonus payments otherwise payable in stock, Fresh Vine was to pay such Bonus payments in cash. Mr. Cockroft was also eligible to receive additional discretionary bonuses based upon his performance on behalf of Fresh Vine and/or Fresh Vine’s performance in such amounts, in such manner and at such times as may be determined by the Fresh Vine board of directors or a committee thereof, and was eligible to participate in the standard benefits which Fresh Vine generally provides to its full-time employees under its applicable plans and policies.

During the first 12 months of his employment term, 50% of Mr. Cockroft’s salary, or $225,000, was to be paid in cash installments in accordance with regular payroll practices. In lieu of cash salary in the amount of the remaining $225,000, Fresh Vine granted Mr. Cockroft an inducement award of 463,917 shares of restricted stock (the “Restricted Stock”) upon the commencement of his employment. The Restricted Stock award was subject to transfer and forfeiture restrictions that were scheduled to lapse in four installments as nearly equal in amount as possible on the three, six, nine and twelve month anniversaries of the grant date, subject to continued employment.

Also upon commencement of his employment, Mr. Cockroft was granted (i) a 1,000,000 share stock option award (the “Stock Option”), and (ii) a restricted stock unit award (“RSUs”). The Stock Option had an exercise price equal to $1.00 per share and, subject to continued employment, was scheduled to vest with respect to 250,000 shares on the one-year anniversary of the grant date and, thereafter, was scheduled to vest in 36 monthly installments as nearly equal in amount as possible (approximately 20,883 shares) commencing on the 13th month anniversary of the grant date and continuing on each one month anniversary thereafter. The RSUs had a target payout amount equal to $154,726, which represents 50% of Mr. Cockroft’s salary (i.e., $225,000), but prorated for the partial 2023 year during which he was employed. The amount of the RSU award actually payable was to be determined by the Fresh Vine board of directors (or a compensation committee thereof) in its discretion based on Mr. Cockroft’s satisfaction of 2023 performance objectives that were to be determined by the Fresh Vine board of directors (or a compensation committee thereof). The RSUs were to be settled in shares of Fresh Vine common stock valued at the most recent closing price of such common stock on the payment date.

The grants of the Restricted Stock award, the Stock Option and the RSUs were made separately from Fresh Vine’s 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) as inducements material to Mr. Cockroft entering into employment with Fresh Vine in accordance with Section 711(a) of the NYSE American LLC Company Guide, and each was approved by Fresh Vine’s independent compensation committee. Although granted separately from the Equity Incentive Plan, the Restricted Stock grant, the Stock Option and the Restricted Stock Units were subject to the terms contained in the Equity Incentive Plan, except as otherwise provided for in the agreements governing such awards (the “Restricted Stock Agreement,” Stock Option Agreement,” and “RSU Agreement,” respectively).

Under his employment agreement, if Mr. Cockroft’s employment were terminated by Fresh Vine for any reason other than Cause (as defined in the employment agreement), or Mr. Cockroft resigned as an employee for Good Reason (as defined in the employment agreement), so long as he signed and did not revoke a release agreement, he was entitled to receive severance in the form of continued base salary over a period of six months. In addition, upon the occurrence of a Change in Control (as defined in the employment agreement), the vesting of all outstanding unvested equity-based incentive awards would accelerate. The employment agreement included a provision allowing Fresh Vine to reduce the payment to which Mr. Cockroft would be entitled upon a Change-in-Control transaction to the extent needed for him to avoid paying an excise tax under Internal Revenue Code Section 280G, unless he would be better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

Mr. Cockroft’s employment agreement contained customary confidentiality and intellectual property covenants and a non-solicitation restriction that provided, among other things, that Mr. Cockroft will not solicit our employees, consultants, customers, suppliers or other business relations for a period of one year after termination of employment.

Mr. Cockroft’s employment with Fresh Vine terminated on July 14, 2023.

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Fresh Vine Wine, Inc. 2021 Equity Incentive Plan

Fresh Vine has adopted a 2021 Equity Incentive Plan (the “2021 Equity Inventive Plan”). The 2021 Plan authorizes the granting of stock-based awards to purchase up to 1,800,000 shares of Fresh Vine common stock. Under the 2021 Plan, the Fresh Vine board of directors or a committee of one or more non-employee directors designated by Fresh Vine’s board of directors administers the 2021 Plan and will have the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 2021 Plan. Awards may be made to Fresh Vine’s employees, directors and consultants. The types of awards that may be granted under the 2021 Plan include incentive and non-qualified stock options, restricted and unrestricted stock, restricted and unrestricted stock units, stock appreciation rights, performance units and other stock-based awards. Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the Fresh Vine board of directors or committee in their sole discretion.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers as of December 31, 2023:

	Options						Restricted Stock
	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Option Exercise Price		Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value Of Shares of Stock That Have Not Vested
Michael Pruitt	4/1/2023	-	-	$	N/A	N/A	5,000	$2,195
Roger Cockcroft	N/A	-	-	$	N/A	N/A	-	-
Rick Nechio	11/30/2021	-	375,001		$10.00	11/30/2031	-	-

DIRECTOR COMPENSATION

Prior to our December 2021 initial public offering, Fresh Vine’s directors did not receive compensation for serving as members of the board of directors. Effective March 2, 2022, Fresh Vine granted 10,000 restricted stock units (“RSUs”) under its 2021 Equity Incentive Plan to each of Fresh Vine’s seven directors serving at such time as compensation for their services as directors of Fresh Vine during 2022. Each RSU represented the right to receive one share of Fresh Vine common stock upon vesting, with vesting occurring on June 18, 2022. The Fresh Vine board of directors (or a compensation committee thereof) periodically reevaluates the form and amount of director compensation and make adjustments that it deems to be appropriate. Fresh Vine also reimburses its directors for reasonable expenses incurred in the performance of the directors’ services upon submission of invoices and receipts for such expenses.

Fresh Vine adopted a new director compensation program commencing in 2023. Under this program, Fresh Vine pays quarterly cash compensation of $5,000 to each non-employee member of the Fresh Vine board of directors, which is paid in quarterly installments in arrears on the last day of each calendar quarter (or, if not a business day, then the next business day), prorated for partial quarterly periods as appropriate (the “Director Fees”). In addition, on April 1, 2023 (or as soon as was administratively possible thereafter), each non-employee member of Fresh Vine’s board of directors received a grant of 20,000 shares of restricted stock. The restricted stock vested with respect to 5,000 shares

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on the grant date, and will vests with respect to 5,000 shares on each of July 1, 2023, October 1, 2023 and January 1, 2024, subject to the directors’ continuing to serve as a director through the applicable vesting date.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on Fresh Vine’s board of directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Damian Novak(2)	-	-	-
Rick Nechio(3)	-	-	-
Eric Doan	20,000	8,780	28,780
Michael Pruitt	20,000	8,780	28,780
Brad Yacullo	20,000	8,780	28,780
David Yacullo	20,000	8,780	28,780
Michelle Whetstone(4)	10,000	8,780	18,780

(1)	The amounts reported represent compensation expense recognized for financial statement purposes under ASC Topic 718. In the case of each of our current directors, the stock award was granted on April 1, 2023. For a discussion of the assumptions relating to our valuations of stock awards and stock options, please see Note 10 to the financial statements of Fresh Vine included in this report. These costs reflect our accounting expense for these stock options and do not correspond to the actual value that may be recognized by the directors.
(2)	Mr. Novak ceased serving as a director on March 14, 2023.
(3)	Mr. Nechio ceased serving as a director on February 20, 2023.
(4)	Ms. Whetstone was appointed to the Fresh Vine board of directors on February 20, 2023 and ceased serving as a director on July 17, 2023.

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AMAZE’S BUSINESS

Amaze is an innovative software company dedicated to empowering creators by providing comprehensive software solutions and services that facilitate e-commerce, social commerce, and integrated commerce selling experiences. Established in 2011 under the name Famous Industries, the company rebranded to Amaze in 2021 to better reflect its mission and broaden its focus on serving creators, entrepreneurs, and a diverse range of users seeking to build and enhance their online brands. Prior to the consummation of the Business Combination Agreement, Amaze will be the wholly-owned operating subsidiary of Adifex.

Amaze’s software solutions can be accessed through our website at www.amaze.co and are seamlessly integrated with popular platforms such as YouTube, TikTok Shops, Twitch, Discord, OnlyFans, Linktree, and Beacons.io. These integrations enable users to activate their selling capabilities directly within their preferred social media environments, creating dynamic and engaging selling experiences. By leveraging global supply chain integrations with on-demand suppliers located in India, Australia, Mexico, the United States, and across Europe, Amaze allows sellers to operate without the burden of inventory carrying costs or significant upfront business setup expenses.

In addition to facilitating the creation of initial selling experiences for creators, Amaze offers a robust marketplace service through www.teespring.com, where creators can showcase and sell their products to a vast audience eager to purchase branded merchandise from millions of creators. This marketplace not only enhances visibility for creators but also provides a platform for them to monetize their unique offerings effectively.

Amaze’s pricing strategy is designed to be accessible, allowing new sellers to embark on their entrepreneurial journeys with no initial investment required. Creators can earn commissions on sales, enabling them to monetize their communities and gradually build their brands. This positions Amaze as an ideal launchpad for millions of creators seeking to diversify their revenue streams and establish a sustainable online presence.

Our marketing efforts are strategically focused on three core verticals. First, we target the Ideal Creator Profile (ICP), utilizing data analytics to identify creators with the highest potential for success on our platform. Second, we engage with the fans of these creators to drive awareness of new product launches and brand initiatives. Finally, we promote new products available for sale through the Amaze launcher, ensuring that creators have access to a diverse range of offerings that resonate with their audiences. Our marketing strategies are tailored to various verticals and demographics, taking into account factors such as platform, creator type, and geographic location.

Amaze operates on an asset-light model, leveraging third-party resources, including custom and on-demand production facilities. This operational approach mitigates many risks associated with launching new brands, such as excess inventory and delays in product availability. By sourcing products from a network of geographically diverse suppliers, Amaze reduces reliance on any single vendor and enhances the availability and flexibility of product inputs. This is particularly crucial in today’s market, where there is a growing demand for local, just-in-time manufacturing solutions.

In summary, Amaze is committed to fostering a vibrant ecosystem for creators, providing them with the tools, resources, and support necessary to thrive in the digital economy. Through our innovative software solutions, strategic partnerships, and comprehensive marketplace offerings, we are well-positioned to lead the way in empowering creators to achieve their entrepreneurial goals.

History

Amaze. has evolved through a dynamic journey of innovation, strategic pivots, and leadership transformation that exemplifies our commitment to growth and impact within the creator economy and digital commerce ecosystems. Our story begins in June 2011, when the Company was founded as Benchrank, Inc. and subsequently renamed Famous Industries, Inc. in November 2011. Initially, we operated as a mobile-first advertising agency, focusing on helping Fortune 500 companies navigate the burgeoning mobile advertising space and accelerate their marketing initiatives in an increasingly digital world. Over a decade, significant investments of more than $65 million were dedicated to developing proprietary software and technology aimed at revolutionizing the mobile advertising landscape. While

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these innovations were notable, the Company recognized opportunities to expand beyond advertising to tap into a broader and more vibrant digital ecosystem.

Recognizing the need for a transformative shift, a change in leadership and strategic direction took place. In September 2021, Aaron Day joined as Chief Executive Officer, bringing bold vision, fresh purpose, and leadership honed by years of experience in driving value through emerging opportunities in technology and commerce. Under Day’s leadership, the Company rebranded to Amaze reflecting its new mission: empowering anyone to sell anything, anywhere with simple, scalable tools designed to bridge the worlds of creators and consumers.

Strategic Transformation and the Rise of the Creator Economy

As part of the Company’s pivot, the focus shifted to leveraging our proprietary technology to embrace and serve the rapidly expanding creator economy—a trillion-dollar global market where individuals and businesses monetize their passion, creativity, and personal brands. Creators are central to modern commerce, leveraging platforms like YouTube, TikTok, Instagram, and others to sell merchandise, offer services, and build direct-to-consumer relationships. This evolving ecosystem requires intuitive tools that democratize entrepreneurship, and Amaze rose to the challenge by offering seamless solutions for creators to build, operate, and scale digital storefronts.

To accelerate this transformation, two key strategic acquisitions were executed:

In November 2022, Amaze, through its newly formed and wholly owned subsidiary Amaze Holding Company LLC, acquired certain assets of Teespring Inc., a pioneer in the print-on-demand and creator merchandise space, that were rebranded as Spring by Amaze (“Spring”) a platform that empowers creators to design, produce, and sell custom merchandise directly to their audiences without needing complex logistics, inventory management, or upfront capital.

Alongside this, the Company rebranded its core business-to-business (B2B) SaaS platform as Studio by Amaze (“Studio”), aimed at brands and entrepreneurs looking to create immersive and impactful ecommerce experiences. Together, Spring and Studio became the Company’s two primary revenue-generating business arms, each uniquely positioned to serve complementary segments of the digital economy.

These foundational moves enabled us to create a diversified revenue base that supports both creators and businesses in the expanding ecommerce ecosystem.

In May 2023, Amaze strengthened its technology assets through the acquisition of Baxter Collective Limited via a stock purchase agreement. This acquisition expanded the Company’s technology stack, allowing us to deepen our capabilities and streamline operational efficiencies. With this transaction, both Baxter Collective Limited and its U.S. subsidiary, Baxter Collective Inc., became wholly-owned subsidiaries of Amaze.

Additionally, the Company maintains other wholly-owned subsidiaries, including:

- Famous Industries Pty. Ltd., an Australian entity initially formed to facilitate the employment of key talent and support international operations.

- Amaze Creator Content Company LLC, formed in Delaware to support potential creator-focused acquisitions and continued strategic growth within the creator economy.

A Partnership for the Future

In August 2024, Amaze entered into a transformative Stock Purchase Agreement with Adifex Holdings LLC (“Adifex”), signifying a major step forward in the growth and consolidation of the Company’s operations. As part of this agreement, stockholders of Amaze agreed to exchange their shares for pro rata ownership of Adifex units, positioning Amaze to become a wholly-owned subsidiary of Adifex. This partnership represents an alignment of vision and resources that will enable Amaze to further scale its operations and expand its impact on the global creator economy and ecommerce landscape.

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Innovating with the Teespring Marketplace

Continuing to build on its commitment to empowering creators, Amaze achieved another significant milestone in December 2024 with the re-launch of the www.teespring.com marketplace (“Teespring Marketplace”). This platform introduces an entirely new avenue of revenue generation for the Company while offering creators increased exposure in the competitive ecommerce ecosystem. Unlike individual storefronts, which rely on direct creator promotion, the Teespring Marketplace aggregates offerings into a single destination where consumers can discover, explore, and purchase products from multiple creators.

The marketplace bolsters Amaze’s value proposition for creators by providing access to a larger, more diverse buyer base while simplifying the purchasing process for consumers. This new initiative not only enhances monetization opportunities for creators but also establishes a competitive edge for Amaze in the rapidly evolving creator commerce space. Creators without existing storefronts can now seamlessly showcase and sell their merchandise, and consumers benefit from the discovery of unique creator-focused goods in one centralized digital marketplace.

Looking Ahead

Today, Amaze is uniquely positioned at the intersection of the creator economy and ecommerce innovation. Fueled by strategic acquisitions, visionary leadership, and a relentless focus on simplifying commerce for creators, Amaze continues to empower entrepreneurs worldwide. Through technologies like Spring, Studio, and the Teespring Marketplace, we are building a future where anyone—from influencers and entrepreneurs to businesses big and small—can connect, create, and thrive in the modern digital age.

Leadership Team

Amaze’s success is driven by a seasoned leadership team with proven expertise across technology, finance, operations, marketing, and the evolving creator content ecosystem. With a deep understanding of emerging markets and extensive experience in scaling companies, the team is well-positioned to lead Amaze’s continued growth and innovation.

-Aaron Day – Chief Executive Officer and Chairman of the Board

Aaron Day brings over two decades of executive leadership experience to Amaze, with a track record of successfully scaling companies across multiple industries, including technology and industrial manufacturing. Previously, Aaron served as CEO of several companies, including Trend, and held key leadership roles with organizations like Canva, where he contributed to its meteoric growth within the digital design space. Aaron’s visionary leadership has been instrumental in driving Amaze’s strategic evolution into a leading player in the creator content ecosystem, empowering individuals to transform their passions into thriving businesses.

- Ezra Rosensaft – Chief Financial Officer

Ezra Rosensaft is a seasoned financial executive with extensive experience in corporate finance, capital markets, and strategic growth initiatives. Previously, Ezra served as CFO and later CEO of IDW Media Holdings, where he successfully uplisted the company to the NYSE, completed two capital raises totaling $50 million, and executed transformative business turnarounds. Before IDW, Ezra spent 15 years at HBO/Time Warner (NYSE) as Senior Vice President of Finance, where he managed financial strategies for some of the largest and most successful global media properties. Ezra began his career at KPMG, where he developed a strong foundation in accounting and operations. His financial acumen ensures that Amaze remains well-positioned to execute its growth strategy and deliver stockholder value.

- Danielle Pederson – Senior Vice President of Marketing

Danielle Pederson leads Amaze’s marketing efforts with a focus on building global brand awareness, fostering creator engagement, and driving revenue growth. She brings a wealth of experience in both consumer and B2B marketing, leveraging her ability to connect cutting-edge technology with the needs of an evolving digital commerce landscape.

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- Willis Ha – Vice President of People

Willis Ha oversees Amaze’s human resources and organizational strategy, ensuring the attraction, retention, and development of world-class talent. Willis previously served as Chief Administrative Officer for global e-commerce and manufacturing businesses, where he led workforce initiatives to support the distribution of consumer products to large-scale retailers and end consumers. His experience in fostering scalable, people-first cultures aligns closely with Amaze’s mission to build a team that supports creators and innovators globally.

Pubco Board of Directors

The Pubco Board of Directors encompasses a diverse group of accomplished leaders whose expertise spans technology, finance, marketing, and operations. Together, they bring a wealth of knowledge and insight to Amaze’s strategic vision and governance, ensuring the Company remains focused on delivering long-term value to its stakeholders.

- Aaron Day – Chairman of the Board

As CEO and Chairman, Aaron Day provides strategic oversight and leadership, aligning Amaze’s operational and growth goals with its broader mission to empower the creator economy.

- Mike Pruitt – Vice-Chairman

Mike Pruitt is a seasoned executive and investor with a history of creating value for growth companies. His guidance ensures the Board’s alignment with stockholder interests and long-term strategic goals.

- Pete Deutschman – Independent Board Member

Pete Deutschman is an experienced entrepreneur and consultant specializing in marketing and brand strategy, bringing invaluable insights to Amaze’s efforts in reaching creators and building its brand in a competitive marketplace.

- Marcel Reichart – Independent Board Member

Marcel Reichart is a recognized global strategist with extensive expertise in technology, media, and innovation. His experience in navigating evolving digital ecosystems adds valuable perspective to Amaze’s growth within the creator content ecosystem.

- Sandie Hawkins – Independent Board Member

Sandie Hawkins is a senior executive with deep expertise in e-commerce, marketplace platforms, and digital engagement. Sandie’s leadership experience ensures key oversight of Amaze’s marketplace initiatives and digital commerce strategies.

- Ami Gan – Independent Board Member

Ami Gan is a cutting-edge innovator within the digital content space. She brings deep insight into creator-centric offerings and strategies that drive success in today’s content-driven economy.

Positioning for the Future

Together, Amaze’s leadership and Pubco Board of Directors represent a powerful combination of expertise that supports the Company’s mission to lead innovation within the creator content ecosystem. By leveraging decades of experience across technology, e-commerce, and emerging markets, this team is focused on operational excellence, empowering creators, and building long-term stockholder value.

Employees & Facilities

Amaze is committed to fostering a diverse, inclusive, and engaged workforce that is integral to our success in the creator content ecosystem and digital commerce space. As of December 31, 2024, the Company employs [59 full-time employees and engages 54] independent contractors, all of whom contribute to our mission of empowering creators to transform their ideas into thriving businesses. Our workforce spans the globe, offering a mix of remote and in-office work flexibility to accommodate varying needs and ensure alignment with both operational demands and employee preferences.

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We lease office locations in Newport Beach, California, and Newport, Kentucky, where regionally based employees have the option to work in-person as needed. For our remote employees, Amaze provides the flexibility to work from agreed-upon locations that best suit their productivity and lifestyle needs. By supporting hybrid and remote work arrangements, Amaze fosters a culture of adaptability, inclusivity, and high performance.

Culture and Employee Development

Amaze actively prioritizes and promotes a culture of inclusivity, collaboration, and professional growth, ensuring our workforce remains engaged, productive, and aligned with the Company’s long-term objectives. Key cultural initiatives include:

- Bi-weekly culture meetings designed to foster employee engagement, inclusion strategies, and open communication across teams.

- Diversity and global awareness campaigns, including the celebration of diverse global holidays to reflect and respect the multicultural makeup of our workforce.

- Monthly learning and enrichment sessions that encourage knowledge sharing and the development of diverse skillsets, reinforcing Amaze's investment in personal and professional growth.

The Company also emphasizes leadership development through structured human resource tools and training tailored for newly promoted managers. These programs are designed to enhance leadership skills, instill confidence, and equip managers with resources needed to excel in people management.

Employee Well-Being

Amaze recognizes the importance of employee well-being, work-life balance, and mental health, as these factors are critical to sustaining a productive and happy workforce. To this end:

- Employees are encouraged to take advantage of annual wellness days, providing dedicated time to focus on mental health and personal well-being.

- The Company supports continuing education and professional development by offering an approved learning expense reimbursement program. This benefit allows employees to attend seminars, conferences, trade shows, and classes that align with the Company’s goals while fostering individual growth and innovation.

Training & Compliance

As part of our commitment to maintaining a safe, respectful, and compliant workplace, all employees are required to complete mandatory annual training programs that reflect evolving business and legal needs across all regions where we operate. These trainings include:

- Harassment Prevention Training (United States)

- Supervisor Harassment Prevention Training (United States)

- Data Privacy Training (Global)

- Cybersecurity Training (Global)

- Bullying, Harassment, and Discrimination Training (United Kingdom)

- Equal Employment Opportunity Training (Australia)

- Discrimination and Harassment Prevention Training (Canada)

These programs are integral to fostering a workplace culture that prioritizes inclusivity, employee safety, and operational integrity.

Employee Retention and Performance

Amaze strives to create a work environment that supports retention by offering competitive compensation packages, inclusive of performance-based bonuses tied to strategic goals and individual achievements. As of 2024,

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the Company’s employee turnover rate is approximately 22%, with 17 personnel separations year-to-date. Of these separations, 7 were voluntary, while 10 were involuntary—aligned with ongoing business needs and strategic alignment initiatives. The average employee tenure at Amaze is 2.53 years, reflecting our continued efforts to recruit, retain, and develop talented individuals committed to contributing to the Company’s mission.

Amaze continues to refine and optimize its workforce practices to support sustainable growth, innovation, and employee satisfaction. By investing in our people, fostering a culture of equity and inclusion, and promoting opportunities for personal and professional growth, we ensure that our team remains aligned with our vision of becoming a leader in the creator content and digital commerce ecosystem.

Business Overview and Market Environment

Amaze operates in the rapidly evolving content creator economy, which has experienced significant growth and transformation in recent years. As a leading creator ecosystem platform, the Company facilitates content production, monetization, and community engagement across multiple digital channels. The creator economy market is projected to continue its expansion, driven by increasing digital consumption patterns and the growing prevalence of creator-led content across social and digital platforms.

Operational Restructuring and Strategic Initiatives

Due to the historical seasonality inherent in the creator economy business cycle, Amaze regularly conducts organizational assessments and implements structural adjustments in the first quarter of each year. This strategic approach allows Amaze to align its resources with anticipated market demands and optimize operational efficiency during peak content creation periods. In preparation for its public market debut and to strengthen its financial infrastructure, Amaze has appointed a Chief Financial Officer and is executing a comprehensive transformation of its finance department. This enhancement of Amaze's financial operations is designed to implement robust controls, improve financial reporting capabilities, and establish scalable processes appropriate for a public company.

Financial Position and Working Capital Management

Amaze has experienced working capital constraints that have impacted its operational execution capabilities. To address these challenges and strengthen its financial position, management is implementing a strategic reduction in force effective February 2025. This initiative is designed to optimize Amaze's cost structure while maintaining core operational capabilities and service quality for its creator community. The restructuring is expected to generate significant cost savings through the elimination of redundant positions and the consolidation of certain operational functions.

Path to Profitability and Future Growth Strategy

Management has developed a comprehensive strategy to achieve sustainable cash flow positive operations through several key initiatives:

1. Implementation of lean operating principles across all business units

2. Strategic reduction of accounts payable through improved vendor management

3. Optimization of revenue streams from existing creator partnerships

4. Enhanced focus on high-margin service offerings

These measures are expected to establish a solid financial foundation that will support Amaze's long-term growth objectives in the creator economy marketplace. Amaze believes these strategic actions will position it to capitalize on the continuing expansion of the digital content creation market while maintaining operational efficiency and financial stability.

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The management team remains confident that these initiatives, combined with Amaze's strong market position in the creator ecosystem space, will enable Amaze to achieve sustainable growth and enhance shareholder value in the coming years.

Strategy

Amaze is committed to a strategic framework that aligns with our mission: “To empower anyone to sell anything, anywhere with simple tools that connect.” Our approach is centered around three key product development strategies: Anyone, Anything, and Anywhere.

Anyone

Our primary objective is to simplify the online selling process, making it as effortless as online purchasing. We aim to empower individuals of all skill levels—whether they are content creators, entrepreneurs, solopreneurs, or business owners—to create products, build brands, and sell online. As of 2024, over 450 million individuals identify as creators, and our goal is to provide them with the tools necessary to monetize their passions effectively.

To achieve this, we are making substantial investments in creator acquisition and enhancing the overall creator experience. Our platform features user-friendly, full-service software that enables creators to design and sell products while seamlessly integrating their stores with social media accounts to reach their audiences. Our comprehensive software solutions manage billing, shipping, and analytics, allowing creators to focus on what they do best: creating and engaging with their fans.

In addition to enhancing our proprietary software, we actively pursue strategic partnerships with leading design software companies, such as Adobe, to streamline the product design and branding processes for our creators. As the online community continues to grow, Amaze is positioned to serve as the commerce engine that fuels their growth and brand development.

Anything

Amaze recognizes that creators have diverse monetization avenues, primarily through (i) selling digital content, (ii) selling physical products and merchandise, and (iii) promoting products from other brands. Our strategy focuses on enhancing the first two avenues by expanding the range of products available for sale on our platform.

We have established a robust global supply chain capable of producing a wide variety of products on demand, enabling creators to sell at scale through the Amaze commerce platform. Our offerings range from t-shirts and mugs to keychains and posters, with integrations in countries including India, Australia, Mexico, the United States, and across Europe, facilitating production and shipping to over 100 countries.

To further enhance brand-building opportunities for creators, we offer custom product solutions that cater to unique needs beyond standard inventory. In October 2024, we announced a strategic partnership with Pietra Studios, granting our creators access to a network of approximately 50,000 custom manufacturers. This collaboration streamlines the production and shipping of bespoke items, significantly improving the experience for creators seeking to offer unique products to their customers.

Looking ahead, we are focused on expanding the “Anything” component of our offerings by continuing our global expansion and integrating third-party brands into our platform. We are also exploring technology innovations that will enable creators to resell third-party products through their Amaze stores, alongside pursuing synergistic acquisitions to enhance our product portfolio.

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Anywhere

Amaze has developed integrations with popular platforms such as YouTube, TikTok, Twitch, Discord, Linktree, Beacons, and OnlyFans, allowing creators’ fans to access their Amaze stores directly from their content pages. This integrated commerce experience is consistent across multiple platforms, facilitated by our Store Drop technology, which enables sellers to create a unified ecommerce experience that connects with their audience within their communities.

The relaunch of the Teespring Marketplace in December 2024 further expands the concept of “Anywhere” by enhancing visibility and exposure for creators, buyers, and the Company. For the first time on the Amaze platform, a single webpage provides buyers and followers access to multiple creator offerings and sales listings simultaneously. This flexibility allows creators to experiment with ecommerce by posting sales listings on the Marketplace, enabling them to gauge interest before committing to a dedicated personal store linked to their online presence.

As our business continues to scale, we are exploring new opportunities for creators to sell in brick-and-mortar retail venues, at live events, and in additional locations worldwide. These initiatives will drive Amaze’s growth and enhance our value proposition for millions of sellers globally.

Trends in Market Demand and Competitive Conditions

The creator economy is experiencing unprecedented growth, with projections indicating that social commerce, live shopping, and integrated commerce will expand from an estimated $450 billion global market in 2025 to a multi-trillion dollar market by 2027 based on Goldman Sachs, eMarketer and other industry standard reports and research firms. This rapid expansion is driven by the increasing number of individuals identifying as creators—estimated at over 450 million globally—who are leveraging digital platforms to monetize their content and engage with audiences. Major global platforms such as YouTube, Google, Meta, X (formerly Twitter), LinkedIn, TikTok, and Snap are increasingly competing with traditional e-commerce giants like Amazon and eBay, reshaping the landscape of online commerce.

Amaze operates within this dynamic environment, where we face a limited number of competitors, with Shopify being our most significant rival in the Studio and Spring segments. Shopify boasts over one million seller stores and has achieved substantial global scale. In contrast, our smaller regional competitors, such as Spread Shop in Europe, FourthWall in the United States, and Café 24 in South Korea, operate more like technology agencies than comprehensive technology platforms. While these competitors occasionally attract clients from Amaze, our robust top-of-funnel strategies enable us to onboard millions of new creators annually, maintaining a strong growth trajectory.

In the Teespring Marketplace, the competitive landscape is highly fragmented, with primary competitors including Etsy, Redbubble, Zazzle, Spreadshirt, and Teepublic. As we expand this business line, we anticipate shifts in the competitive dynamics, necessitating ongoing innovation and adaptation.

Currently, Amaze sells products in over 100 countries through a network of global suppliers located in India, Australia, Mexico, the United States, and Europe. However, we have only begun to tap into the vast potential of the global market. Notably, China represents the largest market for social and live stream commerce, with trillions of dollars in sales occurring through similar channels. While we have not yet penetrated the Chinese market, we are making significant strides in other international markets. Since the relaunch of Amaze in 2021, we have grown to over 14 million users who have designed products, created selling experiences, and integrated their stores into various social platforms and live streaming content. Our records indicate that over 1.2 billion unique IP addresses have visited Amaze creators’ stores since 2021, underscoring the platform's reach and engagement.

Amaze Competitive Strengths and Technology Differentiators

Amaze differentiates itself from competitors through several key strengths and technological advantages. Our platform not only provides front-end software that enables creators to start selling but also features a privately built network of integrated suppliers. This infrastructure allows us to offer highly competitive pricing to millions of creators, streamlining the selling process.

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Our platform is designed to be simple and cost-effective for creators. They can create a design and post it for sale, while Amaze manages all logistics, ensuring that the proceeds from sales are deposited directly into the creator’s bank account. This user experience contrasts sharply with Shopify, which operates on an app store model that requires creators to engage with multiple third-party companies to complete their product offerings. While we collaborate with partners like Stripe for payment processing, our creators do not need to integrate any third-party software, download additional applications, or manage relationships with external vendors. Amaze handles all backend operations, allowing us to align our success with that of our creators—our revenue is primarily generated when our creators succeed.

Amaze Creator Acquisition, Retention, and Expansion

Amaze has cultivated a vibrant community of millions of creators on its platform, adding thousands of new creators daily from diverse global markets. Creator activity varies widely, with some launching products infrequently while others introduce new offerings daily. Importantly, creators on the Amaze platform cannot self-deactivate their accounts; they must contact us to close their stores. This policy minimizes store closures and allows us to focus on customer retention and re-engagement over time. Even if a creator temporarily halts product launches, their store remains active and discoverable, continuing to attract fan traffic. If a fan makes a purchase, the creator can access their profits at any time.

We acquire creators through various channels, including integrations with social media platforms, link-in-bio tools, referrals, organic traffic, and targeted paid media campaigns. This multifaceted approach ensures a steady influx of new creators, reinforcing our position in the rapidly evolving creator economy.

Conclusion

As the creator economy continues to expand, Amaze is strategically positioned to capitalize on emerging trends and competitive dynamics. Our commitment to empowering creators, coupled with our innovative technology and robust global supply chain, enables us to meet the evolving needs of our users while driving sustainable growth and value creation.

Our Platform & Operations

Amaze operates the website www.amaze.co, which serves as the primary platform for our two flagship products: Studio by Amaze (“Studio”) and Spring by Amaze (“Spring”).

Studio by Amaze

Studio is our proprietary design platform that empowers creators to craft visually appealing designs for their merchandise, encompassing everything from logos and branding to custom artwork. Through our strategic partnership and integration with Adobe, creators gain access to the advanced design capabilities of Adobe Creative Cloud, complementing the powerful native design tools available within the Studio platform. Once creators finalize their designs using Studio, these creations seamlessly populate their Spring storefronts, facilitating a unique and engaging selling experience for their fans.

Spring by Amaze

Spring is our proprietary e-commerce platform that enables creators to establish custom storefronts that authentically represent their brands. Each storefront showcases the products and designs created in Studio, allowing creators to sell directly to their audience. Our platform integrates with popular social media sites, creating a cohesive commerce experience across multiple platforms through our Store Drop technology. This integration allows sellers to build a unified e-commerce presence, connecting with their fans within their communities.

Teespring Marketplace

The Teespring Marketplace is the latest addition to the Amaze ecosystem, providing a centralized location where buyers and fans can access merchandise from a diverse array of creators. Products listed on Spring stores can

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also be featured on the Marketplace, while creators have the flexibility to post individual items for sale without the necessity of a Spring store. This innovative approach enhances visibility and exposure for creators, driving acquisition and engagement.

Technology Infrastructure

Amaze’s core technology is hosted in the cloud on Amazon Web Services (AWS), ensuring scalability, reliability, and security. Our operations are supported by dedicated in-house engineering and operations teams with extensive experience in managing and optimizing our platforms.

The technology stack that underpins the Amaze platforms is entirely owned by the Company and was developed using a combination of Ruby on Rails, TypeScript, JavaScript, and Node.js. Each of these technologies plays a critical role in our platform's functionality:

- Ruby on Rails: Known for its convention-over-configuration philosophy, Ruby on Rails accelerates development through its extensive libraries, built-in tools, and efficient code reuse. This framework is particularly well-suited for rapid prototyping and the development of minimum viable products (MVPs).

- TypeScript: Enhancing JavaScript, TypeScript introduces static typing, which improves code readability, reduces errors, and facilitates collaboration in large-scale projects. This leads to more maintainable and robust codebases.

- JavaScript: As the backbone of web development, JavaScript ensures dynamic and interactive user experiences across various browsers and platforms, enabling rich client-side functionality.

- Node.js: Extending JavaScript’s capabilities to the server side, Node.js supports event-driven, non-blocking architectures, making it ideal for real-time applications and high-performance APIs.

Together, these technologies create a powerful ecosystem for building end-to-end solutions that prioritize speed, maintainability, and scalability. The Amaze technology stack provides a robust, flexible, and scalable foundation for modern software development, enabling us to continuously innovate and enhance our offerings in the creator economy.

Amaze is dedicated to providing a comprehensive platform that empowers creators to succeed in the evolving digital landscape. Our commitment to leveraging advanced technology and fostering an integrated commerce experience positions us as a leader in the creator content ecosystem, driving growth and value for our users and stakeholders.

Revenue Model

At Amaze, our core customers are Creators—individuals or entities that produce visual content intended for consumption or sharing across online, social, news, or other digital platforms. Our mission is to connect these creators with their fans, businesses with customers, and content engines with consumers, thereby facilitating a vibrant ecosystem that empowers creativity and commerce.

Core Revenue Streams

Amaze generates revenue through three primary streams:

1. Merchandise Creation and Sales

The first revenue stream arises from the creation and sale of merchandise by creators utilizing our Spring and Studio platforms. When creators design and sell products, Amaze earns revenue through the wholesale prices charged for these products. Creators set the retail prices for their merchandise, and Amaze pays out the difference between the retail and wholesale prices to the creators. This model ensures that every sale contributes to our revenue, aligning our

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success with that of our creators. This revenue stream constitutes the bulk of our income; however, it is subject to seasonal fluctuations, particularly with increased sales during the fourth quarter as holiday shopping intensifies.

2. Managed Services

Our second revenue stream is derived from our managed services business, which assists creators in adding custom products and accelerating additional product and service sales. Creators can access these premium services for a fee, which may be structured on a per-product, time-spent, or flat-fee basis. This service offering not only enhances the creator experience but also diversifies our revenue sources, providing a buffer against the seasonality of merchandise sales.

3. Subscription Fees

The third revenue stream comes from subscription fees associated with listing products from Spring stores on the Teespring Marketplace and accessing premium features. Our Studio platform operates on a freemium model, where basic access is free, but creators must pay a subscription fee to unlock premium features. Similarly, while access to the Spring platform is free, certain premium functionalities, such as custom domain name registration, require a subscription. Creators who wish to cross-list their products on the Teespring Marketplace must also pay a subscription fee, with options for monthly or annual billing. Additionally, premium placement and advertising benefits on the Marketplace are available through subscription, further enhancing our revenue potential.

Future Revenue Opportunities

Amaze is committed to exploring additional revenue streams, particularly in the areas of advertising and data services, as our business continues to grow. Our Growth Team and Marketing Team are integral to these objectives, driving initiatives that enhance our market presence and revenue generation capabilities.

Growth Team

The Growth Team at Amaze is a global, cross-functional group dedicated to driving sustainable and scalable growth while enhancing market share. Comprising executives and key personnel from various departments—including partnerships, business development, product design, sales, and operations—the Growth Team is responsible for identifying and executing strategies that promote long-term expansion and market leadership.

The Growth Team reports directly to the CEO and is organized into specialized subgroups focused on distinct growth pillars, such as customer acquisition, product innovation, and market expansion. Through targeted initiatives, the Growth Team plays a pivotal role in shaping the company’s trajectory, ensuring that Amaze remains competitive and well-positioned for future success in the creator economy.

Marketing Team

The Marketing Team is a dynamic, multidisciplinary group focused on driving sustainable growth for creators and brands, enhancing customer engagement, and increasing revenue. By leveraging data-driven insights, innovative strategies, and cross-functional collaboration, the Marketing Team amplifies Amaze’s presence in the market and delivers measurable results.

Led by the Senior Vice President of Marketing, the team reports directly to the CEO and consists of professionals with expertise across various domains, including strategy, product marketing, performance media, customer relationship management (CRM), email marketing, social media, content creation, community management, marketing operations, design, and copywriting. Structured into channel-focused subgroups, the Marketing Team ensures seamless strategic alignment across all marketing efforts. This integrated approach enables the team to deliver impactful campaigns and measurable outcomes that support the company’s long-term growth objectives.

Amaze is strategically positioned to capitalize on the burgeoning creator content economy. Our diverse revenue model, supported by a dedicated Growth Team and Marketing Team, enables us to drive sustainable growth

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while empowering creators to thrive in an increasingly competitive landscape. As we continue to innovate and expand our offerings, we remain committed to enhancing the value we provide to our creators and stakeholders.

Intellectual Property

Proprietary Rights

Amaze relies on a robust framework of intellectual property (IP) protections, including copyright, patent, trademark, and trade secret laws, as well as license and non-disclosure agreements, to establish and safeguard our proprietary rights. Our diversified portfolio includes approximately 10 issued patents in the United States and internationally, and we are committed to pursuing additional patents in the future. The patents we hold generally maintain a term of twenty years from the date of filing. These patents primarily cover innovations related to our products and services.

In addition to our patents, we have secured several trademarks and copyrights for various marks and products across multiple jurisdictions, including the United States, Australia, the European Union, Vietnam, the United Kingdom, India, and other regions. We actively take measures to protect our intellectual property from infringement; however, we acknowledge that effective copyright and trade secret protections may be limited in certain foreign markets. While the protection of our intellectual property is vital to our success, our overall business model is not significantly dependent on any single patent, copyright, trademark, or license.

As part of our customer, partner, and licensing agreements, we often provide indemnification to our counterparties in the event that licensed products infringe upon third-party intellectual property rights. Our IP portfolio encompasses the design and development of computer hardware and software, as well as Platform as a Service (PaaS) offerings featuring software platforms for custom clothing design. Additionally, our patents support Software as a Service (SaaS) solutions that detect, log, review, analyze, monitor, and respond to unauthorized third-party uses of users’ intellectual property. Our IP is integral to our online retail store services, which feature a wide variety of consumer goods, including promotional merchandise and custom imprinted apparel.

We own three key software products: the SPRING social commerce platform for creators, the STUDIO digital page builder, and the TEESPRING MARKETPLACE e-commerce platform. These products are designed to empower creators within the burgeoning creator content ecosystem, enabling them to monetize their creativity and connect with their audiences effectively.

Given our reliance on third-party intellectual property, we may occasionally need to defend against claims that our customers’ use of our products infringes on these third-party rights. We license software and other intellectual property from third parties for inclusion in our products and platforms. Risks related to our use of third-party technology are described in [●].

Domain Names

The Company’s primary domain name is “amaze.co,” registered with Gandi SAS and listed as owned by Famous Industries, Inc. This domain is set to expire on July 19, 2025. Recently. we acquired the domain name “amaze.com,” with the goal of migrating to the latter in lieu of amaze.co, as applicable. Additionally, Amaze owns thousands of domain names associated with each creator store on our platform, further enhancing our brand presence and accessibility in the digital marketplace.

Partner Agreements, Software Development, and Licensing Agreements

We typically license our intellectual property to customers under non-exclusive license agreements that restrict the use of our IP to specified purposes. In certain cases, our partners grant us limited, non-exclusive, non-transferable, revocable rights to use their IP as part of influencer campaigns. In other instances, there is a mutual grant of a non-exclusive, royalty-free, non-sublicensable, revocable, worldwide license to use, reproduce, publish, and print the names and logos provided by us and our partners to fulfill our contractual obligations.

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In most of our software development agreements, we reserve the right to own all title, rights, and interests in all materials, software, and other works created by the developers. The developers typically grant us perpetual, irrevocable, worldwide, non-exclusive, sublicensable rights to exercise any rights necessary to support our use and exploitation of the developed software.

Amaze is dedicated to protecting its intellectual property as a critical component of our business strategy. Our comprehensive approach to IP management not only safeguards our innovations but also supports the growth of creators within the creator content ecosystem. By fostering a robust IP portfolio and maintaining strategic partnerships, we position ourselves for continued success and leadership in the digital marketplace.

i.            Patents

Patent / Publication No.	Title	Filing Date	Serial No.	Grant Date	Owner of Record	Country
11,386,257	Efficient Manipulation of Surfaces in Multi-Dimensional Space Using Energy Agents	10/15/2013	14/054,570 (claims priority from Serial No. 61/714,130)	07/12/2022	Amaze Software, Inc.	US
10,521,249	Gesture Fingerprinting	02/11/2018	15/893,643 (claims priority from Serial No. 61/863,288)	12/31/2019	Amaze Software, Inc.	US
9,772,889	Expedited Processing and Handling of Events	07/11/2014	14/329,860 (continuation-in-part of Patent No. 11,386,257)	09/26/2017	Amaze Software, Inc.	US
10,877,780	Visibility Detection Using Gesture Fingerprinting	01/22/2019	16/254,063 (claims priority from Serial No. 62/619,113)	12/29/2020	Amaze Software, Inc.	US
10,908,929	Human Versus Bot Detection Using Gesture Fingerprinting	01/22/2019	16/254,016 (claims priority from Serial No. 62/619,113)	02/02/2021	Amaze Software, Inc.	US
9,501,171	Gesture Fingerprinting	11/02/2016	14/454,441 (claims priority from Serial No. 61/863,288)	11/22/2016	Amaze Software, Inc.	US
9,652,076	Gesture Fingerprinting	04/26/2017	15/342,000 (claims priority from Serial No. 61/863,288)	05/16/2017	Amaze Software, Inc.	US
8,908,986	Systems and Methods for Selecting Ink Colors	07/23/2014	14/338,459	11/19/2014	Teespring, Inc.	US

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i.	Registered Trademarks

Mark	Filing Date	Serial No.	Reg. Date	Reg. No.	Owner of Record	Country
STORYFRONTS	May 20, 2024	98/558,609	N/A	N/A	Amaze Software, Inc.	US
STORYFRONT	May 20, 2024	98/558,587	N/A	N/A	Amaze Software, Inc.	US
	Nov. 25, 2020	90/342,312	Nov. 9, 2021	6,556,912	Amaze Holding Company LLC	US
	Sept. 22, 2022	1691981	Sept. 22, 2022	1691981 (priority from dead U.S. Serial No. 97/327,993)	Amaze Holding Company LLC	WIPO, designating AU, BR, CA, EM, GB, ID, IN, VN
	Nov. 25, 2020	90/342,307	Nov. 09, 2021	6,556,911	Amaze Holding Company LLC	US
	May 24, 2021	1628226	May 24, 2021	1628226 (priority from Serial No. 90/342,307)	Amaze Holding Company LLC	WIPO, designating EM, GB, IN (pending)
SPRINGMARK	June 3, 2022	1669609	June 3, 2022	1669609 (priority from Serial No. 97/166,874)	Amaze Holding Company LLC	WIPO, designating AU, BR, CA, EM, GB, IN, TH, VN
TEESPRING	Oct. 12, 2012	85752459	June 11, 2013	4349784	Amaze Holding Company LLC	US
TEESPRING	Aug. 20, 2014	1641874	Aug. 20, 2014	1641874	Teespring, Inc.	AU
TEESPRING	Oct. 21, 2014	908473354	April 18, 2017	908473354	Teespring, Inc.	BR
TEESPRING	Oct. 9, 2014	1697439	Jan. 5, 2016	TMA924851	Teespring, Inc.	CA
TEESPRING	Feb. 19, 2020	44133660	Nov. 21, 2020	44133660	Teespring, Inc.	CN
TEESPRING	Aug. 19, 2014	013185228	Jan. 12, 2015	013185228	Teespring, Inc.	EM
TEESPRING	Aug. 19, 2014	UK00913185228	Jan. 12, 2015	UK00913185228	Teespring, Inc.	GB
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Mark	Filing Date	Serial No.	Reg. Date	Reg. No.	Owner of Record	Country
TEESPRING	April 24, 2015	2950365	April 24, 2015	2950365	Teespring, Inc.	IN
	April 27, 2015	983685	Jan. 11, 2017	171100470	Teespring, Inc.	TH
	May 28, 2015	J002015022845	Nov. 20, 2017	IDM000617296	Teespring, Inc.	ID
	May 18, 2015	VN-4-2015-12188	August 14, 2017	4-0286298-000	Teespring, Inc.	VN
Fabrily	Nov. 9, 2014	013442793	Feb. 26, 2015	013442793	Teespring UK Limited	EM
Fabrily	Nov. 9, 2014	UK00913442793	Feb. 26, 2015	UK00913442793	Teespring UK Limited	GB
	Jan. 6, 2023	018820691	May 23, 2023	018820691	Teespring, Inc.	EM
	July 4, 2022	UK00003805573	May 12, 2023	UK00003805573	Teespring, Inc.	GB
MINT ON DEMAND	April 8, 2022	1660779	April 8, 2022	1660779 (priority from dead Serial No. 97/127,474)	Amaze Holding Company LLC	WIPO, designating IN (pending; intent to lapse)
SPRING FOR CREATORS	Nov. 25, 2020	90/342,304	Nov. 09, 2021	6,556,910	Amaze Holding Company LLC	US
SPRING FOR CREATORS	Nov. 25, 2020	90/342,300	Nov. 09, 2021	6,556,909	Amaze Holding Company LLC	US
SPRING FOR CREATORS	Nov. 25, 2020	90/342,299	N/A	N/A	Amaze Holding Company LLC	US
SPRING FOR CREATORS	May 24, 2021	1628076	May 24, 2021	1628076 (priority from Serial No. 90/342,299)	Amaze Holding Company LLC	WIPO, designating EM GB IN (pending)
	Nov. 25, 2020	90/342,306	Oct. 11, 2022	6,873,480	Amaze Holding Company LLC	US
	May 24, 2021	1605004	May 24, 2021	1605004 (priority from Serial No. 90/342,306)	Amaze Holding Company LLC	WIPO, designating EM GB
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Mark	Filing Date	Serial No.	Reg. Date	Reg. No.	Owner of Record	Country
IN

iv.	Registered Copyrights

Title	Type of Work	Date of Creation	Reg. Date	Reg. No.	Owner	Country
Teespring “Natural 3D Folds” Woman's T-Shirt Image	Visual Material	2011	Oct. 9, 2014	VA0001926742	Go Media, Inc.	US
Teespring “Natural 3D Folds” Crewneck Image	Visual Material	2011	Oct. 9, 2014	VA0001926746	Go Media, Inc.	US
Teespring “Natural 3D Folds” Hoodie Image	Visual Material	2012	Oct. 10, 2014	VA0001926803	Teespring, Inc.	US
Teespring “Natural 3D Folds” Long-Sleeve T-Shirt Image	Visual Material	2012	Oct. 10, 2014	VA0001926744	Teespring, Inc.	US

Regulatory Environment

As a company operating in the digital landscape, Amaze navigates a complex and evolving regulatory environment characterized by a growing number of local, national, and international laws and regulations. These laws can be intricate, often conflicting, and subject to rapid change, presenting significant challenges to our global operations. The regulatory framework governing our business encompasses various areas, including payment processing, consumer protection, data privacy, and e-commerce practices, all of which are critical to our success in the creator content ecosystem.

Legal Framework and Compliance Challenges

Amaze is subject to a multitude of regulations that govern our operations, including U.S. federal and state laws, European Union directives, and other national laws. These regulations address key areas such as:

- Payment Processing: Laws governing how payments are processed, including anti-money laundering (AML) and know-your-customer (KYC) requirements, which are essential for maintaining the integrity of financial transactions.

- Consumer Protection: Regulations that protect consumers from unfair and deceptive trade practices, ensuring transparency and fairness in our dealings with creators and customers.

- Sales Tax Compliance: Laws that dictate when and how sales or other taxes must be collected, which can vary significantly by jurisdiction.

- Defamation and Content Regulation: Laws related to defamation that apply to online content, which differ by country and can impact how creators engage with their audiences.

The increasing regulation of e-commerce worldwide poses additional compliance burdens and costs for both Amaze and the creators who utilize our platforms. Non-compliance with these regulations could expose us to significant liabilities, including fines and legal actions. Furthermore, as we operate internationally, we must adhere to various laws associated with conducting business outside the United States, including anti-corruption and export control laws.

Privacy and Security Regulations

Given that we collect personal information from individuals, we are subject to a range of data privacy and security regulations. These include, but are not limited to:

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- U.S. State Privacy Laws: Various state laws that govern the collection, use, and protection of personal information.

- General Data Protection Regulation (GDPR): A comprehensive European regulation that sets stringent requirements for data protection and privacy.

- California Consumer Privacy Act (CCPA): A state law that enhances privacy rights and consumer protection for residents of California.

In response to these regulations, we have implemented a robust framework of technological safeguards, processes, and contractual provisions to ensure compliance. Our global privacy policy outlines our commitment to handling personal information responsibly, and we conduct regular training for our employees to ensure they understand and comply with applicable privacy laws. Additionally, we engage a third-party specialist to evaluate our systems and ensure compliance with relevant regulations.

Cybersecurity and Data Protection

Amaze employs a comprehensive array of data security technologies, processes, and methods to protect our systems and sensitive information from unauthorized access. Our cybersecurity framework is built on industry best practices and relevant legal requirements, including:

- Identity and Access Management: We implement multifactor authentication and strict access controls to safeguard sensitive data.

- Security Information and Event Management (SIEM): We utilize advanced tools to monitor and respond to potential security threats in real-time.

- Integrated Information Security Framework: Our framework includes policies, standards, procedures, and documentation that guide our cybersecurity practices.

We classify information into four categories to apply appropriate controls and safeguards, ensuring that sensitive data is protected across all areas of our business, including cloud environments, data centers, and applications. Our cybersecurity program encompasses all aspects of our operations, including vendor management, disaster recovery, and business continuity planning.

To further enhance our security posture, we collaborate with external cybersecurity experts and employ certified cybersecurity professionals who leverage a variety of third-party tools to secure our information infrastructure. We also provide training programs to our employees to help them recognize and mitigate risks associated with data security.

Commitment to Data Privacy and Consumer Rights

We recognize the importance of personal identifiable information (PII) in building customer trust. All PII collected is safeguarded using AES-256-bit encryption at the database level, ensuring secure storage and protection from unauthorized access. We also implement multiple layers of SSL/TLS protection for data transmitted over the internet, securing information during its transfer.

In partnership with Stripe, a leader in payment processing, we ensure that sensitive financial information is protected throughout the transaction process. Our commitment to data privacy extends to empowering individuals with control over their personal information. Under GDPR, we uphold individuals' rights to access, correct, and delete their data when applicable. Similarly, the CCPA grants California residents the right to know what personal data is collected, to whom it is sold, and the ability to opt out of the sale of their personal information.

To ensure compliance with these regulations, our Data Privacy Officer continuously reviews and updates our processes to align with industry best practices. We conduct annual assessments of our Privacy Program against all current state-based privacy regulations, as well as those in Canada, the United Kingdom, Australia, New Zealand, India, and Brazil.

Fostering Trust and Transparency

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Amaze is committed not only to meeting legal requirements but also to fostering trust and confidence with our customers by treating their personal information with the utmost care and respect. We strive to create a secure environment where individuals feel safe sharing their data, knowing that we are diligently working to protect their rights and privacy.

The regulatory environment in which Amaze operates is complex and continually evolving, particularly within the context of the creator content ecosystem. By proactively addressing regulatory challenges and implementing robust compliance measures, we position ourselves to navigate this landscape effectively. Our commitment to data privacy, cybersecurity, and consumer rights not only ensures compliance but also enhances our reputation as a trusted partner for creators and customers alike.

Financial Systems

Amaze has implemented a comprehensive suite of financial systems and controls designed to support our current operations while facilitating scalable growth. Our technology stack and processes are aligned with industry best practices for companies of our size and growth trajectory, providing robust financial reporting, streamlined operations, and strong internal controls.

Core Finance and Accounting Infrastructure

At the core of our financial operations is NetSuite (Oracle NetSuite), our enterprise resource planning (ERP) system. NetSuite serves as the primary system of record for all financial transactions, offering integrated functionality across accounting, revenue recognition, fixed assets, and financial reporting. The platform's multi-subsidiary architecture and advanced revenue recognition capabilities are essential for supporting our complex business requirements while ensuring compliance with ASC 606 revenue recognition standards.

To optimize our accounts payable operations, we utilize Bill.com as our primary vendor payment platform. This integration with NetSuite creates a seamless procure-to-pay workflow, incorporating multiple levels of approval controls that enhance our audit trail and strengthen internal controls. By leveraging these technologies, we ensure timely and accurate financial transactions, which are critical for effective financial management.

Internal Controls and Compliance

We maintain a comprehensive system of internal controls that aligns with the principles of the Committee of Sponsoring Organizations of the Treadway Commission (COSO) framework. Our financial controls include:

- Segregation of Duties: Enforced through system permissions to minimize the risk of errors and fraud.

- Multi-Level Approval Workflows: Required for all payment transactions, ensuring that all disbursements are properly authorized.

- Regular Account Reconciliations: Conducted to verify the accuracy of financial records and identify discrepancies promptly.

- Documented Control Narratives and Risk Matrices: Providing clarity on control processes and associated risks.

Our compliance and audit support functions create a Sarbanes-Oxley (SOX) compliant control environment, which includes:

- Automated Audit Trail Maintenance: Ensuring that all financial transactions are traceable and verifiable.

- Regular Control Testing and Monitoring: Conducted to assess the effectiveness of our internal controls and identify areas for improvement.

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- Third-Party Penetration Testing: Performed on our financial systems to identify vulnerabilities and enhance security.

The robustness of our current financial systems provides a strong foundation for future growth while maintaining appropriate controls and operational efficiency. Our technology stack and processes are regularly reviewed and updated to ensure alignment with evolving business needs and industry best practices.

Continuous Improvement and Scalability

As we continue to grow, we are committed to enhancing our financial systems to support our expanding operations. This includes investing in advanced analytics and reporting tools that provide deeper insights into our financial performance and operational efficiency. By fostering a culture of continuous improvement, we aim to adapt our financial systems to meet the demands of a dynamic market environment while ensuring compliance and risk management.

Amaze financial systems are designed to support our strategic objectives and facilitate sustainable growth. By adhering to industry best practices and maintaining a strong internal control environment, we are well-positioned to navigate the complexities of the creator economy and deliver value to our stakeholders.

Legal Proceedings

We may be subject to legal disputes and subject to claims that arise in the ordinary course of business. Except as set forth below, we are not a party or subject to any pending legal proceedings which, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. There can be no assurances that we will obtain a favorable outcome. Regardless of the outcome, such proceedings can harm us because of defense and settlement costs, diversion of resources and other factors.

G&I IX Aviation LLC v. Teespring, Inc. et al.

Amaze Holding Company LLC is a defendant in G&I IX Aviation LLC v. Teespring, Inc. et al., Case No. 23-CI-00220 in Boone County Circuit Court, Kentucky.  When Amaze acquired certain assets of Teespring, Inc., pursuant to an Asset Purchase Agreement in November 2022, Teespring, Inc. leased commercial property located at 1201 Aviation Boulevard, Hebron, Kentucky, owned by Plaintiff G&I IX Aviation LLC (“G&I”). During and after APA negotiations, Amaze attempted to assume the lease, but Plaintiff refused to consent to the assignment of the lease unless Amaze paid previous obligations the landlord claimed Teespring. Inc. owed.  Ultimately, G&I and Amaze never signed a consent to assignment of the lease. Plaintiff provided a notice of default on December 15, 2022 and filed its complaint against Teespring, Inc. and Amaze on February 1, 2023. On June 12, 2024, the court denied plaintiff’s motion for summary judgment against Amaze. The matter remains in discovery.

Printbox SP. Z.O.O. v. Amaze Software, Inc.

Amaze Software, Inc. is the Defendant and Counter-Plaintiff in Printbox SP. Z.O.O. v. Amaze Software Inc., Case No. 5:24-cv-05106, in the U.S. District Court for the Western District of Arkansas, filed on May 15, 2024.  Printbox SP. Z.O.O. (“Printbox”) was a subcontractor to Amaze on a contract to provide services to a third party. The parties maintain competing claims for breach of contract and unjust enrichment. The Court denied Printbox’s partial motion to dismiss Amaze’s counterclaim on November 20, 2024.The parties are currently pursuing discovery.

MyLocker.com, L.L.C. v. Amaze Holding Company LLC

On September 23, 2024, MyLocker.com L.L.C. (“MyLocker”) filed a complaint against Amaze Holding Company LLC, Case No. 24-013888, in Wayne County Circuit Court, Michigan. Amaze and MyLocker had entered into a Print Partner Services Level Agreement on June 12, 2023, under which MyLocker agreed to accept order fulfillment assignments from Amaze. MyLocker filed its September 23, 2024 complaint seeking payment of invoices issued to Amaze on August 8, 2024, August 22, 2024, September 6, 2024, and September 16, 2024. On November 11, 2024, the court entered a default judgment against Amaze in the amount of $81,772.24.

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Andrew Andrews-Ramirez v. Amaze Software, Inc., et al.

Amaze Software, Inc., its subsidiary Amaze Holding Company LLC, and its CEO Aaron Day are named defendants in a lawsuit filed by former employee, Andrew Andrews-Ramirez, entitled Andrew Andrews-Ramirez v. Amaze Software, Inc., et al., Case No. 30-2024-01449472, Orange County Superior Court, California. Amaze employed Mr. Andrews-Ramirez through its professional employer organization, Rippling PEO 1, Inc. (“Rippling”). The plaintiff filed the lawsuit on December 23, 2024 and served counsel for Amaze on January 6, 2025; however, the contract Mr. Andrews-Ramirez signed with Rippling contains an arbitration agreement, which Amaze will seek to enforce. Mr. Andrews-Ramirez alleges discrimination, harassment, and related claims based on marital status. Amaze and Mr. Day deny plaintiff’s claims.

This Registration Statement on Form S-4 is our first filing, however Amaze, through Pubco, will file reports with the Securities and Exchange Commission under the Securities Act of 1933, as amended, going forward. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. More information about Amaze can be found at http://amaze.co.

AMAZE MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with Amaze’s financial statements and related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Amaze’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set out under the section entitled “Risk Factors” beginning on page [●] of this proxy statement/prospectus and elsewhere in this proxy statement/prospectus. See also the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page [●] of this proxy statement/prospectus. Under this “Amaze Management’s Discussion And Analysis of Financial Condition And Results of Operations,” “we,” “us,” “our” “Amaze Software,” “Amaze” and the “Company” refer to Amaze.

Overview

Amaze Software, Inc. (“Amaze”) is an innovative software company dedicated to empowering creators by providing comprehensive software solutions and services that facilitate e-commerce, social commerce, and integrated commerce selling experiences. Established in 2011 under the name Famous Industries, the company rebranded to Amaze in 2021 to better reflect its mission and broaden its focus on serving creators, entrepreneurs, and a diverse range of users seeking to build and enhance their online brands.

Amaze’s software solutions can be accessed through our website at www.amaze.co and are seamlessly integrated with popular platforms such as YouTube, TikTok Shops, Twitch, Discord, OnlyFans, Linktree, and Beacons.io. These integrations enable users to activate their selling capabilities directly within their preferred social media environments, creating dynamic and engaging selling experiences. By leveraging global supply chain integrations with on-demand suppliers located in India, Australia, Mexico, the United States, and across Europe, Amaze allows sellers to operate without the burden of inventory carrying costs or significant upfront business setup expenses.

In addition to facilitating the creation of initial selling experiences for creators, Amaze offers a robust marketplace service through www.teespring.com, where creators can showcase and sell their products to a vast audience eager to purchase branded merchandise from millions of creators. This marketplace not only enhances visibility for creators but also provides a platform for them to monetize their unique offerings effectively.

Amaze’s pricing strategy is designed to be accessible, allowing new sellers to embark on their entrepreneurial journeys with no initial investment required. Creators can earn commissions on sales, enabling them to monetize their

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communities and gradually build their brands. This positions Amaze as an ideal launchpad for millions of creators seeking to diversify their revenue streams and establish a sustainable online presence.

Our marketing efforts are strategically focused on three core verticals. First, we target the Ideal Creator Profile (ICP), utilizing data analytics to identify creators with the highest potential for success on our platform. Second, we engage with the fans of these creators to drive awareness of new product launches and brand initiatives. Finally, we promote new products available for sale through the Amaze launcher, ensuring that creators have access to a diverse range of offerings that resonate with their audiences. Our marketing strategies are tailored to various verticals and demographics, taking into account factors such as platform, creator type, and geographic location.

Amaze operates on an asset-light model, leveraging third-party resources, including custom and on-demand production facilities. This operational approach mitigates many risks associated with launching new brands, such as excess inventory and delays in product availability. By sourcing products from a network of geographically diverse suppliers, Amaze reduces reliance on any single vendor and enhances the availability and flexibility of product inputs. This is particularly crucial in today’s market, where there is a growing demand for local, just-in-time manufacturing solutions.

In summary, Amaze is committed to fostering a vibrant ecosystem for creators, providing them with the tools, resources, and support necessary to thrive in the digital economy. Through our innovative software solutions, strategic partnerships, and comprehensive marketplace offerings, we are well-positioned to lead the way in empowering creators to achieve their entrepreneurial goals.

Key Financial Metrics

We use net revenue, gross profit (loss) and net income (loss) to evaluate the performance of Amaze. These metrics are useful in helping us to identify trends in our business, prepare financial forecasts and make capital allocation decisions, and assess the comparable health of our business relative to our direct competitors.

Components of Results of Operations and Trends That May Impact Our Results of Operations

Net Revenue

Our net revenue consists primarily of merchandise sold to fans of creators around the world, which together comprise our creator channel, and directly to individual consumers through our marketplace channel. Net revenues generally represent merchandise sales, digital product sales and shipping. For merchandise sales, revenues are recognized at time of shipment. For any subscription sales, revenue is recognized as Monthly Active Users (“MAU”).

We refer to the Gross Merchandise Value as “GMV”. GMV consists of a markup or commission added to our wholesale price that we provide creators on our platforms.

The following factors and trends in our business have driven our net revenue results and are expected to be key drivers of our net revenue for the foreseeable future:

Brand recognition:

Building strong brand recognition is a cornerstone of our growth strategy as we work to position Amaze as a leading platform in the creator economy for both creators and consumers. As the platform scales, we are focused on driving visibility and awareness across multiple formats and marketing channels, leveraging both traditional methods and cutting-edge digital practices to create a lasting and recognizable presence in creators’ and consumers’ minds.

One of the most impactful sources of brand awareness comes through social media channels, which serve as a primary engagement driver for both creators and their audiences. By focusing on a social-first approach, we aim to cultivate a brand identity closely tied to modern, digital-first communities, where creators already engage with their fans. Campaigns targeting key verticals and personas across platforms such as Instagram, TikTok, Twitter, and YouTube are designed to highlight the capabilities of our platform while amplifying the voices of our creators. This

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multi-channel strategy ensures that both creators and fans recognize Amaze as the go-to destination for personalized, creator-driven products and experiences.

Furthermore, our brand awareness and affinity are closely intertwined with the image, popularity, and success of the millions of creators on our platform. Creators actively promote our platform on a daily basis, building visibility for Amaze organically through their fan-focused activities. Most creators incorporate a direct link to their Amaze store through their personalized URLs, often using a spring URL to market and drive traffic to their storefronts. This approach creates a direct relationship between the creator’s brand and the Amaze platform, reinforcing our brand equity at scale.

What sets Amaze apart is how we manage the creator-to-fan sales funnel while maintaining full control of key consumer data. Unlike some platforms that relinquish fan data to creators, Amaze centralizes the control and ownership of all fan interactions and data for purchases made within our ecosystem. When fans engage with any of our creators’ stores, whether on individual storefronts or in the broader marketplace, their activity is captured directly by Amaze. This strategic approach ensures that we retain granular insights into fan purchasing patterns, interests, and activity across the network.

Our ability to collect and analyze this rich database of fan behavior and buying patterns is a critical element of building long-term brand success. These insights enable us to design data-driven marketing strategies and personalized campaigns to re-engage fans, recommend new products, and fine-tune marketplace operations to maximize fan satisfaction and retention. By maintaining ownership of all marketing and consumer data, Amaze is well-positioned to deepen brand loyalty and deliver highly relevant experiences, further cementing our reputation as the premier creator-driven platform.

As we continue to expand our marketing efforts, we are employing both traditional marketing initiatives and modern digital strategies to enhance Amaze’s visibility. Traditional tactics like sponsorships, partnerships, and event promotions work in tandem with influencer collaborations, creator-led advertisements, and organic social media campaigns. Together, these approaches amplify our reach and position Amaze as a household name among creators and fans alike.

Looking ahead, we see significant opportunity in leveraging our existing creator base to further amplify brand recognition. As creators succeed and grow their audiences, their affinity with the Amaze platform naturally amplifies their promotion. This symbiotic relationship ensures that as our creators grow their businesses, the Amaze brand becomes increasingly synonymous with creator success. By focusing on strategies that build awareness among creators and fans, while leveraging our unique control of fan interactions and data, Amaze will continue to establish itself as a powerful and widely recognized brand in the creator economy.

With millions of daily interactions occurring on our platform and creators naturally bringing fans to Amaze, we are building an ecosystem where brand recognition and loyalty are deeply embedded, driving sustainable growth and trust in the platform. This holistic approach ensures that both creators and consumers see Amaze not just as a tool but as an indispensable partner in their shared creative journey.

Technology and Product evolution:    As a relatively new, high-growth brand, we expect and seek to learn from our consumers. We intend to continuously evolve and refine our products to meet our consumers’ specific needs and wants, adapting our offering to maximize value for our consumers and stakeholders. We are constantly bringing on new suppliers, products and services to help creators in every step of their business evolution.

Distribution expansion and acceleration:    With creators (sellers) in over 100 countries around the world, we will continue to bring on “in-country supply” from hundreds of new suppliers to lower shipping costs, delivery times and address local culture and trending needs.

Seasonality:    In line with industry norms, we anticipate our net revenue peaking during the quarter spanning from October through December due to increased consumer demand around the major holidays. This is particularly true in our marketplace revenue channel, where marketing programs will often be aligned with the holiday season and product promotions will be prevalent.

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Revenue Channels

Our growth and success strategy centers around three distinct revenue engines, which collectively drive both the expansion and sustainability of our business model. These engines not only fuel our current revenue streams but also lay the groundwork for future growth and innovation to help creators monetize effectively. With each engine playing a unique role in the ecosystem, our model supports the development of a thriving community of creators while ensuring the scalability and profitability of the Company.

1. Longtail Success

The cornerstone of our revenue model is what we term our "longtail success engine," which represents the largest and most established of our three revenue streams. This engine capitalizes on the thousands of creators who sign up on our platform every day to sell their products and services. It serves as the foundation of our business, driving a significant portion of our revenue while functioning as a dynamic, top-of-funnel channel for bringing new creators (sellers) onto our platform.

Each new creator brings with them a unique set of products, innovation, and design, feeding our marketplace with fresh offerings and attracting more buyers to the ecosystem. The longtail success engine not only drives consistent revenue but also creates scale and diversification as thousands of creators contribute collectively to overall growth. This channel is primarily driven by our marketing and product marketing teams, who focus on promoting the platform to attract an ever-growing network of creators. By empowering individual sellers and enabling their success, the longtail success engine establishes a broad revenue base while fueling our broader ecosystem.

2. Managed Services Growth

Our second primary revenue channel is the "managed services" growth engine, which is an increasingly important part of our strategy and one we expect to grow further in the coming years. This engine is designed to amplify the success of creators who have demonstrated initial traction and show significant potential for growth. Through our team of salespeople and growth specialists, we directly manage these creators and help them accelerate their brands and revenue.

With this personalized, hands-on engagement strategy, we are able to deepen relationships with high-potential creators while improving their outcomes and expanding their reach. These creators benefit from tailored support, ranging from business development strategies to marketing and operations assistance, enabling them to scale faster. Managed services not only generate a growing revenue stream for the Company but also solidify long-term creator loyalty by fostering deeper integrations and partnerships. This channel will continue to evolve and expand as we identify more creators with the potential to become sustainable, high-performing brands within our ecosystem.

3. Marketplace Revenue

The third, and potentially the most transformative, revenue channel is our marketplace, which we envision becoming a dominant driver of growth in the future. The marketplace already generates significant amounts of web traffic and attracts a large, unique audience of consumers seeking the products and services offered by our creators. Our focus for this channel is to further develop innovative methods to monetize this captive and engaged audience by leveraging our marketing, promotions, and optimization strategies.

Our marketplace has tremendous upside potential, particularly from initiatives like celebrity collaborations, influencer-driven promotions, and partnerships with large brands. These efforts are aimed at amplifying web traffic and capitalizing on the scale of the platform to offer a new level of consumer engagement. Moving into 2025, we are launching several initiatives to expand revenue opportunities within the marketplace, with a focus on increasing both customer acquisition and average order value. Our strategy includes continuous promotion of smaller creators who have fewer subscribers, helping them gain visibility while also enriching the marketplace with a broad spectrum of products. We intend to use targeted campaigns to bring consumers who are aligned with the major verticals our creators specialize in, fostering deeper engagement and higher conversion rates.

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Within the marketplace, the key to growth lies in continuously increasing product and service offerings. Fans are seeking authentic, personalized products that reflect the unique identities of the creators they follow. These products, often tailored to specific verticals or promoted by trusted creators, enable fans to connect more meaningfully with creators while providing small businesses with tools to establish their brands. This alignment between creators, fans, and the marketplace creates a sustainable monetization loop—a core aspect of our long-term growth strategy.

Operational Model: Driving Growth with On-Demand Suppliers

All of our physical products are sourced through on-demand suppliers and custom manufacturers, an approach that provides flexibility and scalability as demand fluctuates. Depending on factors such as volume and turnaround time, most vendors require payment within 30 days or less. However, as our volume grows, we expect to secure better terms with our suppliers. This procurement model is complemented by our strong cash flow mechanics. Because we receive most payments for products at the time of purchase, we operate without significant accounts receivable (AR), allowing us to maintain more agile cash flow management. Our primary payment partners, including Stripe and PayPal, process transactions rapidly, with cash typically available within 24 to 48 hours of a sale. This operational efficiency supports our ability to reinvest quickly and effectively in growth initiatives.

Operational Restructuring and Strategic Initiatives

Due to the historical seasonality inherent in the creator economy business cycle, Amaze regularly conducts organizational assessments and implements structural adjustments in the first quarter of each year. This strategic approach allows Amaze to align its resources with anticipated market demands and optimize operational efficiency during peak content creation periods. In preparation for its public market debut and to strengthen its financial infrastructure, Amaze has appointed a Chief Financial Officer and is executing a comprehensive transformation of its finance department. This enhancement of Amaze’s financial operations is designed to implement robust controls, improve financial reporting capabilities, and establish scalable processes appropriate for a public company.

Financial Position and Working Capital Management

Amaze has experienced working capital constraints that have impacted its operational execution capabilities. To address these challenges and strengthen its financial position, management is implementing a strategic reduction in force effective February 2025. This initiative is designed to optimize the Amaze's cost structure while maintaining core operational capabilities and service quality for its creator community. The restructuring is expected to generate significant cost savings through the elimination of redundant positions and the consolidation of certain operational functions.

Path to Profitability and Future Growth Strategy

Management has developed a comprehensive strategy to achieve sustainable cash flow positive operations through several key initiatives:

1. Implementation of lean operating principles across all business units

2. Strategic reduction of accounts payable through improved vendor management

3. Optimization of revenue streams from existing creator partnerships

4. Enhanced focus on high-margin service offerings

These measures are expected to establish a solid financial foundation that will support Amaze’s long-term growth objectives in the creator economy marketplace. Amaze believes these strategic actions will position it to capitalize on the continuing expansion of the digital content creation market while maintaining operational efficiency and financial stability.

The management team remains confident that these initiatives, combined with Amaze's strong market position in the creator ecosystem space, will enable Amaze to achieve sustainable growth and enhance shareholder value in the coming years.

Future-Proofing and Growth Across Channels

While we are focused on sustaining and growing revenue across all three channels, we anticipate that a significant portion of our future growth will be driven by the longtail success engine and marketplace. To achieve this growth, we will remain committed to maintaining and expanding our relationships with existing distributors while forming partnerships with new ones to reach a larger consumer base. At the same time, we emphasize innovation, constantly introducing new products at competitive price points to attract both creators and consumers. By enhancing the customer experience and fostering deeper engagement, we aim to drive incremental revenue from both new and existing consumers.

Marketplace Vision: 2025 and Beyond

Our newest channel, the marketplace, represents perhaps the most exciting frontier for growth. We are employing a comprehensive approach that combines consumer engagement, organic traffic growth, and creator promotions. By supporting creators with smaller followings through aggregation strategies and targeted promotions, we ensure the marketplace remains diverse, dynamic, and attractive to both creators and consumers. These efforts are complemented by marketing campaigns targeting fans who align with the major verticals in which our creators operate, ensuring a steady flow of engaged buyers.

The marketplace benefits from the enormous amounts of traffic generated by both direct stores and our platform as a whole. As we look to 2025, our core growth strategy will focus on expanding the range of products and services offered in the marketplace, giving fans more opportunities to buy products that are authentic, personalized, and aligned with their favorite creators. These efforts will be supported by collaborations with larger brands and influencers, which will help drive awareness and amplify growth.

Empowering Creator-Led Monetization

At the heart of all three revenue engines is our commitment to helping creators sustainably monetize their work. A large segment of our creators consists of small businesses that rely on our platform to sell branded, personalized products and merchandise. These offerings allow creators to better connect with their audiences and establish strong, authentic brands. By continuing to innovate across all three engines—longtail, managed services, and marketplace—we are ensuring that our creators have the tools, resources, and ecosystem necessary to succeed while driving our own growth and diversification for the future.

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Percentage of Revenue by Channel

	Nine months ended September 30,
	2024	2023
Long-tail	78%	81%
Managed services	22%	19%
	100%	100%

Cost of Revenues

Cost of revenues is comprised of all direct product costs such as finished goods, processing fees and potentially inventory stocking fees. Packaging is usually part of the shipping revenue which is separate from the merchandise revenue with a different gross margin target. We carry very little inventory, so our core supply chain function is to drive wholesale prices down while improving overall quality of product. We target different gross margins for physical products, digital products and freight. If we are reselling an existing branded product or a custom product, it might have a different gross margin attribution.

The Company breaks out shipping fees in all freight revenues. These fees are paid by end consumers at time of order and subsequently itemized within the cost of each individual sale. We push for all our suppliers to use our global freight accounts to maximize volume and discounts and to maintain healthy margins on freight.

For most of our physical products we constantly monitor the cost of the blanks (base product) as we see very little movement over time in the personalization cost of a product, but we do have substantial buying power, and we do work aggressively with all the equipment and consumable suppliers to get “best in class” pricing.

Gross Profit (Loss)

Gross profit (loss) is equal to our net revenue less the cost of revenues.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses consist of selling expenses, marketing expenses, and general and administrative expenses. Selling expenses consist primarily of direct selling expenses in our managed services channels, including payroll and related costs, product samples, processing fees, and other outside service fees or consulting fees. Marketing expenses consist primarily of advertising costs to promote brand awareness, contract fees incurred because of significant agency partnership agreements, customer retention costs, payroll, and related costs. General and administrative expenses consist primarily of payroll and related costs.

Equity-Based Compensation

Equity-based compensation consists of the accounting expense resulting from our issuance of equity or equity-based grants issued in exchange for employee or non-employee services. We measure equity-based compensation cost at the grant date based on the fair value of the award and recognize the compensation expense over the requisite service period, which is generally the vesting period. We recognize any forfeitures as they occur.

Results of Operations

Comparison of the Nine Months ended September 30, 2024 and 2023

Net Revenue, Cost of Revenues and Gross Profit

	Nine months ended September 30,		Change
	2024	2023	$	%
Net revenue	$15,059,308	$23,890,535	(8,831,227)	-37%
Cost of revenues	8,551,911	14,943,167	(6,391,256)	-43%
Gross profit	$6,507,397	$8,947,368	(2,439,971)	-27%
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For the nine months ended September 30, 2024, net revenue declined by 37% compared to the same period in 2023, marking a significant decrease that underscored the financial challenges faced by the Company during this time. The primary factor behind this decline was the termination of Amaze’s partnership with Sam’s Club, a decision that had a direct and immediate impact on the Company’s top-line performance. While this partnership had previously contributed approximately $3.7 million in annual revenue, the relationship ultimately proved unsustainable from a profitability standpoint. After careful evaluation, the Company made the strategic decision to end the contract, prioritizing long-term financial health and profitability over short-term revenue generation. Though necessary, this decision created an unavoidable revenue gap that significantly hindered the Company’s overall performance for the period.

In addition to the revenue loss tied to the Sam’s Club partnership, Amaze faced considerable working capital constraints during the nine-month period, which compounded the challenges impacting revenue generation. These constraints affected multiple areas of the business and limited the Company’s ability to operate at optimal levels. One of the most immediate and impactful consequences of limited working capital was the reduction in marketing expenditures, a key factor in the Company’s ability to drive customer acquisition, maintain brand visibility, and stimulate sales growth.

Marketing expenditures, which have historically been a critical driver of the Company’s growth strategy, were among the first areas to experience budget reductions due to the financial constraints. Without sufficient resources to fund customer acquisition campaigns and digital advertising efforts, Amaze struggled to generate the level of engagement and conversion needed to sustain healthy revenue streams. Prominent digital advertising platforms, which had previously served as a primary channel for reaching customers, saw reduced investment, thereby limiting the Company’s ability to compete effectively and maintain its presence in the market.

The absence of adequate marketing activity had a cascading effect on the Company’s revenue-generating capabilities. Customer acquisition efforts, which are heavily dependent on sustained marketing investment, fell short during the period, resulting in a weaker pipeline of new customers and lower sales volume. These challenges further highlight the reliance of the Company’s revenue model on having sufficient working capital to support marketing initiatives that drive consistent and sustainable growth. Without these key investments, revenue generation became increasingly difficult.

While the termination of the Sam’s Club partnership and the working capital constraints represented distinct challenges, they were interconnected in their impact on the Company’s overall performance. The revenue gap left by the former partnership amplified the pressures to control costs, while the reduced working capital limited the ability to offset these losses through growth initiatives. Together, these factors created a challenging environment in which the Company had to carefully balance operational needs with financial realities.

Despite these setbacks, Amaze remains dedicated to addressing these challenges and returning to a path of revenue growth. The Company is actively exploring ways to rebuild its customer base, strengthen its core operations, and refine its marketing approach within the confines of its current financial position. While the termination of the partnership and the constraints on working capital posed significant short-term obstacles, the decisions made reflect the Company’s focus on establishing a more sustainable foundation for long-term success.

Selling, general and administrative expenses

	Nine months ended September 30,		Change $
	2024	2023
Selling expenses	$1,439,411	$1,718,735	$(279,324)
Marketing expenses	639,531	2,659,162	(2,019,631)
General and administrative expenses	11,819,544	17,921,384	(6,101,840)
Total selling, general and administrative expenses	$13,898,486	$22,299,281	$(8,400,795)

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For the nine months ended September 30, 2024, selling, general, and administrative (SG&A) expenses decreased by 38% compared to the nine months ended September 30, 2023, highlighting a significant effort to streamline costs and reallocate resources efficiently. A notable driver of this decline was the substantial reduction in marketing expenditures, which decreased from $2.7 million in the nine months ended September 30, 2023 to approximately $600,000 in the same period in 2024, representing a reduction of more than 75% year-over-year. This significant shift in marketing spend was primarily driven by working capital constraints, which compelled the Company to make difficult but necessary decisions regarding the allocation of its limited financial resources.

The reduction in marketing investment largely impacted the Company’s digital advertising initiatives, which historically relied on high-profile platforms to drive customer acquisition and revenue growth. These platforms, which have been central to the Company’s engagement and conversion strategies, experienced a marked decline in activity due to the reduced budget allocation. This shift posed challenges for the Company’s ability to maintain its previous levels of customer reach and brand visibility, as the reduced presence on major digital advertising channels corresponded to a proportional impact on revenue-generating capabilities during this period.

While the decision to scale back marketing investments was primarily necessitated by working capital limitations, it also provided an opportunity for the Company to reassess the efficiency and return on investment of its digital marketing strategy. By limiting expenditures, the Company was forced to critically evaluate which campaigns, platforms, and initiatives provided the greatest value and long-term impact. However, this reassessment came at the cost of immediate customer acquisition opportunities, as the decreased engagement on widely-used digital channels translated into weaker lead-generation activities and lower overall sales conversions.

Furthermore, because digital advertising had been a key driver of the Company’s growth strategy in prior periods, this period of reduced marketing spend underscores the inherent trade-offs involved in balancing short-term liquidity pressures with long-term strategic priorities. The constrained capital environment necessitated careful prioritization of spending on core business functions, but this approach also resulted in downstream effects that weighed on the Company’s ability to sustain its top-line growth momentum.

Despite these challenges, the Company remains committed to refining its marketing approach as financial conditions improve. Future efforts will aim to balance disciplined capital allocation with the strategic reinvestment necessary to regain momentum in customer acquisition and revenue growth through digital advertising and other high-impact marketing initiatives. In the interim, the significant cost savings achieved in SG&A expenses reflect the Company’s ability to adapt to changing financial realities while continuing to focus on operational sustainability.

Cash Flows

	Nine months ended September 30,
	2024	2023
Cash provided by (used in):
Operating activities	$(6,363,821)	$(14,231,585)
Investing activities	(101,893)	(18,298)
Financing activities	5,825,091	7,091,758
Net (decrease) increase in cash	$(640,623)	$(7,158,125)

For the nine months ended September 30, 2024, the Company reported net cash used in operating activities of ($6,363,821), marking a significant improvement when compared to net cash outflows of ($14,231,585) for the same period in 2023. This represents a reduction of approximately 55% in cash used, underscoring the success of several targeted strategic initiatives designed to enhance operational efficiency and optimize cash flow management.

The primary driver of this improvement was the effective execution of strategic synergies across various functional areas of the business. Through a comprehensive review of its operations, the Company identified multiple opportunities to streamline processes, eliminate redundancies, and focus resources on the most impactful areas. These

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measures not only reduced operating costs but also helped ensure the Company’s continued commitment to its core business activities.

Additionally, a key contributor to the improvement in cash flow was the renegotiation of terms with several key vendors. By revisiting existing contracts and leveraging its position to secure more advantageous terms, the Company achieved meaningful cost savings. These negotiations resulted in more favorable payment arrangements, improved pricing structures, and discounts that collectively reduced procurement costs. Such proactive efforts to optimize relationships with suppliers represent a critical component of the Company’s broader strategy to achieve long-term financial sustainability.

The improvement in cash flows also reflects a disciplined and methodical approach to capital allocation. Throughout the nine-month period, the Company demonstrated a heightened focus on financial prudence and operational efficiency, directing its available resources toward activities and initiatives that promised the highest returns. This shift in approach not only minimized unnecessary expenditures but also ensured that funds were deployed in ways that aligned with the Company’s strategic priorities.

As a result of these initiatives, the Company has positioned itself on a stronger financial footing, with a more sustainable cash flow profile. This combination of operational streamlining, renegotiated vendor terms, and disciplined use of capital has allowed the Company to achieve a material improvement in its cash flow performance while maintaining its focus on growth and operational excellence.

MANAGEMENT FOLLOWING THE BUSINESS COMBINATION

Executive Officers and Directors

Pubco’s board of directors will initially be fixed at seven members, all consisting of directors designated by Adifex. The following table sets forth the name, age as of [●], 2025 and position of each of the individuals who are expected to serve as executive officers and directors of the combined company.

Name	Age	Position
Executive Officers
Aaron Day	55	Chief Executive Officer and Chairman
[●]	[●]	[Chief Operating Officer]
Ezra Rosensaft	[●]	Chief Financial Officer

Non-Employee Directors
Sandra Hawkins	51	Independent Director
Amrapali Gan	39	Independent Director
[●]	[●]	Independent
Michael Pruitt	64	Director
Dr. Marcel Reichart	52	[Independent] Director
Peter Deutschman	49	Director

Executive Officers

Aaron Day, was appointed CEO and Member of the Board for Famous Industries, Inc in September of 2021. Famous Industries became Amaze Software at the end of 2021 and Aaron continues to serve as CEO and he holds two board seats for Amaze Software. Prior to serving as CEO of Amaze Software, Inc, he served as the Global Partnership Lead for Canva from May of 2019-September of 2021 and Prior to Canva Mr. Day served as the CEO and President of PCC from 2017-2018 and the CEO and President of Trend from 2009-2016. The first 15 years of his career where in the tech start up and online space and he held various roles in tech leadership and growth leadership. He has a BA

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degree from Wake Forest University. Following the completion of the Business Combination, he will be the CEO and the chairman of the board of directors of Pubco.

[●]

Ezra Rosensaft, was appointed Chief Financial Officer of Amaze in November 2024. Mr. Rosensaft previously served as the CFO of IDW Media, from 2017 to 2020, where he developed and executed financial strategies, oversaw investor relations, uplisted the company to the NYSE, and secured $50 million in funding. Following his successful tenure as CFO, he was promoted to CEO of IDW in 2020. Earlier, from 2016 to 2017, Mr. Rosensaft was part of Genie Energy’s Corporate Development and Financial Planning & Analysis team, focusing on financial analysis, strategic growth and M&A. From 2002 to 2015, he served as SVP of Financial Planning & Analysis at HBO, where he drove budgeting, strategic planning, and financial oversight for the company’s linear and DTC operations, including the launch of HBO MAX. Mr. Rosensaft began his career at KPMG from 1997 to 2002, advancing to Director and performing audit assist, due diligence, valuations, and financial consulting for both public and private companies. He holds an MBA in Finance from Fordham University and a BA in Accounting from Yeshiva University and is an active Chartered Financial Analyst (CFA). Following the completion of the Business Combination, he will be the CFO of Pubco.

Non-Employee Directors

Sandra Hawkins, Sandra, Sandie, Hawkins brings over 20 years of expertise in multi-channel marketing, business development, and digital innovation to her role as President at Teikametrics. Before joining Teikametrics, Sandie served as the U.S. e-Commerce lead at TikTok, where she launched TikTok Shop and spearheaded the platform's e-commerce strategy, driving revenue growth and enhancing customer satisfaction.

Previously, as General Manager of North America for TikTok’s Global Business Solutions team, Sandie oversaw advertising and monetization efforts across the region, delivering transformative results for brands. Her career includes leadership roles at Adobe, Varick, and Rocket Fuel, where she developed high-performing teams, launched innovative digital solutions, and cultivated strategic partnerships.

Passionate about the intersection of commerce, social media, advertising and emerging technology, Sandie leverages her deep industry knowledge to empower brands to scale their online presence and achieve measurable success in an ever-evolving digital landscape.

Amrapali “Ami” Gan, Amrapali (Ami) Gan Ami is an expert at making companies relevant within cultural zeitgeist conversations. Her latest endeavor HOXTON, empowers forward-thinking businesses to expand their influence and achieve their goals.

Ami boasts a track record with global rapid-growth companies within disruptor industries - including multiple unicorns. Most recently she was at the helm as CEO of OnlyFans leading the organization's expansion into new creator sectors globally, all with a priority focus on platform safety. Prior, she was CMO of OnlyFans during its exponential growth period and launch of OFTV. During her tenure, the platform reached the landmark milestone of paying out $10 billion in creator earnings.

Ami was part of the team to launch the first Cannabis Cafe in the US. Her background includes Red Bull Media House and a sports nutrition unicorn, Quest. She has received several accolades including being named on TIME100Next's Leaders list, GQ Heroes, covered in Fortune, Fast Company, Entrepreneur, Axios, Financial Times, and more.

[●]

Michael Pruitt, is Fresh Vine’s current chairman of the board of directors and CEO. He joined the Fresh Vine’s board of directors on December 13, 2021, which was also the effective date of the registration statement for the Fresh Vine’s initial public offering. Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments in 1999. In 2001, he formed Avenel Ventures, a technology investment and private venture capital firm. In February 2005, Mr. Pruitt formed Chanticleer Holdings,

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Inc., then a public holding company (now known as Sonnet BioTherapeutics Holdings, Inc.), and he served as Chairman of the Board of Directors and Chief Executive Officer until April 1, 2020, at which time the restaurant operations of Chanticleer Holdings were spun out into a new public entity, Amergent Hospitality Group, Inc., where Mr. Pruitt continues to serve as its Chairman and Chief Executive Officer. Mr. Pruitt has been a member of the Board of Directors of IMAC Holdings, Inc. (Nasdaq- IMAC) since October 2020 and currently serves on its Compensation Committee and as Chair of its Audit Committee. Mr. Pruitt also served as a director on the board of Hooters of America, LLC from 2011 to 2019. Mr. Pruitt received a B.A. degree from Costal Carolina University. He currently sits on the Board of Visitors of the E. Craig Wall Sr. College of Business Administration, the Coastal Education Foundation Board, and the Athletic Committee of the Board.

Dr. Marcel Reichart, is a director nominee of Pubco and a current member of the management board of Adifex. He is a senior executive, board director and advisor with broad experience and expertise in international corporate and business development across media, digital and technology industries. During 2020-2024 above positions include NeueHouse Inc. as Executive Chairman and Board Director, Fotografiska Holding AB as Board Director, RHEI (formerly BBTV Holdings) Inc. as Board Director and Audit Committee Member, Aperitus Limited as Managing Director and Board Director. Previously, he has held senior international executive, board, and investment committee roles at leading media and services groups Bertelsmann, RTL Group and Hubert Media Burda, co-founded the renowned DLD Innovation Conference, and served in various international advisory roles. Dr. Reichart is a WEF Young Global Leader Alumni, was a Young-Leader of the Atlantic-Brücke and a German National Endowment Foundation Scholar. He earned master degrees in Corporate Management from Otto-Beisbeim-Hochschule and EM Lyon Business School as well as a doctorate in economic sciences from University of Stuttgart.

Peter “Pete” Deutschman, Pete Deutschman is Chief Buddy and Founder of the The Buddy Group, committed to helping brands engage with audiences and drive growth with the use of data, video, tech and brand innovation. He was the former Chief Innovation OffIcer at retail Michaels during the transition from Bain Capital (as public entity) to Apollo (as private co) responsible for development of MakerPlace by Michaels, the ETSY competitor.

Pete and his team have helped brands reach the right audiences through the innovative use of technologies, combining powerful storytelling and great marketing to launch over 200 products across mobile, devices, 360 media, in-flight, audio and connected television. Under Pete’s direction The Buddy Group has managed engagements for clients such as ShopGoodwill.com, Pentel of America, Yamaha, ATW, Virgin Voyages, Zodiac Aerospace, Edwards Life Science, Karma Automotive, Panasonic Avionics, Dell, will.i.am, Lynx Grills, Experian, THQ, Mattel, American Express, Warner Bros., Wells Fargo, SunBrite TV, King's Hawaiian Bread, Motorola, Microsoft, Monster Energy, Western Digital, Google, YouTube, Wamu, Epson, Big Tex, Patient.com and McDonald’s. In the years before launching The Buddy Group, Pete worked at Orange County's KIKFM and held executive positions at VPI, Iconixx (formerly Lead Dog Digital) and in the original storytelling platform: Broadway theater. He has developed the online presence for celebrities (Ashton Kutcher and Melanie Griffith), Wicked the Musical, McDonald's HappyMeal.com, fashion icons (Kenneth Cole, St. John), business giants (Rupert Murdoch’s News Corp and AOL), entertainment wizards (literally: Harry Potter I and II) and the first ever online film festival (Hypnotic by Universal).

In addition to his role as Chief Buddy of The Buddy Group, is an advisor to technology start-ups Exfluential, Vessl, SailPlan, DotLot, Encore Artistic Solutions, MyBROADWAY.com and helped to sell Hollywoodpresstv.com to Reelz Channel TV Pete sits on the board of Project Hope Alliance and advises Orange County Goodwill on their shopgoodwill.com strategy and technology roadmap.

Director Independence

Applicable NYSE American listing rules require that the combined company’s board of directors be comprised of a majority of independent directors. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, Pubco expects that its’ board of directors will determine that each member of its’ board of directors, except Aaron Day, Pete Deutschman, Mike Pruitt, and Dr. Marcel Reichart, will qualify as an “independent director” as defined under applicable NYSE American listing rules. In making such determination, the combined company’s board of directors will consider the current and prior relationships that each director has with Adifex and Fresh Vine and all other facts and circumstances that the company’s board of directors deems relevant in determining the independence of each director, including the interests of each director in the merger, any relevant related party transactions and the beneficial ownership of Adifex

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or Fresh Vine capital stock by each director. See the sections entitled “Interests of Adifex Directors and Executive Officers in the Business Combination,” “Related Party Transactions of Directors and Executive Officers of Pubco” and “Principal Stockholders of Adifex” of this proxy statement/prospectus for additional information.

In addition, NYSE American listing rules require that, subject to specified exceptions, each member of the combined company’s audit, compensation and nominating and corporate governance committees be independent under the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable NYSE American listing rules, a director will only qualify as an “independent director” if, in the opinion of Pubco’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of the Pubco may not, other than in his or her capacity as a member of the audit committee, the Pubco’s board of directors, or any other committee of the Pubco’s board of directors, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Pubco or any of its subsidiaries or otherwise be an affiliated person of the Pubco or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of the Pubco, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates. There are no family relationships among any of the proposed directors or officers of Pubco.

Composition of the Board of Directors

The Fresh Vine board of directors currently consists of four members. Following the Business Combination, the Pubco’s board of directors is expected to consist of seven directors.

Committees of the Board of Directors Following the Business Combination

The Fresh Vine board of directors has an established audit committee, compensation committee and nominating and corporate governance committee, each of which operate under a charter adopted by the Fresh Vine board of directors. After completion of the Business Combination, Pubco’s board of directors will appoint such standing committees.

Audit Committee

The Fresh Vine audit committee is responsible for overseeing financial reporting and related internal controls, risk, and ethics and compliance, including but not limited to review of filings and earnings releases, selection and oversight of the independent registered public accounting firm, oversight of internal audit, interactions with management and the board, and communications with external stakeholders. The audit committee of Fresh Vine is expected to retain these duties and responsibilities until the completion of the Business Combination. Fresh Vine’s current audit committee consists of Eric Doan and David Yacullo, each of whom the Fresh Vine board of directors determined meet the definition of “independent director” under the rules of the NYSE American and under Rule 10A-3 under the Exchange Act and that each is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act.

In connection with the closing of the Business Combination, Pubco’s board of directors is expected to select members of the audit committee. Fresh Vine and Adifex believe that, following the completion of the Business Combination, the composition of the audit committee will meet the requirements for independence under current NYSE American and SEC rules and regulations.

Compensation Committee

The Fresh Vine compensation committee is responsible for establishing the compensation philosophy and ensuring that elements of Fresh Vine’s compensation program encourage high levels of performance among the

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executive officers and positions Fresh Vine for growth. The Fresh Vine compensation committee ensures that Fresh Vine’s compensation program is fair, competitive, and closely aligns the interests of our executive officers with Fresh Vine’s short and long-term business objectives. The Fresh Vine compensation committee is responsible for determining the compensation of our officers and directors, or recommending that such compensation be approved by the full board of directors. Fresh Vine’s Chief Executive Officer may not be present during voting or deliberations regarding the Chief Executive Officer’s compensation. The Fresh Vine compensation committee also administers Fresh Vine’s equity incentive plans and approves all equity grants made thereunder. The compensation committee of the combined company is expected to retain these duties and responsibilities until the completion of the Business Combination.

Fresh Vine’s compensation committee is composed of one director, Eric Doan, who is an “independent director” under the rules of the NYSE American. In connection with the closing of the Business Combination, the combined company’s board of directors is expected to select members of the compensation committee. Fresh Vine and Adifex believe that, following the completion of the Business Combination, the composition of the compensation governance committee will meet the requirements for independence under current NYSE American and SEC rules and regulations.

Nominating and Corporate Governance Committee

The Fresh Vine nominating and corporate governance committee is responsible for selecting directors to be nominated for election to Fresh Vine’s Board of Directors or recommending such nominees for selection by the full board. The Fresh Vine nominating and corporate governance committee is also responsible for board effectiveness and governance, with duties that include board succession planning, director recruiting, shaping Fresh Vine’s governance policies and practices, and director education and self-evaluations. The nominating and corporate governance committee of the Fresh Vine is expected to retain these duties and responsibilities until completion of the Business Combination. Fresh Vine’s nominating and corporate governance committee is composed of one director, Eric Doan.

In connection with the closing of the Business Combination, Pubco’s board of directors is expected to select members of the nominating and corporate governance committee. Fresh Vine and Adifex believe that, following the completion of the Business Combination, the composition of the nominating and corporate governance committee will meet the requirements for independence under current NYSE American and SEC rules and regulations.

Interlocks and Insider Participation

In connection with the closing of the Business Combination, Pubco’s board of directors is expected to select members of the compensation committee. None of the proposed executive officers of Pubco will serve, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers who is proposed to serve on Pubco’s board of directors or compensation committee following the completion of the Business Combination.

Code of Ethics

Fresh Vine has adopted a code of conduct that applies to all of Fresh Vine’s officers, employees and directors, and a separate code of ethics that applies to Fresh Vine’s CEO and senior financial officers. Fresh Vine’s code of conduct and code of ethics are available on Fresh Vine’s Internet website at ir.freshvinewine.com/info. The information contained on, or that can be accessed through, the website is not a part of this proxy statement/prospectus. The website address is included in this proxy statement/prospectus solely as an inactive textual reference. In connection with the closing of the Business Combination, Pubco’s board of directors is expected to adopt a similar code of conduct and code of ethics.

Director Compensation

In connection with the closing of the Business Combination and the appointment of the board of directors, Pubco expects to evaluate its director compensation practices and finalize Pubco’s non-employee director compensation program, under which non-employee directors will be eligible to receive compensation for service on the board of directors of Pubco and its committees. The board of directors of Pubco expects to review director compensation

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periodically to ensure that director compensation remains competitive such that Pubco is able to recruit and retain qualified directors.

PUBCO EXECUTIVE COMPENSATION

[●]

RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE
COMBINED COMPANY

[●]

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FRESH VINE WINE, INC.

BALANCE SHEETS

September 30, 2024 and December 31, 2023

	September 30,	December 31,
	2024 (Unaudited)	2023
Assets
Current assets
Cash	$72,029	$236,340
Restricted cash	50,039	100,000
Accounts receivable	45,280	172,101
Inventories	232,826	337,873
Prepaid expenses and other	81,589	42,943
Total current assets	481,763	889,257

Equity investment	500,000	500,000
Prepaid expenses(long term)	-	-

Total assets	$981,763	$1,389,257

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,156,937	$509,337
Settlement payable	585,976	585,976
Accrued expenses	1,125,942	810,723
Accrued expenses - related parties	309,333	309,333
Note payable, current portion	27,500	-
Convertible notes payable	174,969	-
Deferred revenue	2,685	3,407
Total current liabilities	3,383,342	2,218,776

Total liabilities	3,383,342	2,218,776

Stockholders’ equity (deficit)
Series A Preferred stock, $0.001 par value -25,000,000 shares authorized at June 30, 2024 and December 31, 2023; 10,000 issued and outstanding at September 30, 2024 and December 31, 2023	10	10
Series B Preferred stock, $0.001 par value -50,000 and 0 shares authorized at September 30, 2024 and December 31, 2023, respectively; 9,135 and 0 shares issued and outstanding at September 30, 2024 and December 31, 2023,	9	-
Common stock, $0.001 par value -100,000,000 shares authorized at September 30, 2024 and December 31, 2023; 15,976,227 shares issued and outstanding at September 30, 2024 and December 31, 2023	15,976	15,976
Additional paid-in capital	26,572,493	25,631,255
Accumulated deficit	(28,990,067)	(26,476,760)
Total stockholder’s equity (deficit)	(2,401,579)	(829,519)

Total liabilities and stockholders’ equity	$981,763	$1,389,257

See accompanying notes to the financial statements.

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AMAZE SOFTWARE, INC.

BALANCE SHEETS

September 30, 2024 and December 31, 2023

	September 30,	December 31,
	2024 (Unaudited)	2023
Assets
Current assets
Cash	$369,179	$1,009,802
Accounts receivable	77,715	399,132
Accounts receivable - related party	180,642	-
Prepaid expenses and other	323,609	84,059
Total current assets	951,145	1,492,993

Fixed assets, net	452,591	632,712
Intangible assets, net	173,504	96,608
Prepaid expenses and other (long-term)	268,370	268,799

Total assets	$1,845,610	$2,491,112

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$4,857,580	$3,450,225
Accrued payroll	500,102	451,683
Accrued commissions	2,224,803	2,698,089
Accrued expenses	2,017,844	2,914,539
Accrued sales tax	623,908	1,366,883
Accrued interest	540,804	388,287
Customer deposits	2,662,284	638,281
Note payable, current portion	1,257,143	482,143
Deferred revenue	1,129	1,211
Total current liabilities	14,685,597	12,391,341

Long-term liabilities
Note payable, net of current portion	7,949,399	2,899,424
Total long-term liabilities	7,949,399	2,899,424

Total liabilities	22,634,996	15,290,765

Stockholders’ deficit
Series A Preferred stock,	54,416	54,416
Common stock,	5,044	4,928
Additional paid-in capital	69,789,461	68,559,789
Accumulated deficit	(90,638,307)	(81,418,786)
Total stockholder’s deficit	(20,789,386)	(12,799,653)

Total liabilities and stockholders’ deficit	$1,845,610	$2,491,112

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

	Amaze	Fresh Vine Wine, Inc.	Pro Forma Adjustments			Pro Forma Combined
Assets
Current assets
Cash	$369,179	$72,029				$441,208
Restricted cash	-	50,039				50,039
Accounts receivable	77,715	45,280				122,995
Accounts receivable - related party	180,642	-				180,642
Inventories	-	232,826				232,826
Prepaid expenses and other	323,609	81,589				405,198
Total current assets	951,145	481,763				1,432,908

Fixed assets, net	452,591	-				452,591
Intangible assets, net	173,504	-				173,504
Equity investment	-	500,000				500,000
Prepaid expenses and other (long-term)	268,370	-				268,370

Total assets	$1,845,610	$981,763	$-			$2,827,373

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$4,857,580	$1,156,937				$6,014,517
Settlement payable	-	585,976				585,976
Accrued payroll	500,102	-				500,102
Accrued commissions	2,224,803	-				2,224,803
Accrued expenses	2,017,844	1,125,942		(148,000)		2,995,786
Accrued expenses - related parties	-	309,333				309,333
Accrued sales tax	623,908	-				623,908
Accrued interest		540,804		540,804	(2)	-
Customer deposits	2,662,284	-				2,662,284
Note payable, current portion	-	27,500				27,500
Convertible notes payable, current portion	1,257,143	174,969		(174,969)	(2)	1,257,143
Deferred revenue	1,129	2,685				3,814
Total current liabilities	14,685,597	3,383,342		(863,773)		17,205,166

Long-term liabilities
Note payable, net of current portion	7,949,399	-		(7,649,399)	(2)	-
Total long-term liabilities	7,949,399	-		(7,649,399)		-

Total liabilities	22,634,996	3,383,342		(8,813,172)		17,205,166

Stockholders’ deficit
Series A Preferred stock,	54,416		-	(54,416)	(2)	-
Common stock,	5,044		-	175,270	(1)(2)	80,314
Preferred stock, $0.001 par value - 25,000,000 shares authorized
Series A Preferred stock, $0.001 par value -10,000 issued and outstanding at September 30, 2024	-	10		(10)	(1)	-
Series B Preferred stock, 9,135 shares issued and outstanding at September 30, 2024	-	9		(9)	(1)	-
Common stock, $0.001 par value -100,000,000 shares authorized at September 30, 2024; 15,976,227 shares issued and outstanding at September 30, 2024	-	15,976		(15,976)	(1)	-
Additional paid-in capital	69,789,461	26,572,493		(20,406,754)	(1)(2)	75,955,200
Accumulated deficit	(90,638,307)	(28,990,067)		29,915,067	(1)	(90,413,307)
Total stockholder’s deficit	(20,789,386)	(2,401,579)		8,813,172		(14,377,793)

Total liabilities and stockholders’ deficit	$1,845,610	$981,763	$-			$2,827,373

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FRESH VINE WINE, INC.

STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ending September 30,		Nine Months Ending September 30,
	2024	2023	2024	2023

Wholesale revenue	$7,766	$744,532	$39,926	$1,192,138
Direct to consumer revenue	55,443	103,427	198,335	394,576
Related party service revenue	-	-		-
Total net revenue	63,209	847,959	238,261	1,586,714

Cost of revenues	65,046	889,844	240,539	3,631,491
Gain on change in inventory reserve	(154,483)	-	-	-
Gross profit	152,646	(41,885)	(2,278)	(2,044,777)

Selling, general and administrative expenses	459,988	1,141,390	2,393,735	4,784,535
Equity-based compensation	1,626	946,415	4,878	1,734,765
Operating loss	(308,968)	(2,129,690)	(2,400,891)	(8,564,077)

Other income	-	30	39	1,296
Interest expense	6,322	-	6,322	-

Net loss attributable to the company	(315,290)	(2,129,660)	(2,407,174)	(8,562,781)
Preferred dividends	50,000	15,600	106,133	15,600
Net loss attributable to common stockholders	$(365,290)	$(2,145,260)	$(2,513,307)	$(8,578,381)

Weighted average shares outstanding
Basic	15,976,227	15,976,227	15,976,227	15,085,911
Diluted	15,976,227	15,976,227	15,976,227	15,085,911

Net loss per share - basic	$(0.02)	$(0.13)	$(0.15)	$(0.57)
Net loss per share - diluted	$(0.02)	$(0.13)	$(0.15)	$(0.57)

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AMAZE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$4,070,952	$7,425,000	$15,059,308	$23,890,535
Cost of revenues	2,208,061	4,472,992	8,551,911	14,943,167
Gross profit	1,862,891	2,952,008	6,507,397	8,947,368

Selling, general and administrative expenses	5,112,536	6,498,210	13,898,486	22,299,281
Equity-based compensation	409,326	425,744	1,229,672	1,546,018
Depreciation and amortization	62,433	103,848	205,118	312,450
Operating loss	(3,721,404)	(4,075,794)	(8,825,879)	(15,210,381)

Other income	607,639	604,027	624,122	619,912
Interest expense	482,705	148,698	1,017,764	308,679

Net loss	$(3,596,470)	$(3,620,465)	$(9,219,521)	$(14,899,148)

Weighted average shares outstanding
Basic	59,459,843	52,084,243	59,419,500	50,135,062
Diluted	59,459,843	52,084,243	59,419,500	50,135,062

Net loss per share – basic	$(0.06)	$(0.07)	$(0.16)	$(0.30)
Net loss per share – diluted	$(0.06)	$(0.07)	$(0.16)	$(0.30)

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Unaudited Pro Forma Condensed Combined Income Statements

Nine Months Ended September 30, 2024

	Amaze	Fresh Vine Wine, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenue	$15,059,308	$238,261			$15,297,569
Cost of revenue	8,551,911	240,539			8,792,450
Gross profit	6,507,397	(2,278)	-		6,505,119

Selling, general and administrative expenses	13,898,486	2,393,735	-		16,292,221
Depreciation and amortization	205,118	-	-		205,118
Equity-based compensation	1,229,672	4,878	225,000	(1)	1,459,550
Total operating expenses	15,333,276	2,398,613	225,000		17,956,889

Operating loss	(8,825,879)	(2,400,891)	(225,000)		(11,451,770)

Other income (expense)	624,122	39	-		624,161
Interest expense	1,017,764	6,322	-		1,024,086

Net loss attributable to the company	(9,219,521)	(2,407,174)	(225,000)		(11,851,695)
Preferred dividends	-	106,133	-		106,133
Net loss attributable to common stockholders	$(9,219,521)	$(2,513,307)	$(225,000)		$(11,957,828)

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 3, 2024, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) Amaze Holdings Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Pubco”), (ii) VINE Merger Sub Inc., a Delaware corporation and wholly subsidiary of Pubco (“VINE Merger Sub”), (iii) Adifex Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Adifex Merger Sub”), and (iv) Adifex Holdings LLC, a Delaware limited liability company (“Adifex”). The transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.” Immediately before the Closing, shareholders of Amaze Software, Inc. (“Amaze”) will contribute their shares of capital stock of Amaze in exchange for membership interests in the Company pursuant to a stock purchase agreement (the “Amaze Agreement”) and, as a result, Amaze will become a wholly owned subsidiary of the Company.

The notes to the unaudited pro forma condensed combined financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements also do not include any integration costs, cost overlap or estimated future transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the transaction, factually supportable and expected to have a continuing impact on the results of the combined company. The adjustments that are included in the following unaudited pro forma condensed combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma balance sheet and statement of operations for the periods presented, is based on the financial statements of the Company and Amaze Software, Inc., after giving effect as if the transaction was consummated on November 3, 2024, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTE 2 – BUSINESS COMBINATION

On November 3, 2024, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) Amaze Holdings Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Pubco”), (ii) VINE Merger Sub Inc., a Delaware corporation and wholly subsidiary of Pubco (“VINE Merger Sub”), (iii) Adifex Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Adifex Merger Sub”), and (iv) Adifex Holdings LLC, a Delaware limited liability company (“Adifex”). The transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

NOTE 3 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1) Subject to the terms and conditions of the Business Combination, (i) each issued and outstanding VINE Equity Interest shall be converted automatically into and thereafter represent the right to receive one share of

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Pubco Common Stock, following which, all VINE Equity Interests shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing VINE Equity Interests outstanding immediately prior to the Purchaser Merger Effective Time shall cease to have any rights with respect to such Equity Interests except as provided herein or required under applicable Law. Each certificate previously evidencing VINE Equity Interests shall be exchanged for a certificate representing the same number of Pubco Common Shares upon the surrender of such certificate. Also, each Purchaser Equity Interest held immediately prior to the Purchaser Merger Effective Time by VINE as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(2) Subject to the terms and conditions of the Business Combination, (i) convertible debt and accrued interest at Amaze will be converted into one share of Pubco Common Stock, (ii) Series A preferred stock of Amaze will be converted into one share of Pubco Common Stock, and (iii) only $60 million of Amaze common stock will be converted to Pubco Common Stock at a rate of $0.8060.

Consummation of the Business Combination is subject to the satisfaction or waiver of certain closing conditions, including without limitation, approval by the Company’s stockholders of the Business Combination Agreement, including the Business Combination, completion of the acquisition of Amaze by Adifex, and the Company having raised up to $10,000,000 through the sale of its equity or debt securities to cover transaction expenses and for working capital purposes.

DESCRIPTION OF PUBCO CAPITAL STOCK

The following summary of the capital stock of Pubco is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or DGCL, and the amended and restated certificate of incorporation of Pubco to be in effect on the effective date of Business Combination. A comparison of your rights before and after the proposed Business Combination is set forth in “Comparison of Shareholder Rights” beginning on page [●]. Before the consummation of the Business Combination, Pubco will adopt an amended and restated certificate of incorporation and amended and restated bylaws. The following discussion is a summary of the amended and restated certificate of incorporation and the amended and restated bylaws of Pubco that will be in effect following the consummation of the Business Combination and is qualified by reference to the forms as of the effective time of the Business Combination attached as Appendix [A] and Appendix [B], respectively, to this proxy statement/ prospectus.

General

Upon consummation of the Business Combination, the total number of authorized shares of capital stock of Pubco will consist of [●] million shares of Pubco common stock, par value of [●] per share, and [●] million shares of Pubco preferred stock, par value of [$0.001] per share.

Preferred Stock

The board of directors of Pubco is authorized, subject to any limitations prescribed by law, to provide by resolution for the issuance of authorized and unissued shares of preferred stock in one or more series, and by filing a certificate under the applicable law of the State of Delaware, which certificate is referred to in this proxy statement/prospectus as a “preferred stock designation,” to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights, including voting rights and rights upon any liquidation of Pubco, of the shares of each such series and any qualifications, limitations or restrictions. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of Pubco entitled to vote, without a separate class vote of the holders of the preferred stock, or of any series, unless a vote of any such holders is required under the terms of any preferred stock designation.

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Common Stock

For a description of the rights and preferences of holders of Pubco common stock in and to Pubco’s dividends, the rights and privileges of holders of Pubco common stock under the Pubco amended and restated bylaws, including voting rights, please read “Comparison of Shareholder Rights” and “Information About Pubco.”

The shares of Pubco common stock to be issued will be duly authorized, validly issued, fully paid and non-assessable. Except as otherwise required by applicable law and subject to the rights of the holders of any series of preferred stock, each registered holder of Pubco common stock will be entitled to one vote for each share of Pubco common stock held by such holder on each matter properly submitted to the stockholders of Pubco for their vote; provided, however, that, except as otherwise required by applicable law, holders of common stock of Pubco will not be entitled to vote on any amendment to the amended and restated certificate of incorporation of Pubco (including any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of that affected series of preferred stock are entitled, either separately or together as a class with the holders of one or more other series of preferred stock, to vote by law or under Pubco’s amended and restated certificate of incorporation (including any preferred stock designation). The number of authorized shares of common stock may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of Pubco entitled to vote, without a separate class vote of the holders of the common stock.

Subject to any preferential rights with respect to any series of outstanding preferred stock and any restrictions that may be imposed by instruments governing any indebtedness of Pubco or its subsidiaries, holders of Pubco common stock are entitled to receive dividends when and as declared by board of directors of Pubco at its discretion out of legally available funds. On liquidation, dissolution, sale or winding up of Pubco, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

Under the Pubco amended and restated certificate of incorporation, the Pubco board of directors will have the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any series of the preferred stock. The issuance of preferred stock could adversely affect the voting power of holders of Pubco common stock and restrict their rights to receive payments upon the liquidation of Pubco. Further, the Pubco amended and restated certificate of incorporation provides that a director may be removed from office with or without cause, but only by the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class. Subject to applicable law, however, if the board of directors were to establish a series of preferred stock and provide that series with the right to elect a director in the preferred stock designation, that director could be removed without cause only by the holders of a majority of the shares of that series of preferred stock.

Pubco’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

The provisions of Pubco’s amended and restated certificate of incorporation and bylaws (1) conferring on the Pubco board of directors the full authority to issue preferred stock, (2) limiting the right to remove a director elected by the holders of any series of preferred stock, (3) requiring that stockholders act at a duly called meeting and (4) prohibiting stockholders holding less than fifty percent (50%) of Pubco’s common stock from calling a special meeting, in certain instances could have the effect of delaying, deferring or preventing a change in control of Pubco or the removal of existing management.

Limitation on Directors’ and Officers’ Liability; Exclusive Forum

The amended and restated certificate of incorporation of Pubco provides that a director of Pubco will not be personally liable to Pubco or its stockholders for monetary damages for breach of fiduciary duty as a director. Pubco’s

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amended and restated certificate of incorporation further provides that if the provision limiting a director’s personal liability is further amended or repealed, it shall not adversely affect any right or protection of a director of Pubco in respect of any act or omission occurring before the time of such amendment or repeal.

Pubco’s amended and restated certificate of incorporation and bylaws also provide that Pubco will indemnify and advance expenses to its officers and directors to the fullest extent permitted by applicable law. Pubco’s amended and restated certificate of incorporation provides that unless Pubco consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Pubco, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of Pubco to Pubco or the Pubco stockholders, (3) any action asserting a claim arising under any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). Pubco’s amended and restated certificate of incorporation also provides that, unless Pubco consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions set forth in Pubco’s amended and restated certificate of incorporation do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The inclusion of these provisions in Pubco’s amended and restated certificate of incorporation and amended and restated bylaws may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty as a director, even though such an action, if successful, might otherwise have benefited Pubco and the holders of Pubco common stock.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

Fresh Vine is a Nevada corporation, and the rights of Fresh Vine stockholders are governed by the Nevada Revised Statutes (the “NRS”) and the articles of incorporation and bylaws of Fresh Vine.

If the Business Combination is completed, shares of Fresh Vine common stock and warrants or convertible promissory notes to purchase Fresh Vine common stock will be exchanged for shares of Pubco common stock (“Pubco Common Stock”) and warrants or convertible promissory notes. The holders of Pubco securities will become stockholders of Pubco, and their rights will be governed by the Pubco bylaws, the Pubco articles of incorporation (the “Pubco Organizational Documents”).

The table below summarizes material differences between the current rights of Fresh Vine stockholders under Nevada law and the rights of Fresh Vine stockholders upon the effectiveness of the Merger under Delaware law and the Amended Organizational Documents, as in effect immediately following the Business Combination.

While Adifex and Fresh Vine believe that the table below accurately summarizes the material differences between the rights of their respective members and stockholders, the table does not purport to be a complete statement of the provisions affecting, and the differences between, the rights of Fresh Vine stockholders before the Business Combination and the rights of Pubco stockholders after the Business Combination. You should carefully read the entire proxy statement/prospectus, the Amended Organizational Documents of Pubco, and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between those rights.

[Table to be inserted]

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OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT, AND DIRECTORS OF FRESH VINE

The following table sets forth information as of April 30, 2024 with respect to the beneficial ownership of Fresh Vine common stock and Fresh Vine Preferred Stock as of the record date for (a) each person, or group of affiliated persons, known by Fresh Vine to own beneficially more than 5% of the outstanding shares of Fresh Vine common stock and Fresh Vine Preferred Stock, (b) each member of Fresh Vine’s board of directors, (c) each of Fresh Vine’s “named executive officers” as identified in the summary compensation table, and (d) all of Fresh Vine’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To Fresh Vine’s knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by that person.

The percentage of beneficial ownership shown in the table is based on 15,976,227 shares of common stock, 10,000 shares of Series A Convertible Preferred Stock and 6,785 shares of Series B Convertible Preferred Stock outstanding as of April 30, 2024.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Fresh Vine Wine, Inc., P.O. Box 78984, Charlotte, NC 28271.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Shares of Series A Convertible Preferred Stock Beneficially Owned(1)	Shares of Series B Convertible Preferred Stock Beneficially Owned(2)	Percentage of Common Stock	Percentage of Series A Convertible Preferred Stock	Percentage of Series B Convertible Preferred Stock
Directors and executive officers:
Michael D. Pruitt	30,000		0	0	*	-	-
Keith Johnson	0		0	0	*	-	-
Rick Nechio	1,573,472	(3)	0	0	9.85%	-	-
Eric Doan	30,000		0	0	*	-	-
Brad Yacullo	30,000		0	0	*	-	-
David Yacullo	30,000		0	0	*	-	-
All directors and executive officers as a group (6 persons)	1,693,472		0	0	10.60%	-	-

Other 5% stockholders
CSS, LLC(4)	1,010,096	(5)	0	0	5.95%	-	-
Stephen Edgar Apolant(6)	875,899	(7)	5,000	0	5.48%	50.0%	-
EROP Enterprises, LLC(8)	839,084	(8)	5,000	0	4.99%	50.0%	-
Nina Dobrev	1,450,622	(10)	0	0	9.08%	-	-
Julianne Hough	1,207,574	(12)	0	0	7.56%	-	-
Ann M Anholzer TTEE Thomas A Schimdt IRREV Fam. Trust	153,333	(12)	0	690	*	-	10.17%
Bruce L. Hankerson Revocable Trust	222,222	(12)	0	1,000	1.37%	-	14.74%
Gordon Holmes	222,222	(12)	0	1,000	1.37%	-	14.74%
Seacor Capital Inc.	555,556	(12)	0	2,500	3.36%	-	36.85%
Mark Bjorg	110,000	(12)	0	495	*	-	7.30%

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*	Less than 1%
(1)	The holders of Series A Convertible Preferred Stock vote with the common stock and the holders of Series B Convertible Preferred Stock as a single class on all matters being submitted to a vote of Fresh Vine stockholders at the Fresh Vine special meeting, with the exception of Proposal No. 4. The shares of Series A Convertible Preferred Stock vote on an adjusted as-converted to common stock basis. For purposes of determining voting rights, each share of Series A Convertible Preferred Stock is convertible into the number of shares common stock calculated by dividing the “Stated Value” of $100.00 (plus the amount of accrued dividends on such shares of Series A Convertible Preferred Stock) by an assumed conversion price of $0.47, taking into account, however, certain conversion limitations set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock. Please refer to the discussion in the “QUESTIONS AND ANSWERS ABOUT MERGER” section of this proxy statement/prospectus under “How many votes do I have?” and in the section entitled “Description of Fresh Vine Capital Stock - Preferred Stock” for a description of the voting power of the Series A Convertible Preferred Stock.
(2)	The holders of Series B Convertible Preferred Stock vote with the common stock and the holders of Series A Convertible Preferred Stock as a single class on all matters being submitted to a vote of Fresh Vine stockholders at the Fresh Vine special meeting, with the exception of Proposal No. 5. The shares of Series B Convertible Preferred Stock vote on an adjusted as-converted to common stock basis. For purposes of determining voting rights, each share of Series B Convertible Preferred Stock is convertible into the number of shares common stock calculated by dividing the “Stated Value” of $100.00 by an assumed conversion price equal to the most recent closing sale price of Fresh Vine common stock as of the execution and delivery of the securities purchase agreement or other subscription or similar agreement pursuant to which such share of Series B Convertible Preferred Stock was issued by Fresh Vine, taking into account, however, certain conversion limitations set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock. Please refer to the discussion in the “QUESTIONS AND ANSWERS ABOUT MERGER” section of this proxy statement/prospectus under “How many votes do I have?” and in the section entitled “Description of Fresh Vine Capital Stock - Preferred Stock” for a description of the voting power of the Series B Convertible Preferred Stock.
(3)	Based solely on an amended Schedule 13D filed by Mr. Nechio on February 7, 2024.
(4)	The address of CSS, LLC is 175 W. Jackson Blvd, Suite 440, Chicago, IL 60604.
(5)	Includes warrants to purchase 1,010,096 shares of common stock that are currently exercisable, as reported on a Schedule 13G filed by CSS, LLC on February 9, 2024.
(6)	The address of the reporting person is 98 Cuttermill Road, Suite 441S, Great Neck, NY 11021.
(7)	Consists of 125,899 shares of common stock held by NYF Group Inc. and 750,000 shares of common stock held by Equity Markets ADV LLC. Stephen Edgar Apolant is the sole stockholder of both entities and exercises sole voting and dispositive control over the shares of Fresh Vine capital stock held by these entities. Does not include shares of Fresh Vine common stock issuable upon conversion of 5,000 shares of Series A Convertible Preferred Stock held by NYF Group Inc. Series A Convertible Preferred Stock may be converted into Fresh Vine common stock by the holder subject to a 4.99% beneficial ownership limitation and a 19.9% exchange share cap applicable to all holders of Series A Convertible Preferred Stock. The reporting person’s holdings of Fresh Vine common stock already exceed the beneficial ownership limitation. Based on a Schedule 13G filed by the reporting stockholder on December 11, 2023.
(8)	The address of EROP Enterprises, LLC is 3000 Millcreek Avenue, Suite 375, Alpharetta, GA 30022.
(9)	Reflects shares of Fresh Vine common stock issuable upon conversion of shares of Fresh Vine Preferred Stock. Among other conversion limitations, the Certificates of Designation of Preferences, Rights and
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Limitations of the Fresh Vine Preferred Stock contains “blocker” provisions that limits the holder(s)’ ability to convert the Fresh Vine Preferred Stock to the extent that such exercise would cause the stockholder’s and certain related parties’ beneficial ownership in Fresh Vine to exceed 4.99% of Fresh Vine’s shares outstanding, as well as conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap described in the Certificates of Designation of Preferences, Rights and Limitations of the Fresh Vine Preferred Stock and summarized in the “QUESTIONS AND ANSWERS ABOUT THE MERGER” section of this proxy statement/prospectus under “How many votes do I have?” and in the section entitled “Description of Fresh Vine Capital Stock - Preferred Stock.” The calculation of beneficial ownership in the table above reflects the 4.99% beneficial ownership conversion limitation.

(10)	Consists of shares held by the Nina Dobrev Trust dated September 17, 2018, of which Nina Dobrev serves as trustee. Ms. Dobrev has sole voting and dispositive power with respect to the shares held by the Nina Dobrev Trust.
(11)	Consists of shares held by Jaybird Investments, LLC, a limited liability company wholly-owned by Julianne Hough. Ms. Hough has sole voting and dispositive power with respect to the shares held by Jaybird Investments, LLC.
(12)	Reflects shares of Fresh Vine common stock issuable upon conversion of shares of Fresh Vine Preferred Stock. Among other conversion limitations, the Certificates of Designation of Preferences, Rights and Limitations of the Fresh Vine Preferred Stock contains “blocker” provisions that limits the holder(s)’ ability to convert the Fresh Vine Preferred Stock to the extent that such exercise would cause the stockholder’s and certain related parties’ beneficial ownership in Fresh Vine to exceed 4.99% of Fresh Vine’s shares outstanding, as well as conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap described in the Certificates of Designation of Preferences, Rights and Limitations of the Fresh Vine Preferred Stock and summarized in the “QUESTIONS AND ANSWERS ABOUT THE MERGER” section of this proxy statement/prospectus under “How many votes do I have?” and in the section entitled “Description of Fresh Vine Capital Stock - Preferred Stock.”

PRINCIPAL STOCKHOLDERS OF THE COMBINED COMPANY

The table below sets forth certain information with respect to the beneficial ownership of the common stock of the combined company upon consummation of the Business Combination based on beneficial ownership of Fresh Vine capital stock and Adifex equity interest as of [●], 2025 (assuming the closing of the Business Combination occurred on such date) by (a) each person, or group of affiliated persons, known by Fresh Vine or Adifex to own beneficially more than 5% of the common stock of the combined company upon the consummation of the merger, (b) each director of the combined company, (c) each named executive officer of the combined company, and (d) all of the combined company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Fresh Vine and Adifex believe that, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by that person.

[●]

LEGAL MATTERS

Maslon LLP, will pass on the validity of the Pubco common stock offered by this proxy statement/prospectus. Nelson Mullins Riley & Scarborough LLP, counsel for Adifex, and Maslon LLP, counsel for Fresh Vine, each will pass upon certain federal income tax consequences related to the merger.

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EXPERTS

The financial statements of Fresh Vine, Inc. as of December 31, 2023 and 2022, and for the years then ended, included in this proxy statement/prospectus and the registration statement of which it is a part have been so included in reliance on the report of Wipfli LLP an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Amaze. as of December 31, 2023 and 2022, and for the years then ended, included in this proxy statement/prospectus and the registration statement of which it is a part have been so included in reliance on the report of Bush & Associates, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Fresh Vine files annual, quarterly and current reports, proxy statements and other information with the SEC. Fresh Vine’s SEC filings are available to the public electronically at the SEC’s website at www.sec.gov.

Fresh Vine also makes available free of charge on or through its website at www.ir.freshvinewine.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after Fresh Vine electronically files such material with or otherwise furnishes it to the SEC. Information on the SEC and Fresh Vine websites are not part of this proxy statement/prospectus.

As of the date of this proxy statement/prospectus, Pubco has filed with the SEC a registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act to register the shares of Pubco common stock that Pubco will issue to Adifex members and Fresh Vine Stockholders under the Business Combination Agreement. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Pubco, as well as a proxy statement of Fresh Vine for its special meeting.

Fresh Vine has supplied all information contained in this proxy statement/prospectus relating to Fresh Vine, Pubco, Adifex Merger Sub, and Vine Merger Sub, and Adifex has supplied all information contained in this proxy statement/prospectus relating to Adifex and Amaze.

If you would like to request documents from Fresh Vine or Adifex, please send a request in writing or by telephone to either Fresh Vine or Adifex at the following addresses:

Fresh Vine Wine, Inc. P.O. Box 78984 Charlotte, NC 28271 (855) 766-9463 Attn: Corporate Secretary Email: investorrelations@freshvinewine.com	Adifex Holdings Inc. c/o Amaze Software, Inc. 2901 W Coast Highway Ste 200 Newport Beach, CA 92663 Attn: Corporate Secretary Email: [●]

If you are a Fresh Vine stockholder and would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the merger, including the procedures for voting your shares, you should contact Fresh Vine at the address set forth above.

TRADEMARK NOTICE

This proxy statement/prospectus contains trademarks, service marks and trade names of Fresh Vine, Adifex, and Amaze, including their respective names and logos. Other trademarks, service marks and trade names referred to in this proxy statement/prospectus are the property of their respective owners.

174

OTHER MATTERS

Delinquent Section 16(A) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Fresh Vine’s officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file electronically reports of ownership and changes in ownership of such securities with the SEC. Based on review of the copies of Forms 3 and 4 (and amendments thereto, if any) filed electronically with the SEC during the year ended December 31, 2023 and Forms 5 (and amendments thereto, if any) filed electronically with the SEC with respect to such year, or written representations that no Forms 5 were required, Fresh Vine believes that the following is the list of its officers, directors and greater than ten percent beneficial owners who have failed to file on a timely basis all Section 16(a) filing requirements during the fiscal year ended December 31, 2023: CSS, LLC filed a Form 3 on March 29, 2023 that was due on March 27, 2023; Eric Doan filed a Form 4 on April 5, 2023 that was due on April 4, 2023; CSS, LLC filed a Form 4 on April 21, 2023 that was due on April 20, 2023; Keith Johnson filed a Form 4 of May 16, 2023 that was due on May 15, 2023; Hitech Dheri filed a Form 4 of May 31, 2023 that was due on May 29, 2023; CSS, LLC filed a Form 4 on September 1, 2023 that was due on August 31, 2023; and CSS, LLC filed a Form 4 on September 18, 2023 that was due on September 16, 2023.

Proposals of Stockholders

Proposals by Fresh Vine stockholders (other than director nominations) that are submitted for inclusion in Fresh Vine’s proxy statement for its 2024 annual stockholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and Fresh Vine’s Bylaws. To be timely under Rule 14a-8, a stockholder proposal must be received by our Secretary at P.O. Box 78984, Charlotte, NC 28271, by July 9, 2024. However, if the date of Fresh Vine’s 2024 annual stockholders’ meeting is changed by more than 30 days from the date of Fresh Vine’s 2023 annual meeting, then the deadline for submitting a stockholder proposal will be a reasonable time before Fresh Vine begins to print and send its proxy materials for its 2024 annual stockholders’ meeting, which deadline will be disclosed prior to such in one of Fresh Vine’s SEC filings. After the consummation of the merger, such proposals should be sent to the combined company’s Corporate Secretary at [●], by the close of business on the required deadline.

Under Fresh Vine’s Bylaws, if a stockholder does not submit a proposal for inclusion in Fresh Vine’s proxy statement but does wish to propose an item of business to be considered at Fresh Vine’s annual stockholders’ meeting (including director nominations), that stockholder must have given timely notice of the proposal in writing to the Secretary of Fresh Vine. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of Fresh Vine not less than 120 calendar days before the date in the current fiscal year that corresponds to the date in the preceding fiscal year on which Fresh Vine’s notice of meeting and related proxy statement were released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no meeting was held in the immediately preceding year or if the date of the annual meeting in the current year varies by more than 30 calendar days’ from the corresponding date of such meeting in the preceding fiscal year, such notice by the stockholder proposing business to be brought before the meeting of the stockholders must be received not less than 30 days prior to the date of the current year’s annual meeting; provided, that in the event that less than 40 days’ notice of the date of the meeting is given to stockholders, to be timely, a stockholder’s notice of business to be brought before the meeting must be so received not later than the close of business on the 10 day following the day on which such notice of the date of the annual meeting was mailed.

Notices of stockholder proposals and stockholder nominations for directors must comply with the informational and other requirements set forth in Fresh Vine’s Bylaws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the stockholders and Fresh Vine in this area, any stockholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. Stockholders that wish to propose an item of business to be considered at Fresh Vine’s annual stockholders’ meeting are urged to submit proposals by certified mail return receipt requested.

Ability of Stockholders to Communicate with our Board of Directors

Fresh Vine’s board of directors has established means for stockholders and others to communicate with Fresh Vine’s board of directors. Communications to the directors should be submitted in writing and sent care of Fresh Vine’s Secretary to Fresh Vine Wine, Inc., P.O. Box 78984, Charlotte, NC 28271. Communications received in this manner will be handled in accordance with procedures approved by the Fresh Vine board of directors. Under these procedures, communications from stockholders are distributed as appropriate by Fresh Vine’s Secretary to the

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appropriate director or directors. In most instances, stockholder communications regarding concerns with Fresh Vine’s financial statements, accounting practices or internal controls will be distributed to the Chair of Fresh Vine’s Audit Committee, stockholder communications regarding concerns with Fresh Vine’s governance practices, business ethics or corporate conduct will be distributed to the Chair of Fresh Vine’s nominating and corporate governance committee, and communications regarding Fresh Vine’s executive compensation policies and programs will be distributed to the Chair of Fresh Vine’s nominating and corporate governance committee.

“Householding” of Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Fresh Vine’s proxy statement may have been sent to multiple Fresh Vine stockholders in each household unless otherwise instructed by such Fresh Vine stockholders. Fresh Vine will deliver promptly a separate copy of the proxy statement to any Fresh Vine stockholder upon written or oral request to our Corporate Secretary, at Fresh Vine Wine, Inc., P.O. Box 78984, Charlotte, NC 28271, telephone: (855) 766-9463. Any Fresh Vine stockholder wishing to receive separate copies of our proxy statement or annual report to Fresh Vine stockholders in the future, or any Fresh Vine stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact Fresh Vine at the above address and phone number.

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Audited Financial Statements

F-1

FRESH VINE WINE, INC.

BALANCE SHEETS

	September 30,
	2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash	$72,029	$236,340
Restricted cash	50,039	100,000
Accounts receivable	45,280	172,101
Inventories	232,826	337,873
Prepaid expenses	81,589	42,943
Total current assets	481,763	889,257

Equity investment	500,000	500,000

Total assets	$981,763	$1,389,257

Liabilities, and stockholders’ deficit
Current liabilities
Accounts payable	$1,156,937	$509,337
Settlement payable	585,976	585,976
Accrued expenses	1,125,942	810,723
Accrued expenses - related parties	309,333	309,333
Deferred revenue	2,685	3,407
Note payable	27,500	-
Convertible notes payable, net of discount	174,969	-
Total current liabilities	3,383,342	2,218,776

Total liabilities	3,383,342	2,218,776

Stockholders’ deficit
Preferred stock, $0.001 par value - 25,000,000 shares authorized
Series A preferred stock, 10,000 shares issued and outstanding at September 30, 2024 and December 31, 2023	10	10
Series B preferred stock, 9,135 and 0 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	9	-
Common stock, $0.001 par value - 100,000,000 shares authorized at September 30, 2024 and December 31, 2023; 15,976,227 shares issued and outstanding at September 30, 2024 and December 31, 2023	15,976	15,976
Additional paid-in capital	26,572,493	25,631,255
Accumulated deficit	(28,990,067)	(26,476,760)
Total stockholders’ deficit	(2,401,579)	(829,519)

Total liabilities and stockholders’ deficit	$981,763	$1,389,257

See accompanying notes to the financial statements.

F-2

FRESH VINE WINE, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Wholesale revenue	$7,766	$744,532	$39,926	$1,192,138
Direct to consumer revenue	55,443	103,427	198,335	394,576
Total net revenue	63,209	847,959	238,261	1,586,714

Cost of revenues	65,046	889,844	240,539	3,631,491
Gain from recovery of inventory reserve	(154,483)	-	-	-
Gross profit (loss)	152,646	(41,885)	(2,278)	(2,044,777)

Selling, general and administrative expenses	459,988	1,141,390	2,393,735	4,784,535
Equity-based compensation	1,626	946,415	4,878	1,734,765
Operating loss	(308,968)	(2,129,690)	(2,400,891)	(8,564,077)

Other income	-	30	39	1,296
Interest expense	6,322	-	6,322	-

Net loss	(315,290)	(2,129,660)	(2,407,174)	(8,562,781)
Preferred dividends - Series A	50,000	15,600	106,133	15,600
Net loss attributable to common stockholders	$(365,290)	$(2,145,260)	$(2,513,307)	$(8,578,381)

Weighted average shares outstanding
Basic	15,976,227	15,976,227	15,976,227	15,085,911
Diluted	15,976,227	15,976,227	15,976,227	15,085,911

Net loss per share - basic	$(0.02)	$(0.13)	$(0.15)	$(0.57)
Net loss per share - diluted	$(0.02)	$(0.13)	$(0.15)	$(0.57)

See accompanying notes to the financial statements.

F-3

FRESH VINE WINE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Three and Nine Month Periods Ended September 30, 2024 and 2023

(Unaudited)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2022	-	$-	-	$-	12,732,257	$12,732	$21,420,732	$(15,819,858)	$(5,613,606)
Rights offering - common stock and warrants issued	-	-	-	-	3,143,969	3,144	2,543,584	-	2,546,728
Equity-based compensation	-	-	-	-	500,000	500	257,172	-	257,672
Stock forfeiture	-	-	-	-	(500,000)	(500)	500	-	-
Net loss	-	-	-	-	-	-	-	(2,010,824)	(2,010,824)
Balance, March 31, 2023	-	-	-	-	15,876,226	15,876	24,221,988	(17,830,682)	6,407,182
Equity-based compensation	-	-	-	-	1,141,332	1,141	373,037	-	374,178
Net loss	-	-	-	-	-	-	-	(4,422,297)	(4,422,297)
Balance, June 30, 2023	-	$-	-	$-	17,017,558	$17,017	24,595,025	(22,252,979)	2,359,063
Issuance of preferred stock	8,000	8	-	-	-	-	749,992	-	750,000
Accrued preferred dividends, Series A (12%/share)	-	-	-	-	-	-	-	(15,600)	(15,600)
Equity-based compensation	-	-	-	-	-	-	111,748	-	111,748
Stock forfeiture	-	-	-	-	(1,041,331)	(1,041)	1,041	-	-
Net loss	-	-	-	-	-	-	-	(2,129,660)	(2,129,660)
Balance, September 30, 2023	8,000	$8	-	$-	15,976,227	$15,976	$25,457,806	$(24,398,239)	$1,075,551
Balance, December 31, 2023	10,000	$10	-	$-	15,976,227	$15,976	$25,631,255	$(26,476,760)	$(829,519)
Issuance of Series B preferred stock	-	-	940	1	-	-	90,324	-	90,325
Accrued preferred dividends, Series A (12%/share)	-	-	-	-	-	-	-	(30,000)	(30,000)
Equity-based compensation	-	-	-	-	-		1,625	-	1,625
Net loss	-	-	-	-	-	-	-	(1,212,315)	(1,212,315)
Balance, March 31, 2024	10,000	10	940	1	15,976,227	15,976	25,723,204	(27,719,075)	(1,979,884)
Issuance of Series B preferred stock	-	-	8,195	8	-	-	714,684	-	714,692
Accrued preferred dividends, Series A (12%/share)	-	-	-	-	-	-	-	(26,133)	(26,133)
Equity-based compensation	-	-	-	-	-	-	1,626	-	1,626
Net loss	-	-	-	-	-	-	-	(879,569)	(879,569)
Balance, June 30, 2024	10,000	$10	9,135	$9	15,976,227	$15,976	26,439,514	(28,624,777)	(2,169,268)
Accrued preferred dividends, Series A (24%/share)	-	-	-	-	-	-	-	(50,000)	(50,000)
Equity-based compensation	-	-	-	-	-	-	1,626	-	1,626
Issuance of warrants, with convertible notes payable	-	-	-	-	-	-	131,353	-	131,353
Net loss	-	-	-	-	-	-	-	(315,290)	(315,290)
Balance, September 30, 2024	10,000	$10	9,135	$9	15,976,227	$15,976	$26,572,493	$(28,990,067)	$(2,401,579)

See accompanying notes to the financial statements.

F-4

FRESH VINE WINE, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(2,407,174)	$(8,562,781)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	6,322	-
Equity-based compensation	4,878	1,734,765
Inventory write-down	-	1,732,500
Allowance for doubtful accounts	-	37,733
Changes in operating assets and liabilities
Accounts receivable	126,821	(171,594)
Insurance recovery receivable	-	804,907
Inventories	105,047	1,221,304
Prepaid expenses and other	(38,646)	74,272
Accounts payable	647,600	(34,492)
Accrued compensation	-	(420,413)
Settlement payable	-	(1,250,000)
Accrued expenses	209,085	227,036
Accrued expenses - related parties	-	29,333
Deferred revenue	(722)	(7,973)
Net cash used in operating activities	(1,346,789)	(4,585,403)

Cash flows from financing activities
Proceeds from notes payable	42,500	-
Proceeds from convertible notes payable and warrants	300,000	-
Proceeds from issuance of Series A preferred stock - net of issuance costs	-	750,000
Proceeds from issuance of Series B preferred stock - net of issuance costs	805,017	-
Proceeds from rights offering - net of issuance costs	-	2,615,014
Payments on note payable	(15,000)
Net cash provided by financing activities	1,132,517	3,365,014

Net decrease in cash and restricted cash	(214,272)	(1,220,389)

Cash and restricted cash - beginning of period	336,340	2,080,335

Cash and restricted cash - end of period	$122,068	$859,946

Supplemental disclosure of non-cash investing and financing activities
Accrued Series A dividends	$106,133	$15,600
Equity warrants issued in conjunction with convertible notes payable	$131,353	-

See accompanying notes to the financial statements.

F-5

FRESH VINE WINE, INC.

Notes to Financial Statements

(Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Fresh Vine Wine, Inc. (“the Company”, “our”, “we”), a Nevada corporation, is a premium wine brand built to complement consumers’ healthy and active lifestyles. The Company provides a competitively priced premium product that is blended to deliver several important benefits, such as low-cal, low-sugar, low-carb. The Company’s wines are also gluten-free and keto and vegan friendly.

The Company’s revenue is comprised primarily of wholesale and direct to consumer (DTC) sales, and representation and distribution services. Wholesale revenue is generated through sales to distributors located in states throughout the United States of America. DTC revenue is generated from individuals purchasing wine directly from the Company through club membership and the Company’s website.

Basis of Presentation

The Company’s financial statements have been prepared and are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The financial statements include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair presentation of the financial statements. In certain instances, amounts reported in prior period financial statements have been reclassified to conform to the current financial statement presentation.

Termination of Agreement and Plan of Merger with Notes Live

On January 25, 2024, the Company, FVW Merger Sub, Inc., a Colorado corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Notes, Live, Inc., a Colorado corporation (“Notes Live”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Notes Live, with Notes Live continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). On July 31, 2024, the Merger Agreement was terminated.

Liquidity, Going Concern, and Management Plan

Historically, the Company has incurred losses, which has resulted in an accumulated deficit of approximately $29.0 million as of September 30, 2024. Cash flows used in operating activities were approximately $1.3 million and $4.6 million for the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, the Company had an approximately $2.9 million working capital deficit, inclusive of approximately $72,000 in cash and $50,000 in restricted cash.

The Company’s ability to continue as a going concern is dependent on its ability to meet its liquidity needs through a combination of factors including but not limited to, cash and cash equivalents, working capital and strategic capital raises. The ultimate success of these plans is not guaranteed.

In considering our forecast for the next twelve months and the current cash and working capital as of the filing of this Form 10-Q, such matters create a substantial doubt regarding the Company’s ability to meet their financial needs and continue as a going concern.

F-6

The Company received gross proceeds of approximately $914,000 and $1 million from preferred stock offerings during the periods ended June 30, 2024 and December 31, 2023, respectively. During the quarter ended September 30, 2024, the Company received $300,000 from the issuance of convertible notes. Subsequent to September 30, 2024, the Company raised approximately $4.1 million from the sale of preferred stock, received an additional $200,000 from the issuance of convertible notes and entered into a Business Combination Agreement (See Note 14 for further details). In addition, under the Business Combination Agreement (as defined below), the Company has agreed to raise up to $10,000,000 through the sale of its equity or debt securities to cover transaction expenses and for working capital purposes, and the completion of such funding is a condition precedent to completing the Business Combination (as defined below). In addition, the Company will need additional debt or equity financing to sustain existing operations. If adequate financing is not available, the Company will be forced to take measures to severely reduce our expenses and business operations or discontinue them completely. Such financing, if available, may be dilutive. At the current reduced pace of incurring expenses and with receipt of additional financing and the receipt of proceeds from the expected sales of inventory, the Company projects that the existing cash balance will be sufficient to fund current operations into the first quarter of 2025, after which additional financing or capital will be needed to satisfy obligations. Additional financing may not be available on favorable terms or at all. If additional financing is available, it may be highly dilutive to existing stockholders and may otherwise include burdensome or onerous terms. The Company’s inability to raise additional working capital in a timely manner would negatively impact the ability to fund operations, generate revenues, maintain or grow the business and otherwise execute the Company’s business plan, leading to the reduction or suspension of operations and ultimately potentially ceasing operations altogether and initiating bankruptcy proceedings. Should this occur, the value of any investment in the Company’s securities would be adversely affected.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for doubtful accounts, allowance for inventory obsolescence, equity-based compensation for employees and non-employees, and the valuation of deferred tax assets.

Cash

The Company maintains its accounts at two financial institutions. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Restricted Cash

Included in the cash balance is a balance of approximately $50,000 and $100,000 as of September 30, 2024 and December 31, 2023, respectively, that the Company’s operating bank has required us to maintain as a security for collectability of automated clearing house transactions. These funds are held in a separate account and are not available for disbursements.

Accounts Receivable

Accounts receivable consists of amounts owed to the Company for sales of the Company’s products on credit and are reported at net realizable value. Credit terms are extended to customers in the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial conditions. The Company estimates allowances for

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future returns and doubtful accounts based upon historical experience and its evaluation of the current status of receivables. Accounts considered uncollectible are written off against the allowance. As of September 30, 2024 and December 31, 2023 there was no allowance for doubtful accounts.

Inventories

Inventories primarily include bottled wine which is carried at the lower of cost (calculated using the average cost method) or net realizable value.

The Company reduces the carrying value of inventories that are obsolete or for which market conditions indicate cost will not be recovered to estimated net realizable value. The Company’s estimate of net realizable value is based on analysis and assumptions including, but not limited to, historical experience, future demand, and market requirements. Reductions to the carrying value of inventories are recorded in cost of revenues. As of September 30, 2024 and December 31, 2023, the Company had recorded an inventory allowance of approximately $0 and $112,000, respectively.

Investment in Equity Securities

Equity investments that do not provide the Company the ability to exert significant influence over the operating or financial decisions of the investee are accounted for under the measurement alternative for non-marketable equity securities under ASC 321 Investments - Equity Securities. In accordance with ASC 321, the non-marketable equity securities are initially measured at cost and reviewed at year end for impairment and fair value changes. As of September 30, 2024, there were no changes recorded for the value of the investment since the initial measurement.

Revenue recognition

The Company’s total revenue reflects the sale of wine domestically in the U.S. to wholesale distributors or DTC customers. Under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company recognizes revenue when control of the promised good is transferred to the customer in an amount that reflects the consideration for which the Company is expected to be entitled to receive in exchange for those products. Each contract includes a single performance obligation to transfer control of the product to the customer. Control is transferred when the product is either shipped or delivered, depending on the shipping terms, at which point the Company recognizes the transaction price for the product as revenue. The Company has elected to account for shipping and handling as a fulfillment activity, with amounts billed to customers for shipping and handling included in total revenue.

The Company also generates revenue through membership in its wine club. Wine club members pay a monthly fee, which varies depending on level of membership, and are entitled to receive quarterly shipments of wine, free shipping, and discounts on other wine and merchandise purchased. The Company recognizes revenue for the monthly membership dues when the product is delivered. Any membership dues received before the product is delivered is recorded as deferred revenue on the Company’s balance sheet.

ASC 606 notes that when another party is involved in providing goods or services to a customer, the entity should determine whether the nature of its promise is a performance obligation to provide the specified goods or services itself (that is, the entity is a principal) or to arrange for those goods or services to be provided by the other party (that is, the entity is an agent). The Company does not bear responsibility for inventory losses and does not have pricing determination; therefore, the Company would be considered the agent and revenue should be recognized as net sales.

Products are sold for cash or on credit terms. Credit terms are established in accordance with local and industry practices, and typically require payment within 30-60 days of delivery or shipment, as dictated by the terms of each agreement. The Company has elected the practical expedient to not account for significant financing components as its payment terms are less than one year, and the Company determines the terms at contract inception. The Company’s sales terms do not allow for the right of return.

The following table presents the percentages of total revenue disaggregated by sales channels for the three and nine months ended September 30, 2024 and 2023:

F-8

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Wholesale	12.3%	87.8%	16.8%	75.1%
Direct to consumer	87.7%	12.2%	83.2%	24.9%
Total revenue	100.0%	100.0%	100.0%	100.0%

 Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.

●	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The carrying values of cash, accounts receivable, accounts payable, deferred revenue and other financial working capital items approximate fair value at September 30, 2024 and December 31, 2023, due to the short maturity nature of these items.

Income Taxes

The Company recognizes uncertain tax positions in accordance with ASC 740 on the basis of evaluating whether it is more likely than not that the tax positions will be sustained upon examination by tax authorities. For those tax positions that meet the more-likely-than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement. The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense. There were no uncertain tax positions as of September 30, 2024 or December 31, 2023, and as such, no interest or penalties were recorded to income tax expense. As of September 30, 2024 and December 31, 2023, the Company has no unrecognized tax benefits. There are no unrecognized tax benefits included on the balance sheet that would, if recognized, impact the effective tax rate. The Company does not anticipate there will be a significant change in unrecognized tax benefits within the next 12 months.

Equity-Based Compensation

The Company measures equity-based compensation cost at the grant date based on the fair value of the award and recognizes the compensation expense over the requisite service period, which is generally the vesting period. The Company recognizes any forfeitures as they occur.

The Company measures equity-based compensation when the service inception date precedes the grant date based on the fair value of the award as an accrual of equity-based compensation and adjusts the cost to fair value at each

F-9

reporting date prior to the grant date. In the period in which the grant occurs, the cumulative compensation cost is adjusted to the fair value at the date of the grant.

See Note 9 for further discussion of equity-based compensation incurred in 2024 and 2023.

Advertising

The Company expenses the costs of advertising as incurred. Advertising expenses were approximately $7,000 and $258,000 for the three months ended September 30, 2024 and 2023, respectively and was approximately $334,000 and $1.4 million for the nine months ended September 30, 2024 and 2023, respectively.

Application of New or Revised Accounting Standards

Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), a company constituting an “emerging growth company” is, among other things, entitled to rely upon certain reduced reporting requirements and is eligible to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

The Company is an emerging growth company and has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocable opts out of the extended transition period provide in the JOBS Act.

NYSE Listing Requirements

On September 8, 2023, the Company received a written notice (the “Notice”) from NYSE American stating that it was not in compliance with Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”), which requires a listed company that has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years to maintain at least $4 million of stockholders’ equity. The Company reported stockholders’ deficit of approximately $2.4 million as of September 30, 2024 and have had losses from continuing operations and/or net losses in each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023. As required by the NYSE American, the Company submitted a plan to the NYSE American on October 9, 2023 addressing actions it has taken and how it intends to regain compliance with the continued listing standards within the required 18 month period ending March 8, 2025.

On November 21, 2023, the Company received notification (the “Acceptance Letter”) from NYSE American that the Company’s plan to regain compliance with NYSE American’s listing standards was accepted. The Acceptance Letter also stated that the Company is not in compliance with Section 1003(a)(i) of the Company Guide, which requires an issuer to have stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two out of its three most recent fiscal years. NYSE American has granted the Company a plan period through March 8, 2025 to regain compliance with Sections 1003(a)(i) and (ii) of the Company Guide. If the Company is not in compliance with all continued listing standards by that date or if the Company does not make progress consistent with the plan during the plan period, the Company will be subject to delisting proceedings.

2. LOSS PER SHARE

Basic net loss per share is determined by dividing net loss attributable to common stockholders by the weighted-average shares outstanding during the period. Diluted EPS reflects potential dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period increased by the numbers of additional common shares that would have been outstanding if all potential common shares had been issued and were dilutive. However, potentially dilutive securities are excluded from the computation of diluted EPS to the extent that their effect is anti-dilutive. The following table shows the components of diluted shares for the periods ending:

F-10

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Numerator:
Net loss	$(315,290)	$(2,129,660)	$(2,407,174)	$(8,562,781)
Less: dividends on Series A preferred stock	50,000	15,600	106,133	15,600
Net loss attributable to common stockholders	$(365,290)	$(2,145,260)	$(2,513,307)	$(8,578,381)

Denominator:
Basic - weighted shares outstanding	15,976,227	15,976,227	15,976,227	15,085,911
Dilutive effect from shares authorized	-	-	-	-
Diluted - weighted shares outstanding	15,976,227	15,976,227	15,976,227	15,085,911

Basic loss per share	$(0.02)	$(0.13)	$(0.15)	$(0.57)
Diluted loss per share	$(0.02)	$(0.13)	$(0.15)	$(0.57)

At September 30, 2024 and 2023, 17,502,861 and 5,905,528 shares have been excluded from the calculation of diluted weighted average shares outstanding as the inclusion of these shares would have an anti-dilutive effect.

3. INVENTORIES

Inventory is primarily bottled wine which is carried at the lower cost (calculated using the average cost method) or net realizable value. The Company increased the inventory allowance by approximately $209,000 during the nine months ended September 30, 2023. This write down was recorded in cost of revenue in the financial statements. During the first six months of the 2024 fiscal year, the Company recorded an allowance of approximately $154,000. However, in the quarter ended September 30, 2024, this allowance was reversed, and the reversal was recorded as a gain from recovery of inventory reserve. The finished goods inventory was approximately $233,000 and $338,000 as of September 30, 2024 and December 31, 2023, respectively. This inventory included a valuation reserve of approximately $0 and $112,000 as of September 30, 2024 and December 31, 2023, respectively.

4. PREPAID EXPENSES

Prepaid expenses consist of the following at:

	September 30, 2024	December 31, 2023
Prepaid marketing expenses	$63,750	$9,871
Prepaid insurance	17,839	33,072
Total	$81,589	$42,943

5. INVESTMENTS

In connection with the Plan of Merger in December 2023 (as described in Note 1), the Company made a $500,000 investment for 50,000 shares of Notes Live, Inc. The investment was initially measured at cost. The Company noted no impairment or fair value change as of September 30, 2024.

6. ACCRUED EXPENSES

Accrued expenses consist of the following at:

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	September 30,	December 31,
	2024	2023
Sponsorship agreements	$832,660	$608,818
Accrued credit card charges	3,580	7,275
Accrued Series A Preferred Stock dividends	148,000	41,867
Legal and professional	47,924	125,704
Other accrued expenses	93,778	27,059
Total	$1,125,942	$810,723

The sponsorship agreements related to marketing contracts with unrelated parties within the sports and entertainment industry. The terms of the agreements ranged from two to four years with annual payments ranging from $103,000 to $216,000 per agreement. All sponsorship agreements had terminated by the end of the second quarter of 2024. The total expense relating to these agreements for the three months ended September 30, 2024 and 2023, was approximately $0 and $88,000, respectively and for the nine months ended September 30, 2024 and 2023, was approximately $296,000 and $265,000, respectively. Subsequent to September 30, 2024, the Company signed a settlement agreement resulting in a gain on settlement of approximately $370,000.

Accrued credit card charges primarily consist of warehouse, shipping and other operating costs paid via Company credit card as a tool for managing cashflow.

7. NOTES PAYABLE

Set forth below is a summary of the Company’s outstanding debts as of September 30, 2024 and December 31, 2023:

	September 30,	December 31,
	2024	2023
Convertible notes	360,000	-
Less: discount on convertible notes	(185,031)	-
Total convertible notes, net of discount	174,969	-

Other note payable	27,500	-
Total	$202,469	$-

In October 2024, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with two accredited investors, pursuant to which the Company agreed to sell up to an aggregate principal amount of $600,000 of secured convertible promissory notes (“Notes”) that will be convertible into shares of the Company’s common stock, par value $0.001 per share and warrants. The Notes were issued with original issuance discount of 20%, resulting in gross proceeds of $500,000 to the Company. The Notes bear no interest unless an event of default occurs, and mature on April 4, 2025. The Notes may be prepaid without penalty. Each Note is convertible into common stock at a conversion price equal to $0.40. In September 2024 the Company received $300,000 related to these Notes and after reviewing the transaction details determined it was considered a reportable subsequent event and recorded the transaction as of September 30, 2024.

In connection with the Securities Purchase Agreements, the Company issued warrants with an exercise period of five years to purchase up to 740,000 shares of the common stock at an exercise price of $0.40 per share.

The Company reviewed the warrants in connection with the Securities Purchase Agreements under ASC 815 and concluded that the warrants are not in scope of ASC 480 and are not subject to the derivative guidance under ASC 815. Accordingly, the warrants were equity classified. As such the principal value of the Notes was allocated using the relative fair value basis of all instruments. As the warrants were issued with another instrument the purchase price was allocated using the relative fair value method (i.e., warrants at its fair value and the Notes at its principal value allocated using the relative fair value of the proceeds received an applied proportionally to the equity classified warrants and Notes).

F-12

As of September 30, 2024, the Company received cash proceeds of $300,000. As such the Company recorded the fair value of the warrants of $131,353 based on the relative value basis. The Company recorded original issue discount of $191,353.

As of September 30, 2024, the Notes net of unamortized debt discount was $174,969. The Company recognized $6,322 of the amortized debt discount in interest expense for the three months ended September 30, 2024.

Principal maturities of the Company’s notes payable are as follows:

Years Ending December 31,	Amount
2024 (three months)	$27,500
2025	360,000
2026	-
2027	-
Total	$387,500

8. STOCKHOLDERS’ EQUITY

Rights offering

During the first quarter of 2023, the Company distributed, at no charge to holders of the Company’s common stock, non-transferable subscription rights to purchase up to an aggregate of 6,366,129 Units. Each Unit consisted of one share of our common stock and a warrant (“Rights Offering Warrants”) to purchase one share of our common stock. The Rights Offering Warrants were exercisable immediately, expire five years from the date of issuance and have an exercise price of $1.25 per share. For each share of common stock held by a stockholder of the Company on February 22, 2023, the record date of the Rights Offering, such stockholder received 0.5 subscription rights. Each whole subscription right allowed the holder thereof to subscribe to purchase one Unit, which the Company refers to as the basic subscription right, at a subscription price of $1.00 per Unit. In addition, any holder of subscription rights exercising his, her or its basic subscription right in full was eligible to subscribe to purchase additional Units that remained unsubscribed in the Rights Offering at the same subscription price per Unit that applied to the basic subscription right, subject to proration among participants exercising their over-subscription privilege, which the Company refers to as the over-subscription privilege. Upon the closing of the Rights Offering, which occurred on March 14, 2023, the Company issued 3,143,969 shares of common stock and 3,143,969 Rights Offering Warrants and received aggregate gross cash proceeds of approximately $3.14 million. After deducting dealer-manager fees and other fees and expenses related to the Rights Offering, the Company received net proceeds of approximately $2.6 million. If exercised, additional gross proceeds of up to approximately $3.93 million may be received through the exercise of warrants issued in the Rights Offering.

Series A Convertible Preferred Stock

On July 27, 2023, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Stock”), which was amended on August 1, 2023 prior to the issuance of any shares of Series A Stock by filing Amendment No. 1 thereto (as so amended, the “Certificate”). The Certificate designates 10,000 shares of the Company’s undesignated preferred stock as Series A Stock and establishes the rights and preferences of Series A Stock.

On August 2, 2023, the Company entered into a Securities Purchase Agreement with two accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a private placement (the “Offering”) shares of Series A Stock.

Pursuant to the Securities Purchase Agreement, the Purchasers collectively agreed to purchase up to 10,000 shares of Series A Stock at a per share purchase price equal to $100.00 (the “Stated Value”), for total gross proceeds of up to $1.0 million. The Purchasers agreed to purchase 4,000 shares of Series A Stock for an aggregate purchase price of $400,000 at an initial closing of the Offering (the “Initial Closing”), which occurred on August 2, 2023. The Securities

F-13

Purchase Agreement provided that the Company will issue and sell to the Purchasers, and the Purchasers will purchase, an additional 4,000 shares of Series A Stock at a second closing (the “Second Closing”), which occurred on September 7, 2023. The Securities Purchase Agreement provided that the Company will issue and sell to the Purchasers, and the Purchasers will purchase, an additional 2,000 shares of Series A Stock at an optional closing (the “Optional Closing”), which occurred on December 1, 2023.

Each share of Series A Stock is convertible, at any time and from time to time from and after the date of the Initial Closing at the option of the holder thereof, into the number of shares of common stock (“Conversion Shares”) calculated by dividing the Stated Value by a conversion price (the “Conversion Price”) of $0.10. However, if the Company’s common stock fails to continue to be listed or quoted for trading on a stock exchange, then the Conversion Price thereafter will mean the lesser of (i) $0.10, or (ii) the closing sale price of the common stock on the trading day immediately preceding the conversion date; provided that the Conversion Price shall not be less than $0.05 (the “Floor Price”). The Conversion Price is subject to standard adjustments based stock splits, stock dividends, stock combinations and the like, and the Floor Price is also subject to anti-dilution adjustments resulting from future offerings of common stock (or common stock equivalents) at a price less than the prevailing Conversion Price.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 150% times the Stated Value for each share of Series A Stock before any distribution or payment shall be made to the holders of any junior securities and (ii) then be entitled to participate in the distribution of remaining assets with the holders of common stock on an as-if-converted to common stock basis (disregarding for such purposes any conversion limitations).

The Company may redeem (i) up to 75% of the issued and outstanding shares of Series A Stock for a price per share equal to 150% of the Stated Value thereof if such redemption occurs within six months from the date of issuance, and (ii) up to 50% of the issued and outstanding shares of Series A Stock for a price per share equal to 200% of the Stated Value thereof if such redemption occurs after six months but before the expiration of twelve months from the date of issuance.

Each holder of a share of Series A Stock is entitled to receive dividends payable, subject to certain conditions, in cash or shares of common stock (“Dividend Shares”) valued as either (i) the then applicable Conversion Price, or (ii) 50% of the then current market price of the Company’s common stock, at the dividend rate of 12% per annum. Dividends are cumulative and will be payable on July 31st of each year. If the dividend is not paid as of July 31, 2024, the dividend rate increases to 24% per annum. However, the Company may not pay dividends by issuing Dividend Shares if and to the extent that the issuance of such Dividend Shares, when added to all Conversion Shares previously issued upon prior conversions of Series A Stock and previously issued Dividend Shares (if any), would exceed the Exchange Share Cap or result in a Series A Stock holder beneficially owning shares of common stock in excess of the Individual Holder Share Cap, in each case unless the Company obtains stockholder approval for such issuances.

The shares of Series A Stock will vote with the common stock as a single class on all matters submitted to a vote of stockholders of the Company other than any proposal to approve the issuance of shares of common stock in excess of the Exchange Share Cap or the Individual Holder Share Cap. The Preferred Shares will vote on an as-converted to common stock basis, taking into account the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap, if and as applicable; however, solely for purposes of determining voting rights, the Conversion Price shall be equal to the most recent closing sale price of the common stock as of the execution and delivery of the Securities Purchase Agreement, which was $0.47.

There issuance activity of the Series A Stock is summarized below:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Series A preferred stock shares issued	-	8,000	-	8,000
Net proceeds	$-	$750,000	$-	$750,000

F-14

The Series A Stock meets the requirements for permanent equity classification as prescribed by the authoritative guidance.

The following table summarizes accrued dividends that the Company is legally obligated to pay:

	September 30, 2024	December 31, 2023
Series A preferred stock	$148,000	$41,867

Series B Convertible Preferred Stock

On March 14, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Stock”). The Certificate designates 50,000 shares of the Company’s undesignated preferred stock as Series B Stock and establishes the rights and preferences of Series B Stock.

During the first and second quarters of 2024, the Company entered into multiple Securities Purchase Agreements with accredited investors pursuant to which the Company agreed to issue and sell in a private placement (the “Series B Offering”) shares of Series B Stock.

Pursuant to the Securities Purchase Agreement, each share of Series B Stock will have a stated value equal to $100.00 (the “Stated Value”). As of September 30, 2024, 9,135 shares of Series B Stock had been sold for a total in gross proceeds of $913,500.

F-15

Each share of Series B Stock shall be convertible at the option of the holder thereof into the number of shares common stock (“Conversion Shares”) calculated by dividing the Stated Value by the Conversion Price (the “Conversion Ratio”)(subject to the limitations described below). For such purposes, the “Conversion Price” means $0.45. However, if the Company’s common stock fails to continue to be listed or quoted for trading on a stock exchange (currently, the NYSE American), then the “Conversion Price” thereafter will mean the lesser of (i) $0.45, or (ii) the closing sale price of the common stock on the trading day immediately preceding the conversion date; provided that the Conversion Price shall not be less than $0.05 (the “Floor Price”). The Conversion Price is subject to standard adjustments based stock splits, stock dividends, stock combinations and the like, and the Floor Price is also subject to anti-dilution adjustments resulting from future offerings of common stock (or common stock equivalents) at a price less than the prevailing Floor Price.

Except for stock dividends or distributions for which adjustments are to be made pursuant to antidilution provisions of the Certificate, holders of Series B Stock shall be entitled to receive dividends on shares of Series B Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

The Company may redeem (i) up to 75% of the issued and outstanding Series B Preferred Shares for a price per share equal to 150% of the Stated Value thereof if such redemption occurs within six months from the date of issuance, and (ii) up to 50% of the issued and outstanding Series B Preferred Shares for a price per share equal to 200% of the Stated Value thereof if such redemption occurs after six months but before the expiration of twelve months from the date of issuance.

The Series B Stock will vote with the common stock and the Series A Convertible Preferred Stock as a single class on all matters submitted to a vote of stockholders of the Company other than any proposal to approve the issuance of shares of common stock upon the conversion of Series B Stock in excess of the Exchange Share Cap or the Individual Holder Share Cap. The shares of Series B Stock will vote on an as-converted to common stock basis, taking into account the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap, if and as applicable; however, solely for purposes of determining voting rights, the Conversion Price with respect to each share of Series B Stock shall be equal to the most recent closing sale price of the common stock as of the execution and delivery of the securities purchase agreement or other subscription or similar agreement pursuant to which such share of Series B Stock was issued by the Company.

The Company previously engaged The Oak Ridge Financial Services Group, Inc. to serve as a financial advisor to the Company in connection with capital raising activities. In connection with the Series B Offering, the Company has agreed to pay the Oak Ridge a cash fee equal to 8.0% of the gross proceeds received by the Company in the Offering, in addition to reimbursing Oak Ridge for its out-of-pocket expenses. In addition, the Company issued to Oak Ridge (or its designee) seven-year warrants to purchase up to a total of 300,000 shares of the Company’s common stock at an exercise price equal to $0.50 per share.

The issuance activity of the Series B Stock is summarized below:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Series B preferred stock shares issued	-	-	9,135	-
Net proceeds	$-	$-	$805,017	$-

The Series B Stock meets the requirements for permanent equity classification as prescribed by the authoritative guidance.

Third Party Vendor Engagements and Related Founder Share Forfeitures

In December 2022, Rick Nechio and Damian Novak, two of the Company’s founders, together agreed to forfeit and transfer back to the Company without consideration a total of 970,000 shares of common stock of the Company held

F-16

by them, to enable the Company to preserve cash by issuing such number of shares to certain of the Company’s service providing vendors without subjecting the Company’s other stockholders to dilution therefrom. Also in December 2022, the Company entered into agreements to issue 970,000 shares to such vendors in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Recipients of the shares included our third-party sales and distribution management service provider, as well as certain advertising, public relations, consulting, and legal service providers. Pursuant to agreements with certain of these vendors, the Company has agreed to issue up to an additional 1,030,000 shares of common stock upon the Company achieving specified revenue-related performance objectives within identified timeframes. Equity-based compensation expense related to the additional shares subject to revenue-related performance objectives was not material to the 2024 or 2023 financial statements.

9. EQUITY-BASED COMPENSATION

Shares of Restricted Stock

In April 2023, the members of the Company’s Board of Directors, collectively, were granted a total of 100,000 shares of restricted stock. The vesting period is as follows: 25,000 shares vested immediately with 25,000 shares vesting each quarter following the award date.

Total equity-based compensation expense related to shares of restricted stock issuances was $0 and $105,346 for the three months ended September 30, 2024 and 2023, respectively and $0 and $598,404 for the nine months ended September 30, 2024 and 2023, respectively.

Restricted stock activity as of and for the nine-month period ended September 30, 2024 was as follows:

	Number of Shares of Restricted Stock	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2023	20,000	0.00
Granted	-	-
Vested or released	(20,000)	-
Forfeited	-	-
Outstanding at September 30, 2024	-	-

Vendor Stock Awards

Vendor stock award activity subject to revenue-related performance objectives during the nine months ended September 30, 2024 was as follows:

	Number of Shares of Vendor Stock Awards	Weighted Average Remaining Vesting Term (Years)
Outstanding at December 31, 2023	1,030,000	1.25
Granted	-	-
Vested or released	-	-
Forfeited	-	-
Outstanding at September 30, 2024	1,030,000	0.46

F-17

 Stock Options

Stock option activity for nine-month period ended September 30, 2024 was as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2023	446,559	$8.88	8.08
Granted	-	-	-
Exercised	-	-	-
Forfeited	(1,666)	-	-
Outstanding at September 30, 2024	444,893	$8.91	7.33

Exercisable at September 30, 2024	69,892	$3.04	7.93

Equity-based compensation expense totaling $1,626 and $6,504 has been recognized relating to these stock options during the three months ended September 30, 2024 and 2023, respectively and $4,877 and $145,295 for the nine months ended September 30, 2024 and 2023, respectively. The total unrecognized equity-based compensation expense was $1,381 as of September 30, 2024.

Warrants

As disclosed in Note 8, 3,143,969 warrants were granted as part of the Rights Offering in March 2023. Also noted in Note 8, 300,000 warrants were granted in March 2024 to our financial advisor and placement agent in connection with our offering and sale of Series B Preferred Stock. In September 2024 the Company issued 444,000 warrants in connection with the convertible notes described in Note 7.

Warrant activity for nine-month period ended September 30, 2024 was as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2023	3,553,969	$1.61	4.16
Granted	744,000	0.44	5.62
Vested or released	-	-	-
Forfeited	-	-	-
Outstanding at September 30, 2024	3,997,969	$1.40	3.82

The Company uses the Black-Scholes option-pricing model to estimate the fair value of equity-based awards. The inputs for the Black-Scholes valuation model require management’s significant assumptions. Prior to the Company’s IPO, the price per share of common stock was determined by the Company’s board based on recent prices of common stock sold in private offerings. Subsequent to the IPO, the price per share of common stock is determined by using the closing market price on the New York Stock Exchange on the grant date. The risk-free interest rate is based on the rate for U.S. Treasury securities at the date of grant with maturity dates approximately equal to the expected life at the grant date. The expected term for employee and non-employee awards ranged from 5 to 10 years based on industry data, vesting period, contractual period, among other factors. The expected volatility was estimated based on historical volatility information of the Company. The Company does not expect to pay dividends. For awards with a performance condition, stock compensation is recognized over the requisite service period if it is probable that the performance condition will be satisfied.

F-18

10. INCOME TAXES

The Company has federal and state net operating loss carryforwards with a full valuation allowance against the deferred tax assets as of September 30, 2024. No income tax expense or benefit was recorded for the three and nine months ended September 30, 2024 and 2023 due to the Company’s net loss position.

11. SUPPLIER AND CUSTOMER CONCENTRATION

The Company has an agreement with an unrelated party for various wine making activities, including production, bottling, labelling, and packaging. The Company pays certain storage, administrative fees and taxes related to the purchased goods. There is no specified term of the agreement but continues as additional blanket sales orders are issued. For the nine month periods ended September 30, 2024 and 2023, substantially all of the Company’s inventory purchases were from this supplier.

The Company also engages with other suppliers for the purchase of a select varietal of wine to be offered in limited quantities. There are no formal agreements due to the infrequency of activity with these suppliers.

A significant portion of the Company’s wholesale revenue in the first nine months of 2024 comes from three national distributor customers that operate in several markets. For the nine-month period ended September 30, 2024, approximately 79% of the Company’s wholesale revenue came from these three customers. For the three-month period ended September 30, 2024, the customer concentration shifted to two new customers in addition to one customer from the nine-month period. For the three month period ended September 30, 2024, these three customers accounted for 89% of the Company’s wholesale revenue. In 2023, for the three and nine month periods ended September 30, 2023, the concentration included two customers from the 2024 periods along with one additional customer. For the three and nine month periods ended September 30, 2023, these customers accounted for 96% and 87%, respectively, of the Company’s wholesale revenue. At September 30, 2024, all of the customers mentioned above accounted for 66% of accounts receivable.

12. COMMITMENTS AND CONTINGENCIES

License agreements

During March 2021, the Company entered into two license agreements with certain equity investors for marketing and advertising services. These two agreements were terminated during the third quarter of 2023 and the remaining prepaid license fee was expensed. The net expense relating to the agreements was $0 and $89,333 for the three months ended September 30, 2024 and 2023, respectively and $0 and $329,333 for the nine months ended September 30, 2024 and 2023, respectively. The Company had accrued approximately $309,000 for these license agreements as of September 30, 2024 and December 31, 2023.

13. LEGAL PROCEEDINGS

Timothy Michaels

On February 24, 2022, Timothy Michaels, the former Chief Operating Officer of the Company, signed a Separation Agreement and Release (the “Separation Agreement”) in connection with the termination of his employment with the Company, which occurred on February 7, 2022.

On May 27, 2022, Mr. Michaels filed a complaint against the Company in the Fourth Judicial District Court, Hennepin County, Minnesota, alleging that the Company breached the February 24, 2022 Separation Agreement by including a restricted “lock-up” legend on shares of the Company’s common stock issued to Mr. Michaels pursuant to the Settlement Agreement. The complaint also included counts alleging breach of the implied covenant of good faith and fair dealing, issuer liability under Minn. Stat. § 336.8-401 for delay in removing or directing the Company’s transfer agent to remove the lock-up legend from the shares, conversion and civil theft.

F-19

The Company made a motion seeking dismissal of the conversion and civil theft counts, which was granted by the Fourth Judicial District Court, Hennepin County, Minnesota on October 31, 2022. On August 9, 2023, the Company moved for summary judgment on Mr. Michaels’ remaining claims. A jury trial commenced on January 23, 2024. During trial, on January 24, 2024, the Company filed a motion for judgement in favor of the Company as a matter of law, which was denied by the Court. On January 25, 2024, the jury in the lawsuit rendered a verdict against the Company awarding damages to Mr. Michaels in the amount of $585,976.25, which is included in settlement payable in the accompanying balance sheet. On February 22, 2024, the Company filed a renewed motion for post-verdict judgment in favor of the Company as a matter of law. On February 26, 2024, the Judge in the lawsuit denied the renewed motion for post-verdict judgment. On March 25, 2024, Mr. Michaels filed a Notice and Application for Taxation of Costs and Disbursements. On March 26, 2024, the Company filed its Notice of Appeal. On March 26, 2024, Mr. Michaels served a motion for Pre-verdict and Prejudgment Interest. On March 27, 2024, a Notice of Entry of Judgment was filed and, on March 28, 2024, a Notice of Docketing of Judgment was entered. Mr. Michaels has commenced garnishment proceedings against certain of the Company’s bank accounts and other third parties in an attempt to collect on the judgment and such proceedings remain pending.

14. SUBSEQUENT EVENTS

Securities Purchase Agreements - Notes and Warrants

On October 8, 2024, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with two accredited investors, pursuant to which the Company agreed to sell up to an aggregate principal amount of $600,000 of secured convertible promissory notes (“Notes”) that will be convertible into shares of the Company’s common stock, par value $0.001, and warrants (“Warrants”) to purchase up to 740,000 shares of common stock. The Company intends to use the proceeds for general corporate purposes.

The Notes were issued with original issuance discount of 20%, resulting in gross proceeds of $500,000 to the Company. The Company received $300,000 of the gross proceeds as of September 30, 2024 and the Notes are reflected in Note 7. The Notes bear no interest unless an event of default occurs, and mature on April 8, 2025. The Notes may be prepaid. Each Note is convertible into common stock at a conversion price equal to $0.40. A holder of the Note (together with its affiliates) may not convert any portion of the Note to the extent that the holder would beneficially own more than 9.99% of the outstanding shares of the Company’s common stock immediately after exercise. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Notes will be subject to adjustment from time to time for any subdivision or consolidation of shares, dilutive issuances and other events.

Additionally, the Notes are secured by certain assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the Notes (the “Security Agreement”). The obligations under the Notes are guaranteed by a guaranty (the “Guaranty”) by the Company in favor of the investors.

The Warrants are immediately exercisable at an initial exercise price equal to $0.40 per share, and will expire on the 5th anniversary of the issuance date. A holder of the Warrant (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 9.99% of the outstanding shares of the Company’s common stock immediately after exercise. The exercise price and number of shares of the Company’s common stock issuable upon exercise of the Warrants will be subject to adjustment from time to time for any subdivision or consolidation of shares, dilutive issuances and other events. The Warrants may not be exercised on a cashless basis.

Securities Purchase Agreement - Series B Preferred Stock

The Company’s board of directors has approved the issuance and sale of up to approximately 40,000 shares of Series B Preferred Stock at a purchase price of $100.00 per share in a private placement. As of November 5, 2024, the Company has received securities purchase agreements from accredited investors for the purchase of a total of 40,865 shares of Series B Stock for an aggregate purchase price of $4.1 million. The Company intends to use the proceeds to cover transaction expenses related to the proposed Business Combination (defined below) and for general working capital purposes.

F-20

Each share of Series B Preferred Stock has the powers, designations, preferences, and other rights of the shares of such series as discussed in Note 8.

Secured Promissory Notes Issued in favor of the Company

The Company and Amaze Software, Inc. (“Amaze”) entered into a promissory note (the “Amaze Note”) effective October 28, 2024, under which the Company agreed to lend to Amaze the principal sum of up to $3.5 million. The Amaze Note bears interest at 6.00% per annum until the closing date of the Business Combination (defined below). If the Business Combination does not close, the interest rate increases to 12% per annum from the date that negotiations cease. The unpaid principal plus accrued interest is due and payable on the date that is 9 months after the date on which the Company or Amaze provides notice to the other that negotiations have ceased if the Business Combination is not closed. Provided there is no event of default, the Amaze note will be forgiven on the date the Business Combination Agreement (detailed below) closes. The Amaze note is secured by all of the assets of its subsidiary, Amaze Holding Company LLC.

The Company and Adifex Holdings LLC (“Adifex”) entered into a promissory note (the “Adifex Note”) effective October 7, 2024, under which the Company agreed to lend to Adifex the principal sum of up to $3.5 million. The Adifex Note bears interest at 6.00% per annum. In connection with entering into the Amaze Note, the Company and Adifex cancelled and terminated the Adifex Note and the security agreement effective as of October 7, 2024, between Adifex and the Company, pursuant to a Cancellation of Promissory Note and Security Agreement between the Company and Adifex, effective October 28, 2024. As of October 28, 2024, the Company had made no advances, and no borrowings were outstanding, under the Adifex Note.

Business Combination Agreement with Adifex

On November 3, 2024, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) Amaze Holdings Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Pubco”), (ii) VINE Merger Sub Inc., a Delaware corporation and wholly subsidiary of Pubco (“VINE Merger Sub”), (iii) Adifex Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Adifex Merger Sub”), and (iv) Adifex Holdings LLC, a Delaware limited liability company (“Adifex”). The transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

Upon the closing of the Business Combination, (i) VINE Merger Sub will merge with and into the Company (the “VINE Merger”), with the Company as the surviving company in the VINE Merger and, as a result of the VINE Merger, the Company will become a wholly owned subsidiary of Pubco with holders of the Company’s equity interests receiving Pubco common stock, and (ii) Adifex Merger Sub will merge with and into Adifex (the “Adifex Merger”), with Adifex as the surviving company in the Adifex Merger and, as a result of the Adifex Merger, Adifex will become a wholly owned subsidiary of Pubco and the Adifex equity interests will be automatically converted into a pro rata portion of the merger consideration in Pubco common stock.

The Business Combination Agreement contains customary representations, warranties and covenants, including covenants obligating the Company, during the period prior to closing, to conduct its business and operations in the ordinary course of business and not to engage in certain specified activities without Adifex’s prior consent.

Consummation of the Business Combination is subject to the satisfaction or waiver of certain closing conditions, including without limitation, approval by the Company’s stockholders of the Business Combination Agreement, including the Business Combination, completion of the acquisition of Amaze by Adifex, and the Company having raised up to $10,000,000 through the sale of its equity or debt securities to cover transaction expenses and for working capital purposes.

The Business Combination Agreement may be terminated in certain limited circumstances including (i) by mutual written consent of the Company and Adifex; (ii) by either the Company or Adifex if the VINE Merger and the Adifex Merger have not have been consummated by April 30, 2025 (subject to extension) (iii) by either the Company or Adifex if a court of competent jurisdiction or governmental authority has issued a final and nonappealable order, or

F-21

taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting any of the transactions contemplated by the Business Combination Agreement; (iv) by either the Company or Adifex upon a breach of any representation, warranty, covenant, or agreement in the Business Combination Agreement by the other party; or (v) by the Company, upon the Company’s board of directors authorizing the Company to enter into a permitted alternative agreement in the manner set forth in the Business Combination Agreement.

Sponsorship Settlement Agreement

On October 8, 2024, the Company settled in arbitration with WFI Stadium and Pro-Football LLC d/b/a Washington Commanders (together as the “Commanders”). The Company paid $80,000 contemporaneously with the execution of the agreement, which was accrued for as of September 30, 2024. This resulted in a $370,000 gain on settlement, which will be recognized in the fourth quarter of 2024.

F-22

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Fresh Vine Wine, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Fresh Vine Wine, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a history of operating losses and insufficient cash flows from operations, that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wipfli LLP

Minneapolis, Minnesota

March 8, 2024

We have served as the Company’s auditor since 2021.

F-23

FRESH VINE WINE, INC.

BALANCE SHEETS

December 31, 2023 and 2022

	December 31,	December 31,
	2023	2022
Assets
Current assets
Cash	$236,340	$2,080,335
Restricted cash	100,000	-
Accounts receivable	172,101	259,317
Due from employees - net of credit loss allowance of $0 and $20,000, respectively	-	37,733
Insurance recovery receivable	-	804,907
Inventories	337,873	3,696,198
Prepaid expenses and other	42,943	961,211
Deferred offering costs	-	68,286
Total current assets	889,257	7,907,987

Equity investment	500,000	-
Prepaid expenses (long-term)	-	678,167

Total assets	$1,389,257	$8,586,154

Liabilities, and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$509,337	$589,204
Accrued compensation	-	420,413
Settlement payable	585,976	1,250,000
Accrued expenses	810,723	422,931
Accrued expenses - related parties	309,333	280,000
Deferred revenue	3,407	10,000
Total current liabilities	2,218,776	2,972,548

Total liabilities	2,218,776	2,972,548

Commitment and contingencies - Note 12

Stockholders’ equity (deficit)
Series A convertible preferred stock; $0.001 par value - 25,000,000 shares authorized at December 31, 2023 and 2022; 10,000 and 0 shares issued and outstanding at December 31, 2023 and 2022, respectively	10	-
Common stock, $0.001 par value - 100,000,000 shares authorized at December 31, 2023 and 2022; 15,976,227 and 12,732,257 shares issued and outstanding at December 31, 2023 and 2022, respectively	15,976	12,732
Additional paid-in capital	25,631,255	21,420,732
Accumulated deficit	(26,476,760)	(15,819,858)
Total stockholders’ equity (deficit)	(829,519)	5,613,606

Total liabilities and stockholders’ equity (deficit)	$1,389,257	$8,586,154

See accompanying notes to the financial statements.

F-24

FRESH VINE WINE, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2023 and 2022

	Year ended December 31,
	2023	2022

Wholesale revenue	$1,328,382	$1,651,451
Direct to consumer revenue	497,808	911,326
Related party service revenue	-	297,224
Total net revenue	1,826,190	2,860,001

Cost of revenues	4,412,119	2,551,009
Gross profit (loss)	(2,585,929)	308,992

Selling, general and administrative expenses	6,322,184	11,489,804
Equity-based compensation	1,708,218	4,053,123
Operating loss	(10,616,331)	(15,233,936)

Other income	1,296	31,429

Net loss	(10,615,035)	(15,202,507)
Preferred dividends	41,867	-
Net loss attributable to common stockholders	$(10,656,902)	$(15,202,507)

Weighted average shares outstanding
Basic	15,329,617	12,550,096
Diluted	15,329,617	12,550,096

Net loss per share - basic	$(0.69)	$(1.21)
Net loss per share - diluted	$(0.69)	$(1.21)

See accompanying notes to the financial statements.

F-25

FRESH VINE WINE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2023 and 2022

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at December 31, 2021	-	$-	12,200,013	$12,200	$17,681,141	$(617,351)	$17,075,990
Equity-based compensation	-	-	532,244	532	2,506,291	-	2,506,823
Vendor stock issuance	-	-	970,000	970	1,232,330	-	1,233,300
Stock forfeitures	-	-	(970,000)	(970)	970	-	-
Net Loss	-	-	-	-	-	(15,202,507)	(15,202,507)
Balances at December 31, 2022	-	-	12,732,257	12,732	21,420,732	(15,819,858)	5,613,606
Rights offering - common stock and warrants issued	-	-	3,143,969	3,144	2,543,584	-	2,546,728
Issuance of preferred stock	10,000	10	-	-	949,990	-	950,000
Dividends declared - preferred stock - Series A ($12.00/share)	-	-	-	-	-	(41,867)	(41,867)
Equity-based compensation	-	-	1,641,332	1,641	715,408	-	717,049
Stock forfeitures	-	-	(1,541,331)	(1,541)	1,541	-	-
Net loss	-	-	-	-	-	(10,615,035)	(10,615,035)
Balances at December 31, 2023	10,000	$10	15,976,227	$15,976	$25,631,255	$(26,476,760)	$(829,519)

See accompanying notes to the financial statements.

F-26

FRESH VINE WINE, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2023 and 2022

	2023	2022
Cash flows from operating activities
Net loss	$(10,615,035)	$(15,202,507)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	-	3,990
Equity-based compensation	1,708,218	4,053,123
Inventory write-down	1,844,210	-
Allowance for doubtful accounts	37,733	-
Changes in operating assets and liabilities
Accounts receivable	87,216	(51,157)
Accounts receivable - related party	-	153,075
Insurance recovery receivable	804,907	(804,907)
Receivables with recourse	-	146,314
Related party receivables	-	376,000
Due from employee	-	(37,733)
Inventories	1,514,115	(3,537,138)
Prepaid expenses and other	605,268	189,776
Accounts payable	(79,867)	172,488
Accrued compensation	(420,413)	3,999
Settlement payable	(664,024)	1,250,000
Accrued expenses	345,923	210,065
Accrued expenses - related parties	29,333	(249,617)
Deferred revenue	(6,593)	(3,750)
Related party payables	-	(200,272)
Net cash used in operating activities	(4,809,009)	(13,528,251)

Cash flows from investing activities
Equity investment	(500,000)	-
Net cash used in investing activities	(500,000)	-

Cash flows from financing activities
Payments of related party notes payable	-	(216,000)
Payments of outstanding secured borrowings	-	(171,069)
Proceeds from issuance of preferred stock - net of issuance costs	950,000	-
Payments for deferred offering costs	-	(68,286)
Proceeds from rights offering - net of issuance costs	2,615,014	-
Net cash provided by (used in) financing activities	3,565,014	(455,355)

Net decrease in cash	(1,743,995)	(13,983,606)

Cash and restricted cash - beginning of year	2,080,335	16,063,941

Cash and restricted cash - end of year	$336,340	$2,080,335

	2023	2022
Supplemental disclosure of non-cash activities investing and financing activities:
Dividends declared but not paid	$41,867	$-

 See accompanying notes to the financial statements.

F-27

FRESH VINE WINE, INC.

Notes to Financial Statements

December 31, 2023 and 2022

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Fresh Vine Wine, Inc. (“the Company”, “our”, “we”), a Nevada corporation, is a premium wine brand built to complement consumers’ healthy and active lifestyles. The Company provides a competitively priced premium product that is blended to deliver several important benefits, such as low-cal, low-sugar, low-carb. The Company’s wines are also gluten-free and keto and vegan friendly.

The Company’s revenue is comprised primarily of wholesale and direct to consumer (DTC) sales, and representation and distribution services. Wholesale revenue is generated through sales to distributors located in states throughout the United States of America. DTC revenue is generated from individuals purchasing wine directly from the Company through club membership and the Company’s website. Representation and distribution service revenue is generated by providing access to new markets and distribution channels.

Basis of Presentation

The Company’s financial statements have been prepared and are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The financial statements include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair presentation of the financial statements. In certain instances, amounts reported in prior period financial statements have been reclassified to conform to the current financial statement presentation.

Liquidity, Going Concern, and Management Plan

Historically, the Company has incurred losses, which has resulted in an accumulated deficit of approximately $26.5 million as of December 31, 2023. Cash flows used in operating activities were $4.8 million and $13.5 million for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, the Company had approximately a $1.3 million deficiency in working capital, inclusive of $236,000 in cash and cash equivalents and $100,000 in restricted cash. The Company has increased its liquidity by selling inventory at prices below cost, by significantly reducing staffing levels and by the termination of celebrity endorsement contracts.

The Company’s ability to continue as a going concern is dependent on its ability to meet its liquidity needs through a combination of factors including but not limited to, cash and cash equivalents, working capital and strategic capital raises. The ultimate success of these plans is not guaranteed.

In considering our forecast for the next twelve months and the current cash and working capital as of the filing of this Form 10-K, such matters create a substantial doubt regarding the Company’s ability to meet their financial needs and continue as a going concern.

The Company received gross proceeds of $1 million from a preferred stock offering during the year ended December 31, 2023. Subsequent to year end, the Company entered into an Agreement and Plan of Merger (Agreement) with Notes Live, Inc. See Note 15 for further details on the Agreement. The Company will need to seek additional debt or equity financing to sustain existing operations. If adequate financing is not available, the Company will be forced to take measures to severely reduce our expenses and business operations or discontinue them completely. Such financing, if available, may be dilutive. At the current reduced pace of incurring expenses and without receipt of additional financing and the receipt of proceeds from the expected sales of inventory under purchase orders from a discount retailer entered into in the third quarter of 2023, the Company projects that the existing cash balance will be sufficient to fund current operations into the first quarter of 2024, after which additional financing or capital will be needed to satisfy obligations. Additional financing may not be available on favorable terms or at all. If additional financing is available, it may be highly dilutive to existing shareholders and may otherwise include burdensome or onerous terms. The Company’s inability to raise additional working capital in a timely manner would negatively

F-28

impact the ability to fund operations, generate revenues, maintain or grow the business and otherwise execute the Company’s business plan, leading to the reduction or suspension of operations and ultimately potentially ceasing operations altogether and initiating bankruptcy proceedings. Should this occur, the value of any investment in the Company’s securities would be adversely affected.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-29

  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for doubtful accounts, allowance for inventory obsolescence, equity-based compensation for employees and non-employees, and the valuation of deferred tax assets.

Cash

The Company maintains its accounts at two financial institutions. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Restricted Cash

Included in the cash balance is a deposit of $100,000 that the Company operating bank has required us to maintain as a security for collectability of automated clearing house transactions. These funds are held in a separate account and are not available for disbursements.

Accounts Receivable

Accounts receivable consists of amounts owed to the Company for sales of the Company’s products on credit and are reported at net realizable value. Credit terms are extended to customers in the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial conditions. The Company estimates allowances for future returns and doubtful accounts based upon historical experience and its evaluation of the current status of receivables. Accounts considered uncollectible are written off against the allowance. As of December 31, 2023 and 2022 there was no allowance for doubtful accounts.

Inventories

Inventories primarily include bottled wine which is carried at the lower of cost (calculated using the average cost method) or net realizable value.

The Company reduces the carrying value of inventories that are obsolete or for which market conditions indicate cost will not be recovered to estimated net realizable value. The Company’s estimate of net realizable value is based on analysis and assumptions including, but not limited to, historical experience, future demand, and market requirements. Reductions to the carrying value of inventories are recorded in cost of revenues. As of December 31, 2023 and 2022, the Company had recorded an inventory allowance of approximately $112,000 and $0, respectively.

Deferred Offering Costs

Deferred offering costs primarily consist of legal, accounting, SEC filing fees, and any other fees relating to the Company’s subscription rights offering and preferred equity offering. The deferred offering costs as of December 31, 2022 were capitalized as incurred and were offset against proceeds from the sale of rights at the closing of the Company’s capital raise completed on March 14, 2023.

Investment in Equity Securities

The Company has elected the measurement alternative for non-marketable equity securities under ASC 321 Investments - Equity Securities. In accordance with ASC 321, the non-marketable equity securities are initially measured at cost and reviewed at year end for impairment and fair value changes. As of December 31, 2023, there were no changes recorded for the value of the investment since the initial measurement.

F-30

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company’s total revenue reflects the sale of wine domestically in the U.S. to wholesale distributors or DTC and related party service revenues. Under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company recognizes revenue when control of the promised good is transferred to the customer in an amount that reflects the consideration for which the Company is expected to be entitled to receive in exchange for those products. Each contract includes a single performance obligation to transfer control of the product to the customer. Control is transferred when the product is either shipped or delivered, depending on the shipping terms, at which point the Company recognizes the transaction price for the product as revenue. The Company has elected to account for shipping and handling as a fulfillment activity, with amounts billed to customers for shipping and handling included in total revenue.

The Company also generates revenue through membership in its wine club. Wine club members pay a monthly fee, which varies depending on level of membership, and are entitled to receive quarterly shipments of wine, free shipping, and discounts on other wine and merchandise purchased. The Company recognizes revenue for the monthly membership dues when the product is delivered. Any membership dues received before the product is delivered is recorded as deferred revenue on the Company’s balance sheet.

The Company has determined that related party service revenue should be recognized over the period of time it provides such services. ASC 606 also notes that when another party is involved in providing goods or services to a customer, the entity should determine whether the nature of its promise is a performance obligation to provide the specified goods or services itself (that is, the entity is a principal) or to arrange for those goods or services to be provided by the other party (that is, the entity is an agent). The Company does not bear responsibility for inventory losses and does not have pricing determination; therefore, the Company would be considered the agent and revenue should be recognized as net sales.

Products are sold for cash or on credit terms. Credit terms are established in accordance with local and industry practices, and typically require payment within 30-60 days of delivery or shipment, as dictated by the terms of each agreement. The Company has elected the practical expedient to not account for significant financing components as its payment terms are less than one year, and the Company determines the terms at contract inception. The Company’s sales terms do not allow for the right of return.

The following table presents the percentages of total revenue disaggregated by sales channels for the years ended December 31, 2023 and 2022:

	Year ended
	December 31,
	2023	2022
Wholesale	72.7%	57.7%
Direct to consumer	27.3%	31.9%
Related party service	-%	10.4%
Total revenue	100.0%	100.0%

Contract Balances and Receivables

When the Company receives pre-orders or payment from a customer prior to transferring the product under the terms of a contract, the Company records deferred revenue, which represents a contract liability. The Company will record deferred revenue when cash is collected from customers prior to the wine shipment date. The Company does not recognize revenue until control of the wine is transferred and the performance obligation is met. When the Company does not receive payment from a customer prior to or at the transfer of the product under the terms of a contract, the Company records an accounts receivable.

F-31

Contract liabilities as of December 31, 2023 and 2022, and January 1, 2022 were $3,407, $10,000 and $13,750, respectively. Revenue recognized in 2023 and 2022 from contract liabilities as of December 31, 2022 and December 31, 2021 was $10,000 and $13,750, respectively.

Receivables with customers as of December 31, 2023 and 2022, and January 1, 2022, were $172,101, $259,317 and $208,160, respectively.

F-32

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.

●	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The carrying values of cash, accounts receivable, accounts payable, deferred revenue and other financial working capital items approximate fair value at December 31, 2023 and 2022, due to the short maturity nature of these items.

Income Taxes

The Company recognizes uncertain tax positions in accordance with ASC 740 on the basis of evaluating whether it is more likely than not that the tax positions will be sustained upon examination by tax authorities. For those tax positions that meet the more-likely-than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement. The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense. There were no uncertain tax positions as of December 31, 2023 or 2022, and as such, no interest or penalties were recorded to income tax expense. As of December 31, 2023 and 2022, the Company has no unrecognized tax benefits. There are no unrecognized tax benefits included on the balance sheet that would, if recognized, impact the effective tax rate. The Company does not anticipate there will be a significant change in unrecognized tax benefits within the next 12 months.

F-33

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity-Based Compensation

The Company measures equity-based compensation cost at the grant date based on the fair value of the award and recognizes the compensation expense over the requisite service period, which is generally the vesting period. The Company recognizes any forfeitures as they occur. As of December 31, 2023 and 2022, there was $0 and $991,167 of unrecognized equity-based compensation expense recorded in prepaid expenses and other assets. The license agreements were terminated during the third quarter of 2023 and the remaining balance was recognized as expense during this period.

The Company measures equity-based compensation when the service inception date precedes the grant date based on the fair value of the award as an accrual of equity-based compensation and adjusts the cost to fair value at each reporting date prior to the grant date. In the period in which the grant occurs, the cumulative compensation cost is adjusted to the fair value at the date of the grant.

See Note 9 for further discussion of equity-based compensation incurred in 2023 and 2022.

Advertising

The Company expenses the costs of advertising as incurred. Advertising expense for the years ended December 31, 2023 and 2022, was $1,576,325 and $3,059,429, respectively.

Application of New or Revised Accounting Standards

Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), a company constituting an “emerging growth company” is, among other things, entitled to rely upon certain reduced reporting requirements and is eligible to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

The Company is an emerging growth company and has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocable opts out of the extended transition period provide in the JOBS Act.

F-34

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

NYSE Listing Requirements

On September 8, 2023, the Company received a written notice (the “Notice”) from NYSE American stating that it was not in compliance with Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”), which requires a listed company that has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years to maintain at least $4 million of stockholders’ equity. The Company reported stockholders’ deficit of approximately $712,000 as of December 31, 2023 and have had losses from continuing operations and/or net losses in each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023. As required by the NYSE American, the Company submitted a plan to the NYSE American on October 9, 2023 addressing actions it has taken and how it intends to regain compliance with the continued listing standards within the required 18 month period ending March 8, 2025.

On November 21, 2023, the Company received notification (the “Acceptance Letter”) from NYSE American that the Company’s plan to regain compliance with NYSE American’s listing standards was accepted. The Acceptance Letter also stated that the Company is not in compliance with Section 1003(a)(i) of the Company Guide, which requires an issuer to have stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two out of its three most recent fiscal years. NYSE American has granted the Company a plan period through March 8, 2025 to regain compliance with Sections 1003(a)(i) and (ii) of the Company Guide. If the Company is not in compliance with all continued listing standards by that date or if the Company does not make progress consistent with the plan during the plan period, the Company will be subject to delisting proceedings.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, and also issued subsequent amendments to the initial guidance, collectively, ASC 326, to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that requires the reflection of expected credit losses and will also require consideration of a broader range of reasonable and supportable information to determine credit loss estimates. For many entities with financial instruments, the standard will require the use of a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses, which may result in the earlier recognition of credit losses on financial instruments. The Company adopted this guidance during the quarter ended March 31, 2023, which had no material impact on the financial statements.

F-35

 2. LOSS PER SHARE

Basic net loss per share is determined by dividing net loss attributable to shareholders by the weighted-average shares outstanding during the period. Diluted EPS reflects potential dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period increased by the numbers of additional common shares that would have been outstanding if all potential common shares had been issued and were dilutive. However, potentially dilutive securities are excluded from the computation of diluted EPS to the extent that their effect is anti-dilutive. The following table shows the components of diluted shares for the years ending:

	December 31, 2023	December 31, 2022
Numerator:
Net loss	$(10,615,035)	$(15,202,507)
Less: dividends on preferred stock	41,867	-
Net loss attributable to common stockholders	$(10,656,902)	$(15,202,507)

Denominator:
Basic - weighted shares outstanding	15,329,617	12,550,096
Dilutive effect from shares authorized	-	-
Diluted - weighted shares outstanding	15,329,617	12,550,096

Basic loss per share	$(0.69)	$(1.21)
Diluted loss per share	$(0.69)	$(1.21)

At December 31, 2023 and 2022, 14,748,862 and 2,721,562 shares have been excluded from the calculation of diluted weighted average shares outstanding as the inclusion of these shares would have an anti-dilutive effect.

3. INVENTORIES

Inventories primarily include bottled wine which is carried at the lower cost (calculated using the average cost method) or net realizable value. During 2023, the Company recorded a $1.8 million inventory write down to net realizable value, which is recorded in cost of revenue in the financial statements. The write-down was the result of entering into an agreement to sell products at a price that was lower than the Company’s cost. The finished goods inventory at December 31, 2023 includes a valuation reserve of $112,000. Inventories consist of the following at:

	December 31, 2023	December 31, 2022
Inventory - finished goods	$337,873	$3,683,159
Inventory - merchandise	-	13,039
Total	$337,873	$3,696,198

4. PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets consist of the following at:

	December 31, 2023	December 31, 2022
Prepaid marketing expenses - current	$9,871	$313,000
Prepaid marketing expenses - long-term	-	678,167
Inventory deposits	-	569,377
Other prepaid expenses	33,072	78,834
Total	$42,943	$1,639,378
F-36

5. INVESTMENTS

In December 2023, the Company made a $500,000 investment for 50,000 shares of Notes Live, Inc. as part of the letter of intent entered into with Notes Live, Inc. See Note 15 for Agreement and Plan of Merger with Notes Live, Inc. The investment was initially measured at cost. The Company noted no impairment or fair value change as of December 31, 2023.

6. ACCRUED COMPENSATION

During the year ended December 31, 2022, the Company made certain leadership changes to better align with the Company’s operating goals, including advertising and marketing plans, as well as cash preservation initiatives. As of December 31, 2022, accrued compensation primarily related to unpaid bonus amounts to the Chief Executive Officer totaling $420,413. This bonus was paid in 2023. The balance of accrued compensation is $0 as of December 31, 2023.

7. ACCRUED EXPENSES

Accrued expenses consist of the following at:

	December 31,	December 31,
	2023	2022
Sponsorship agreements	$608,818	$234,494
Accrued credit card charges	7,275	21,013
Series A Stock dividends	41,867	-
Legal and professional	125,704	89,200
Other accrued expenses	27,059	78,224
Total	$810,723	$422,931

The sponsorship agreements relate to marketing contracts with unrelated parties within the sports and entertainment industry. The terms of the agreements range from two to four years with annual payments ranging from $103,000 to $216,000 per agreement. The total expense relating to these agreements for the years ended December 31, 2023 and 2022, was $374,325 and $353,931, respectively. During the third quarter of 2022, in accordance with the Company’s cash preservation initiatives, the Company terminated one of its marketing contracts, resulting in the reversal of $141,000 of expenses, in an effort to control its marketing expenses.

Accrued credit card charges primarily consist of warehouse, shipping and other operating costs paid via Company credit card as a tool for managing cashflow.

F-37

 8. STOCKHOLDERS’ EQUITY

Rights offering

During the first quarter of 2023, the Company distributed, at no charge to holders of the Company’s common stock, non-transferable subscription rights to purchase up to an aggregate of 6,366,129 Units. Each Unit consisted of one share of our common stock and a Warrant to purchase one share of our common stock. The Warrants were exercisable immediately, expire five years from the date of issuance and have an exercise price of $1.25 per share. For each share of common stock held by a stockholder of the Company on February 22, 2023, the record date of the Rights Offering, such stockholder received 0.5 subscription rights. Each whole subscription right allowed the holder thereof to subscribe to purchase one Unit, which the Company refers to as the basic subscription right, at a subscription price of $1.00 per Unit. In addition, any holder of subscription rights exercising his, her or its basic subscription right in full was eligible to subscribe to purchase additional Units that remained unsubscribed in the Rights Offering at the same subscription price per Unit that applied to the basic subscription right, subject to proration among participants exercising their over-subscription privilege, which the Company refers to as the over-subscription privilege. Upon the closing of the Rights Offering, which occurred on March 14, 2023, the Company issued 3,143,969 shares of common stock and 3,143,969 warrants and received aggregate gross cash proceeds of approximately $3.14 million. After deducting dealer-manager fees and other fees and expenses related to the Rights Offering, the Company received net proceeds of approximately $2.6 million. If exercised, additional gross proceeds of up to approximately $3.93 million may be received through the exercise of warrants issued in the Rights Offering.

Series A Convertible Preferred Stock

On July 27, 2023, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Stock”), which was amended on August 1, 2023 prior to the issuance of any shares of Series A Stock by filing Amendment No. 1 thereto (as so amended, the “Certificate”). The Certificate designates 10,000 shares of the Company’s undesignated preferred stock as Series A Stock and establishes the rights and preferences of Series A Stock.

On August 2, 2023, the Company entered into a Securities Purchase Agreement with two accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a private placement (the “Offering”) shares of Series A Stock.

Pursuant to the Securities Purchase Agreement, the Purchasers collectively agreed to purchase up to 10,000 shares of Series A Stock at a per share purchase price equal to $100.00 (the “Stated Value”), for total gross proceeds of up to $1.0 million. The Purchasers agreed to purchase 4,000 shares of Series A Stock for an aggregate purchase price of $400,000 at an initial closing of the Offering (the “Initial Closing”), which occurred on August 2, 2023. The Securities Purchase Agreement provided that the Company will issue and sell to the Purchasers, and the Purchasers will purchase, an additional 4,000 shares of Series A Stock at a second closing (the “Second Closing”), which occurred on September 7, 2023. The Securities Purchase Agreement provided that the Company will issue and sell to the Purchasers, and the Purchasers will purchase, an additional 2,000 shares of Series A Stock at an optional closing (the “Optional Closing”), which occurred on December 1, 2023.

Each share of Series A Stock is convertible, at any time and from time to time from and after the date of the Initial Closing at the option of the holder thereof, into the number of shares of common stock (“Conversion Shares”) calculated by dividing the Stated Value by a conversion price (the “Conversion Price”) of $0.10. However, if the Company’s common stock fails to continue to be listed or quoted for trading on a stock exchange, then the Conversion Price thereafter will mean the lesser of (i) $0.10, or (ii) the closing sale price of the common stock on the trading day immediately preceding the conversion date; provided that the Conversion Price shall not be less than $0.05 (the “Floor Price”). The Conversion Price is subject to standard adjustments based stock splits, stock dividends, stock combinations and the like, and the Floor Price is also subject to anti-dilution adjustments resulting from future offerings of common stock (or common stock equivalents) at a price less than the prevailing Conversion Price.

F-38

The Series A Stock contains “blocker” provisions restricting the holders’ ability to exercise conversion rights if the issuance of Conversion Shares would result in such holder beneficially owning in excess of 4.99% of the Company’s common stock. In addition, a Series A Stock holder’s ability to convert Series A Stock to common stock will be subject to an “Exchange Share Cap” and an “Individual Holder Share Cap.” Under the Exchange Cap, the total number of shares of common stock issuable upon conversion of outstanding Preferred Shares, when added to any previously issued Dividend Shares (as defined below), may not exceed 19.9% of the Company’s issued and outstanding common stock immediately prior to the date on which shares of Series A Stock are first issued. Under the Individual Holder Share Cap, no holder of Series A Stock will have the right to acquire common stock upon conversion of the Series A Stock if the issuance of shares of common stock would result in converting holder beneficially owning in excess of 19.9% of the number of shares of common stock outstanding immediately after giving effect to the issuance. The Exchange Share Cap and the Individual Holder Share Cap will not apply if the Company obtains stockholder approval to issue the shares of common stock exceeding the applicable cap as required by the NYSE American LLC Company Guide.

F-39

 8. STOCKHOLDERS’ EQUITY (continued)

Series A Convertible Preferred Stock (continued)

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 150% times the Stated Value for each share of Series A Stock before any distribution or payment shall be made to the holders of any junior securities and (ii) then be entitled to participate in the distribution of remaining assets with the holders of common stock on an as-if-converted to common stock basis (disregarding for such purposes any conversion limitations).

The Company may redeem (i) up to 75% of the issued and outstanding shares of Series A Stock for a price per share equal to 150% of the Stated Value thereof if such redemption occurs within six months from the date of issuance, and (ii) up to 50% of the issued and outstanding shares of Series A Stock for a price per share equal to 200% of the Stated Value thereof if such redemption occurs after six months but before the expiration of twelve months from the date of issuance.

Each holder of a share of Series A Stock is entitled to receive dividends payable, subject to certain conditions, in cash or shares of common stock (“Dividend Shares”) valued as either (i) the then applicable Conversion Price, or (ii) 50% of the then current market price of the Company’s common stock, at the dividend rate of 12% per annum. Dividends are cumulative and will be payable on July 31st of each year. However, the Company may not pay dividends by issuing Dividend Shares if and to the extent that the issuance of such Dividend Shares, when added to all Conversion Shares previously issued upon prior conversions of Series A Stock and previously issued Dividend Shares (if any), would exceed the Exchange Share Cap or result in a Series A Stock holder beneficially owning shares of common stock in excess of the Individual Holder Share Cap, in each case unless the Company obtains stockholder approval for such issuances.

The shares of Series A Stock will vote with the common stock as a single class on all matters submitted to a vote of stockholders of the Company other than any proposal to approve the issuance of shares of common stock in excess of the Exchange Share Cap or the Individual Holder Share Cap. The Preferred Shares will vote on an as-converted to common stock basis, taking into account the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap, if and as applicable; however, solely for purposes of determining voting rights, the Conversion Price shall be equal to the most recent closing sale price of the Common Stock as of the execution and delivery of the Securities Purchase Agreement, which was $0.47.

The issuance activity of the Series A Stock is summarized below:

For the year ended December 31,
2023
Series A Stock shares issued	10,000
Net proceeds	$950,000

The Series A Stock meets the requirements for permanent equity classification as prescribed by the authoritative guidance.

The following table summarizes accrued dividends that the Company is legally obligated to pay:

For the year ended December 31,
2023
Series A Stock	$41,867

F-40

Third Party Vendor Engagements and Related Founder Share Forfeitures

In December 2022, Rick Nechio and Damian Novak, two of the Company’s founders, together agreed to forfeit and transfer back to the Company without consideration a total of 970,000 shares of common stock of the Company held by them, to enable the Company to preserve cash by issuing such number of shares to certain of the Company’s service providing vendors without subjecting the Company’s other stockholders to dilution therefrom. Also in December 2022, the Company entered into agreements to issue 970,000 shares to such vendors in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Recipients of the shares included our third-party sales and distribution management service provider, as well as certain advertising, public relations, consulting, and legal service providers. Pursuant to agreements with certain of these vendors, the Company has agreed to issue up to an additional 1,030,000 shares of common stock upon the Company achieving specified revenue-related performance objectives within identified timeframes. The Company recorded equity-based compensation totaling $1,233,300 during 2022 related to the share awards. Equity-based compensation expense related to the additional shares subject to revenue-related performance objectives was not material to the 2023 or 2022 financial statements.

F-41

 9. EQUITY-BASED COMPENSATION

As of December 31, 2023 and 2022, there was $0 and $991,167, respectively, of unrecognized equity-based compensation expense recorded in prepaid expenses and other assets. This expense was for various marketing and advertising services in exchange for common stock and was being expensed over the lifetime of license agreements with celebrity endorsers. The license agreements were terminated during Q3 2023 and the full balance of $991,167 was recognized as expense during the year ended December 31, 2023.

Restricted Stock Units

On February 24, 2022, the Company entered into a separation agreement with the former Chief Operating Officer (COO). Among other things, the Company agreed to provide the former COO with cash and expense reimbursements totaling $175,000 and an amendment of the COO’s Restricted Stock Agreement to accelerate the vesting of the 251,851 restricted stock units. Due to the modification of the terms of this award, the fair value was remeasured as of the modification date. Total equity-based compensation expense related to this restricted stock unit awards was $1,658,485 for the year ended December 31, 2022. During the second quarter of 2022, these awards were fully vested and the shares of common stock underlying the awards had been delivered.

During the second quarter of 2022, the Company granted 47,800 restricted stock units to employees of the Company, all of which vested and were delivered in the second quarter of 2022. Total equity-based compensation expense related to these restricted stock units was $219,648 for the year ended December 31, 2022.

On March 2, 2022, the Company granted 70,000 restricted stock units to members of the Company’s Board of Directors that fully vested on June 18, 2022. Total equity-based compensation expense related to these restricted stock units was $285,600 for the year ended December 31, 2022.

On April 24, 2023, the Company granted 319,023 restricted stock units to its Chief Executive Officer. On May 11, 2023, the Company granted 170,958 restricted stock units to its Executive Vice President Sales and Marketing. On May 25, 2023, the Company granted 124,902 restricted stock units to its Chief Financial Officer. These restricted stock units had a vesting period that coincided with the Company filing its Form 10-K for the year ended December 31, 2023 and had a stipulation that each of the executives attained performance objectives. These employees terminated during the third quarter of 2023 and therefore the stock units were forfeited.

F-42

 9. EQUITY-BASED COMPENSATION (continued)

Restricted Stock Units (continued)

Restricted stock unit activity as of and for the years ended December 31, 2023 and 2022 was as follows

	Number of RSUs	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2021	377,777	0.45
Granted	117,800	0.33
Forfeited	(495,577)	-
Outstanding at December 31, 2022	-	-
Granted	614,883	0.86
Forfeited	(614,883)	-
Outstanding at December 31, 2023	-	-

Shares of Restricted Stock

During the year ended December 31, 2022, the Company granted 10,000 shares of restricted stock to an employee upon commencement of employment in May 2022, of which 3,334 shares vested immediately with the remaining 6,666 shares scheduled to vest in two equal installments in May 2023 and May 2024. Restricted stock consists of shares of common stock that are subject to transfer and forfeiture restrictions that lapse upon vesting. Total equity-based compensation expense related to the grant of these shares of restricted stock was $9,264 for the year ended December 31, 2022. Effective January 2023, this employee resigned from the Company and 6,666 unvested shares of restricted stock were forfeited.

During the year ended December 31, 2022, the Company hired a new Chief Financial Officer. Pursuant to the employment agreement, the Company granted 100,000 shares of restricted stock. The restricted stock vests in three equal installments with the first third vesting immediately on the grant date of March 30, 2022, and the remaining tranches were scheduled to vest on the one year and two year anniversaries of the grant date subject to continued employment with the Company through the applicable vesting date. Effective June 24, 2022, this employee resigned from the Company and 66,666 unvested shares of restricted stock were forfeited. Total equity-based compensation expense related to these shares of restricted stock was $110,602 for the year ended December 31, 2022.

In January 2023, there was a new grant of 500,000 shares of restricted stock which related to a consulting arrangement entered into in connection with the settlement reached with a previous employee, as further disclosed in Note 12. Total equity-based compensation expense related to these shares of restricted stock was $565,500 for the year ended December 31, 2023.

On April 24, 2023, the Company granted 463,917 shares of restricted stock to its Chief Executive Officer. On May 11, 2023, the Company granted 380,952 shares of restricted stock to its Executive Vice President Sales and Marketing. On May 25, 2023, the Company granted shares of 196,463 restricted stock to its Chief Financial Officer. All shares of restricted stock granted on April 24, 2023, May 11, 2023 and May 25, 2023 were forfeited and canceled during the third quarter of 2023.

In April 2023, the Company Board of Directors were granted a total of 100,000 shares of restricted stock. Total equity-based compensation expense related to these shares of restricted stock was $39,510 for the year ended December 31, 2023.

F-43

Restricted stock activity for the years ended December 31, 2023 and 2022 was as follows:

	Number of Shares of Restricted Stock	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2021	-	-
Granted	110,000	9.27
Vested or released	(36,668)	-
Forfeited	(66,667)	-
Outstanding at December 31, 2022	6,666	0.90
Granted	1,641,332	0.57
Vested or released	(570,000)	-
Forfeited	(1,057,998)	-
Outstanding at December 31, 2023	20,000	0.00

F-44

 9. EQUITY-BASED COMPENSATION (continued)

Vendor Stock Awards

Vendor stock award activity subject to revenue-related performance objectives during the years ended December 31, 2023 and 2022 was as follows:

	Number of Shares of Vendor Stock Awards	Weighted Average Remaining Vesting Term (Years)
Outstanding at December 31, 2021	-	-
Granted	1,030,000	2.25
Vested or released	-	-
Forfeited	-	-
Outstanding at December 31, 2022	1,030,000	2.25
Granted	-	-
Vested or released	-	-
Forfeited	-	-
Outstanding at December 31, 2023	1,030,000	1.25

Stock Options

On March 11, 2022, the Company granted the option to purchase 427,001 shares of common stock at $3.47 per share to its Chief Executive Officer, pursuant to the Chief Executive Officer’s employment agreement with the Company. The shares vest in three equal installments on the nine month, one year, and two year anniversaries of the grant date and are exercisable for 10 years from the grant date. On June 8, 2022, the Chief Executive Officer’s employment with the Company ended resulting in the forfeiture of the entire award, which remained unvested at the time.

On March 30, 2022, in addition to the restricted stock granted to the Company’s new Chief Financial Officer, the Company granted the Chief Financial Officer an option to purchase 200,000 shares of common stock at $3.30 per share, pursuant to the employment agreement. The shares vest in three equal installments. The first third vested immediately on the grant date of March 30, 2022, and the remaining tranches were scheduled to vest on the one year and two year anniversaries of the grant date subject to continued employment with the Company through the applicable vesting date. The options are exercisable for 10 years from the grant date or, if earlier, ninety (90) days following termination of employment. Effective June 24, 2022, this employee resigned from the Company and the unvested options were subsequently forfeited.

F-45

 9. EQUITY-BASED COMPENSATION (continued)

Stock Options (continued)

Effective September 1, 2022, the Company entered into an Employment Transition and Consulting Agreement with the previous interim Chief Financial Officer. Pursuant to the Transition and Consulting Agreement, the Company granted a stock option to purchase 69,892 shares of the Company’s common stock at a per share exercise price equal to $3.04 (the fair market value of the Company’s common stock on the date of grant). The stock option vested with respect to 3,584 shares on the last calendar day of September, October and November of 2022, and the balance of the stock option vested in monthly installments as nearly equal as possible (approximately 6,571 shares each) on the last calendar day of each month from December 2022 through August 2023. The total expense recognized for the years ended December 31, 2023 and 2022 was $125,783 and $41,449, respectively.

In November 2021, the Company executed founder option agreements with four Class F members. The terms of the agreements grant each founder the right and option to purchase common stock up to 25% of the total shares in the Founders’ Option Pool upon the consummation of the Company’s IPO. The Founder’s Option Pool is a pool of shares reserved for founding members of the Company and will be comprised of 15% of the total shares of common stock outstanding immediately prior to the initial closing of the IPO. The options will vest in 20% installments. Each installment will vest upon the closing price of common stock reaching certain milestones ranging from 200% to 600% of the IPO price. If the vesting condition is not achieved within three years of the grant date, the options will forfeit. As of December 31, 2023 and 2022, the options have not reached any of the vesting milestones required and as such, the probability of reaching each milestone has been factored into the value to be recognized over the three-year vesting period. As of December 31, 2023, three of the four members had terminated their agreements and only 375,000 options remained.

Equity-based compensation expense totaling $112,040 and $223,224 has been recognized relating to these stock options during 2023 and 2022, respectively. The total unrecognized equity-based compensation expense was $6,259 and $176,835 as of December 31, 2023 and 2022, respectively.

Stock option activity for the years ended December 31, 2023 and 2022 was as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2021	1,830,000	$9.86	8.18
Granted	701,893	3.37	10.00
Exercised	-	-	-
Forfeited	(957,001)	-	-
Outstanding at December 31, 2022	1,574,892	$9.67	8.94
Granted	1,500,000	0.50	5.00
Exercised	-	-	-
Forfeited	(2,628,333)	-	-
Outstanding at December 31, 2023	446,559	$8.88	8.08

Exercisable at December 31, 2023	71,559	$3.03	8.67

F-46

 9. EQUITY-BASED COMPENSATION (continued)

Warrants

On December 17, 2021, in connection with the Company’s IPO, the Company granted to the underwriter warrants to purchase up to 110,000 shares of common stock at $12 per share. These warrants vest one year from the date of issuance and are exercisable for four years after the vesting date.

As disclosed in Note 8, 3,143,969 warrants were granted as part of the Rights Offering in March 2023.

As of and for the years ended December 31, 2023 and 2022, the warrants to purchase common shares of the Company outstanding were as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2021	110,000	$12.00	4.96
Granted	-	-	-
Vested or released	-	-	-
Forfeited	-	-	-
Outstanding at December 31, 2022	110,000	$12.00	3.71
Granted	3,143,969	1.25	5.00
Vested or released	-	-	-
Forfeited	-	-	-
Outstanding at December 31, 2023	3,253,969	$1.61	4.16

The Company uses the Black-Scholes option-pricing model to estimate the fair value of equity-based awards. The inputs for the Black-Scholes valuation model require management’s significant assumptions. Prior to the Company’s IPO, the price per share of common stock was determined by the Company’s board based on recent prices of common stock sold in private offerings. Subsequent to the IPO, the price per share of common stock is determined by using the closing market price on the New York Stock Exchange on the grant date. The risk-free interest rate is based on the rate for U.S. Treasury securities at the date of grant with maturity dates approximately equal to the expected life at the grant date. The expected term for employee and nonemployee awards ranged from 5 to 10 years based on industry data, vesting period, contractual period, among other factors. The expected volatility was estimated at 75% based on historical volatility information of peer companies that are publicly available in combination with the Company’s calculated volatility since being publicly traded. The Company does not expect to pay dividends. For awards with a performance condition, stock compensation is recognized over the requisite service period if it is probably that the performance condition will be satisfied.

F-47

 10. INCOME TAXES

Components of the provision for income taxes for the years ended December 31, 2023 and 2022 were as follows:

	2023	2022
Current	$-	$-
Deferred	-	-
Total	$-	$-

No income tax benefit was recorded for the years ended December 31, 2023 and 2022 due to net losses and recognition of a valuation allowance. The following table represents a reconciliation of the tax expense computed at the statutory federal rate and the Company’s tax expense for the years ending December 31, 2023 and 2022:

	2023		2022
Tax expense (benefit) at statutory rate	$(2,229,000)	21.0%	$(3,193,000)	21.0%
State income tax expense (benefit), net of federal tax effect	(377,000)	3.6%	(162,000)	1.1%
Change in valuation allowance on deferred tax assets	2,360,000	-22.2%	3,355,000	-22.1%
Stock award forfeiture	440,000	-4.3%	-	-0.0%
Change in deferred tax rate	(102,000)	1.0%	-	0.0%
Return to provision adjustments	(92,000)	0.9%	-	0.0%
Income tax expense (benefit)	$-	0.0%	$-	0.0%

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets relate primarily to its net operating loss carry forwards and other balance sheet basis differences. In accordance with ASC 740, “Income Taxes,” the Company recorded a valuation allowance to fully offset the net deferred tax asset, because it is more likely than not that the Company will not realize future benefits associated with these deferred tax assets at December 31, 2023 and 2022. The tax effects of temporary differences and carry forwards that give rise to significant portions of the deferred tax assets are as follows:

	December 31, 2023	December 31, 2022
Deferred tax assets:
Deferred revenue	$1,000	$3,000
Amortization	1,000	1,000
Stock based compensation	120,000	868,000
Net operating losses	5,686,000	3,002,000
Inventory reserve	27,000	-
Accrued expenses	407,000	-
Prepaid expenses	(8,000)	-
Valuation allowance	(6,234,000)	(3,874,000)
Net deferred tax assets:	$-	$-

At December 31, 2023, the Company had federal and state net operating loss carry forwards of approximately $23.9 million and $9.1 million, respectively. At December 31, 2022, the Company had federal and state net operating loss carryforwards of approximately $13.3 million and $2.2 million, respectively. The net operating loss carry forwards have no expiration.

The Company recognizes uncertain tax positions in accordance with ASC 740 on the basis of evaluating whether it is more likely than not that the tax positions will be sustained upon examination by tax authorities. For those tax positions that meet the more-likely-than not recognition threshold, the Company recognized the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement. As of December 31, 2023 and 2022, the Company has no unrecognized tax benefits. There are no unrecognized tax benefits included on the balance sheet that

F-48

would, if recognized, impact the effective tax rate. The Company does not anticipate there will be a significant change in unrecognized tax benefits within the next 12 months.

The Company is subject to U.S. federal or state income tax examinations. The Company’s federal, state and local income tax returns are subject to examination by taxing authorities for the three years after the returns are filed, and the Company’s federal, state, and local income tax returns for 2022 and 2021 remain open to examination. Prior to the Company’s December 2021 conversion to a corporation, the Company was a limited liability company and therefore was a disregarded legal entity for income tax purposes. The Company’s policy is to recognize interest and penalties related to uncertain tax positions as a component of general and administrative expense.

F-49

 11. SUPPLIER AND CUSTOMER CONCENTRATION

The Company has an agreement with an unrelated party for various wine making activities, including production, bottling, labelling, and packaging. The Company pays certain storage, administrative fees and taxes related to the purchased goods. There is no specified term of the agreement but continues as additional blanket sales orders are issued. For the years ended December 31, 2023 and 2022, 100% and 96%, respectively, of the Company’s inventory purchases were from this supplier.

The Company also engages with other suppliers for the purchase of a select varietal of wine to be offered in limited quantities. There are no formal agreements due to the infrequency of activity with these suppliers.

A significant portion of the Company’s wholesale revenue comes from three national distributor customers that operate in several markets. For the years ended December 31, 2023 and 2022, 74% and 58% of the Company’s wholesale revenue came from these customers, respectively. At December 31, 2023 and 2022, these customers accounted for 73% and 90%, respectively, of accounts receivable.

12. COMMITMENTS AND CONTINGENCIES

License agreements

During March 2021, the Company entered into two license agreements with certain equity investors for marketing and advertising services. These two agreements were terminated during the third quarter of 2023 and the remaining prepaid license fee was expensed. The net expense relating to the agreements was $1,000,500 and $380,000 for the years ended December 31, 2023 and 2022, respectively.

Sponsorship Agreements

The estimated expense for the sponsorship agreements as described in Note 7 for the periods subsequent to December 31, 2023 is as follows:

Sponsorship Agreements
2024	$162,553

F-50

 13. TRANSACTIONS WITH RELATED PARTIES

The Company had an arrangement with Rabbit Hole Equity, LLC (RHE), a related party due to common ownership, under which RHE provided development, administrative and financial services to the Company. RHE is solely owned by the majority member of Nechio and Novak, LLC, which is the majority shareholder of the Company. Under the agreement, the Company will pay or reimburse RHE, as applicable, for any expenses it, or third parties acting on its behalf, incurs for the Company. For any selling, general and administrative activities performed by RHE or RHE employees, RHE, as applicable, charged back the employee salaries and wages, rent and related utilities. Beginning in December 2021, the Company entered into a payroll arrangement with a third party and now incurs employee salary and wage expenses directly.

The shared expenses are as follows for the years ended December 31, 2023 and 2022:

	2023	2022
Rent	$-	$94,436
Utilities	-	5,470
	$-	$99,906

In October 2021, the Company issued a promissory note to a Class F member in exchange for $216,000. The term of the note was the later of 2 months from the date of the note or upon successful consummation of the IPO. The annual interest rate on the note was the maximum legal amount allowed under the applicable usury laws minus 1%, which was 7% at December 31, 2021. The Company may repay all or any portion of the principal balance at any time without penalty. The total amount of interest accrued on this note as of December 31, 2021 was $9,125. In January 2022, the Company repaid the $216,000 promissory note in full plus accrued interest of $9,125.

In October 2021, the Company entered into a service agreement with Appellation Brands, LLC, a related party due to common ownership in the wine industry, to provide representation and distribution services. As of June 13, 2022, the original agreement was terminated. Prior to termination, the Company received a management fee of $50,000 per month plus a tiered fee ranging between $5.00 and $6.50 per case of the products sold. For the year ended December 31, 2022, the Company had recognized $297,224 in service revenue related to this agreement. In the year ended December 31, 2022, the Company purchased inventory from Appellation Brands, LLC in the amount of $195,116.

In January 2022, the Company entered into a consulting agreement with FELCS, LLC, an entity owned by Damian Novak to provide consulting and advisory services to the Company in exchange for $25,000 per month. The agreement expires in December 2022, subject to automatic one-year renewals unless written notice to terminate the contract is given by either party. For the year ended December 31, 2022, the Company recognized $275,000 in total expense related to this agreement. This agreement was terminated in November 2022.

In April 2022, the Company amended its agreement with Whetstone Consulting to include additional bonus commissions ranging from $5,000 to $100,000 subject to specific distribution milestones in addition to the existing $5,000 per month base compensation. The agreement has an initial term of one year and automatically renews for successive one-year periods unless terminated by either party with advance notice. This agreement terminated in May 2023 when the consultant was hired as an employee of the company. For the years ended December 31, 2023, and 2022, the Company recognized base compensation and commissions expense related to this agreement totaling $40,000 and $90,000, respectively.

F-51

 14. LEGAL PROCEEDINGS

Timothy Michaels

On February 24, 2022, Timothy Michaels, the former Chief Operating Officer of the Company, signed a Separation Agreement and Release (the “Separation Agreement”) in connection with the termination of his employment with the Company, which occurred on February 7, 2022.

On May 27, 2022, Mr. Michaels filed a complaint against the Company in the Fourth Judicial District Court, Hennepin County, Minnesota, alleging that the Company breached the February 24, 2022 Separation Agreement by including a restricted “lock-up” legend on shares of the Company’s common stock issued to Mr. Michaels pursuant to the Settlement Agreement. The complaint also included counts alleging breach of the implied covenant of good faith and fair dealing, issuer liability under Minn. Stat. § 336.8-401 for delay in removing or directing the Company’s transfer agent to remove the lock-up legend from the shares, conversion and civil theft.

The Company has denied the allegations and intends to vigorously defend against the lawsuit. The Company made a motion seeking dismissal of the conversion and civil theft counts, which was granted by the Fourth Judicial District Court, Hennepin County, Minnesota on October 31, 2022. On August 9, 2023, the Company moved for summary judgment on Mr. Michaels’ remaining claims. A jury trial commenced on January 23, 2024. During trial, on January 24, 2024, the Company filed a motion for judgement in favor of the Company as a matter of law, which was denied by the Court. On January 25, 2024, the jury in the lawsuit rendered a verdict against the Company awarding damages to Mr. Michaels in the amount of $585,976.25, which is included in settlement payable in the accompanying balance sheet. On February 22, 2024, the Company filed a renewed motion for post-verdict judgment in favor of the Company as a matter of law. On February 26, 2024, the Judge in the lawsuit denied the renewed motion for post-verdict judgment.

Website-related Plaintiff’s Lawsuit

On January 26, 2024, the Company was served with a complaint filed in the United States District Court for the Southern District of New York alleging that the Company has failed to design, construct, maintain and operate its Internet website to be fully accessible to and independently usable by blind or visually-impaired persons, thereby denying blind and visually-impaired persons with equal access to the Company’s goods and services in violation of the Title III of the Americans with Disabilities Act of 1990 and the New York Human Rights Law, the New York Civil Rights Law. On February 16, 2024, the Company filed an Answer to the complaint denying the plaintiff’s allegations and asserting affirmative defenses thereto.

Janelle Anderson Litigation Settlement and Related Founder Share Forfeitures

The Company was a party to an action pending in Hennepin County District Court, captioned Janelle Anderson v. Fresh Vine Wine, Inc., Damian Novak, and Rick Nechio, Court File No. 27-CV-22-11491 (the “Lawsuit”), in which Ms. Anderson alleged, among other things, that the Company terminated her employment in retaliation for reports of alleged wrongdoing pursuant to the Minnesota Whistleblower Act. Defendants also included Damian Novak, former Executive Chairman and a former director of the Company, and Rick Nechio, former interim Chief Executive Officer and a director of the Company. The suit was dismissed on March 6, 2023, with prejudice.

On January 27, 2023, the Company entered into a Global Mutual Compromise, Release and Settlement Agreement (the “Settlement Agreement”) among Ms. Anderson and each of Messrs. Novak and Nechio. Pursuant to the Settlement Agreement, Ms. Anderson agreed to dismiss the Lawsuit with prejudice and to file with the court any and all documents necessary to effect such dismissal with prejudice within five business days after all settlement consideration has been actually received by her, and the parties agreed to general mutual releases. The Company also agreed to indemnify Ms. Anderson and hold her harmless against any liability, civil damages, penalties, or fines claimed against her for any of her actions done within the course and scope of her employment with the Company as required by Minn. Stat. §181.970, and under any applicable insurance policies, including but not limited to any directors and officers policies. The Settlement Agreement also contains a non-disparagement provision.

F-52

 14. LEGAL PROCEEDINGS (continued)

Janelle Anderson Litigation Settlement and Related Founder Share Forfeitures (continued)

As consideration for Ms. Anderson’s dismissal and release, and provided that she does not revoke or rescind the Settlement Agreement within prescribed time periods, the Company agreed to make a cash payment to Ms. Anderson in the amount of $1,250,000, less certain attorney fees and relevant taxes and other withholdings, in a lump sum. The Company recouped approximately $805,000 of this cash payment from insurance coverage. The cash payment is in addition to the $400,000 that the Company previously paid to Ms. Anderson in January 2023 in respect of 2022 bonus compensation earned by Ms. Anderson under her employment agreement while employed by the Company. Also as contemplated by the Settlement Agreement, the Company and Ms. Anderson agreed to enter into a consulting agreement (the “Anderson Consulting Agreement”) pursuant to which Ms. Anderson would provide certain consulting services to the Company for a period of six months. As consideration for such services, the Company agreed to grant and issue to Ms. Anderson 500,000 shares of the Company’s common stock (the “Anderson Consulting Shares”) from the Company’s 2021 Equity Incentive Plan (the “Anderson Consulting Share Grant”). The cash payment and the Anderson Consulting Share Grant were scheduled to be made at the “closing” of the Settlement Agreement (the “Settlement Closing”), subject to Ms. Anderson not revoking or rescinding the Settlement Agreement during the applicable revocation period. The Settlement Closing was completed on February 20, 2023, with prejudice. No additional expense has been recorded during 2023 regarding this matter.

Also pursuant to the Settlement Agreement, Damian Novak, former Executive Chairman and director, resigned as Executive Chairman and removed himself from his management duties with the Company effective February 20, 2023, and has resigned from our board of directors promptly following completion of the subscription rights offering on March 14, 2023. In addition, Rick Nechio, the Company’s former interim Chief Executive Officer and director, resigned from our board of directors effective February 20, 2023.

In conjunction with entering into the Settlement Agreement, Rick Nechio and Damian Novak entered into Agreements to Forfeit Shares of Common Stock (the “Forfeiture Agreements”) pursuant to which each agreed to forfeit and transfer back to the Company without consideration 250,000 shares of common stock of the Company held by them (a total of 500,000 shares), to enable the Company to issue the Anderson Consulting Shares to Ms. Anderson without subjecting the Company’s other stockholders to dilution therefrom (the “Anderson Consulting-related Forfeitures”). The Anderson Consulting-related Forfeitures became effective in connection with the Settlement Closing.

15. SUBSEQUENT EVENTS

Agreement and Plan of Merger with Notes Live, Inc.

On January 25, 2024, the Company, FVW Merger Sub, Inc., a Colorado corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Notes, Live, Inc., a Colorado corporation (“Notes Live”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Notes Live, with Notes Live continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”).

F-53

 15. SUBSEQUENT EVENTS (continued)

Agreement and Plan of Merger with Notes Live, Inc. (continued)

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (i) each then outstanding share of Notes Live common stock (collectively, “Notes Live common stock”) (which comprises all of Notes Live’s outstanding capital stock) will be converted into the right to receive a number of shares of Fresh Vine common stock calculated in accordance with the Merger Agreement (the “Exchange Ratio”), (ii) each then outstanding warrant to purchase Notes Live common stock will be exchanged (or otherwise amended) for a warrant exercisable (at an exercise price adjusted to reflect to the Exchange Ratio) to acquire that number of shares of Fresh Vine common stock equal to the number of warrant shares multiplied by the Exchange Ratio, and (iii) any then outstanding Notes Live promissory note that is convertible into Notes Live common stock will be exchanged, or otherwise amended, such that it will be convertible from and after the Merger into shares of Fresh Vine common stock at a per share conversion price adjusted to reflect the Exchange Ratio. Each share of Fresh Vine common stock and each option and warrant to purchase Fresh Vine common stock that is outstanding at the effective time of the Merger will remain outstanding in accordance with its terms and such shares of Fresh Vine common stock, options and warrants will be unaffected by the merger (subject adjustment based on the proposed Reverse Split described below).

As contemplated by the Merger Agreement, Fresh Vine intends to effect a reverse stock split at or around the effect date of the merger at a ratio that results in the Fresh Vine common stock satisfying the initial listing standards of the NYSE American stock exchange and the exchange ratio in the Merger being as near to one as reasonably practicable (i.e., so that each share of Notes Live capital stock will be exchanged in the Merger for approximately one share of Fresh Vine common stock) (the “Reverse Split”).

At the effective time of the Merger, the board of directors of Fresh Vine is expected to consist of seven members, all of whom will be designated by Notes Live.

Consummation of the Merger is subject to certain closing conditions, as described in the Merger Agreement.

The Merger Agreement contains certain termination rights of each of Fresh Vine and Notes Live. Upon termination of the Merger Agreement under specified circumstances, Fresh Vine may be required to pay Notes Live a termination fee of $1.0 million and/or reimburse Notes Live’s expenses up to a maximum of $500,000, and Notes Live may be required to pay Fresh Vine a termination fee of $1.0 million, reimburse Fresh Vine’s expenses up to a maximum of $500,000, and/or, at the election of Fresh Vine, redeem the Fresh Vine Equity Investment at the same price per share as the purchase price paid by Fresh Vine therefor.

Concurrently with the execution of the Merger Agreement, (a) officers, directors and certain 10% or greater shareholders of Notes Live (solely in their respective capacities as Notes Live shareholders) holding approximately 42% of the outstanding shares of Notes Live capital stock entitled to vote have entered into voting and support agreements with Fresh Vine to vote, among other things, all of their shares of Notes Live capital stock in favor of adoption of the Merger Agreement and the transactions contemplated thereby, and against any alternative acquisition proposals (the “Notes Live Support Agreements”), and (b) certain officers, directors and stockholders of Fresh Vine have entered into voting and support agreements with Notes Live to vote, among other things, all of their shares of Fresh Vine capital stock in favor of the Fresh Vine Shareholder Matters and against any alternative acquisition proposals (the “Fresh Support Agreements”, and together with the Notes Live Support Agreements, the “Support Agreements”).

F-54

F-55

Unaudited Interim Financial Statements

AMAZE SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2024 and December 31, 2023

	September 30,
	2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash	$369,179	$1,009,802
Accounts receivable	77,715	399,132
Accounts receivable – related party	180,642	-
Prepaid expenses	323,609	84,059
Total current assets	951,145	1,492,993

Fixed assets, net	452,591	632,712
Intangible assets, net	173,504	96,608
Prepaid expenses and other (long-term)	268,370	268,799

Total assets	$1,845,610	$2,491,112

Liabilities, and stockholders’ deficit
Current liabilities
Accounts payable	$4,857,580	$3,450,225
Accrued payroll	500,102	451,683
Accrued commissions	2,224,803	2,698,089
Accrued expenses	2,017,844	2,914,539
Accrued sales tax	623,908	1,366,883
Accrued interest	540,804	388,287
Customer deposits	2,662,284	638,281
Note payable, current portion	1,257,143	482,143
Deferred revenue	1,129	1,211
Total current liabilities	14,685,597	12,391,341

Long-term liabilities
Note payable, net of current portion	7,949,399	2,899,424
Total long-term liabilities	7,949,399	2,899,424
Total liabilities	22,634,996	15,290,765

Stockholders’ deficit
Series A preferred stock, $0.001 par value – 54,416,293 shares issued and outstanding at September 30, 2024 and December 31, 2023	54,416	54,416
Common stock, $0.001 par value – 5,043,550 and 4,927,766 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively (1)	5,044	4,928
Additional paid-in capital	69,789,461	68,559,789
Accumulated deficit	(90,638,307)	(81,418,786)
Total stockholders’ deficit	(20,789,386)	(12,799,653)

Total liabilities and stockholders’ deficit	$1,845,610	$2,491,112

(1) Subject to the terms and conditions of the Business Combination Agreement, at the Purchaser Merger Effective Time, each issued and outstanding Fresh Vine, Inc. equity interest shall be converted automatically into a number of shares of Pubco Common Stock.

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AMAZE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and nine months ended September 30, 2024 and 2023

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$4,070,952	$7,425,000	$15,059,308	$23,890,535
Cost of revenues	2,208,061	4,472,992	8,551,911	14,943,167
Gross profit	1,862,891	2,952,008	6,507,397	8,947,368

Selling, general and administrative expenses	5,112,536	6,498,210	13,898,486	22,299,281
Equity-based compensation	409,326	425,744	1,229,672	1,546,018
Depreciation and amortization	62,433	103,848	205,118	312,450
Operating loss	(3,721,404)	(4,075,794)	(8,825,879)	(15,210,381)

Other income	607,639	604,027	624,122	619,912
Interest expense	482,705	148,698	1,017,764	308,679

Net loss	$(3,596,470)	$(3,620,465)	$(9,219,521)	$(14,899,148)

Weighted average shares outstanding
Basic	59,459,843	52,084,243	59,429,939	50,135,062
Diluted	59,459,843	52,084,243	59,429,939	50,135,062

Net loss per share – basic	$(0.06)	$(0.07)	$(0.16)	$(0.30)
Net loss per share – diluted	$(0.06)	$(0.07)	$(0.16)	$(0.30)

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AMAZE SOFTWARE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Nine Month Periods Ended September 30, 2024 and 2023

(UNAUDITED)

	Preferred Stock Series A		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2022	44,756,496	$44,756	4,318,080	$4,318	$58,164,697	$(63,331,669)	$(5,117,898)
Issuance of common stock	-	-	608,437	609	3,501	-	4,110
Issuance of preferred stock	9,659,797	9,660	-	-	8,466,270	-	8,475,930
Equity-based compensation	-	-	-	-	1,546,018	-	1,546,018
Net loss	-	-	-	-	-	(14,899,148)	(14,899,148)
Balance, September 30, 2023	54,416,293	$54,416	4,926,517	$4,927	$68,180,486	$(78,230,817)	$(9,990,988)

	Preferred Stock Series A		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2023	54,416,293	$54,416	4,927,766	$4,928	$68,559,789	$(81,418,786)	$(12,799,654)
Issuance of common stock	-	-	115,784	116	-	-	116
Equity-based compensation	-	-	-	-	1,229,672	-	1,229,672
Net loss	-	-	-	-	-	(9,219,521)	(9,219,521)
Balance, September 30, 2024	54,416,293	$54,416	5,043,550	$5,044	$69,789,461	$(90,638,307)	$(20,789,387)

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AMAZE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2024 and 2023

(UNAUDITED)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(9,219,521)	$(14,899,148)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity-based compensation	1,229,672	1,546,018
Depreciation and amortization	205,118	312,450
Gain on extinguishment of debt	-	(621,014)
Amortization of debt discount	-	41,044
Changes in operating assets and liabilities
Accounts receivable	140,775	83,181
Interest receivable	-	309,407
Prepaid expenses and other	(239,121)	95,917
Accounts payable	1,407,355	1,272,596
Accrued payroll	48,419	147,571
Accrued commissions	(473,286)	(1,227,173)
Accrued expenses	(896,695)	(999,074)
Accrued sales tax	(742,975)	306,572
Customer deposits	2,024,003	(907,923)
Deferred revenue	(82)	(888)
Accrued interest	152,517	308,679
Net cash used in operating activities	(6,363,821)	(14,231,585)

Cash flows from investing activities
Purchase of fixed assets	(101,893)	(18,298)
Net cash used in investing activities	(101,893)	(18,298)

Cash flows from financing activities
Proceeds from issuance of common shares	116	3,694
Proceeds from issuance of preferred shares	-	50,000
Proceeds from note payable	7,649,975	8,736,839
Payments on note payable	(1,825,000)	(1,698,775)
Net cash provided by financing activities	5,825,091	7,091,758

Net decrease in cash	(640,623)	(7,158,125)

Cash - beginning of period	1,009,802	8,646,855

Cash - end of period	$369,179	$1,488,730

F-59

AMAZE SOFTWARE, INC.

Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS

Nature of Business

Amaze Software, Inc. (the “Company” or “Amaze”) is an innovative software company dedicated to empowering creators by providing comprehensive software solutions and services that facilitate e-commerce, social commerce, and integrated commerce selling experiences. Established in 2011 under the name Famous Industries, the company rebranded to Amaze in 2021 to better reflect its mission and broaden its focus on serving creators, entrepreneurs, and a diverse range of users seeking to build and enhance their online brands.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared and are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The financial statements include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair presentation of the financial statements. In certain instances, amounts reported in prior period financial statements have been reclassified to conform to the current financial statement presentation.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America (“U.S.”) as promulgated by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The accompanying consolidated financial statements include the accounts of Amaze Software, Inc. and Amaze Holding LLC, which are consolidated due to direct ownership.

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Liquidity and Capital Resources

As of September 31, 2024, the Company had approximately $369,000 in cash and deficiency in working capital of $13.7 million. As of December 31, 2023, the Company had cash of $1 million and deficiency in working capital of approximately $10.9 million. The decrease in working capital was primarily due to the increase in accounts payable and customer deposits as these liabilities increased by $3.4 million.

Management recognizes that the Company must obtain additional resources to successfully integrate its business plans. Management plans to continue to raise funds and/or refinance the indebtedness to support our operations for the next 12 months and beyond. However, no assurances can be given that we will be successful.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Cash

The Company maintains its cash in accounts at financial institutions, which may, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable

Accounts receivable consists of amounts owed to the Company for sales of the Company’s services on credit and are reported at net realizable value. Credit terms are extended to customers in the normal course of business. The Company estimates allowances for future returns and doubtful accounts based upon historical experience and its evaluation of the current status of receivables. Accounts considered uncollectible are written off against the allowance. As of September 30, 2024 and December 31, 2023 there was no allowance for doubtful accounts.

Revenue recognition

The Company’s total revenue reflects the sale of merchandise sales, digital product sales and shipping domestically and internationally. Revenues are recognized as the Company transfers control of promised goods or services to sellers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Each contract includes a single performance obligation to transfer control of the product to the customer. Control is transferred when the product is either shipped or delivered, depending on the shipping terms, at which point the Company recognizes the transaction price for the product as revenue. The Company has elected to account for shipping and handling as a fulfillment activity, with amounts billed to customers for shipping and handling included in total revenue.

ASC 606 notes that when another party is involved in providing goods or services to a customer, the entity should determine whether the nature of its promise is a performance obligation to provide the specified goods or services itself (that is, the entity is a principal) or to arrange for those goods or services to be provided by the other party (that is, the entity is an agent). The Company does not bear responsibility for inventory losses and does not have pricing determination; therefore, the Company would be considered the agent and revenue should be recognized as net sales.

Products are sold for cash or on credit terms. The Company has elected the practical expedient to not account for significant financing components as its payment terms are less than one year, and the Company determines the terms at contract inception. The Company’s sales terms do not allow for the right of return.

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The following table presents the percentages of total revenue disaggregated by sales channels for the nine months ended September 30, 2024 and 2023:

	2024	2023
Long-tail	78%	81%
Managed services	22%	19%
Total	100%	100%

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.

●	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The carrying values of cash, accounts receivable, accounts payable, deferred revenue and other financial working capital items approximate fair value at September 30, 2024 and December 31, 2023, due to the short maturity nature of these items.

 Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Additions and improvements to property and equipment are capitalized at cost. Depreciation of owned assets are computed using the straight-line method over the estimated useful lives. The cost of assets sold or retired, and the related accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in other income (expense) for the period. Expenditures on maintenance and repairs are charged to expense as incurred.

Intangible Assets

The Company capitalizes the fair value of intangible assets acquired in business combinations. Intangible assets are amortized on a straight-line basis over their estimated economic useful lives, generally the contract term. The Company performs valuations of assets acquired and liabilities assumed on each acquisition accounted for as a business combination and allocates the purchase price of each acquired business to its respective net tangible and intangible assets.

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Long-lived Assets

Long-lived assets such as fixed assets and intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There were no triggering events and no impairments of long-lived assets for the periods presented.

Customer Deposits

The Company records customer deposits when a customer makes a payment for a product purchase in advance of shipping goods. Revenue is recognized, and the customer deposit liability is reduced, once the shipment occurs and therefore this balance is related to customer orders that have not been fulfilled.

Accounts Payable

The Company records accounts payable at the invoice amount when goods or services are received, regardless of when payment is made. All vendor payables are recorded at their gross amount, with any discounts available being recognized as a separate income item when taken, and are typically due within 30 – 60 days.

Income Taxes

The Company recognizes uncertain tax positions in accordance with ASC 740 on the basis of evaluating whether it is more likely than not that the tax positions will be sustained upon examination by tax authorities. For those tax positions that meet the more-likely-than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement. The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense. There were no uncertain tax positions as of September 30, 2024 and December 31, 2023, and as such, no interest or penalties were recorded to income tax expense. As of September 30, 2024, the Company has no unrecognized tax benefits. There are no unrecognized tax benefits included on the balance sheet that would, if recognized, impact the effective tax rate. The Company does not anticipate there will be a significant change in unrecognized tax benefits within the next 12 months.

Advertising and Marketing

The Company expenses the costs of advertising and marketing as incurred. Advertising and marketing expenses were approximately $368,000 and $713,000 for the three months ended September 30, 2024 and 2023, respectively and $640,000 and $2.7 million for the nine months ended September 30, 2024 and 2023, respectively.

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3. LOSS PER SHARE

Basic net loss per share is determined by dividing net loss attributable to common shareholders by the weighted-average shares outstanding during the period. Diluted EPS reflects potential dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period increased by the numbers of additional common shares that would have been outstanding if all potential common shares had been issued and were dilutive. However, potentially dilutive securities are excluded from the computation of diluted EPS to the extent that their effect is anti-dilutive. The following table shows the components of diluted shares for the periods ending:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Numerator:
Net loss	$(3,596,470)	$(3,620,465)	$(9,219,521)	$(14,899,148)

Denominator:
Basic – weighted shares outstanding	59,459,843	52,084,243	59,419,500	50,135,062
Dilutive effect from shares authorized	—	—	—	—
Diluted – weighted shares outstanding	59,459,843	52,084,243	59,419,500	50,135,062

Basic loss per share	$(0.06)	$(0.07)	$(0.16)	$(0.30)
Diluted loss per share	$(0.06)	$(0.07)	$(0.16)	$(0.30)

4. PREPAID EXPENSES

Prepaid expenses consist of the following at the periods presented:

	September 30, 2024	December 31, 2023
Prepaid subscription and service fees	$293,338	$53,788
Deposits	30,271	30,271
Total current prepaid expenses and other	323,609	84,059

Security deposits	268,370	268,799
Total	$591,979	$352,858

5. FIXED ASSETS

Fixed assets consisted of the following at the periods presented:

	September 30, 2024	December 31, 2023
Facilities equipment	$930,190	$917,229
Accumulated depreciation	(477,599)	(284,517)
Total	$452,591	$632,712

The Company has a useful life of 2-10 years for equipment. Depreciation was approximately $58,000 and $100,000 for the three months ended September 30, 2024 and 2023, respectively and $193,000 and $300,000 for the nine months ended September 30, 2024 and 2023, respectively.

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6. INTANGIBLE ASSETS

Intangible assets consisted of the following at the periods presented:

	September 30, 2024	December 31, 2023
Domain name	$146,389	$146,389
Developed technology	6,995	6,995
IP patent	78,274	78,274
	231,658	231,658
Accumulated amortization	(147,086)	(135,050)
	84,572	96,608
Goodwill	88,932	-
Total	$173,504	$96,608

The Company has a useful life of 5-10 years for intangibles. Amortization was approximately $4,000 for the three months ended September 30, 2024 and 2023 and $12,000 for the nine months ended September 30, 2024 and 2023.

The Company’s estimated future amortization of intangible assets is as follows:

Years Ending December 31,	Amount
2024 (3 months)	$4,013
2025	16,049
2026	16,049
2027	16,049
Thereafter	32,412
Total	$84,572

7. NOTES PAYABLE

The following table is a summary of the Company’s outstanding debts as of the periods presented:

	September 30, 2024	December 31, 2023
Convertible notes	3,899,399	2,899,424
Aedifex Investment LLC	4,050,000	-
ACH Capital West, LLC	1,257,143	482,143
	9,206,542	3,381,567
Less: current portion	(1,257,143)	(482,143)
Total long-term	$7,949,399	$2,899,424

In 2021, the Company entered into Convertible Note Purchase Agreements (the 2021 Convertible Note Purchase Agreements") with multiple accredited investors, pursuant to which the Company agreed to sell a principal amount of $1,900,000 convertible promissory notes that will be convertible into shares of the Company's Series A-1 Preferred Stock. The Notes bear interest of 8% and are due and payable on demand. Each Note will be converted into Series A-1 Preferred Stock at a conversion price equal to $0.66883 at closing.

In 2023, the Company entered into Note Purchase Agreements (the "2023 Note Purchase Agreements") with multiple accredited investors, pursuant to which the Company agreed to sell a principal amount of $7,000,000 of convertible promissory notes. In September 2023, these notes and the interest due on them were converted to Series A-3 Preferred Stock.

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In December 2023, the Company issued a note payable for the principal amount of $500,000 with ACH Capital West, LLC. The term was 7 months but in February 2024, the Company refinanced and received additional funding with the principal balance becoming $1,000,000. In July 2024, the Company refinanced the agreement to receive additional funding and adjust the principal balance to $1,600,000 with a due date of February 2025. In February 2025, the Company refinanced a principal balance of $865,000 with $1,124,500 due over 36 weeks.

On August 9th 2024, Adifex Holdings LLC (“Adifex”), Amaze Software, Inc. (“Amaze”), the stockholders of Amaze Software, Inc. and the Stockholder Representative entered into a Stock Purchase Agreement (the  “SPA”) pursuant to which Adifex will acquire 100% of the issued and outstanding capital stock of Amaze via a share exchange transaction, merger transaction or other business combination structure with a public company, (the “Transaction”).  At various times during the negotiation of the SPA, Adifex advanced working capital to Amaze.  Section 7.8 of the SPA provides that Amaze acknowledges that Adifex provided a series of bridge loans with an aggregate value of $4 million and that in connection with the closing of the Transaction Adifex will forgive such bridge loans.  On October 7, 2024 Adifex and Amaze signed a forgivable promissory note evidencing the bridge loans referenced in the SPA and additional funds to be advanced by Adifex after the signing of the SPA, which was subsequently amended on October 17th 2024.

Principal maturities of the Company’s notes payable are as follows:

Years Ending December 31,	Amount
2024	$1,120,000
2025	8,086,542
2026	-
2027	-
Total	$9,206,542

8. STOCKHOLDERS’ EQUITY

Series A Convertible Preferred Stock

On July 12, 2022, the Company entered into a Stock Purchase Agreement with ten accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a private placement (the “Offering”) shares of Series A-3 Preferred Stock. Pursuant to the Stock Purchase Agreement, the Purchasers collectively agreed to purchase up to 4,661,028 shares of Series A-3 Preferred Stock at a per share purchase price equal to $0.923652 for a total gross proceeds of $4,305,167.92 at the initial closing of the Offering (the “Initial Closing”), which occurred on July 12, 2022. The Stock Purchase Agreement was amended and restated on October 24, 2022, for the Company to issue and sell to six of the Purchasers and additional new accredited investor an additional 2,670,438 shares of Series A-3 Preferred Stock at a per share purchase price equal to $0.923652 for a total gross proceeds of $2,466,555.42 at a second closing, which occurred on October 24, 2022.

In September 2023, approximately $8.2 million in convertible debt was converted into 9,605,664 shares of Series A-3 Preferred Stock pursuant to their Convertible Promissory Notes from 2023.

9. EQUITY-BASED COMPENSATION

Stock Options

In 2023, the Company issued stock options to purchase 4,560,173 shares of its common stock to various employees of the Company. During the first nine months of 2024, the Company issued stock options to purchase 263,291 shares of common stock to various employees of the Company. Most options vest over a period of four years, with 25% vesting after one year and the remaining 75% vesting in equal monthly installments over the following 36

F-66

months and are exercisable for a period of ten years. Stock based compensation for stock options is estimated at the grant date based on the fair value calculated using the Black-Scholes method.

In April 2023, the Company issued stock options to purchase 200,000 shares of its common stock to an advisor of the Company. These options vested immediately and exercisable for a period of then years.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2023	9,908,041	$0.13	8.53
Granted	263,291	0.69	10.00
Exercised	(115,784)	-	-
Forfeited	(1,335,676)	-	-
Outstanding at September 30, 2024	8,719,872	$0.13	7.78

Exercisable at September 30, 2024	6,607,623	$0.12	7.68

10. INCOME TAXES

The Company has federal and state net operating loss carryforwards with a full valuation allowance against the deferred tax assets as of September 30, 2024. No income tax expense or benefit was recorded for the periods ended September 30, 2024 and December 31, 2023 due to the Company’s net loss position.

11. CUSTOMER CONCENTRATION

For the three and nine months ended September 31, 2024 and December 31, 2023, no creator was responsible for more than 10% of the Company’s gross sales.

12. COMMITMENT AND CONTINGENCIES

The Company accrues a liability and charges operations for the estimated costs of contingent liabilities, including adjudication or settlement of various asserted and unasserted claims existing as of the balance sheet date, where there is a reasonable possibility that a loss has been incurred and the loss (or range of probable loss) is estimable.

From time to time the Company may become subject to threatened and/or asserted claims arising in the ordinary course of our business. Other than the matter described below, management is not aware of any matters, either individually or in the aggregate, that are reasonably likely to have a material impact on the Company’s financial condition, results of operations or liquidity.

Legal Proceedings

The Company is subject to legal disputes and claims that arise in the ordinary course of business. The Company has resolved all litigation filed against it in 2022 and 2023 except for the following matter:

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G&I IX Aviation LLC v. Teespring, Inc. et al.

Amaze Holding Company LLC is a defendant in G&I IX Aviation LLC v. Teespring, Inc. et al., Case No. 23-CI-00220 in Boone County Circuit Court, Kentucky. When Amaze acquired certain assets of Teespring, Inc., pursuant to an Asset Purchase Agreement in November 2022, Teespring, Inc. leased commercial property located at 1201 Aviation Boulevard, Hebron, Kentucky, owned by Plaintiff G&I IX Aviation LLC (“G&I”). During and after APA negotiations, Amaze attempted to assume the lease, but Plaintiff refused to consent to the assignment of the lease unless Amaze paid previous obligations the landlord claimed Teespring. Inc. owed. Ultimately, G&I and Amaze never signed a consent to assignment of the lease. Plaintiff provided a notice of default on December 15, 2022, and filed its complaint against Teespring, Inc. and Amaze on February 1, 2023. On June 12, 2024, the court denied plaintiff’s motion for summary judgment against Amaze. The matter remains in discovery.

13. SUBSEQUENT EVENTS

The following legal disputes arose subsequent to September 30, 2024:

MyLocker.com, L.L.C. v. Amaze Holding Company LLC

On September 23, 2024, MyLocker.com L.L.C. (“MyLocker”) filed a complaint against Amaze Holding Company LLC, Case No. 24-013888, in Wayne County Circuit Court, Michigan. Amaze and MyLocker had entered into a Print Partner Services Level Agreement on June 12, 2023, under which MyLocker agreed to accept order fulfillment assignments from Amaze. MyLocker filed its September 23, 2024 complaint seeking payment of invoices issued to Amaze on August 8, 2024, August 22, 2024, September 6, 2024, and September 16, 2024. On November 11, 2024, the court entered a default judgment against Amaze in the amount of $81,772.24.

Secured Promissory Notes with Fresh Vine Wine, Inc

The Company and Fresh Vine Wine, Inc. (“Fresh Vine”) entered into a promissory note (the “Fresh Vine Note”) effective October 28, 2024, under which Fresh Vine agreed to lend to the Company the principal sum of up to $3.5 million. The Fresh Vine Note bears interest at 6.00% per annum until the closing date of the Business Combination (defined below). If the Business Combination does not close, the interest rate increases to 12% per annum from the date that negotiations cease. The unpaid principal plus accrued interest is due and payable on the date that is 9 months after the date on which Fresh Vine or the Company provides notice to the other that negotiations have ceased if the Business Combination is not closed. Provided there is no event of default, the Fresh Vine note will be forgiven on the date the Business Combination Agreement (detailed below) closes. The Fresh Vine Note is secured by all of the assets of Amaze Holding Company LLC.

Business Combination Agreement with Adifex

Fresh Vine and Adifex Holdings LLC, a Delaware limited liability company, or “Adifex”, have entered into a Business Combination Agreement, dated November 3, 2024, under which Fresh Vine formed a direct, wholly owned subsidiary, Amaze Holdings Inc. (“Pubco”), which in turn formed two direct, wholly owned subsidiaries, VINE Merger Sub Inc. (“VINE Merger Sub”) and Adifex Merger Sub LLC (“Adifex Merger Sub”). Upon satisfaction or waiver of the conditions to closing in the Business Combination Agreement, VINE Merger Sub will consummate the VINE Merger with and into Fresh Vine, with Fresh Vine surviving the merger as a direct, wholly owned subsidiary of Pubco, and Adifex Merger Sub will consummate the Adifex Merger with and into Adifex with Adifex surviving the merger as a direct, wholly owned subsidiary of Pubco. Upon consummation of the Business Combination, Fresh Vine and Adifex will each be a wholly owned subsidiary of Pubco and, as a result, Pubco will hold what today are Fresh Vine’s and Adifex’ independent businesses. Also, at the effective time of the VINE merger, (each outstanding warrant to purchase shares of Fresh Vine capital stock will be exchanged (or otherwise amended) for a warrant to purchase shares of Pubco common stock.

The Business Combination Agreement contains customary representations, warranties and covenants, including covenants obligating the Company, during the period prior to closing, to conduct its business and operations in the ordinary course of business and not to engage in certain specified activities without Fresh Vine’s prior consent.

F-68

Consummation of the Business Combination is subject to the satisfaction or waiver of certain closing conditions, including without limitation, approval by the Fresh Vine’s stockholders of the Business Combination Agreement, including the Business Combination, completion of the acquisition of Amaze by Adifex, and the Company having raised up to $10,000,000 through the sale of its equity or debt securities to cover transaction expenses and for working capital purposes.

The Business Combination Agreement may be terminated in certain limited circumstances including (i) by mutual written consent of Fresh Vine and Adifex; (ii) by either Fresh Vine or Adifex if the VINE Merger and the Adifex Merger have not have been consummated by April 30, 2025 (subject to extension) (iii) by either Fresh Vine or Adifex if a court of competent jurisdiction or governmental authority has issued a final and nonappealable order, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting any of the transactions contemplated by the Business Combination Agreement; (iv) by either Fresh Vine or Adifex upon a breach of any representation, warranty, covenant, or agreement in the Business Combination Agreement by the other party; or (v) by Fresh Vine, upon Fresh Vine’s board of directors authorizing Fresh Vine to enter into a permitted alternative agreement in the manner set forth in the Business Combination Agreement.

F-69

AMAZE SOFTWARE, INC.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

Amaze Software, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Amaze Software, Inc. (the “Company”) as of December 31, 2023, and 2022, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

January 4, 2025

F-70

AMAZE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2023 and 2022

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash	$1,009,802	$8,646,855
Accounts receivable	399,132	480,384
Interest receivable	-	309,407
Prepaid expenses	84,059	500,220
Total current assets	1,492,993	9,936,866

Fixed assets, net	632,712	1,028,775
Intangible assets, net	96,608	112,657
Prepaid expenses and other (long-term)	268,799	300,129

Total assets	$2,491,112	$11,378,427

Liabilities, and stockholders’ deficit
Current liabilities
Accounts payable	$3,450,225	$2,201,701
Accrued payroll	451,683	302,408
Accrued commissions	2,698,089	3,725,285
Accrued expenses	2,914,539	3,735,235
Accrued sales tax	1,366,883	791,073
Accrued interest	388,287	212,226
Customer deposits	638,281	1,347,146
Note payable, current portion	482,143	1,858,956
Deferred revenue	1,211	2,506
Total current liabilities	12,391,341	14,176,536

Long-term liabilities
Note payable, net of current portion	2,899,424	2,319,789

Total liabilities	15,290,765	16,496,325

Stockholders’ deficit
Series A preferred stock, $0.001 par value – 54,416,293 and 44,756,496 shares issued and outstanding at December 31, 2023 and 2022, respectively	54,416	44,756
Common stock, $0.001 par value – 4,927,766 and 4,318,080 shares issued and outstanding at December 31, 2023 and 2022, respectively	4,928	4,318
Additional paid-in capital	68,559,789	58,164,697
Accumulated deficit	(81,418,786)	(63,331,669)
Total stockholders’ deficit	(12,799,653)	(5,117,898)

Total liabilities and stockholders’ deficit	$2,491,112	$11,378,427

F-71

AMAZE SOFTWARE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2023 and 2022

	Year ended December 31,
	2023	2022

Revenue	$31,952,480	$14,932,679
Cost of revenue	19,836,141	7,979,341
Gross profit	12,116,339	6,953,338

Selling, general and administrative expenses	28,115,616	13,202,589
Equity-based compensation	1,925,321	1,392,307
Depreciation and amortization	411,149	89,346
Operating loss	(18,335,747)	(7,730,904)

Other income (expense)	642,676	(7,456,063)
Interest expense	394,046	160,220

Net loss	$(18,087,117)	$(15,347,187)

Weighted average shares outstanding
Basic	52,456,003	40,934,394
Diluted	52,456,003	40,934,394

Net loss per share - basic	$(0.34)	$(0.37)
Net loss per share - diluted	$(0.34)	$(0.37)

F-72

AMAZE SOFTWARE, INC

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2023 and 2022

					Additional
	Preferred Stock – Series A		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at December 31, 2021	37,479,163	$37,479	65,933	$66	$50,615,932	$(47,984,482)	$2,668,995
Issuance of common stock	-	-	4,252,147	4,252	-	-	4,252
Issuance of preferred stock	7,277,333	7,277	-	-	6,156,458	-	6,163,735
Equity-based compensation	-	-	-	-	1,392,307	-	1,392,307
Net Loss	-	-	-	-	-	(15,347,187)	(15,347,187)
Balances at December 31, 2022	44,756,496	44,756	4,318,080	4,318	58,164,697	(63,331,669)	(5,117,898)
Issuance of common stock	-	-	609,686	610	3,501	-	4,111
Issuance of preferred stock	9,659,797	9,660	-	-	8,466,270	-	8,475,930
Equity-based compensation	-	-	-	-	1,925,321	-	1,925,321
Net loss	-	-	-	-	-	(18,087,117)	(18,087,117)
Balances at December 31, 2023	54,416,293	$54,416	4,927,766	$4,928	$68,559,789	$(81,418,786)	$(12,799,653)

F-73

AMAZE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2023 and 2022

	2023	2022
Cash flows from operating activities
Net loss	$(18,087,117)	$(15,347,187)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	411,149	89,346
Equity-based compensation	1,925,321	1,392,307
Gain on disposal of fixed assets	(31,774)	-
Gain on extinguishment of debt	(615,980)	(477,111)
Amortization of debt discount	41,044	336,043
Changes in operating assets and liabilities
Accounts receivable	81,252	(480,384)
Interest receivable	309,407	(309,407)
Prepaid expenses and other	447,491	(696,710)
Accounts payable	1,331,548	2,135,543
Accrued compensation	149,275	116,813
Accrued payroll	(1,027,196)	3,725,285
Accrued expenses	(903,719)	3,566,520
Accrued sales tax	575,810	791,073
Customer deposits	(708,865)	1,347,146
Deferred revenue	(1,295)	(1,289)
Accrued interest	176,061	163,745
Net cash used in operating activities	(15,927,588)	(3,648,267)

Cash flows from investing activities
Proceeds from sale of fixed assets	46,000	-
Purchase of fixed assets	(18,298)	(1,096,516)
Net cash used in investing activities	27,702	(1,096,516)

Cash flows from financing activities
Proceeds from issuance of common shares	4,111	4,252
Proceeds from issuance of preferred shares	239,091	6,156,458
Proceeds from note payable	9,736,263	3,143,250
Payments on note payable	(1,716,632)	(824,629)
Net cash provided by financing activities	8,262,833	8,479,331

Net decrease in cash	(7,637,053)	3,734,548

Cash - beginning of period	8,646,855	4,912,307

Cash - end of period	$1,009,802	$8,646,855

F-74

AMAZE SOFTWARE, INC.

Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS

Nature of Business

Amaze Software, Inc. (the “Company” or “Amaze”) is an innovative software company dedicated to empowering creators by providing comprehensive software solutions and services that facilitate e-commerce, social commerce, and integrated commerce selling experiences. Established in 2011 under the name Famous Industries, the company rebranded to Amaze in 2021 to better reflect its mission and broaden its focus on serving creators, entrepreneurs, and a diverse range of users seeking to build and enhance their online brands.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared and are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The financial statements include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair presentation of the financial statements. In certain instances, amounts reported in prior period financial statements have been reclassified to conform to the current financial statement presentation.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America (“U.S.”) as promulgated by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The accompanying consolidated financial statements include the accounts of Amaze Software, Inc. and Amaze Holding LLC, which are consolidated due to direct ownership.

Liquidity and Capital Resources

As of December 31, 2023, the Company maintained $1 million in cash reserves with a working capital deficiency of $11 million. This reflects a strategic allocation of resources to support operational growth and investment in key business areas. In comparison, as of December 31, 2022, the Company had $9 million in cash and a working capital deficit of $4 million. The change was primarily driven by a targeted deployment of $7.6 million, ensuring the Company’s continued ability to execute its long-term strategy and sustain its market position.

The Company believes that its existing cash, coupled with additional capital raised through debt financing, will provide adequate liquidity to support ongoing operations and growth initiatives for at least 12 months from the filing of this report. Management remains focused on capital efficiency and cash flow optimization, ensuring that financial resources are utilized effectively to drive operational performance and revenue expansion.

As of December 31, 2023, the Company had $12.4 million in current liabilities, reflecting its commitment to fulfilling short-term obligations while maintaining operational flexibility. The breakdown of these liabilities includes:

●	$5.5 million in vendor payables and accrued payroll,
●	$2.7 million in accrued commissions,
●	$1.4 million in accrued sales tax, and
●	$482,000 as the current portion of notes payable.

F-75

The Company reported an accumulated deficit of $81 million as of December 31, 2023, reflecting the investments made in product development, strategic initiatives, and market expansion. Management is actively exploring opportunities to strengthen the Company's capital structure by securing additional funding through strategic partnerships, equity financing, and revenue-driven growth. While there is an expectation for additional capital needs, the Company remains proactive in identifying favorable financing opportunities, ensuring alignment with its long-term objectives.

Management is confident in the Company’s ability to navigate its financial landscape effectively, leveraging a combination of cost optimizations, revenue enhancements, and capital market strategies. Although external financing may be required to further accelerate growth, the Company is well-positioned to capitalize on favorable market conditions and strategic business opportunities.

While these factors present financial challenges, they also underscore the Company’s ongoing commitment to strengthening its financial position and enhancing long-term sustainability. The accompanying financial statements do not include any adjustments related to the potential recoverability of assets, classification of liabilities, or other financial modifications that may be necessary under a different operating scenario.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

 Cash

The Company maintains its cash in accounts at financial institutions, which may, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable

Accounts receivable consists of amounts owed to the Company for sales of the Company’s services on credit and are reported at net realizable value. Credit terms are extended to customers in the normal course of business. The Company estimates allowances for future returns and doubtful accounts based upon historical experience and its evaluation of the current status of receivables. Accounts considered uncollectible are written off against the allowance. As of December 31, 2023 and 2022 there was no allowance for doubtful accounts.

Revenue recognition

The Company’s total revenue reflects the sale of merchandise sales, digital product sales and shipping domestically and internationally. Revenues are recognized as the Company transfers control of promised goods or services to sellers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Each contract includes a single performance obligation to transfer control of the product to the customer. Control is transferred when the product is either shipped or delivered, depending on the shipping terms, at which point the Company recognizes the transaction price for the product as revenue. The Company has elected to account for shipping and handling as a fulfillment activity, with amounts billed to customers for shipping and handling included in total revenue.

ASC 606 notes that when another party is involved in providing goods or services to a customer, the entity should determine whether the nature of its promise is a performance obligation to provide the specified goods or services itself (that is, the entity is a principal) or to arrange for those goods or services to be provided by the other party (that is, the entity is an agent). The Company does not bear responsibility for inventory losses and does not have pricing determination; therefore, the Company would be considered the agent and revenue should be recognized as net sales.

F-76

Products are sold for cash or on credit terms. The Company has elected the practical expedient to not account for significant financing components as its payment terms are less than one year, and the Company determines the terms at contract inception. The Company’s sales terms do not allow for the right of return.

The following table presents the percentages of total revenue disaggregated by sales channels for the years ended December 31, 2023 and 2022:

	2023	2022
Long-tail	80%	84%
Managed services	20%	16%
Total	100%	100%

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.

●	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The carrying values of cash, accounts receivable, accounts payable, deferred revenue and other financial working capital items approximate fair value at December 31, 2024 and 2023, due to the short maturity nature of these items.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Additions and improvements to property and equipment are capitalized at cost. Depreciation of owned assets are computed using the straight-line method over the estimated useful lives. The cost of assets sold or retired, and the related accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in other income (expense) for the year. Expenditures on maintenance and repairs are charged to expense as incurred.

Intangible Assets

The Company capitalizes the fair value of intangible assets acquired in business combinations. Intangible assets are amortized on a straight-line basis over their estimated economic useful lives, generally the contract term. The Company performs valuations of assets acquired and liabilities assumed on each acquisition accounted for as a business combination and allocates the purchase price of each acquired business to its respective net tangible and intangible assets.

F-77

Long-lived Assets

Long-lived assets such as fixed assets and intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There were no triggering events and no impairments of long-lived assets for the years presented.

Customer Deposits

The Company records customer deposits when a customer makes a payment for a product purchase in advance of shipping goods. Revenue is recognized, and the customer deposit liability is reduced, once the shipment occurs and therefore this balance is related to customer orders that have not been fulfilled.

Accounts Payable

The Company records accounts payable at the invoice amount when goods or services are received, regardless of when payment is made. All vendor payables are recorded at their gross amount, with any discounts available being recognized as a separate income item when taken, and are typically due within 30 – 60 days.

Income Taxes

The Company recognizes uncertain tax positions in accordance with ASC 740 on the basis of evaluating whether it is more likely than not that the tax positions will be sustained upon examination by tax authorities. For those tax positions that meet the more-likely-than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement. The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense. There were no uncertain tax positions as of December 31, 2023 and 2022, and as such, no interest or penalties were recorded to income tax expense. As of December 31, 2023 and 2022, the Company has no unrecognized tax benefits. There are no unrecognized tax benefits included on the balance sheet that would, if recognized, impact the effective tax rate. The Company does not anticipate there will be a significant change in unrecognized tax benefits within the next 12 months.

Equity-Based Compensation

The Company measures equity-based compensation cost, according to ASC 718, at the grant date based on the fair value of the award and recognizes the compensation expense over the requisite service period, which is generally the vesting period. The Company recognizes any forfeitures as they occur.

See Note 9 for further discussion of equity-based compensation incurred in 2024 and 2023.

Advertising and Marketing

The Company expenses the costs of advertising and marketing as incurred. Advertising and marketing expenses were approximately $3.1 million and $1.1 million for the years ended December 31, 2023 and 2022, respectively.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments–Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, and also issued subsequent amendments to the initial guidance, collectively, ASC 326, to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that requires the reflection of expected credit losses and will also require consideration of a broader range of reasonable and supportable information to determine credit loss estimates. For many entities with financial instruments, the standard will require the use of a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses, which may result in the earlier recognition of credit losses on financial instruments. The Company adopted this guidance during the quarter ended March 31, 2023, which had no material impact on the financial statements.

F-78

3. LOSS PER SHARE

Basic net loss per share is determined by dividing net loss attributable to common shareholders by the weighted-average shares outstanding during the period. Diluted EPS reflects potential dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period increased by the numbers of additional common shares that would have been outstanding if all potential common shares had been issued and were dilutive. However, potentially dilutive securities are excluded from the computation of diluted EPS to the extent that their effect is anti-dilutive. The following table shows the components of diluted shares for the periods ending:

	December 31, 2023	December 31, 2022
Numerator:
Net loss	$(18,087,117)	$(15,347,187)

Denominator:
Basic – weighted shares outstanding	52,456,003	40,934,394
Dilutive effect from shares authorized	-	-
Diluted – weighted shares outstanding	52,456,003	40,934,394

Basic loss per share	$(0.34)	$(0.37)
Diluted loss per share	$(0.34)	$(0.37)

4. PREPAID EXPENSES

Prepaid expenses consist of the following at December 31:

	2023	2022
Prepaid subscription and service fees	$53,788	$482,677
Deposits	30,271	17,543
Total current prepaid expenses and other	84,059	500,220

Security deposits	268,799	300,129
Total	$352,858	$800,349

5. FIXED ASSETS

Fixed assets consisted of the following at December 31:

	2023	2022
Facilities equipment	$917,229	$992,014
Computer equipment	-	91,982
	917,229	1,083,996
Accumulated depreciation	(284,517)	(55,221)
Total	$632,712	$1,028,775

The Company has a useful life of 2-10 years for equipment. Depreciation was approximately $395,000 and $71,000 for the years ended December 31, 2023 and 2022, respectively.

F-79

6. INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

	2023	2022
Domain name	$146,389	$146,389
Developed technology	6,995	6,995
IP patent	78,274	78,273
	231,658	231,658
Accumulated amortization	(135,050)	(119,001)
Total	$96,608	$112,657

The Company has a useful life of 5-10 years for intangibles. Amortization was approximately $16,000 and $19,000 for the years ended December 31, 2023 and 2022, respectively.

The Company’s estimated future amortization of intangible assets is as follows:

Years Ending December 31,	Amount
2024	$16,049
2025	16,049
2026	16,049
2027	16,049
2028	14,650
Thereafter	17,764
Total	$96,608

7. NOTES PAYABLE

The following table is a summary of the Company’s outstanding debts as of December 31:

	2023	2022
Convertible notes	2,899,424	1,900,000
ACH Capital West, LLC	482,143	-
Clearco note	-	2,319,789
Unamortized debt issuance costs	-	(41,044)
Total	3,381,567	4,178,745
Less: current portion	(482,143)	(1,858,956)
Long-term debt	$2,899,424	$2,319,789

In 2021, the Company entered into Convertible Note Purchase Agreements (the 2021 Convertible Note Purchase Agreements") with multiple accredited investors, pursuant to which the Company agreed to sell a principal amount of $1,900,000 convertible promissory notes that will be convertible into shares of the Company's Series A-1 Preferred Stock. The Notes bear interest of 8% and are due and payable on demand. Each Note will be converted into Series A-1 Preferred Stock at a conversion price equal to $0.66883 at closing.

In 2023, the Company entered into Note Purchase Agreements (the "2023 Note Purchase Agreements") with multiple accredited investors, pursuant to which the Company agreed to sell a principal amount of $7,000,000 of convertible promissory notes. In September 2023, these notes and the interest due on them were converted to Series A-3 Preferred Stock.

F-80

The Company, as part of the asset purchase agreement in 2022, assumed the obligations of Teespring, Inc. under the Revenue Share Agreement dated May 30, 2022 between Teespring, Inc. and CFT Clear Finance Technology Corp. (“Clearco”) as amended by Amendment No. 1 entered by Clearco, Teespring, and Amaze Holding Company LLC on October 31, 2022. The Revenue Share Agreement was terminated pursuant to a termination letter dated August 31, 2023 between Clearco and the Company and all amounts outstanding were deemed paid in full. The Company recognized a gain on debt forgiveness of approximately $621,000 for the year ended December 31, 2023.

The Company submitted a loan forgiveness application to the U.S. Small Business Administration (“SBA”) for the Paycheck Protection Program (the “PPP”) and was approved for full forgiveness in 2022 and therefore recognized a gain on debt extinguishment of approximately $477,000.

In December 2023, the Company issued a note payable for the principal amount of $500,000 with ACH Capital West, LLC. The term was 7 months but in February 2024, the Company refinanced and received additional funding with the principal balance becoming $1,000,000. In July 2024, the Company refinanced the agreement to receive additional funding and adjust the principal balance to $1,600,000 with a due date of February 2025. In February 2025, the Company refinanced a principal balance of $865,000 with $1,124,500 due over 36 weeks.

As of December 31, 2023 and 2022, the unamortized debt discount was $0 and $41,044, respectively. The Company recognized approximately $41,000 and $336,000 of debt discount in interest expense for the years ended December 31, 2023 and 2022, respectively.

Principal maturities of the Company’s notes payable are as follows:

Years Ending December 31,	Amount
2024	$482,143
2025	2,899,424
2026	-
2027	-
Total	$3,381,567

8. STOCKHOLDERS’ EQUITY

Series A Convertible Preferred Stock

On July 12, 2022, the Company entered into a Stock Purchase Agreement with ten accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a private placement (the “Offering”) shares of Series A-3 Preferred Stock. Pursuant to the Stock Purchase Agreement, the Purchasers collectively agreed to purchase up to 4,661,028 shares of Series A-3 Preferred Stock at a per share purchase price equal to $0.92 for a total gross proceeds of $4,305,162 at the initial closing of the Offering (the “Initial Closing”), which occurred on July 12, 2022. The Stock Purchase Agreement was amended and restated on October 24, 2022, for the Company to issue and sell to six of the Purchasers and additional new accredited investor an additional 2,670,438 shares of Series A-3 Preferred Stock at a per share purchase price equal to $0.923652 for a total gross proceeds of $2,466,555 at a second closing, which occurred on October 24, 2022.

In September 2023, approximately $8.2 million in convertible debt was converted into 9,605,664 shares of Series A-3 Preferred Stock pursuant to their Convertible Promissory Notes from 2023.

F-81

9. EQUITY-BASED COMPENSATION

Stock Options

During the year ended December 31, 2023, the Company issued stock options to purchase 4,560,173 shares of its common stock to various employees of the Company. During the year ended December 31, 2022, the Company issued stock options to purchase 10,034,498 shares of common stock to various employees of the Company. Most options vest over a period of four years, with 25% vesting after one year and the remaining 75% vesting in equal monthly installments over the following 36 months and are exercisable for a period of ten years. Stock based compensation for stock options is estimated at the grant date based on the fair value calculated using the Black-Scholes method.

In May 2022, the Company issued stock options to purchase 200,000 shares of its common stock to board members of the Company. These options vest over 3 years in equal monthly installments and are exercisable for a period of ten years.

In April 2023, the Company issued stock options to purchase 200,000 shares of its common stock to an advisor of the Company. These options vested immediately and exercisable for a period of then years.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2021	2,361,680	$0.19	7.73
Granted	10,234,498	0.07	10.00
Exercised	(28,423)	-	-
Forfeited	(1,747,664)	-	-
Outstanding at December 31, 2022	10,820,091	$0.08	9.30
Granted	4,560,173	0.23	10.00
Exercised	(29,686)	-	-
Forfeited	(5,442,537)	-	-
Outstanding at December 31, 2023	9,908,041	$0.13	8.53

Exercisable at December 31, 2023	5,534,320	$0.13	4.80

10. INCOME TAXES

For the year ended December 31, 2023 and 2022, no income tax expense or benefit was recorded related to income taxes due to the Company’s overall operating results and the change in the valuation allowance. The components of income tax expense (benefit) for the year ended December 31, 2023 and 2022 are as follows:

	2023	2022
Current income tax expense (refund) - federal	$-	$-
Current income tax expense (refund) - state	-	-
Total current income tax expense (refund)	-	-

Deferred income tax expense (benefit) - federal	-	-
Deferred income tax expense (benefit) - state	-	-
Total deferred income tax expense (benefit)	-	-

Total provision for income taxes	$-	$-

11. CUSTOMER CONCENTRATION

For the year ended December 31, 2022, one creator was responsible for 23% of the Company’s gross sales however for the year ended December 31, 2023, no one source was responsible for more than 10% of the Company’s gross sales.

12. COMMITMENT AND CONTINGENCIES

The Company accrues a liability and charges operations for the estimated costs of contingent liabilities, including adjudication or settlement of various asserted and unasserted claims existing as of the balance sheet date, where there is a reasonable possibility that a loss has been incurred and the loss (or range of probable loss) is estimable.

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From time to time the Company may become subject to threatened and/or asserted claims arising in the ordinary course of our business. Other than the matter described below, management is not aware of any matters, either individually or in the aggregate, that are reasonably likely to have a material impact on the Company’s financial condition, results of operations or liquidity.

Legal Proceedings

The Company is subject to legal disputes and claims that arise in the ordinary course of business. The Company has resolved all litigation filed against it in 2022 and 2023 except for the following matter:

G&I IX Aviation LLC v. Teespring, Inc. et al.

Amaze Holding Company LLC is a defendant in G&I IX Aviation LLC v. Teespring, Inc. et al., Case No. 23-CI-00220 in Boone County Circuit Court, Kentucky. When Amaze acquired certain assets of Teespring, Inc., pursuant to an Asset Purchase Agreement in November 2022, Teespring, Inc. leased commercial property located at 1201 Aviation Boulevard, Hebron, Kentucky, owned by Plaintiff G&I IX Aviation LLC (“G&I”). During and after APA negotiations, Amaze attempted to assume the lease, but Plaintiff refused to consent to the assignment of the lease unless Amaze paid previous obligations the landlord claimed Teespring. Inc. owed. Ultimately, G&I and Amaze never signed a consent to assignment of the lease. Plaintiff provided a notice of default on December 15, 2022, and filed its complaint against Teespring, Inc. and Amaze on February 1, 2023. On June 12, 2024, the court denied plaintiff’s motion for summary judgment against Amaze. The matter remains in discovery.

13. SUBSEQUENT EVENTS

The following legal disputes arose subsequent to December 31, 2023:

MyLocker.com, L.L.C. v. Amaze Holding Company LLC

On September 23, 2024, MyLocker.com L.L.C. (“MyLocker”) filed a complaint against Amaze Holding Company LLC, Case No. 24-013888, in Wayne County Circuit Court, Michigan. Amaze and MyLocker had entered into a Print Partner Services Level Agreement on June 12, 2023, under which MyLocker agreed to accept order fulfillment assignments from Amaze. MyLocker filed its September 23, 2024 complaint seeking payment of invoices issued to Amaze on August 8, 2024, August 22, 2024, September 6, 2024, and September 16, 2024. On November 11, 2024, the court entered a default judgment against Amaze in the amount of $81,772.24.

Secured Promissory Notes with Fresh Vine Wine, Inc

The Company and Fresh Vine Wine, Inc. (“Fresh Vine”) entered into a promissory note (the “Fresh Vine Note”) effective October 28, 2024, under which Fresh Vine agreed to lend to the Company the principal sum of up to $3.5 million. The Fresh Vine Note bears interest at 6.00% per annum until the closing date of the Business Combination (defined below). If the Business Combination does not close, the interest rate increases to 12% per annum from the date that negotiations cease. The unpaid principal plus accrued interest is due and payable on the date that is 9 months after the date on which Fresh Vine or the Company provides notice to the other that negotiations have ceased if the Business Combination is not closed. Provided there is no event of default, the Fresh Vine note will be forgiven on the date the Business Combination Agreement (detailed below) closes. The Fresh Vine Note is secured by all of the assets of Amaze Holding Company LLC.

Business Combination Agreement with Adifex

Fresh Vine and Adifex Holdings LLC, a Delaware limited liability company, or “Adifex”, have entered into a Business Combination Agreement, dated November 3, 2024, under which Fresh Vine formed a direct, wholly owned subsidiary, Amaze Holdings Inc. (“Pubco”), which in turn formed two direct, wholly owned subsidiaries, VINE Merger Sub Inc. (“VINE Merger Sub”) and Adifex Merger Sub LLC (“Adifex Merger Sub”). Upon satisfaction or waiver of the conditions to closing in the Business Combination Agreement, VINE Merger Sub will consummate the VINE Merger with and into Fresh Vine, with Fresh Vine surviving the merger as a direct, wholly owned subsidiary of Pubco, and

F-83

Adifex Merger Sub will consummate the Adifex Merger with and into Adifex with Adifex surviving the merger as a direct, wholly owned subsidiary of Pubco. Upon consummation of the Business Combination, Fresh Vine and Adifex will each be a wholly owned subsidiary of Pubco and, as a result, Pubco will hold what today are Fresh Vine’s and Adifex’ independent businesses. Also, at the effective time of the VINE merger, (each outstanding warrant to purchase shares of Fresh Vine capital stock will be exchanged (or otherwise amended) for a warrant to purchase shares of Pubco common stock.

The Business Combination Agreement contains customary representations, warranties and covenants, including covenants obligating the Company, during the period prior to closing, to conduct its business and operations in the ordinary course of business and not to engage in certain specified activities without Fresh Vine’s prior consent.

Consummation of the Business Combination is subject to the satisfaction or waiver of certain closing conditions, including without limitation, approval by the Fresh Vine’s stockholders of the Business Combination Agreement, including the Business Combination, completion of the acquisition of Amaze by Adifex, and the Company having raised up to $10,000,000 through the sale of its equity or debt securities to cover transaction expenses and for working capital purposes.

The Business Combination Agreement may be terminated in certain limited circumstances including (i) by mutual written consent of Fresh Vine and Adifex; (ii) by either Fresh Vine or Adifex if the VINE Merger and the Adifex Merger have not have been consummated by April 30, 2025 (subject to extension) (iii) by either Fresh Vine or Adifex if a court of competent jurisdiction or governmental authority has issued a final and nonappealable order, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting any of the transactions contemplated by the Business Combination Agreement; (iv) by either Fresh Vine or Adifex upon a breach of any representation, warranty, covenant, or agreement in the Business Combination Agreement by the other party; or (v) by Fresh Vine, upon Fresh Vine’s board of directors authorizing Fresh Vine to enter into a permitted alternative agreement in the manner set forth in the Business Combination Agreement.

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Annex A – Business Combination Agreement

A-1

BUSINESS COMBINATION AGREEMENT

by and among

FRESH VINE WINE, INC.,

AMAZE HOLDINGS INC.

VINE MERGER SUB INC.

ADIFEX MERGER SUB LLC

and

ADIFEX HOLDINGS LLC

Dated November 3, 2024

Table of Contents

Section 1. Definitions and Interpretative Provisions.		2
1.1	Definitions.	2
1.2	Other Definitional and Interpretative Provisions	14
Section 2. Description of Transaction.		15
2.1	Closing Transactions	15
2.2	Closing	18
2.3	Amended Pubco Governing Documents	18
2.4	[Reserved]	18
2.5	[Reserved]	18
2.6	[Reserved]	18
2.7	[Reserved]	18
2.8	Further Actions	18
2.9	Tax Consequences	18
2.10	Withholding	19
Section 3. Representations and Warranties of the Company.		19
3.1	Organization and Good Standing	19
3.2	Authorization of Agreement.	19
3.3	Conflicts; Consents of Third Parties.	19
3.4	Non-Contravention; Consents.	20
3.5	Capitalization.	20
3.6	Financial Statements.	21
3.7	Absence of Changes; No Undisclosed Liabilities.	22
3.8	Real Property; Title to Assets	23
3.9	Intellectual Property.	24
3.10	Tangible Personal Property; Inventory Sufficiency.	27
3.11	Agreements, Contracts and Commitments.	27
3.12	Compliance with Laws; Permits.	29
3.13	Litigation.	29
3.14	Tax Matters.	30
3.15	Labor and Employment Matters.	31
3.16	Employee Benefit Plans.	32
3.17	Environmental Matters.	34
3.18	Insurance	34
3.19	Registration Statement	35
3.20	No Financial Advisors	35
3.21	Interested Party Transactions	35
3.22	Independent Investigation..	35
3.23	No Other Representations or Warranties.	35
Section 4. Representations and Warranties of VINE, Pubco, Company Merger Sub, and Purchaser Merger Sub.		36
4.1	Due Organization; Subsidiaries.	36
4.2	Organizational Documents.	36
4.3	Authority; Binding Nature of Agreement	36
4.4	Non-Contravention; Consents.	37
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4.5	Capitalization.	38
4.6	SEC Filings; Financial Statements.	39
4.7	Absence of Undisclosed Liabilities	40
4.8	Contracts and Commitments.	41
4.9	Compliance; Permits; Restrictions.	42
4.10	Legal Proceedings; Orders.	43
4.11	Tax Matters.	43
4.12	Employee and Labor Matters; Benefit Plans.	44
4.13	Transactions with Affiliates	47
4.14	No Financial Advisors	47
4.15	Valid Issuance	47
4.16	Registration Statement.	47
4.17	Independent Investigation..	47
4.18	No Other Representations or Warranties.	48
Section 5. Certain Covenants of the Parties.		48
5.1	Operation of VINE’s Business.	48
5.2	Operation of the Company’s Business.	49
5.3	Access and Investigation.	52
5.4	No Solicitation.	52
5.5	Notification of Certain Matters.	53
Section 6. Additional Agreements of the Parties.		54
6.1	Preparation of Registration Statement; VINE Shareholders’ Meeting and Approvals.	54
6.2	Efforts; Regulatory Approvals.	55
6.3	VINE Options.	56
6.4	Employee Benefits.	56
6.5	Indemnification of Officers and Directors.	56
6.6	Tax Matters.	57
6.7	Legends.	58
6.8	Officers and Directors.	58
6.9	Termination of Certain Agreements and Rights.	58
6.10	Section 16 Matters.	58
6.11	Allocation Certificate.	58
6.12	Public Announcements.	58
6.13	Obligations of Pubco, Company Merger Sub and Purchaser Merger Sub.	59
6.14	Bridge Loan.	59
6.15	Funding.	59
6.16	Employment Agreements.	59
6.17	Equity Incentive Plan.	59
6.18	Amaze Stock Purchase.	59
Section 7. Conditions Precedent to Obligations of Each Party.		60
7.1	No Restraints.	60
7.2	VINE Shareholders’ Approval.	60
7.3	Requisite Consents	60
7.4	No Adverse Law or Order	60
7.5	Regulatory Matters.	60
7.6	Registration Statement..	60
7.7	Funding.	60
A-3

Section 8. Additional Conditions Precedent to Obligations of VINE, Pubco, Company Merger Sub and Purchaser Merger Sub.		60
8.1	Accuracy of Representations.	60
8.2	Performance of Covenants	61
8.3	Documents	61
8.4	No Company Material Adverse Effect.	61
8.5	Amaze Stock Purchase.	61
Section 9. Additional Conditions Precedent to Obligations of the Company.		61
9.1	Accuracy of Representations.	61
9.2	Performance of Covenants.	62
9.3	Documents.	62
9.4	No VINE Material Adverse Effect.	62
9.5	VINE Board of Directors	62
9.6	Termination of VINE Options..	62
Section 10. Termination.		62
10.1	Termination.	62
10.2	Effect of Termination.	64
10.3	Expenses.	64
Section 11. Miscellaneous Provisions.		65
11.1	Non-Survival of Representations and Warranties.	65
11.2	Amendment.	65
11.3	Waiver.	65
11.4	Entire Agreement; Counterparts; Exchanges by Electronic Transmission or Facsimile.	66
11.5	Applicable Law; Jurisdiction.	66
11.6	Assignability.	66
11.7	Notices.	66
11.8	Cooperation.	67
11.9	Participation in Negotiation and Drafting.	67
11.10	Severability.	67
11.11	Other Remedies; Specific Performance.	68
11.12	No Third-Party Beneficiaries.	68
A-4

.BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of November 3, 2024 (the “Signing Date”), is made by and among (i) Fresh Vine Wine, Inc., a Nevada corporation (“VINE”), (ii) Amaze Holdings Inc., a Delaware corporation and a wholly owned Subsidiary of VINE (“Pubco”), (iii) VINE Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Pubco (“Purchaser Merger Sub”), (iv) Adifex Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), and (v) Adifex Holdings LLC, a Delaware limited liability company (the “Company”). VINE, Pubco, Purchaser Merger Sub, Company Merger Sub, and the Company shall be referred to herein from time to time individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.

Background

A.                 Company and its Subsidiaries are a global e-commerce platform and mobile design SaaS provider that enables sellers to create and monetize their fanbases with physical and digital catalogues, inventory and order management, logistics, and customer messaging (the “Business”).

B.                  The board of directors of VINE have (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of VINE and its stockholders, (ii) approved and declared advisable this Agreement, the Transaction Documents and the Contemplated Transactions, and (iii) determined to recommend, if deemed necessary by VINE, upon the terms and subject to the conditions set forth in this Agreement, that the holders of Equity Interests of VINE vote to approve this Agreement and approve the Contemplated Transactions and against any competing proposals, including the issuance of VINE Equity Interests to the equity holders of the Company under the terms of this Agreement.

C.                  The manager and members of the Company have (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of the Company (ii) approved and declared advisable this Agreement, the Transaction Documents and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the members of the Company vote to adopt this Agreement and approve the Contemplated Transactions.

D.                 Prior to the date of this Agreement, (i) VINE formed Pubco as its wholly owned subsidiary, and (ii) Pubco formed each of Purchaser Merger Sub and Company Merger Sub as its wholly owned subsidiaries.

E.                  VINE directly owns 100% of the Equity Interests of Pubco, and in turn, Pubco owns 100% of the Equity Interests of each of Purchaser Merger Sub and Company Merger Sub.

F.                  Pubco owns all of the issued and outstanding capital stock of the Company Merger Sub and Purchaser Merger Sub, each of which was formed for the sole purpose of the applicable merger.

G.                 Immediately before the Closing, shareholders of Amaze Software, Inc. (“Amaze”) will contribute their shares of capital stock of Amaze in exchange for membership interests in the Company pursuant to a stock purchase agreement (the “Amaze Agreement”) and, as a result, Amaze will become a wholly owned subsidiary of the Company.

H.                 On the Closing Date, (i) Purchaser Merger Sub will merge with and into VINE (the “Purchaser Merger”), with VINE as the surviving company in the Purchaser Merger and, as a result of the Purchaser Merger, VINE will become a wholly owned Subsidiary of Pubco with holders of VINE Equity

Interests receiving securities of Pubco with terms substantially equivalent to the terms of the Purchaser Equity Interests, and (b) Company Merger Sub will merge with and into the Company (the “Company Merger” and together with the Purchaser Merger, the “Mergers”), with the Company as the surviving company in the Company Merger and, as a result of the Company Merger, the Company will become a wholly owned Subsidiary of Pubco and each Company Equity Interest will be automatically converted into the right to receive Pubco Common Stock.

I.                    As a condition and inducement to VINE’s willingness to enter into this Agreement, each of the officers, directors and 5% or greater stockholders (together with their Affiliates) of the Company listed on Section A of the Company Disclosure Schedule (solely in their capacity as equity holders of the Company) are executing support agreements in favour of VINE in substantially the form and substance agreeable to VINE and the Company (the “Company Support Agreement”), under which such Persons will agree to vote all of their Company Equity Interests in favour of the adoption of this Agreement, the Transaction Documents and approve the Contemplated Transactions and against any competing proposals.

J.                    As a condition and inducement to VINE’s willingness to enter into this Agreement (to the extent deemed applicable and necessary by VINE), all of the equity holders of the Company listed on Section A of the Company Disclosure Schedule will execute lock-up agreements (each a “Company Lock-Up Agreement,” and collectively, the “Company Lock-Up Agreements”).

K.                 As a condition and inducement to the Company’s willingness to enter into this Agreement (to the extent deemed applicable and necessary by the Company), all the equity holders of VINE listed on Section B of the VINE Disclosure Schedule will execute lock-up agreements (each a “VINE Lock-Up Agreement,” and collectively, the “VINE Lock-Up Agreements”).

L.                  Each of the Parties intends for U.S. federal (and applicable state and local) income tax purposes, the Purchaser Merger to qualify as a reorganization within the meaning Section 368(a)(1)(A) of the Code reorganization under Section 368(a)(2)(D) of the Code in accordance with Rev. Rul. 77-428, Situation 2 and the Company Merger to qualify as a tax-free contribution of property to a controlled corporation under Section 351 of the Code (the “Intended Tax Treatment”).

Agreement

The Parties, intending to be legally bound, agree as follows:

Section 1. Definitions and Interpretative Provisions.

1.1                Definitions.

(a)                For purposes of the Agreement (including this Section 1):

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms not materially less restrictive in the aggregate to the counterparty than the terms of the Confidentiality Agreement, except such confidentiality agreement need not contain any standstill, non-solicitation or no hire provisions. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with VINE relating to a potential Acquisition Proposal shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement.

“Acquired Company” means Amaze Software, Inc. and any other direct and indirect subsidiaries and/or affiliates acquired by the Company before Closing.

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“Acquisition Inquiry” means with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or VINE, on the other hand, to the other Party) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of VINE or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of related transactions involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent Entity, (ii) in which a Person or “group” (as defined in the Exchange Act and the related promulgated rules) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.

“Affiliate” has the meaning given to such term in Rule 145 under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“Allocation Certificate” has the meaning set forth in Section 6.11.

“Amaze Agreement” has the meaning set forth in the background section.

“Amended Pubco Certificate of Incorporation” has the meaning set forth in Section 2.3.

“Balance Sheet Date” means December 31, 2023.

“Bridge Loan” has the meaning set forth in Section 6.14.

“Business” has the meaning set forth in the background section.

“Business Day” means any day other than a day on which banks in the State of Delaware are authorized or obligated to be closed.

“Certifications” has the meaning set forth in Section 4.6(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 6.12(b).

“Closing Press Release” has the meaning set forth in Section 6.12(b).

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“COBRA” has the meaning set forth in Section 3.16(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Benefits Plan” has the meaning set forth in Section 3.16(a).

“Company Board” means the board of managers of the Company.

“Company Capitalization Representations” means the representations and warranties of the Company set forth in Sections 3.6(a) and 3.6(e).

“Company Certificate of Merger” has the meaning set forth in Section 2.1(b)(iii).

“Company Certificates” has the meaning set forth in Section 2.1(b)(ix).

“Company Disclosure Schedule” has the meaning set forth in Section 3.

“Company Documents” has the meaning set forth in Section 3.2.

“Company Equity Interest” means the equity interests in the Company as set forth in its Organizational Documents.

“Company Equity Plans” means any equity incentive plan of the Company or its Subsidiaries.

“Company Equity Securities” means any holder of equity in the Company, including but not limited to shares, options, or warrants.

“Company Financials” has the meaning set forth in Section 3.6(a).

“Company Form License Agreements” has the meaning set forth in Section 3.9(b).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.3, 3.4, and 3.20.

“Company IP Rights” means all Intellectual Property owned, licensed, or controlled by the Company or its Subsidiaries that is necessary for, or used or held for use in, the operation of the business of the Company and its Subsidiaries as presently conducted.

“Company Lock-Up Agreements” has the meaning set forth in the background section.

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred before the date of determination of the occurrence of a Company Material Adverse Effect, has or would be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) the announcement of this Agreement or the pendency of the Contemplated Transactions, (b) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of this Agreement, (c) any natural

4

disaster, calamity or epidemics, pandemics (including COVID-19, any COVID-19 measures, and any precautionary or emergency measures, recommendations, protocols or orders taken or issued by any Person in response to COVID-19) or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world or any governmental or other response or reaction to any of the foregoing, (d) any change in GAAP or applicable Law or the interpretation, or (e) general economic or political conditions or conditions generally affecting the industry in which the Company and its Subsidiaries operate; except in each case with respect to clauses (c), (d) and (e), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industry in which the Company and its Subsidiaries operate.

“Company Material Contract” has the meaning set forth in Section 3.11(a).

“Company Merger” has the meaning set forth in the background.

“Company Merger Effective Time” has the meaning set forth in the Section 2.1 (b)(iii).

“Company Merger Sub” has the meaning set forth in the preamble.

“Company Pension Plan” has the meaning set forth in Section 3.16(d).

“Company Property” has the meaning set forth in Section 3.8(a).

“Company Registered IP” means all Company IP Rights that are owned by the Company that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all patents, registered copyrights and registered trademarks and all applications and registrations for any of the foregoing.

“Company Support Agreement” has the meaning set forth in the background.

“Company Surviving Subsidiary” has the meaning set forth in Section 2.1(b)(ii).

“Company Surviving Subsidiary Interest” has the meaning set forth in Section 2.1(b)(vii).

“Company Unaudited Interim Balance Sheet” means the estimated unaudited statement of assets, liabilities and partner’s capital of the Company for the six-month period ended on June 30, 2024.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Mergers and the other transactions contemplated by this Agreement.

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Costs” has the meaning set forth in Section 6.5(a).

“Data” has the meaning set forth in Section 3.9(h).

5

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” has the meaning set forth in Section 2.1(b)(ii).

“DOL” has the meaning set forth in Section 3.16(a).

“Drop-Dead Date” has the meaning set forth in Section 10.1(b).

“D&O Indemnified Parties” has the meaning set forth in Section 6.5(a).

“Effect” means any effect, change, event, circumstance, or development.

“Employee Plan” means (a) an “employee benefit plan” within the meaning of Section 3(3) of ERISA whether or not subject to ERISA; (b) other plan, program, policy or arrangement, whether or not reduced to writing, providing for stock options, stock appreciation rights, restricted stock, phantom stock, stock purchases, or any other equity-based compensation, bonuses (including any annual bonuses, retention bonuses, referral bonuses, performance bonuses, etc.) or other incentives, salary continuation pay, severance pay, or any other termination pay, deferred compensation, employment, compensation, commission or other variable compensation, change in control or transaction bonuses, supplemental, vacation, retirement benefits (including post-retirement health and welfare benefits), pension benefits, profit-sharing benefits, fringe benefits, life insurance benefits, perquisites, health benefits, medical benefits, dental benefits, vision benefits, and all other employee benefit plans, agreements, and arrangements, not described in (a) above; and (c) all other plans, programs, policies or arrangements providing compensation to current or former employees, consultants and non-employee directors.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means the (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any nonprofit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Condition” means any condition with respect to the environment on or off the Company Properties, whether or not yet discovered, which could or does result in any Liability to or against the Company or VINE by any third party or Governmental Authority.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

6

“Equity Interests” means (a) in the case of a corporation, any and all shares (however designated) of capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) or units (whether common or preferred), (d) in any case, any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, and (e) in any case, any right to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all of the related rules and regulations.

“ERISA Affiliate” means, with respect to any Entity, any other Person that would be treated as a single employer with such Entity or part of the same “controlled group” as such Entity under Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Securities Laws” means the U.S. federal securities laws and the rules and regulations of the SEC and the stock exchanges.

“Funding” has the meaning set forth in Section 6.15.

“GAAP” means the United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws and the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Taxing Authority) or (d) self-regulatory organization (including NYSE).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, approval, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or under any Law or (b) right under any Contract with any Governmental Authority.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction, and petroleum products or by-products.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

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“Immigration Laws” has the meaning set forth in Section 3.15(b).

“Intellectual Property” means: (a) United States, foreign and international patents, patent applications, including all provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations, term extensions, certificates of invention and the equivalents of any of the foregoing, statutory invention registrations, invention disclosures and inventions (collectively, “Patents”), (b) trademarks, service marks, trade names, domain names, corporate names, brand names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration and associated goodwill, (c) copyrights, including registrations and applications for registration, (d) software, including all source code, object code and related documentation, (e) formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not, and (f) all United States and foreign rights arising under or associated with any of the foregoing.

“Intellectual Property Registration” has the meaning set forth in Section 3.9(a).

“Intended Tax Treatment” has the meaning set forth in the background section.

“Immigration Laws” has the meaning set forth in Section 3.15(b).

“IRS” means the United States Internal Revenue Service.

“Key Employee” means (i) an executive officer of VINE or the Company; and (ii) any employee of VINE or the Company that reports directly to the VINE Board or the Company Board or to an executive officer of VINE or the Company, as applicable.

“Knowledge” means, with respect to any Person, the actual knowledge after reasonable inquiry of such Person or any senior-level executive employee or director of such Person who has or would reasonably be expected to have such knowledge after reasonable inquiry of such employee or director’s direct reports. Any Person that is an Entity shall have Knowledge if any executive officer or director of such Person as of the date such knowledge is imputed has or should reasonably be expected to have Knowledge of such fact or other matter.

“Law” means any federal, state, national, supra-national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of NYSE or the Financial Industry Regulatory Authority).

“Leased Real Property” has the meaning set forth in Section 3.8(a).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Legal Requirement” means United States, foreign, domestic, federal, territorial, state, provincial, local or municipal laws, codes, statutes, common law, ordinances, rules, regulations, decrees, writs, injunctions, judgments, directives, rulings and or orders adopted or promulgated by any Governmental Authority or any treaty or other requirement, policies, and guidelines having the force of law.

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“Liability” means any debt, liability, or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown or due to become due) and including all related costs and expenses.

“Merger Consideration” has the meaning set forth in Section 2.1(b)(viii).

“Merger Subs” has the meaning set forth in the background.

“Mergers” has the meaning set forth in the background section.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA.

“Multiple Employer Welfare Arrangement” means a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

“Non-PII” has the meaning set forth in Section 3.9(h).

“NYSE” means the New York Stock Exchange.

“Order” means any judgment, order, writ, injunction, ruling, decision or decree of (that is binding on a Party), or any plea agreement, corporate integrity agreement, resolution agreement, or deferred prosecution agreement with, or any settlement under the jurisdiction of, any court or Governmental Authority.

“Ordinary Course of Business” means, in the case of each of the Company and VINE, such actions taken in the ordinary course of its normal operations and consistent with its past practices.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Owned Property” has the meaning set forth in Section 3.8(a).

“Party” or “Parties” has the meaning set forth in the preamble.

“Permitted Alternative Agreement” means a definitive agreement that contemplates or otherwise relates to an Acquisition Transaction that constitutes a Superior Offer.

“Permitted Encumbrance” means (a) any statutory liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet or the VINE Unaudited Interim Balance Sheet, as applicable, in accordance with GAAP, (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) detract from the value of the assets subject or impair the operations of the Company or VINE, as applicable, (c) statutory liens to secure obligations to landlords, lessors or renters

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under leases or rental agreements, (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law, (e) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and (f) liens arising under applicable securities Law.

“Person” means any individual, Entity or Governmental Authority.

“Personal Information” means data and information concerning an identifiable natural person.

“PII” has the meaning set forth in Section 3.9(h).

“PPACA” has the meaning set forth in Section 3.16(g).

“Pre-Closing Period” has the meaning set forth in Section 5.1(a).

“Privacy Laws” mean, collectively, (i) all applicable Laws relating to data privacy, data protection, data security, trans-border data flow, data loss, data theft, or breach notification with respect to the collection, handling, use, processing, maintenance, storage, disclosure or transfer of Personal Information enacted, adopted, promulgated or applied by any Governmental Authority, including the applicable legally binding requirements set forth in applicable regulations and agreements containing consent orders published by regulatory authorities of competent jurisdiction such as, as applicable, the U.S. Federal Trade Commission, U.S. Federal Communications Commission, and state data protection authorities; (ii) the internal privacy policy of the Company and any public statements that the Company has made regarding its privacy policies and practices; (iii) third party privacy policies with which the Company has been or is contractually obligated to comply; and (iv) any applicable rules of any applicable self-regulatory organizations in which the Company is or has been a member and/or with which the Company is or has been contractually obligated to comply relating to data privacy, data protection, data security, trans-border data flow, data loss, data theft, or breach notification with respect to the collection, handling, use, processing, maintenance, storage, disclosure or transfer of Personal Information.

“Privacy Policy” has the meaning set forth in Section 3.9(h).

“Products” means any products, product candidates or services, researched, developed, manufactured, labeled, out-licensed, sold, marketed, promoted, imported or exported, distributed or otherwise made available, as applicable, by or on behalf of the Company or any Subsidiary.

“Proposals” has the meaning set forth in Section 6.1(a)(i).

“Proxy Statement” has the meaning set forth in Section 6.1(a)(i).

“Pubco” has the meaning set forth in the preamble.

“Pubco Common Stock” means shares of Class A Common Stock, par value $0.0001 per share, of Pubco.

“Purchaser Certificate of Merger” has the meaning set forth in Section 2.1(a)(ii).

“Purchaser Merger” has the meaning set forth in the background.

“Purchaser Merger Effective Time” has the meaning set forth in Section 2.1(a)(ii).

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“Purchaser Merger Sub” has the meaning set forth in the preamble.

“Real Property Lease” has the meaning set forth in Section 3.8(a).

“Registration Statement” has the meaning set forth in Section 6.1(a)(i).

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment.

“Representatives” means directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Signing Date” has the meaning set forth in the preamble.

“Signing Filing” has the meaning set forth in Section 6.12(b).

“Signing Press Release” has the meaning set forth in Section 6.12(b).

“Software” means all computer software (in object code or source code format), and related documentation and materials.

“Subsidiary” means, with respect to an Entity, a Person if such Person directly or indirectly owns or purports to own, beneficially or of record at any time before Closing, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes) that (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Agreement and (b) is on terms and conditions that the VINE Board or the Company Board, as applicable, determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation and the financing terms), as well as any written offer by the other Party to this Agreement to amend the terms of this Agreement, and following consultation with its outside legal counsel and financial advisors, if any, are more favorable, from a financial point of view, to VINE’s stockholders or the Company’s equity holders, as applicable, than the terms of the Contemplated Transactions and is not subject to any financing conditions (and if financing is required, such financing is then fully committed to the third party).

“Tax” means any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax or similar charge in the nature of a tax (whether imposed directly or through withholding and whether or not

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disputed), and including any fine, penalty, addition to tax, interest or additional amount imposed by a Governmental Authority (or attributable to the nonpayment).

“Tax Return” means any return (including any information return), report, statement, declaration, claim or refund, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed or required to be filed with any Governmental Authority (or provided to a payee) in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Taxing Authority” means, with respect to any Tax, the Governmental Authority or other authority competent to impose such Tax or responsible for the administration and/or collection of such Tax or enforcement of any law in relation to Tax.

“Threat of Release” means a substantial likelihood of a Release that requires action to prevent or mitigate damage to the environment that may result from such Release.

“Transaction Documents” means this Agreement, the Company Documents, and each other exhibit, certificate, document, instrument or agreement executed in connection with this Agreement and the Contemplated Transactions.

“Transfer Taxes” has the meaning set forth in Section 6.6(b).

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“VINE” has the meaning set forth in the background section.

“VINE Associate” means any current employee, independent contractor, officer or director of VINE or any of its Subsidiaries.

“VINE Balance Sheet” means the audited balance sheet of VINE as of December 31, 2023, included in VINE’s Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC.

“VINE Board” has the meaning set forth in Section 6.1(b)(ii).

“VINE Board Recommendation” has the meaning set forth in Section 6.1(b)(ii).

“VINE Capitalization Representations” means the representations and warranties of VINE, Pubco, Company Merger Sub, and Purchaser Merger Sub set forth in Sections 4.5(a) and 4.6(d).

“VINE Common Stock” means the common stock, $0.01 par value per share, of VINE.

“VINE Contract” means any Contract: (a) to which VINE is a party, (b) by which VINE or any VINE IP Rights or any other asset of VINE is or may become bound or under which VINE has, or may become subject to, any obligation or (c) under which VINE has or may acquire any right or interest.

“VINE Employee Plan” means any Employee Plan that VINE or any of its Subsidiaries (i) sponsors, maintains, administers, or contributes to, or (ii) provides benefits under or through, or (iii) has any obligation to contribute to or provide benefits under or through, or (iv) may reasonably be expected to have any Liability, or (v) utilizes to provide benefits to or otherwise cover any current or former employee,

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officer, director or other service provider of VINE or any of its Subsidiaries (or their spouses, dependents, or beneficiaries).

“VINE Fundamental Representations” means the representations and warranties of Pubco, Company Merger Sub, and Purchaser Merger Sub set forth in Sections 4.1(a), 4.1(b), 4.3, and 4.21.

“VINE Grant Date” has the meaning set forth in Section 4.5(f).

“VINE IP Rights” means all Intellectual Property owned, licensed or controlled by VINE that is necessary for, or used or held for use in, the operation of the business of VINE as presently conducted.

“VINE Lock-Up Agreement” has the meaning set forth in the background section.

“VINE Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred before the date of determination of the occurrence of the VINE Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of VINE or any of its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a VINE Material Adverse Effect: (a) the announcement of this Agreement or the pendency of the Contemplated Transactions, (b) any change in the stock price or trading volume of VINE Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of VINE Common Stock may be taken into account in determining whether a VINE Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), (c) the taking of any action, or the failure to take any action, by VINE that is required to comply with the terms of this Agreement, (d) any natural disaster, calamity or epidemics, pandemics (including COVID-19, any COVID-19 measures, and any precautionary or emergency measures, recommendations, protocols or orders taken or issued by any Person in response to COVID-19) or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world, or any governmental or other response or reaction to any of the foregoing, (e) any change in GAAP or applicable Law or the interpretation or (f) general economic or political conditions or conditions generally affecting the industries in which VINE or any of its Subsidiaries operates; except, in each case with respect to clauses (d), (e), and (f), to the extent materially and disproportionately affecting VINE and any its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which VINE or any of its Subsidiaries operates. Notwithstanding the above, a delisting of VINE Common Stock on NYSE American shall constitute a VINE Material Adverse Effect, provided that the Company has not refused or unreasonably delayed or conditioned its consent to reasonable actions by VINE to maintain the listing of VINE Common Stock on NYSE American.

“VINE Material Contracts” has the meaning set forth in Section 4.8(a).

“VINE Options” means options or other rights to purchase shares of VINE Common Stock granted by VINE, including under any VINE Stock Plan, as an “inducement” award.

“VINE Permits” has the meaning set forth in Section 4.9(b).

“VINE Registered IP” means all VINE IP Rights that are owned or exclusively licensed by VINE that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“VINE SEC Documents” has the meaning set forth in Section 4.6(a).

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“VINE Shareholders’ Approval” has the meaning set forth in Section 6.1(b)(i).

“VINE Shareholders’ Meeting” has the meaning set forth in Section 6.1(b)(i).

“VINE Stock Plan” has the meaning set forth in Section 4.5(c).

“VINE Surviving Subsidiary” has the meaning set forth in Section 2.1(a)(i).

“VINE Surviving Subsidiary Share” has the meaning set forth in Section 2.1(a)(vi).

“Virtual Data Room” means the virtual data room established by the Company, access to which was given to VINE in connection with its due diligence investigation of the Company relating to the Contemplated Transactions.

“409A Plan” has the meaning set forth in Section 4.12(j).

1.2                 Other Definitional and Interpretative Provisions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation. References to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine gender. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the associated rules and regulations, in each case as amended, modified, re-enacted, substituted, from time to time. References to “$” and “dollars” are to the currency of the United States. All accounting terms will be interpreted, and all accounting determinations will be made, in accordance with GAAP unless otherwise expressly specified. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. The Parties agree that the Company Disclosure Schedule or VINE Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Section 3 or Section 4, respectively. The disclosures in any section or subsection of the Company Disclosure Schedule or the VINE Disclosure Schedule shall only qualify other sections and subsections in Section 3 or Section 4, respectively, to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The words “delivered” or “made available” mean, with respect to any documentation, (a) that before 5:00 p.m. (Eastern Standard time) on the date that is two days before the Signing Date, a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room

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maintained by such disclosing Party for the purposes of the Contemplated Transactions or (b) delivered by or on behalf of a Party or its Representatives to the other Party or its Representatives via electronic mail or in hard copy form before the execution of this Agreement.

Section 2. Description of Transaction.

2.1                 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a)            The Purchaser Merger.

(i)           Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser Merger Sub will merge with and into VINE at the Purchaser Merger Effective Time. Following the Purchaser Merger Effective Time, the separate existence of the Purchaser Merger Sub shall cease and VINE shall continue as the surviving company in the Purchaser Merger (the “VINE Surviving Subsidiary”) and a wholly owned Subsidiary of Pubco.

(ii)          At the Closing, the Parties hereto shall cause a certificate of merger, in a form reasonably acceptable to VINE and the Company (the “Purchaser Certificate of Merger”), to be executed and filed with the Secretaries of State of the State of Delaware and the State of Nevada, as applicable. The Purchaser Merger shall become effective on the date and at the time at which the Purchaser Certificate of Merger is accepted for filing by the Secretaries of State of the State of Delaware and State of Nevada, as applicable, or at such later date and/or time as is agreed by VINE, Purchaser Merger Sub, and the Company, and specified in the Purchaser Certificate of Merger (the time the Purchaser Merger becomes effective being referred to herein as the “Purchaser Merger Effective Time”).

(iii)         The Purchaser Merger shall have the effects set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Purchaser Merger Effective Time, all of the assets, properties, rights, privileges, powers and franchises of VINE and Purchaser Merger Sub shall vest in the VINE Surviving Subsidiary and all debts, liabilities, obligations, restrictions, disabilities and duties of each of VINE and Purchaser Merger Sub shall become the debts, liabilities, obligations and duties of the VINE Surviving Subsidiary, in each case, in accordance with the DGCL.

(iv)         At the Purchaser Merger Effective Time, the Governing Documents of Purchaser Merger Sub shall become the Governing Documents of the VINE Surviving Subsidiary except that the name of the VINE Surviving Subsidiary shall be “Fresh Vine Wine, Inc.”

(v)          At the Purchaser Merger Effective Time, the directors and executive officers of the VINE Surviving Subsidiary shall be the same as the board of directors and executive officers of Pubco, each to hold office in accordance with the Governing Documents of the VINE Surviving Subsidiary until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi)         At the Purchaser Merger Effective Time, by virtue of the Purchaser Merger and without any action on the part of any Party or any other Person, each share of the common stock of Purchaser Merger Sub issued and outstanding immediately prior to the Purchaser Merger Effective Time shall be automatically cancelled and extinguished and converted

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into one share of common stock, par value $0.0001, of the VINE Surviving Subsidiary (each such share, a “VINE Surviving Subsidiary Share”).

(vii)        At the Purchaser Merger Effective Time, each issued and outstanding VINE Equity Interest (other than those described in Section 2 (a)(viii) below) shall be converted automatically into and thereafter represent the right to receive one share of Pubco Common Stock, following which, all VINE Equity Interests shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing VINE Equity Interests outstanding immediately prior to the Purchaser Merger Effective Time shall cease to have any rights with respect to such Equity Interests except as provided herein or required under applicable Law. Each certificate previously evidencing VINE Equity Interests (other than those described in Section 2 (a)(viii) below) shall be exchanged for a certificate representing the same number of Pubco Common Shares upon the surrender of such certificate. To the extent required by Section 262 of the DGCL, each certificate formerly representing VINE Equity Interests owned by holders of VINE Equity Interests who have validly elected to dissent from the Purchaser Merger pursuant to Section 262 of the DGCL shall thereafter represent only the right to receive fair value for their Purchaser Common Stock in accordance with the applicable provisions of the DGCL.

(viii)       At the Purchaser Merger Effective Time, by virtue of the Purchaser Merger and without any action on the part of any Party or any other Person, each Purchaser Equity Interest held immediately prior to the Purchaser Merger Effective Time by VINE as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(ix)         All VINE Options outstanding immediately before the Purchaser Merger Effective Time under the Company Equity Plans (if any) shall be treated in accordance with Section 6.3.

(b)           The Company Merger.

(i)           At the Company Merger Effective Time: the transfer books of the Company shall be closed with respect to all Company Equity Interest outstanding immediately before the Company Merger Effective Time. No further transfer of any such Company Equity Interests shall be made on such transfer books after the Company Merger Effective Time.

(ii)          On the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (as amended, the “DLLCA”), on the Closing Date promptly following the Purchaser Merger, Company Merger Sub shall merge with and into the Company at the Company Merger Effective Time. Following the Company Merger Effective Time, the separate existence of Company Merger Sub shall cease and the Company shall continue its existence as the surviving company in the Company Merger (the “Company Surviving Subsidiary”) and a wholly owned Subsidiary and entity disregarded as separate from Pubco for U.S. federal income tax purposes.

(iii)         At the Closing, the Parties shall cause a certificate of merger, in a form reasonably acceptable to VINE and the Company (the “Company Certificate of Merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The Company Merger shall become effective on the date and at the time at which the Company Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by VINE, Company Merger Sub and the Company in writing

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and specified in the Certificate of Merger (the time the Company Merger becomes effective being referred to herein as the “Company Merger Effective Time”).

(iv)         At and after the Company Merger Effective Time, the Company Merger shall have the effects set forth in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Company Merger Sub shall vest in the Company Surviving Subsidiary and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Company Merger Sub shall become the debts, liabilities, obligations and duties of the Company Surviving Subsidiary, in each case, in accordance with the DLLCA.

(v)          At the Company Merger Effective Time, the Governing Documents of Company Merger Sub shall be the Governing Documents of the Company Surviving Subsidiary, except that the name of the Company Surviving Subsidiary shall be “Adifex Holdings LLC” or such other name as determined by the Company in its sole discretion, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(vi)         At the Company Merger Effective Time, the manager(s) and officers of the Company immediately prior to the Company Merger Effective Time shall be the initial manager(s) and officers of the Company Surviving Subsidiary, each to hold office in accordance with the Governing Documents of the Company Surviving Subsidiary until such manager’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vii)        At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any Party or any other Person, each Company Merger Sub Equity Interest issued and outstanding immediately prior to the Company Merger Effective Time shall be automatically cancelled and extinguished and converted into one Equity Interest, par value $0.001, of the Company Surviving Subsidiary (each such Equity Interest, a “Company Surviving Subsidiary Interest”).

(viii)       At the Company Merger Effective Time, Pubco will deliver to the Company One Hundred Forty Million Dollars ($140,000,000.00) in Pubco Common Stock (the “Merger Consideration”), based on a price per share of $0.8060. No fractional shares of Pubco Common Stock shall be issued in connection with the Merger Consideration, and no certificates or scrip for any such fractional shares shall be issued, with no cash being paid for any fractional share eliminated by such rounding.

(ix)          At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any Party or any other Person, each Company Equity Interest issued and outstanding as of immediately prior to the Company Merger Effective Time, shall be automatically canceled and extinguished and converted into the right to receive a number of shares of Pubco Common Stock equal to its pro rata share of the Merger Consideration. From and after the Company Merger Effective Time, the certificates evidencing ownership of the Company Equity Interests (the “Company Certificates”) and any Company Equity Interests held in book-entry form issued and outstanding immediately prior to the Company Merger Effective Time shall each cease to have any rights with respect to such Company Equity Interests except as otherwise expressly provided for herein or under applicable Law.

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(x)          At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any Party or any other Person, each Company Equity Interest held immediately prior to the Company Merger Effective Time by the Company as treasury Equity Interests, if any, shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

2.2                Closing .  Unless this Agreement is earlier terminated under the provisions of Section 10.1, and subject to the satisfaction or waiver of the conditions set forth in Section 7, Section 8, and Section 9, the consummation of the Mergers (the “Closing”) shall take place remotely, on the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 7, Section 8. and Section 9, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions, or at such other time, date and place as VINE and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.”

2.3                 Amended Pubco Governing Documents.  Effective upon the Purchaser Merger Effective Time, Pubco shall amend and restate its (i) certificate of incorporation in a form reasonably acceptable to the Parties (the “Amended Pubco Certificate of Incorporation”) and (ii) bylaws. The Amended Pubco Certificate of Incorporation will reflect the change of the corporate name of Pubco to be agreed to by the Parties.

2.4                [Reserved].

2.5                [Reserved].

2.6                [Reserved].

2.7                [Reserved].

2.8                Further Actions.

(a)           If, at any time after the Purchaser Merger Effective Time or the Company Merger Effective Time, any further action is determined by to be necessary or desirable to carry out the purposes of this Agreement, the Transaction Documents, the Contemplated Transactions the Parties shall use their and its best to take such action.

(b)            If, between the Signing Date and the Closing Date, the outstanding Company Equity Interest or VINE Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change, the Merger Consideration shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of Company Equity Interest and VINE Common Stock with the same economic effect as contemplated by this Agreement before such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change; provided, however, that nothing will be construed to permit the Company or VINE to take any action with respect to Company Equity Interest or VINE Common Stock, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

2.9                Tax Consequences. The Parties acknowledge and agree that, for U.S. federal (and applicable state and local) income tax purposes, the Purchaser Merger is intended to qualify as a reorganization within the meaning Section 368(a)(1)(A) of the Code reorganization under Section

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368(a)(2)(D) of the Code in accordance with Rev. Rul. 77-428, Situation 2; the Company Merger is intended to qualify as a tax-free contribution of property to a controlled corporation under Section 351 of the Code.

2.10             Withholding.   Each of the Parties shall be entitled to deduct and withhold from any consideration deliverable under this Agreement such amounts as are required to be deducted or withheld from such consideration under the Code or under any other applicable Law. To the extent such amounts are so deducted or withheld and remitted to the appropriate Taxing Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to VINE that the statements contained in this Section are true and correct on and as of the Signing Date and will be true as of the Closing Date, except as otherwise set forth in this Agreement or in the disclosure schedule accompanying this Agreement (the “Company Disclosure Schedule”). From the Signing Date until the Closing Date, the Company shall update the Company Disclosure Schedule, as necessary, so that the representations and warranties set forth in this Section are true and correct as of the Closing Date, or in the case of representations and warranties that expressly relate to an earlier date, as of such earlier date.

3.1                Organization and Good Standing. Each of Company and its Subsidiaries are companies duly formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite power and authority to conduct the Business as now conducted and to own and operate its assets as now owned and operated by it. The Company and each Subsidiary is duly qualified or authorized to do business as a foreign company and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification or authorization, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate expected to have a Company Material Adverse Effect. True, correct, and complete copies of the Organizational Documents of the Company and each Subsidiary, as currently in effect, have been delivered to VINE.

3.2                Authorization of Agreement.  The Company and each Subsidiary, as applicable, has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by the Company or any Subsidiary in connection with the consummation of the transactions contemplated by this Agreement (collectively with this Agreement, the “Company Documents”), and to consummate the transactions and perform its obligations as contemplated. The execution, delivery and performance of the Company Documents and the consummation of the contemplated transactions have been duly authorized by all requisite corporate action on the part of the Company and each Subsidiary, as applicable. This Agreement has been, and each of the other Company Documents will be at or before the Closing, duly and validly executed and delivered by the Company and its Subsidiaries and (assuming the due authorization, execution and delivery by VINE) this Agreement constitutes, and the each of the other Company Documents will constitute, the legal, valid and binding obligation of the Company and its Subsidiaries, enforceable against it in accordance with its terms subject to the Enforceability Exceptions.

3.3                Conflicts; Consents of Third Parties.

(a)            None of the execution, delivery or performance by the Company or any Subsidiary of the Company Documents, the consummation of the contemplated transactions, or compliance by the Company and its Subsidiaries with any of the provisions will: (i) cause the Company or any Subsidiary to violate or breach any Law or Order; (ii) conflict with or result in a violation of the Organizational Documents of the Company or any Subsidiary; (iii) except as set forth on Section 3.3(a) of

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the Company Disclosure Schedule, conflict with or result in a breach or termination of any of the terms, conditions or provisions of, or constitute a default under, accelerate any obligations arising under, trigger any payment under, require any Consent under or any notice under, result in the creation of any Encumbrance under, or otherwise adversely affect, any Contract to which the Company or any Subsidiary is a party or by which the Company’s or any Subsidiary’s assets may be bound; or (iv) require the Company or its Subsidiary to make a payment or provide other compensation to any officer, director, employee, consultant or agent of such Person.

(b)           Except as set forth on Section 3.3(b) of the Company Disclosure Schedule, no waiver, Order, permit or Consent of any Person or Governmental Authority is required on the part of the Company or its Subsidiaries in connection with the execution and delivery of the Company Documents or the compliance by the Company or its Subsidiaries with any of the provisions, or the consummation of the contemplated transactions.

3.4              Non-Contravention; Consents. Subject to compliance with the HSR Act and any foreign antitrust Law and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a)           contravene, conflict with or result in a violation of any of the provisions of the Company’s Organizational Documents;

(b)           contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order by which the Company, or any of the assets owned or used by the Company, is subject to;

(c)           contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company;

(d)           contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Company Material Contract, (B) any payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (C) accelerate the maturity or performance of any Company Material Contract or (D) cancel, terminate or modify any term of any Company Material Contract, except in the case of any nonmaterial breach, default, penalty or modification; or

(e)            result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for Permitted Encumbrances).

3.5                Capitalization.

(a)            Section 3.5(a) of the Company Disclosure Schedule sets forth a true and complete list of all the Equity Interests issued or outstanding in the Company, and there are no Equity Interests issued or outstanding in the Company except as set forth on Section 3.5(a). On the Closing Date except as set forth on Section 3.5(a) of the Company Disclosure Schedule, each owner of Company Equity Securities is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. All such Equity Interests are held by the holders free and clear of all liens, options, rights of first refusal and limitations on the Company’s voting or transfer rights other than transfer restrictions under

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applicable securities Laws and Organizational Documents. All such Equity Interests are validly issued, fully paid and non-assessable and have been issued and granted in compliance in all respects with (i) applicable securities Laws and other applicable Law and (ii) all preemptive rights and other requirements set forth in applicable contracts to which the Company is a party and Organizational Documents.

(b)           Subject to the closing of the Amaze Agreement, Section 3.5(b) of the Company Disclosure Schedule sets forth a true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding Equity Interests of each Subsidiary owned by the Company. All such Equity Interests are validly issued, fully paid and non-assessable have been issued and granted in compliance in all respects with (i) applicable securities Laws and other applicable Law and (ii) all preemptive rights and other requirements set forth in applicable contracts to which the Company is a party and Organizational Documents.

(c)           Except as set forth in Section 3.5(c) of the Company Disclosure Schedule, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued Equity Interests of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of Equity Interests of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for Equity Interests in, the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Subsidiary has granted, any equity appreciation rights, participations, phantom equity, restricted shares, restricted share units, performance shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any Equity Interests in the Company or any Subsidiary. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements to which the Company or any Subsidiary is a party, or to the Company’s knowledge, among any holder of Company Equity Interests or any Subsidiary to which the Company or any Subsidiary is not a party, with respect to the voting or transfer of the Company Equity Interests or other securities of the Company.

(d)           Section 3.5(d) of the Company Disclosure Schedule sets forth the following information with respect to each outstanding Equity Interest granted under a Company Equity Plan (if any): (i) the name of the Equity Interest holder; (ii) the Company Equity Plan under which such Equity Interest was granted; (iii) the amount of Company Equity Interest; (iv) the exercise price or hurdle price of such Equity Interest (if applicable); (v) the date on which such Equity Interest was granted; (vi) the amount of Company Equity Interest that are vested; (vii) the vesting schedule for such Equity Interest, and (viii) the date on which the Equity Interest expires. The Company has made available to VINE in the Virtual Data Room accurate and complete copies of each Company Equity Plan under which the Company has granted Equity Interests that are currently outstanding and the form of all award agreements.

3.6                Financial Statements.

(a)           The Company has made available to VINE in the Virtual Data Room true and complete copies of (i) the consolidated audited balance sheet of the Company and its Subsidiaries as of December 31, 2022 and December 31, 2023, and the related audited consolidated statements of operations, cash flows and changes in equity holders’ equity of the Company and its Subsidiaries for each of the years then ended, and the unaudited balance sheet of the Company and its Subsidiaries as of for the six months ended June 30, 2024 and (ii) the related audited consolidated statements of operations, cash flows and changes in equity holders’ equity of the Company and its Subsidiaries for the six months then ended (collectively, the “Company Financials”), which are attached as Section 3.6(a) of the Company Disclosure Schedule. The Company Financials described in clause (i) above (x) were prepared in accordance with

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GAAP and (y) fairly present, in all respects, the financial position of the Company and its Subsidiaries as of the respective dates and the results of operations and cash flows of the Company and its Subsidiaries.

(b)           Except as and to the extent set forth on the Company Financials as of the Balance Sheet Date, the Company does not have any other liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities that were incurred in the Ordinary Course of Business since the Balance Sheet Date (and in any event do not relate to breach of contract, tort or noncompliance with Law) or (ii) such other liabilities and obligations which are not, individually or in the aggregate, be expected to have a Company Material Adverse Effect.

(c)            Except as set forth on Section 3.6(c) of the Company Disclosure Schedule, the Company and the Subsidiaries do not have any (i) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money, or (ii) indebtedness evidenced by any note, bond, debenture or other debt security.

Since January 1, 2023, (i) neither the Company nor any of its Subsidiaries nor any director, officer, employee, auditor, accountant or Representative of the Company or any Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the Knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee.

The respective minute and corporate or company books of the Company and its Subsidiaries, and the books of account and other business records of the Company and each Subsidiaries, all of which have been previously delivered to VINE and its representatives, are accurate and complete in all material respects.

3.7                Absence of Changes; No Undisclosed Liabilities.

(a)           Since January 1, 2023, except as set forth on Section 3.7(a) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, (b) the Company and the Subsidiaries have conducted their respective businesses in all respects in the Ordinary Course of Business, (c) the Company and the Subsidiaries have not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of their respective assets (including Company IP Rights) other than revocable non-exclusive licenses (or sublicenses) of Company IP Rights granted in the Ordinary Course of Business, (d) there has not been a Company Material Adverse Effect and (e) none of the Company or any Subsidiary has taken any action that, if taken after the Signing Date, would constitute a breach of any of the covenants set forth in Section 5.2.

(b)           Except as set forth on Section 3.7(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have no Liabilities other than: (i) executory obligations or liabilities under Contracts listed on Section 3.11 of the Company Disclosure Schedule or Contracts that are not required to be listed (but not including any Liabilities or obligations arising out of any breach of any Contract), and (ii) Liabilities incurred in connection with the Contemplated Transactions.

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3.8                Real Property; Title to Assets.

(a)            Section 3.8(a) of the Company Disclosure Schedule sets forth a complete list of: (i) all real property and interests in real property owned by the Company and its Subsidiaries (each, an “Owned Property”); and (ii) all leases of real property by the Company and its Subsidiaries (each, a “Real Property Lease,” and the real property subject to the Real Property Leases being referred to as the “Leased Real Property”, and, together with the Owned Properties, being referred to individually as a “Company Property”). The Company and its Subsidiaries have indefeasible, good and marketable fee simple title to all Owned Properties, free and clear of all Encumbrances of any nature whatsoever. The Company Properties comprise all of the real property used in the Business.

(b)           With respect to the Owned Properties, except as set forth on Section 3.8(b) of the Company Disclosure Schedule: (i) there are no encroachments on the Owned Properties, and the improvements are situated entirely within the boundaries of the Owned Properties and within applicable building and set-back lines; (ii) no portion of the Owned Properties are located within any Special Flood Hazard Area designated by the Federal Emergency Management Agency, or in any area similarly designated by any agency of any other Governmental Authority; no portion meets the definition of “wetlands” codified at 40 C.F.R. part 230.3(t), or has been similarly designated by any agency of any Governmental Authority; and no portion of the Owned Properties constitutes “wetlands” that have been filled, whether or not under appropriate permits; and (iii) each Owned Property constitutes either a previously subdivided lot in compliance with applicable subdivision regulations and similar governmental requirements, or was created in a manner not subject to subdivision regulations and similar governmental requirements.

(c)            With respect to the Leased Real Property, except as set forth on Section 3.8(c) of the Company Disclosure Schedule: (i) the Company or its Subsidiaries are the owner and holder of all of the leasehold estates purported to be granted by the Real Property Leases; (ii) the Company’s or its Subsidiaries’ possession and quiet enjoyment of the Leased Real Property has not been disturbed and there are no disputes with respect to such Real Property Lease; (iii) no security deposit or portion deposited with respect to such Real Property Lease has been applied in respect of a breach of or default under such Real Property Lease that has not been redeposited in full; (iv) the Company and its Subsidiaries do not owe, and will not owe in the future, any brokerage commissions or finder’s fees with respect to such Real Property Lease; or (v) there are no Encumbrances on the estate or interest created by such Real Property Lease.

(d)           Except as set forth on Section 3.8(d) of the Company Disclosure Schedule, there are no parties (other than the Company or its Subsidiaries) in possession of any portion of the Company Properties.

(e)            No portion of the Company Properties is subject to any pending condemnation or eminent domain Legal Proceeding or other Legal Proceeding by any Governmental Authority and, to the Knowledge of the Company, there is no threatened condemnation or eminent domain Legal Proceeding or other Legal Proceeding.

(f)            The physical condition of the Company Properties is free from any defect and sufficient to permit the continued conduct of the Business, as presently conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction, and no repairs, replacements or regularly scheduled maintenance relating to any of the Company Properties has been deferred.

(g)           Access to the Company Properties is from public streets and roads adjoining the Company Properties, is not limited or restricted and is adequate to service the Company Properties as currently used.

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(h)           To the Knowledge of the Company, all water, storm and sanitary sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any Law or necessary for the current use and operation of the Company Properties, are installed to the property lines of the Company Properties, are connected under valid permits, if necessary, to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the Company Properties as currently used.

(i)             To the Knowledge of the Company, the classification of each parcel of Company Property under applicable zoning Laws permits the use and occupancy of such parcel and the operation of the Business as currently conducted. To the Knowledge of the Company, the Company’s or its Subsidiaries’ use or occupancy of the Company Properties or any portion or the operation of the Business as currently conducted is not dependent on a “permitted non-conforming use” or “permitted non-conforming structure” or similar variance, exemption or approval from any Governmental Authority.

(j)             Except as set forth on Section 3.8(j) of the Company Disclosure Schedule, to the Knowledge of the Company, the current use and occupancy of the Company Properties and the operation of the Business as currently conducted do not violate any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Company Property. The Company has not received any written notice of violation of the foregoing.

(k)           Except as set forth on Section 3.8(k) of the Company Disclosure Schedule, to the Knowledge of the Company, none of the Company Properties are subject to any use, development or occupancy restrictions (except those imposed by applicable Zoning Laws), special Taxes, assessments or utility “tap-in” fees (except those generally applicable throughout the tax district in which such Company Property is located), or charges or restrictions, whether existing of record or arising by operation of Law, unrecorded agreement or the passage of time or otherwise. Further, the Company Properties not taxed under any special use covenant or otherwise subject to roll-back taxes.

(l)             On the Closing Date, the Company and its Subsidiaries will not be indebted to any contractor, laborer, mechanic, materialman, architect or engineer for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with any Company Property which any such person could claim an Encumbrance against any Company Property.

(m)           Except as set forth on Section 3.8(m) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no management, maintenance, service, or other contracts with respect to any Company Property which cannot be terminated on not more than thirty (30) days’ notice without penalty or fee.

3.9                 Intellectual Property.

(a)            Section 3.9(a) of the Company Disclosure Schedule sets forth a complete and correct list of all Intellectual Property owned by the Company and its Subsidiaries that is subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”). All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing and are valid and enforceable.

(b)           Other than license agreements between the Company and its customers on the Company’s standard forms or the Subsidiaries and their customers on such Subsidiaries’ standard form, copies of which have been delivered to VINE, and entered into in the Ordinary Course of Business (“Company Form License Agreements”), the Company and its Subsidiaries have not granted, transferred

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or assigned any right or interest in the Intellectual Property to any Person. Except as set forth in Section 3.9(b) of the Company Disclosure Schedule and the Company Form License Agreements, there are no Contracts in effect made by or on behalf of the Company or its Subsidiaries with respect to the marketing, distribution, inbound or outbound licensing or promotion of the Intellectual Property of a third party (including Contracts made by any salesperson, distributor, sublicensor or other remarketer or sales organization, but excluding shrink wrap and similar self-executing licenses). All such Contracts (including the Company Form License Agreements) are valid, binding and enforceable between the Company or its Subsidiaries and, to the Knowledge of the Company, the other parties, and the Company and its Subsidiaries and, to the Knowledge of the Company, such other parties are in full compliance with the terms and conditions of such agreements.

(c)            Except as set forth in Section 3.9(c) of the Company Disclosure Schedule: (i) the Company or its Subsidiaries owns and possesses all right, title and interest in and to all owned Intellectual Property, free and clear of all Encumbrances; and (ii) the Company or its Subsidiaries has a valid, enforceable and transferable license to use, all non-owned Intellectual Property used in the operation of the Business.

(d)           The Intellectual Property constitutes all proprietary rights reasonably necessary for the operation of the Business. Except as set forth in Section 3.9(d)(i) of the Company Disclosure Schedule, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made or is currently outstanding, and to the Knowledge of the Company, there exists no basis for such claim and the Company has not received any written notices of and has no Knowledge of any facts that indicate a likelihood of any infringement or misappropriation by, or conflict with, any Person with respect to the Intellectual Property, including any demand or request that the Company and its Subsidiaries license rights from, or make royalty payments to, any Person. To the Knowledge of the Company, the Intellectual Property has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties and the Company has no Knowledge of any infringement, misappropriation or conflict that will occur as a result of the continued operation of the Business consistent with the manner that the Company and its Subsidiaries have previously operated its Business. Except as set forth on Section 3.9(d)(ii) of the Company Disclosure Schedule, to the Knowledge of the Company, no third party is infringing, misappropriating or diluting any intellectual property rights of the Company or its Subsidiaries.

(e)           Except as provided in Section 3.9(e)(i) of the Company Disclosure Schedule, the Company and its Subsidiaries have taken all commercially reasonable actions, measures and precautions to maintain, safeguard and protect all of the Intellectual Property, the Company and its Subsidiaries have taken all steps required by any applicable Law to protect and secure its trade secrets to the extent reasonably necessary under such Law and, there has been no unauthorized release, disclosure or dissemination of any such trade secrets. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of any Intellectual Property on behalf of the Company and its Subsidiaries either: (i) have been party to a “work for hire” arrangement or agreement with the Company and its Subsidiaries, in accordance with applicable Law, that has accorded the Company or its Subsidiaries, as applicable, full, effective, exclusive and original ownership of all right, title and interest, including all related intellectual property rights; or (ii) have executed appropriate instruments of assignment in favor of the Company or its Subsidiaries as assignee that are separately identified on Section 3.9(e)(ii) of the Company Disclosure Schedule and that have conveyed to the Company or its Subsidiaries, as applicable, full, effective and exclusive ownership of all right, title and interest, including all related intellectual property rights, copies of which have been previously provided to VINE.

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(f)            The Company and its Subsidiaries have not and no other Person then acting on its behalf has, disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company source code, except for disclosures to employees, contractors or consultants under binding written agreements that prohibit use or disclosure other than in the performance of services to the Company and its Subsidiaries. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) would reasonably be expected to result in the disclosure, delivery or license by the Company and its Subsidiaries or, any Person then acting on its behalf to any Person of any Company source code. Section 3.9(f) of the Company Disclosure Schedule identifies each Contract under which the Company and its Subsidiaries have deposited, or is or may be required to deposit, with an escrowholder or any other Person, any of the Company source code, and describes whether the execution of this Agreement or any of the transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Company owned source code.

(g)           All software that is used by the Company and its Subsidiaries is free from any defect or programming or documentation error, including major bugs, logic errors or failures of such software to currently operate as described in the related documentation, and substantially conforms to the specifications of such software. To the Knowledge of the Company, the software used by the Company and its Subsidiaries do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry), or other software routines or hardware components intentionally designed to permit unauthorized access, to disrupt, disable or erase software, hardware or data, or to perform any other similar type of unauthorized activities.

(h)           All information or data of any kind possessed by the Company and its Subsidiaries, including but not limited to, information that is individual and identifiable to any consumer and collected from consumers or customers (“PII”), aggregate or anonymous information collected from consumers or customers (“Non-PII”) and employee data (together with the PII and Non-PII, “Data”), has been collected by the Company or its Subsidiaries, or obtained from any other Person, in compliance with applicable Laws in all material respects. Further, all Data is being maintained, stored, processed and used by it in compliance with applicable Laws in all material respects. The Company and its Subsidiaries have presented a privacy policy, as updated from time to time (“Privacy Policy”), to consumers or customers at the time of its collection of any PII or Non-PII from consumers or customers through its services offered as part of its businesses. The Company and its Subsidiaries have each operated its businesses consistent with the Privacy Policy and any other references to their respective Data collection and use practices contained in marketing materials and advertisements of the Company and its Subsidiaries. All such references regarding its Data collection and use practices have accurately and, as applicable and required under the context, described the Company’s or its Subsidiaries’ respective information collection practices in all material respects and no such notices or disclosures have been materially inaccurate, misleading or deceptive under applicable Law. Except as set forth on Section 3.9(h) of the Company Disclosure Schedule: (i) the Company has not received any written notices from any Governmental Authority that its or its Subsidiaries’ collection, possession or use of PII or Non-PII is inconsistent with or a violation of its applicable Privacy Policy or otherwise constitutes a deceptive or misleading trade practice; (ii) the Company and its Subsidiaries have not collected or received any PII from children under the age of 13 in violation of applicable Law or who have self-identified or otherwise provided information that would reasonably identify them to the Company or its Subsidiaries as under the age of 13 without verifiable parental consent, or directed any of its websites to children under the age of 13 through which such PII could be obtained. The Company and its Subsidiaries use commercially reasonable technical measures consistent with relevant industry practice to store and maintain all Data to protect against unauthorized access to or use of the Data. Subject to applicable Law, the Company and its Subsidiaries have the unrestricted right to use the Data, free and clear of all Encumbrances.

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(i)            To the Knowledge of the Company, there has been no unauthorized use, access to or disclosure of any Data while in the possession of, or under the control of, the Company or its Subsidiaries. The consummation of the contemplated transactions will not result in any loss or impairment of the rights to own and use any Data, nor will such consummation require the consent of any third party in respect of any Data.

(j)             Except as set forth on Section 3.9(j) of the Company Disclosure Schedule, the Intellectual Property licensed by the Company or its Subsidiaries do not contain any software subject to a GNU General Public License, a GNU Library (Lesser) General Public License, or any license containing terms substantially similar to the terms contained in either of the foregoing licenses, specifically including the reciprocity terms applicable to source code for derivative works. The Company and its Subsidiaries have complied with all notice, attribution and other requirements of each such license. The Company and its Subsidiaries have not used any materials subject to such licenses in a manner that does or will require the disclosure or distribution of the source code to any owned Intellectual Property, the license or provision of any owned Intellectual Property on a royalty-free basis, or the grant of any patent license, non-assertion covenant, or other rights under any owned Intellectual Property.

(k)            Except as set forth on Section 3.9(k) of the Company Disclosure Schedule, each employee (including leased employees) of the Company and its Subsidiaries, has entered into an agreement related to Intellectual Property developed in connection with the Company or its Subsidiaries.

3.10             Tangible Personal Property; Inventory Sufficiency.

(a)            Except as noted on Section 3.10(a) of the Company Disclosure Schedule: (i) all tangible assets owned or leased by the Company and its Subsidiaries are in the possession of the Company or its Subsidiaries at one of the Company Properties; (ii) such tangible assets are in good operating condition and repair (ordinary wear and tear excepted) and are suitable for the use to which they are put; and (iii) with respect to any tangible assets leased by the Company or its Subsidiaries, such assets are in such condition as to permit the surrender on the Closing Date without any cost or expense for repair or restoration if the related leases were terminated on the Closing Date in the Ordinary Course of Business.

(b)           The Company and its Subsidiaries owns all right, title and interest in and to all of its properties and assets free and clear of any and all Encumbrances.

(c)           The properties and assets (tangible and intangible) owned or leased by the Company and its Subsidiaries constitute all of the properties and assets necessary to conduct the Business as previously conducted.

3.11            Agreements, Contracts and Commitments.

(a)            The applicable subpart of Section 3.11(a) of the Company Disclosure Schedule sets forth all of the following Contracts to which the Company or its Subsidiaries are a party or by which it or any of its assets is bound (collectively, with the Real Property Leases, the “Company Material Contracts”):

(i)           Contracts entered into within the last three (3) years or otherwise having executory obligations on the part of the Company or its Subsidiaries and relating to the acquisition or disposition by the Company or its Subsidiaries of: (A) any business, real property or business segment (whether by merger, consolidation or other business combination, sale of assets or otherwise) or the capital stock of any Person, (B) any of the assets of the Company or its

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Subsidiaries (other than sales of inventory or the disposition of obsolete equipment, in each case in the ordinary course of business) for consideration in excess of $25,000;

(ii)          Contracts relating to the incurrence, assumption or guarantee of any debt;

(iii)         any other Contracts (or groups of related Contracts) that are not terminable by the Company or any other Subsidiary without penalty on notice of sixty (60) days or less, which (A) which involve the expenditure or receipt of more than $25,000 annually or more than $100,000 over the remaining term, or (B) require performance by any Party more than one year from the Signing Date;

(iv)         Contracts that contain a change of control or other similar provision;

(v)          Contracts restricting the ability of the Company or any Subsidiary to operate or compete in any business or with any Person or in any geographic area during any period of time;

(vi)         Contracts that require the Company or its Subsidiaries to purchase minimum quantities (or pay any amount for failure to purchase any specific quantities) of goods or services, comply with “take or pay” arrangements, deal with any Person on an exclusive basis, or provide “most favored nations” or similar pricing to any Person;

(vii)        Contracts that require the Company or any Subsidiary to indemnify or hold harmless any other Person (other than obligations of the Company or its Subsidiaries to indemnify its customers against third party intellectual property claims contained in the Company Form License Agreements);

(viii)       Contracts that provide for any partnership, joint venture, strategic alliance, teaming or similar arrangement;

(ix)          Contracts that provide for or relate to any employment or consulting relationship with any Person (other than at-will arrangements), including any stock option, stock purchase, stock appreciation, deferred compensation, severance of other similar equity or equity-like plan or arrangement involving current or former directors, managers, stockholders, officers, or employees;

(x)           Contracts under which the Company or any Subsidiary grants or is granted a license of any Intellectual Property (other than Company Form License Agreements and licenses to the Company or its Subsidiaries, as applicable, of commercially-available software for total consideration of less than $5,000);

(xi)          Contracts with any Governmental Authority, including any settlement, conciliation or similar agreements with any Governmental Authority;

(xii)         Contracts granting a power of attorney;

(xiii)        Contracts relating to the sales or distributions of the Company’s or its Subsidiary’s products or services (excluding purchase and sales orders entered into in the ordinary course of business and Company Form License Agreements); and

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(xiv)       Contracts that are otherwise material to the business, operations or financial condition of the Company or its Subsidiaries and is outside the Company’s or its Subsidiary’s ordinary course of business;

(xv)        each Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Company or its Subsidiaries in connection with the Contemplated Transactions;

(b)           True, correct and complete copies of all Material Contracts as currently in effect have previously been delivered to VINE. The Company and its Subsidiaries are not in default under any Material Contract. To the Knowledge of the Company, no other party to a Material Contract has breached, violated or defaulted under any Material Contract and no circumstance exists that, with notice or lapse of time or both (including the Company Merger), would constitute a default by any party. Section 3.11(b) of the Company Disclosure Schedule sets forth summaries containing the terms of all oral Material Contracts.

3.12             Compliance with Laws; Permits.

(a)            During the past three (3) years, the Company and its Subsidiaries have complied and is in compliance with all Laws applicable to it. No claims or investigations alleging any violation by the Company and its Subsidiaries of any Laws are pending or threatened. Section 3.12(a) of the Company Disclosure Schedule sets forth any claims or investigations resolved or otherwise concluded within the past three (3) years alleging any violation of any Laws.

(b)           The Company and its Subsidiaries currently has all material permits which are required for the operation of the Business (all of which: (i) are listed on Section 3.12(b) of the Company Disclosure Schedule; (ii) have been previously delivered to VINE; and (iii) are in full force and effect). The Company and its Subsidiaries has complied at all times in the preceding three (3) years, and is presently in compliance, in all material respects, with the terms and conditions of the permits set forth on Section 3.12(b) of the Company Disclosure Schedule. No loss, non-renewal, suspension, modification or expiration of, nor any noncompliance with, any material permit is pending or threatened.

3.13              Litigation.

(a)            Except as set forth on Section 3.13(a) of the Company Disclosure Schedule, there are no Legal Proceedings pending or threatened against the Company or its Subsidiaries, or to which the Company is otherwise a party, or otherwise affecting the Company or its Subsidiaries, or that in any manner challenges or seeks, or reasonably could be expected to prevent, enjoin, alter or delay the Company Merger. Section 3.13(a) of the Company Disclosure Schedule also lists all Legal Proceedings threatened against the Company or its Subsidiaries or to which the Company or its Subsidiaries was a party during the past three (3) years.

(b)            Section 3.13(b) of the Company Disclosure Schedule describes all claims for indemnification or breach asserted by or against the Company or its Subsidiaries at any time in the past 3 years arising out of the acquisition of any business or business segment.

(c)            Except as described on Section 3.13(c) of the Company Disclosure Schedule there are not outstanding Orders that are applicable to, or otherwise affect, the Company or its Subsidiaries.

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(d)            Section 3.13(d) of the Company Disclosure Schedule lists any settlement agreements to which the Company and its Subsidiaries is a party or by which it is bound.

3.14              Tax Matters. Except as set forth in Section 3.14 of the Company Disclosure Schedules:

(a)           The Company and each Subsidiary have timely filed (taking into account all valid extensions) all Tax Returns and reports required to be filed by it, all of which were true, correct and complete. The Company will provide VINE with copies of such Tax Returns for Company and each Subsidiary filed in or relating to each of the immediately preceding three (3) calendar years before Closing. All Taxes required to be paid by the Company or any Subsidiary have been fully and timely and fully paid, whether or not shown on any such Tax Returns. There are no Encumbrances as a result of any unpaid Taxes upon any of the assets of the Company or its Subsidiaries and the Company has no Knowledge of any information that indicates any such Encumbrance is currently threatened or contemplated to be filed by any Taxing Authority, further, to the Knowledge of the Company, there is no reasonable basis for any such filing whether or not currently contemplated. The Company and each Subsidiaries has set aside adequate reserves for all accrued but unpaid Taxes.

(b)           All Taxes required to be withheld or collected by the Company or its Subsidiaries have been withheld or collected and have been (or will be) duly and timely paid in full to the proper Taxing Authority. All Persons performing services on behalf of the Company and its Subsidiaries have been properly classified by the Company or its Subsidiaries for purposes of Tax reporting and Tax withholding as required by applicable Law. The Company and its Subsidiaries have complied with all applicable Tax recordkeeping requirements.

(c)            No deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against the Company or its Subsidiaries that are still pending, and to the Knowledge of the Company, no Tax Return of the Company or its Subsidiaries is under current examination by any Taxing Authority.

(d)           No requests for waivers of the time to assess any Taxes have been granted to the Company or its Subsidiaries.

(e)           There is no pending written claim by any Taxing Authority of a jurisdiction where the Company or its Subsidiaries have not filed Tax Returns that the Company or its Subsidiaries are subject to taxation in that jurisdiction, and the Company has no Knowledge of any valid basis for such a claim.

(f)            Company and its Subsidiaries are not a party to any Tax sharing agreement and has no Liability for the Taxes of any other Person as a successor, by Contract or otherwise.

(g)           Neither the Company nor its Subsidiaries have received a Tax ruling or entered into a closing or similar agreement with any Taxing Authority that will be binding on the Company or its Subsidiaries after the Closing. The Company and its Subsidiaries have not entered into any agreement with any Taxing Authority, including any Tax allocation, Tax abatement, Tax credit, or payment in lieu of Taxes agreements.

(h)           The Company and its Subsidiaries have not made any payments, and there is no Contract covering any Person that, individually or collectively, could give rise to the payment of any amount (individually or in the aggregate) that would not be deductible by VINE or the Company or its Subsidiaries by reason of Section 280G of the Code or would subject the recipient to Section 4999 of the

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Code (or any corresponding provisions of state, local or foreign Tax Law), or that were or will not be deductible under Sections 162 or 404 of the Code.

(i)            The Company and its Subsidiaries have not participated in any “listed transaction” as defined in Section 6707A of the Code or Treasury Regulation Section 1.6011-4(b)(2) or any transaction that is substantially similar to a “listed transaction.”

(j)            The Company, its Subsidiaries, the Company Benefit Plans, and, to the Knowledge of the Company, its fiduciaries have not (individually nor collectively) participated in any nonexempt “prohibited transaction” within the meaning of Section 406 of ERISA or Code Section 4975.

(k)           The Company and its Subsidiaries have never been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person. The Company and its Subsidiaries have no liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise

(l)            The Company and its Subsidiaries have properly (i) collected and remitted sales and similar Taxes with respect to sales made to its customers and (ii) for all sales that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale as exempt.

(m)          The Company and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or before the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or before the Closing Date; (iii) installment sale or open transaction disposition made on or before the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or before the Closing Date; (v) use of an improper method of accounting for a taxable period ending on or before the Closing Date; or (vi) election by the Company or its Subsidiaries under Section 108(i) of the Code.

(n)           The Company and its Subsidiaries is not a party to any Tax sharing, allocation or indemnity agreement, arrangement or similar Contract.

(o)           The Company and its Subsidiaries have not distributed the stock of another Person, or has not had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(p)           The Company and its Subsidiaries have never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

3.15              Labor and Employment Matters.

(a)            Section 3.15(a) of the Company Disclosure Schedule lists the name of each employee (including leased employees and employees on an approved leave of absence) and independent contractors of the Company and its Subsidiaries and the date of employment, position, visa or citizenship status and the total current annual compensation payable to each such individual, including all

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wages, bonuses, commissions, allowances, and any other compensation forfeited or cancelled within the preceding twelve (12) months. Except as set forth on Section 3.15(a) of the Company Disclosure Schedule, all wages, bonuses commissions, and allowances with respect to any period before the Closing Date have been fully paid, and VINE shall not be obligated to make any bonus payments to any employees of the Company or its Subsidiaries with respect to any such period. All persons classified as consultants, independent contractors, or other non-employees and all individuals classified as exempt from overtime requirements were, in all material respects and to the Knowledge of the Company, properly classified as such.

(b)                Except as set forth on Section 3.15(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance in all material respects and has not violated the terms and provisions of applicable Laws relating to immigration, including the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (collectively, the “Immigration Laws”).

(c)                Neither the Company nor any Subsidiary is party to a settlement agreement with a current or former officer, employee or independent contractor resolving allegations of sexual harassment by either an officer, director or employee of the Company or any Subsidiary. There are no, and since January 1, 2023, there have not been, any Legal Proceedings pending or threatened, against the Company or any Subsidiary, in each case, involving allegations of sexual harassment by any employee of the Company or any Subsidiary in a managerial or executive position.

(d)                No employee of the Company or its Subsidiaries is represented by a labor union and there are no Contracts with any labor union or association representing any employees of the Company or its Subsidiaries. No petition has been filed or other proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative; and, to the Knowledge of the Company, there is no organizational effort currently being made or threatened by, or on behalf of, any labor union to organize any employees, and no demand for recognition of employees has been made by, or on behalf of, any labor union.

(e)                The Company has previously delivered to VINE true, correct and complete summaries of all: (i) workers’ compensation claims filed against the Company and its Subsidiaries; and (ii) charges, grievances, complaints or notices of violation filed with, or otherwise made by, the Occupational Safety and Health Administration against the Company or its Subsidiaries.

3.16             Employee Benefit Plans.

(a)                Section 3.16 of the Company Disclosure Schedule lists each “employee benefit plan” (as defined in ERISA) and any other material plan, Contract or policy providing bonuses, profit sharing benefits, retirement benefits, pension benefits, compensation, deferred compensation, stock options, phantom stock, stock appreciation rights, stock purchase rights, fringe benefits severance, salary continuation, or other termination payments, post-retirement health and welfare benefits, scholarships, health and welfare benefits, basic and supplemental disability benefits, life insurance coverage, sick leave pay, vacation pay, commissions, payroll practices, retention payments or other benefits (each such plan, Contract, policy, fund or arrangement is referred to as a “Company Benefit Plan”) that the Company or its Subsidiaries sponsors or has or could have material Liability with respect to, or has or could have any obligation to contribute to for the benefit of current or former employees, directors, or any other Person performing services for the Company or its Subsidiaries. The Company has delivered to VINE true, correct and complete copies of: (i) each material Company Benefit Plan document (including each Contract or policy), any amendments, and all documents embodying and relating to such Company Benefit Plan, including third party service agreements, investment management contracts, and any other administrative

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services agreement; (ii) to the extent applicable, annual reports including Forms 5500 (with schedules attached), 990 and 1041 for the preceding three (3) years for the plan and any related trust; (iii) the most recent summary plan description and summaries of material modifications for each Company Benefit Plan for which such summary plan description is required; (iv) each current trust agreement and insurance or individual or group annuity contract relating to any Company Benefit Plan; and (v) each material and non-routine communication within the preceding twelve (12) months involving a plan or any related trust to or from the IRS, Department of Labor (“DOL”), Pension Benefit Guaranty Corporation (PBGC) or any other Governmental Authority; (vi) with respect to any SIMPLE IRA, the IRS Form 5304, Form 5305, SIMPLE IRA prototype or individually designed plan document and the annual participant notices for the preceding three (3) years; and (vii) the most recent determination letter received from the IRS pertaining to any Company Benefit Plan that is a Company Pension Plan.

(b)                The Company and its Subsidiaries have no voluntary benefit plans available to employees which are considered to be exempt from ERISA under DOL Regulation Section 2510.3-1(j). The Company and its Subsidiaries have no Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)).

(c)                Each Company Benefit Plan maintained, contributed to or required to be contributed to by the Company or its Subsidiaries have been administered in all material respects in accordance with its terms and with the applicable provisions of ERISA, the Code (including the rules and regulations thereunder) and all other applicable Laws. All contributions, deferrals, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the Closing will have been (or will be) timely made or accrued according to GAAP. The Company, its Subsidiaries, and each Company Benefit Plan complies in all material respects with the applicable provisions of the Health Insurance Portability and Accountability Act of 1996, as amended, and the Patient Protection and Affordable Care Act, as amended, including any applicable notice and/or disclosure requirements.

(d)                Section 3.16(d) of the Company Disclosure Schedule lists each Company Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is intended to be tax qualified under Section 401(a) of the Code and each retirement plan covered under Section 408 of the Code (each, a “Company Pension Plan”). All Company Pension Plans that are maintained, contributed to or required to be contributed to by the Company or any ERISA Affiliate are so qualified. No event has occurred since the date of the most recent determination letter or application relating to any such Company Pension Plan that could reasonably be expected to adversely affect the qualification of such Company Pension Plan. No Legal Proceeding (other than routine benefit claims) has been asserted or instituted or to the Knowledge of the Company, threatened against any Company Benefit Plan, any trustee or fiduciaries, the Company or any ERISA Affiliate, or any of the assets of any Company Benefit Plan or any related trust. All required participant annual notices have been provided by the Company or its Subsidiaries to the participants in each Company Pension Plan on a timely basis.

(e)                The Company and its ERISA Affiliates do not currently maintain, contribute to or participate in, nor at any time have any of them had an obligation to maintain, contribute to, or otherwise participate in any employee benefit plans that are “multiemployer plans” (within the meaning of Section 3(37) of ERISA or Code Section 414(f)), “multiple employer plans” (within the meaning of Code Section 413(c)), plans that are subject to the provisions of Title IV of ERISA, or a welfare plan that is a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(f)                 Each of the Company and its ERISA Affiliates, each Company Benefit Plan and each Company Benefit Plan “sponsor” or “administrator” (within the meaning of Section 3(16) of ERISA) has complied in all material respects with the applicable requirements of Section 4980B of the

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Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors are referred to collectively as “COBRA”) and any comparable state Law. Section 3.16(f) of the Company Disclosure Schedule lists the name of each covered employee who has experienced a “Qualifying Event” (as defined in COBRA) with respect to any Company Benefit Plan for purposes of “Continuation Coverage” (as defined in COBRA) and whose maximum period for continuation coverage required by COBRA or state Law has not expired. Section 3.16(f) of the Company Disclosure Schedule also lists the name of each covered employee who is on leave of absence (paid or unpaid) and whether such person is eligible for continuation coverage.

(g)                Each Company Benefit Plan satisfies in all material respects, the requirements of the Patient Protection and Affordable Care Act and the issued regulations and guidance (“PPACA”), such that there is no reasonable expectation that any Tax or penalty could be imposed under the PPACA that relates to such group health plan. No condition exists that could cause the Company or any Company Subsidiary or ERISA Affiliate to have any Liability for any assessable payment under Section 4980H of the Code. No event has occurred or condition exists that could subject the Company or any Company Subsidiary or ERISA Affiliate to any Liability on account of a violation of the health care requirements of Part 6 or 7 of Title I of ERISA or Section 4980B or 4980D of the Code.

(h)                The Company has the requisite power to amend and/or terminate each Company Benefit Plan without prior notice or approval. The consummation of the Contemplated Transactions will not give rise to any Liability for any employee benefits. No Company Benefit Plan provides for post-employment benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act or any Company Benefit Plan qualified under Section 401(a) of the Code) to any former director or employee of, or other provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such Person), nor have any representations, agreements, covenants or commitments been made to provide such benefits.

3.17             Environmental Matters.

(a)                During the past three (3) years, the Company and its Subsidiaries have been, and have conducted the Business, in compliance in all material respects with all Environmental Laws and has not received any written notice of any noncompliance with any Environmental Law or any Liability or remedial or corrective obligation or any proceeding. There is no Release or, to the Knowledge of the Company, Threat of Release of any Hazardous Materials at or in the vicinity of the Company Properties.

(b)                The Company has not received written notice of, or has any Knowledge of, (i) an Environmental Condition at any Company Property; and (ii) neither the Company nor any Subsidiary has, at any time, Released or allowed or arranged for any third party to Release, Hazardous Materials to, at or upon any Company Property that, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state Law, has been placed on the National Priorities List or its state Law equivalent or as to which the United States Environmental Protection Agency or any relevant state agency or other Governmental Authority has notified the Company that it has proposed or is proposing to place on the National Priorities List or such state law equivalent.

3.18            Insurance. All insurance policies pertaining to the Business are listed on Section 3.18 of the Company Disclosure Schedules and are in full force and effect on the Signing Date. The Company has delivered to VINE true, correct and complete copies of such insurance policies. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled or not renewed within the last two (2) years and, to the Knowledge of the Company, no threat has been made to cancel or not renew any insurance policy of the Company or its Subsidiaries. The Company has delivered to VINE: (i) all material insurance claims history during the past

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three (3) years; and (ii) a to the Knowledge of the Company, a list of all pending insurance claims. None of the insurers under any such insurance policies has rejected the defense or coverage of any claim purported to be covered by such insurer or has reserved the right to reject the defense or coverage of any claim purported to be covered by such insurer. To the Knowledge of the Company, neither the Company nor its Subsidiaries have any Liability for retrospective premium adjustments under any insurance policies.

3.19           Registration Statement. The information supplied by Company and its Subsidiaries in writing specifically for inclusion in the Registration Statement shall not, at (a) the time the Registration Statement is declared effective, (b) the time the Registration Statement (or any amendment or supplement) is first mailed to (i) the VINE shareholders and (c) the time of the VINE Shareholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

3.20              No Financial Advisors. Except as set forth on Section 3.20 of the Company Disclosure Schedule, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company and its Subsidiaries in connection with the Company Merger and no Person is entitled to any fee or commission or like payment from the Company.

3.21            Interested Party Transactions. Except as set forth in Section 3.21 of the Company Disclosure Schedule and for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of the Company’s business (all of which are set forth in the Company Disclosure Schedule), no director, officer or other affiliate of the Company or any Subsidiary has or has had, directly or indirectly (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services; (c) a beneficial interest in any Company Material Contract; or (d) any contractual or other arrangement with the Company or any Subsidiary, other than customary indemnity arrangements. The Company and the Subsidiaries have not, since January 1, 2023, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent) of the Company, or (ii)  modified any term of any such extension or maintenance of credit.

3.22           Independent Investigation. Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of VINE and its Subsidiaries and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of VINE for such purpose. The Company acknowledges that: (a) in making its decision to enter into this Agreement and to consummate the contemplated transactions, it has relied solely upon its own investigation and the express representations and warranties of VINE set forth in this Agreement (including the related portions of VINE Disclosure Schedules) and in any certificate delivered to the Company under this Agreement, and the information provided by or on behalf of VINE for the Registration Statement; and (b) none of VINE nor its respective Representatives have made any representation or warranty as to VINE, or this Agreement, except as expressly set forth in this Agreement (including the related portions of VINE Disclosure Schedules) or in any certificate delivered to the Company, or with respect to the information provided by or on behalf of VINE for the Registration Statement.

3.23           No Other Representations or Warranties. The Company acknowledges that, except for the representations and warranties contained in this Agreement, neither VINE nor any of its Subsidiaries nor any other person on behalf of VINE or its Subsidiaries makes any express or implied representation or warranty with respect to VINE or its Subsidiaries or with respect to any other information provided to the Company, members or stockholders or any of the Company’s respective Affiliates in connection with the

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Contemplated Transactions, and (subject to the express representations and warranties of VINE set forth in Section 4 (in each case as qualified and limited by the VINE Disclosure Schedule)) Company nor any of its respective Representatives, members, have relied on any such information (including the accuracy or completeness).

Section 4. Representations and Warranties of VINE, Pubco, Company Merger Sub, and Purchaser Merger Sub. Except as disclosed in the VINE SEC Documents filed with the SEC before the Signing Date and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system or in the disclosure schedule accompanying this Agreement (the “VINE Disclosure Schedule”), VINE, Pubco, Company Merger Sub and Purchaser Merger Sub represent and warrant to the Company that the statements contained in this Section are true and correct on and as of the Signing Date and on and as of the Closing Date. From the Signing Date until the Closing Date, VINE shall update the Disclosure Schedule, as necessary, so that the representations and warranties set forth in this Section are true and correct as of the Closing Date, or in the case of representations and warranties that expressly relate to an earlier date, as of such earlier date.

4.1               Due Organization; Subsidiaries.

(a)                Each of VINE and its Subsidiaries (including Pubco, Company Merger Sub and Purchaser Merger Sub) is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary corporate or limited liability company power and authority (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound. Since the date of its formation, neither Pubco, Company Merger Sub, nor Purchaser Merger Sub have engaged in any activities other than in connection with or as contemplated by this Agreement.

(b)                Each of VINE and its Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the laws of all jurisdictions where the nature of its business in the manner in which its business is currently being conducted requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a VINE Material Adverse Effect.

(c)                Except as set forth on Section 4.1(c) of the VINE Disclosure Schedule, VINE has no Subsidiaries other than Pubco, Company Merger Sub and Purchaser Merger Sub and VINE does not own any capital stock of, or any equity ownership or profit-sharing interest of any nature in, or control directly or indirectly, any other Entity other than Pubco, Company Merger Sub and Purchaser Merger Sub. VINE is not and has not otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. VINE has not agreed and is not obligated to make, nor is VINE bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. VINE has not, at any time, been a general partner of, and has not otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

4.2               Organizational Documents. VINE will deliver to the Company accurate and complete copies of VINE’s Organizational Documents. VINE is not in breach or violation of its Organizational Documents in any material respect.

4.3               Authority; Binding Nature of Agreement. Each of VINE, Pubco, Company Merger Sub and Purchaser Merger Sub has all necessary corporate power and authority to enter into and to

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perform its obligations under this Agreement and to consummate the Contemplated Transactions. The VINE Board (at meetings duly called and held) has (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of VINE and its stockholders, (b) approved and declared advisable this Agreement, the other Transaction Documents and the Contemplated Transactions, and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of VINE vote to approve the Contemplated Transactions. The respective boards and members of Pubco, Company Merger Sub and Purchaser Merger Sub have each (by unanimous written consent): (x) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Pubco, Company Merger Sub, and Purchaser Merger Sub, (y) deemed advisable and approved this Agreement and the Contemplated Transactions and (z) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the Pubco, Company Merger Sub, and Purchaser Merger Sub vote to adopt this Agreement and approve the Contemplated Transactions. This Agreement has been duly executed and delivered by VINE, Pubco, Company Merger Sub and Purchaser Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of VINE, Pubco, Company Merger Sub and Purchaser Merger Sub. enforceable against each of VINE, Pubco, Company Merger Sub and Purchaser Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

4.4               Non-Contravention; Consents.

(a)                Subject to compliance with the HSR Act and any foreign antitrust Law, and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by VINE, Pubco, Company Merger Sub or Purchaser Merger Sub, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i)           contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of VINE or its Subsidiaries;

(ii)          contravene, conflict with or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which VINE or its Subsidiaries or any of the assets owned or used by VINE or its Subsidiaries, is subject to;

(iii)         contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by VINE or its Subsidiaries or that otherwise relates to the business of VINE, or any of the assets owned, leased or used by VINE;

(iv)         contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any VINE Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any VINE Material Contract, (B) any material payment, rebate, chargeback, penalty or change in delivery schedule under any such VINE Material Contract, (C) accelerate the maturity or performance of any VINE Material Contract or (D) cancel, terminate or modify any term of any VINE Material Contract, except in the case of any nonmaterial breach, default, penalty or modification; or

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(v)          result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by VINE or its Subsidiaries (except for Permitted Encumbrances).

(b)                Except for (i) any Consent set forth on Section 4.4 of the VINE Disclosure Schedule under any VINE Contract, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware under the DGCL (iii) any required filings under the HSR Act and any foreign antitrust Law and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither VINE nor any of its Subsidiaries was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Contemplated Transactions.

(c)                The VINE Board and the respective boards and members of Pubco, Company Merger Sub, and Purchaser Merger Sub have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Mergers, this Agreement or any of the other Contemplated Transactions.

4.5               Capitalization.

(a)                The authorized capital stock of VINE consists of (i) 15,976,227 shares of VINE Common Stock, (ii) 10,000 shares of Series A preferred stock, par value $0.01 per share, and (iii) 9,135 shares of Series B preferred stock, par value $0.01 per share. VINE does not hold any shares of its capital stock in its treasury.

(b)                All of the outstanding shares of VINE Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances (other than Permitted Encumbrances). None of the outstanding shares of VINE Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of VINE Common Stock is subject to any right of first refusal in favor of VINE. There is no VINE Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of VINE Common Stock. VINE is not under any obligation, nor is VINE bound by any Contract under which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of VINE Common Stock or other securities. Section 4.5(b) of the VINE Disclosure Schedule accurately and completely describes all repurchase rights held by VINE with respect to shares of VINE Common Stock (including shares issued under the exercise of stock options) and specifies which of those repurchase rights are currently exercisable.

(c)                Except for the VINE 2021 Equity Incentive Plan, (the “VINE Stock Plan”), and except as further set forth on Section 4.5(c) of the VINE Disclosure Schedule, VINE does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. Section 4.5(c) of the VINE Disclosure Schedule sets forth the following information with respect to each VINE Option outstanding as of the Signing Date, as applicable: (i) the name of the holder, (ii) the number of shares of VINE Common Stock subject to such VINE Option at the time of grant, (iii) the number of shares of VINE Common Stock subject to such VINE Option as of the Signing Date, (iv) the exercise price of such VINE Option, (v) the date on which such VINE Option was granted, (vi) the applicable vesting schedule, including any acceleration provisions and the number of vested and unvested shares as of the Signing Date, (vii) the date on which such VINE Option expires, (viii)

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whether such VINE Option is intended to be an “incentive stock option” (as defined in the Code) or a nonqualified stock option, (ix) in the case of a VINE Option, the plan under which such VINE Option was granted and (x) the number of shares remain available for future issuance under the VINE Stock Plans. VINE has made available to the Company accurate and complete copies of equity incentive plans under VINE has equity-based awards, the forms of all award agreements evidencing such equity-based awards and evidence of board and stockholder approval of the VINE Stock Plans and any amendments.

(d)                Except for the outstanding VINE Options as set forth on Section 4.5(d) of the VINE Disclosure Schedule and except as disclosed in the VINE SEC Documents, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of VINE, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of VINE, or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which VINE is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to VINE.

(e)                All outstanding shares of VINE Common Stock, VINE Options, and other securities of VINE have been issued and granted in compliance with (i) all applicable securities Laws and other applicable Law and (ii) all requirements set forth in applicable Contracts.

(f)                 With respect to VINE Options granted under the VINE Stock Plans, (i) each grant of a VINE Option was duly authorized no later than the date on which the grant of such VINE Option was by its terms to be effective (the “VINE Grant Date”) by all necessary corporate action, including, as applicable, approval by the VINE Board (or a duly constituted and authorized committee) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party, (ii) each VINE Option grant was made in accordance with the terms of the VINE Stock Plan under which it was granted and all other applicable Law and regulatory rules or requirements, and (iii) the per share exercise price of each VINE Option was not less than the fair market value of a share of VINE Common Stock on the applicable VINE Grant Date.

4.6               SEC Filings; Financial Statements.

(a)                Except as set forth on Section 4.6(a) of the VINE Disclosure Schedule, since January 1, 2023, VINE has filed or furnished, as applicable, on a timely basis all material forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act (the “VINE SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing before the Signing Date, then on the date of such filing), each of the VINE SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and as of the time they were filed, none of the VINE SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the VINE SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 4.6, the term “file” and variations shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(b)                The financial statements (including any related notes) contained or incorporated by reference in the VINE SEC Documents: (i) complied as to form in all material respects with the Securities Act and the Exchange Act, as applicable, and the published rules and regulations of the SEC applicable, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis throughout the periods indicated and (iii) fairly present, in all material respects, the financial position of VINE as of the respective dates and the results of operations and cash flows of VINE for the periods covered. Other than as expressly disclosed in the VINE SEC Documents filed before the Signing Date, there has been no material change in VINE’s accounting methods or principles that would be required to be disclosed in VINE’s financial statements in accordance with GAAP. The books of account and other financial records of VINE and each of its Subsidiaries are true and complete in all material respects.

(c)                Except as set forth on Section 4.6(c) of the VINE Disclosure Schedule, VINE maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that VINE maintains records that in reasonable detail accurately and fairly reflect VINE’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the VINE Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of VINE’s assets that could have a material effect on VINE’s financial statements. VINE has evaluated the effectiveness of VINE’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable VINE SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. VINE has disclosed to VINE’s auditors and the audit committee of the VINE Board (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect VINE’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in VINE’s or its Subsidiaries’ internal control over financial reporting. Except as disclosed in the VINE SEC Documents filed before the Signing Date, VINE’s internal control over financial reporting is effective and VINE has not identified any material weaknesses in the design or operation of VINE’s internal control over financial reporting.

4.7               Absence of Undisclosed Liabilities.  Neither VINE nor any of its Subsidiaries has any Liability of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for: (a) Liabilities disclosed, reflected or reserved against in the VINE Unaudited Interim Balance Sheet, (b) normal and recurring current Liabilities that have been incurred by VINE or its Subsidiaries since the date of the VINE Unaudited Interim Balance Sheet in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law), (c) Liabilities for performance of obligations of VINE or any of its Subsidiaries under VINE Contracts, (d) Liabilities incurred in connection with the Contemplated Transactions and (e) Liabilities described in Section 4.7 of the VINE Disclosure Schedule.

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4.8               Contracts and Commitments.

(a)                Section 4.8 of the VINE Disclosure Schedule identifies each VINE Contract that is in effect as of the Signing Date (each, an “VINE Material Contract” and collectively, the “VINE Material Contracts”):

(i)           each VINE Contract relating to any material bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other Employee Plans or arrangements;

(ii)          each VINE Contract requiring payments by VINE after the Signing Date in excess of $75,000 under its express terms relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or Entity providing employment related, consulting or independent contractor services, not terminable by VINE on sixty (60) calendar days’ or less notice without liability, except to the extent general principles of wrongful termination Law may limit VINE’s, or such successor’s ability to terminate employees at will;

(iii)         each VINE Contract relating to any agreement or plan, including any option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

(iv)         Contracts entered into within the last three (3) years or otherwise having executory obligations on the part of VINE or its Subsidiaries and relating to the acquisition or disposition by VINE or its Subsidiaries of: (A) any business, real property or business segment (whether by merger, consolidation or other business combination, sale of assets or otherwise) or the capital stock of any Person, (B) any of the assets of VINE or its Subsidiaries (other than sales of inventory or the disposition of obsolete equipment, in each case in the ordinary course of business) for consideration in excess of $25,000;

(v)          Contracts relating to the incurrence, assumption or guarantee of any debt;

(vi)         any other Contracts (or groups of related Contracts) that are not terminable by VINE or any other Subsidiary without penalty on notice of sixty (60) days or less, which (A) which involve the expenditure or receipt of more than $25,000 annually or more than $100,000 over the remaining term, or (B) require performance by any Party more than one year from the Signing Date;

(vii)        Contracts that contain a change of control or other similar provision;

(viii)       Contracts restricting the ability of VINE or any Subsidiary to operate or compete in any business or with any Person or in any geographic area during any period of time;

(ix)          Contracts that require VINE or its Subsidiaries to purchase minimum quantities (or pay any amount for failure to purchase any specific quantities) of goods or services, comply with “take or pay” arrangements, deal with any Person on an exclusive basis, or provide “most favored nations” or similar pricing to any Person;

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(x)          Contracts that require VINE or any Subsidiary to indemnify or hold harmless any other Person (other than obligations of VINE or its Subsidiaries to indemnify its customers against third party intellectual property claims contained in the form license agreements);

(xi)         Contracts that provide for any partnership, joint venture, strategic alliance, teaming or similar arrangement;

(xii)        Contracts under which VINE or any Subsidiary grants or is granted a license of any Intellectual Property (other than form license agreements and licenses to VINE or its Subsidiaries, as applicable, of commercially-available software for total consideration of less than $5,000);

(xiii)      Contracts with any Governmental Authority, including any settlement, conciliation or similar agreements with any Governmental Authority;

(xiv)       Contracts granting a power of attorney;

(xv)        any VINE real estate lease;

(xvi)       Contracts relating to the sales or distributions of VINE’s or its Subsidiary’s products or services (excluding purchase and sales orders entered into in the ordinary course of business and form license agreements);

(xvii)      Contracts that are otherwise material to the business, operations or financial condition of VINE or its Subsidiaries and is outside VINE’s or its Subsidiary’s ordinary course of business;

(xviii)    each VINE Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to VINE in connection with the Contemplated Transactions; or

(b)                VINE will deliver or make available to the Company accurate and complete copies of all VINE Material Contracts, including all amendments. There are no VINE Material Contracts that are not in written form. VINE has not nor, to Knowledge of VINE as of the Signing Date, has any other party to a VINE Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any VINE Material Contract in such manner as would permit any other party to cancel or terminate any such VINE Material Contract, or would permit any other party to seek damages which would reasonably be expected to have a VINE Material Adverse Effect. As to VINE and its Subsidiaries, as of the Signing Date, each VINE Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right under the terms of any VINE Material Contract to change, any material amount paid or payable to VINE under any VINE Material Contract or any other material term or provision of any VINE Material Contract.

4.9               Compliance; Permits; Restrictions.

(a)                VINE and each of its Subsidiaries is, and since January 1, 2023, has been in material compliance with all applicable Laws. No investigation, claim, suit, proceeding, audit, Order, or other action by any Governmental Authority is pending or, to the Knowledge of VINE, threatened against VINE or any of its Subsidiaries. There is no agreement or Order binding upon VINE or any of its

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Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of VINE or any of its Subsidiaries, any acquisition of material property by VINE or any of its Subsidiaries or the conduct of business by VINE or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on VINE’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b)                Each of VINE and its Subsidiaries holds all required Governmental Authorizations that are material to the operation of the business of VINE, Pubco, Company Merger Sub and Purchaser Merger Sub as currently conducted (collectively, the “VINE Permits”). Each of VINE and its Subsidiaries is in material compliance with the terms of the VINE Permits. No Legal Proceeding is pending or, to the Knowledge of VINE, threatened, which seeks to revoke, substantially limit, suspend, or materially modify any VINE Permit.

4.10              Legal Proceedings; Orders.

(a)                Except as set forth in the VINE Disclosure Schedule, there is no pending Legal Proceeding and, to the Knowledge of VINE, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves VINE or any of its Subsidiaries or any VINE Associate (in his or her capacity as such) or any of the material assets owned or used by VINE or any of its Subsidiaries or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b)                There is no Order to which VINE or any of its Subsidiaries, or any of the material assets owned or used by VINE or any of its Subsidiaries is subject. To the Knowledge of VINE, no officer or other Key Employee of VINE or any of its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of VINE or any of its Subsidiaries or to any material assets owned or used by VINE or any of its Subsidiaries.

4.11              Tax Matters.

(a)                Each of VINE and each of its Subsidiaries has timely filed all income Tax Returns and all other material Tax Returns required to be filed under applicable Law. All such Tax Returns were true, correct and complete in all material respects and have been prepared in material compliance with all applicable Law. Subject to exceptions as would not be material, no claim has been made by a Governmental Authority in a jurisdiction where VINE or any of its Subsidiaries does not file Tax Returns that VINE or any of its Subsidiaries is subject to taxation by that jurisdiction.

(b)                All material amounts of Taxes due and owing by VINE and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. The unpaid Taxes of VINE and each of its Subsidiaries for periods (or portions) ending on or before the date of the VINE Unaudited Interim Balance Sheet do not materially exceed the accruals for current Taxes set forth on the VINE Unaudited Interim Balance Sheet. Since the date of the VINE Unaudited Interim Balance Sheet, neither VINE nor any of its Subsidiaries has incurred any material Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

(c)                Each of VINE and each of its Subsidiaries has withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

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(d)                There are no Encumbrances for material Taxes (other Encumbrances described in clause (a) of the definition of “Permitted Encumbrances”) upon any of the assets of VINE or any of its Subsidiaries.

(e)                No deficiencies for a material amount of Taxes with respect to VINE or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority in writing that have not been timely paid in full. There are no pending (or, based on written notice, threatened) material audits, examinations assessments or other actions for or relating to any liability in respect of Taxes of VINE or any of its Subsidiaries. Neither VINE nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(f)                 Neither VINE nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than Ordinary Course Agreements.

(g)                Neither VINE nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is VINE). Neither VINE nor any of its Subsidiaries has any material Liability for the Taxes of any Person (other than VINE or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract (other than an Ordinary Course Agreement) or otherwise.

(h)                Neither VINE nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(i)                 Neither VINE nor any of its Subsidiaries has entered into any transaction identified as a “reportable transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(j)                 Neither VINE nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion) ending after the Closing Date as a result of any: (i) change in, or use of improper, method of accounting for a taxable period ending on or before the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or before the Closing Date; (iii) installment sale or open transaction disposition made on or before the Closing Date; (iv) prepaid amount, advance payments or deferred revenue received or accrued on or before the Closing Date other than in respect of such amounts reflected in the VINE Balance Sheet or received in the ordinary course of business since the date of the VINE Balance Sheet; or (v) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(k)                Neither VINE nor any of its Subsidiaries is aware of any facts or circumstances or has knowingly taken or agreed to take any action, in each case, that would reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.

4.12              Employee and Labor Matters; Benefit Plans.

(a)                Section 4.12(a) of the VINE Disclosure Schedule sets forth, for each current VINE Associate who is an employee of VINE or any of its Subsidiaries, such employee’s name,

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employer, title, hire date, location, whether full- or part-time, whether active or on leave (and, if on leave, the expected return), whether exempt from the Fair Labor Standards Act, annual salary and wage rate, most recent annual bonus received and current annual bonus opportunity. Section 4.12(a) of the VINE Disclosure Schedule separately sets forth, for each current VINE Associate who is an individual independent contractor engaged by VINE or any of its Subsidiaries, such contractor’s name, duties and rate of compensation. No Key Employee has indicated to VINE or any of its Subsidiaries that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

(b)                The employment of VINE’s employees is terminable by VINE at will. VINE has made available to the Company accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of VINE Associates to the extent currently effective and material.

(c)                VINE is not a party to, bound by the terms of, and does not have a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Knowledge of VINE, purporting to represent or seeking to represent any employees of VINE.

(d)                Section 4.12(e) of the VINE Disclosure Schedule lists all VINE Employee Plans (other than employment arrangements which are terminable “at will” without any contractual obligation on the part of VINE or any of its Subsidiaries to make any severance, termination, change in control or similar payment and that are substantively identical to the employment arrangements made available to the Company).

(e)                Each VINE Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter with respect to such qualified status from the IRS. To the Knowledge of VINE, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such VINE Employee Plan or the exempt status of any related trust.

(f)                 Each VINE Employee Plan has been established, maintained and operated in compliance, in all material respects, with its terms all applicable Law, including, without limitation, the Code, ERISA and the Affordable Care Act. No Legal Proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of VINE, threatened with respect to any VINE Employee Plan. All payments and/or contributions required to have been made with respect to all VINE Employee Plans either have been made or have been accrued in accordance with the terms of the applicable VINE Employee Plan and applicable Law.

(g)                Neither VINE nor any of its ERISA Affiliates maintains, contributes to or is required to contribute to, or has, in the past six (6) years, maintained, contributed to, or been required to contribute to (i) any “employee benefit plan” that is or was subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any Multiple Employer Plan, or (v) any Multiple Employer Welfare Arrangement. Neither VINE nor any of its ERISA Affiliates has ever incurred any liability under Title IV of ERISA.

(h)                No VINE Employee Plan provides for medical or other welfare benefits to any service provider beyond termination of service or retirement, other than (1) under COBRA or an analogous state law requirement or (2) continuation coverage through the end of the month in which such termination or retirement occurs. VINE does not sponsor or maintain any self-funded medical or long-term disability benefit plan.

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(i)                 No VINE Employee Plan is subject to any law of a foreign jurisdiction outside of the United States.

(j)                 Each VINE Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance) (each, a “409A Plan”) has been operated and maintained in all material respects in operational and documentary compliance with the requirements of Section 409A of the Code and the applicable guidance. No payment to be made under any 409A Plan is or, when made in accordance with the terms of the 409A Plan, will be subject to the penalties of Section 409A(a)(1) of the Code.

(k)                VINE is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, harassment, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to the employees of VINE: (i) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (iii) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business). There are no actions, suits, claims or administrative matters pending or, to the Knowledge of VINE, threatened or reasonably anticipated against VINE relating to any employee, independent contractor, director, employment agreement or VINE Employee Plan (other than routine claims for benefits). To the Knowledge of VINE, there are no pending or threatened or reasonably anticipated claims or actions against VINE, any VINE trustee or any trustee of any Subsidiary under any workers’ compensation policy or long-term disability policy. VINE is not a party to a conciliation agreement, consent decree or other agreement or Order with any federal, state, or local agency or Governmental Authority with respect to employment practices.

(l)                 VINE has no material liability with respect to any misclassification within the past four (4) years of (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer or (iii) any employee currently or formerly classified as exempt from overtime wages. VINE has not taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law (nor has VINE been under any requirement or obligation to issue any such notification), or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied.

(m)              There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting VINE. No event has occurred within the past six months, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

(n)                VINE is not, nor has VINE been, engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of VINE, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation,

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immigration, employment statute or regulation, safety or discrimination matter involving any VINE Associate, including charges of unfair labor practices or discrimination complaints.

(o)                There is no contract, agreement, plan or arrangement to which VINE or any of its Subsidiaries is a party or by which it is bound to compensate any of its employees for excise taxes paid under the Code, including, but not limited to, Section 4999 or Section 409A of the Code.

Neither VINE nor any of its Subsidiaries is a party to any Contract that as a result of the execution and delivery of this Agreement, the stockholder approval of this Agreement, nor the consummation of the contemplated transactions, could (either alone or in conjunction with any other event) (i) result in the payment of any “parachute payment” within the meaning of Section 280G of the Code or (ii) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of VINE or any of its Subsidiaries.

4.13            Transactions with Affiliates. Except as set forth in the VINE SEC Documents filed before the Signing Date, since the date of VINE’s last proxy statement filed in 2024 with the SEC, no event has occurred that would be required to be reported by VINE under Item 404 of Regulation S-K promulgated by the SEC. Section 4.13 of the VINE Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of VINE as of the Signing Date.

4.14            No Financial Advisors. Except as set forth on Section 4.14 of the VINE Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of VINE.

4.15            Valid Issuance. The Pubco Common Stock to be issued as Merger Consideration will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

4.16            Registration Statement. The information supplied by VINE and its Subsidiaries, in writing specifically for inclusion in the Registration Statement shall not, at (a) the time the Registration Statement is declared effective, (b) the time the Registration Statement (or any amendment or supplement) is first mailed to the VINE shareholders, and (c) the time of the VINE Shareholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

4.17             Independent Investigation. VINE has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and its Subsidiaries and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. VINE acknowledges that: (a) in making its decision to enter into this Agreement and to consummate the contemplated transactions, it has relied solely upon its own investigation and the express representations and warranties of Company set forth in this Agreement (including the related portions of Company Disclosure Schedules) and in any certificate delivered to VINE under this Agreement, and the information provided by or on behalf of Company for the Registration Statement; and (b) none of Company nor its Representatives have made any representation or warranty as to the Company, or this Agreement, except as expressly set forth in this Agreement (including the related portions of Company Disclosure Schedules) or in any certificate delivered to VINE, or with respect to the information provided by or on behalf of Company for the Registration Statement.

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4.18           No Other Representations or Warranties. VINE acknowledges that, except for the representations and warranties contained in this Agreement, neither the Company nor any of its Subsidiaries nor any other person on behalf of the Company or its respective Subsidiaries makes any express or implied representation or warranty with respect to the Company or its respective Subsidiaries or with respect to any other information provided to VINE, Pubco, Company Merger Sub and Purchaser Merger Sub or stockholders or any of their respective Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of the Company set forth in Section 3 (in each case as qualified and limited by the Company Disclosure Schedule)) none of VINE, Pubco, Company Merger Sub and Purchaser Merger Sub nor any of their respective Representatives or stockholders, has relied on any such information (including the accuracy or completeness).

Section 5. Certain Covenants of the Parties.

5.1                 Operation of VINE’s Business.

(a)                Except  (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth on Section 5.1(a) of the VINE Disclosure Schedule, (iii) as required by applicable Law, (iv) any action taken or not taken by VINE or any of its Subsidiaries (including Pubco, Company Merger Sub, and Purchaser Merger Sub) in good faith to respond to changes in relationships with officers, employees, agents, independent contractors, suppliers, customers and other business partners, or (v) unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the period commencing on the Signing Date and continuing until the earlier to occur of the termination of this Agreement under Section 10 and the Purchaser Merger Effective Time (the “Pre-Closing Period”), VINE shall use commercially reasonable efforts to conduct its business and operations in the ordinary course of business and in material compliance with all applicable Law and the requirements of all Contracts that constitute VINE Material Contracts.

(b)                Except (i) as expressly contemplated or permitted by this Agreement or the other Transaction Documents, (ii) as set forth in Section 5.1(b) of the VINE Disclosure Schedule, (iii) as required by applicable Law, (iv) any action taken or not taken by VINE or any of its Subsidiaries (including Pubco, Company Merger Sub and Purchaser Merger Sub) in good faith to respond to changes in relationships with officers, employees, agents, independent contractors, suppliers, customers and other business partners, or (v) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, VINE shall not:

(i)           declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of VINE Common Stock from terminated employees, directors or consultants of VINE);

(ii)          sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of (A) any capital stock or other security (except for VINE Common Stock) issued upon the valid exercise or settlement of outstanding VINE Options or VINE warrants, as applicable, (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(iii)        except as required to give effect to anything in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except in connection with or furtherance of the Contemplated Transactions;

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(iv)         form any Subsidiary or acquire any Equity Interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(v)          (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, other than in the ordinary course of business, (C) guarantee any debt securities of others or (D) make any capital expenditure or commitment in excess of $250,000;

(vi)         other than in the ordinary course of business (A) adopt, establish or enter into any VINE Employee Plan, (B) cause or permit any VINE Employee Plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the Code, (C) pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations under any VINE Employee Plan), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees, directors or consultants or (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants;

(vii)       enter into any material transaction outside the ordinary course of business;

(viii)      acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the ordinary course of business;

(ix)         make, change or revoke any material Tax election; file any material amendment to any Tax Return or adopt or change any material accounting method in respect of Taxes; enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(x)          enter into, amend or terminate any VINE Material Contract; or

(xi)         agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of VINE before the Purchaser Merger Effective Time. Before the Purchaser Merger Effective Time, VINE shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

5.2               Operation of the Company’s Business.

(a)                The Company agrees that during the Pre-Closing Period, except as (i) expressly contemplated by any other provision of this Agreement, any other Transaction Document or the Amaze Agreement, (ii) as set forth in Section 5.2(a) of the Company Disclosure Schedule, and (iii) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless VINE shall otherwise consent in writing:

(i)           the Company shall and shall cause each Subsidiary to, use its best efforts conduct its and their respective businesses in the ordinary course of business and in a manner consistent with past practice in all material respects; and

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(ii)          the Company shall, and shall cause each Subsidiary to, use its best efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Company and the Subsidiaries taken as a whole.

(b)                By way of amplification and not limitation, except as (i) expressly required by any other provision of this Agreement or any other Transaction Documents or the Amaze Agreement, (ii) as set forth in Section 5.2(b) of the Company Disclosure Schedule, and (iii) as required by applicable Law, the Company shall not, and shall cause each Subsidiary not to:

(i)           amend or otherwise change its Organizational Documents;

(ii)          (A) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any Equity Interests of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any Equity Interests (including, without limitation, any phantom interest), of the Company or any Subsidiary; or (B) sell any assets of the Company or any Subsidiary that would be expected to have a Company Material Adverse Effect; provided, however, that the actions described in this subsection (A) shall be permissible to the extent made in the ordinary course of business consistent with past practice;

(iii)        form any subsidiary or acquire any Equity Interest or other interest in any other entity or enter into a joint venture with any other entity;

(iv)         declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Equity Interests (other than tax distributions in accordance with the Company’s Organizational Documents, if any);

(v)          reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its Equity Interests;

(vi)         (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any material assets or any corporation, partnership, other business organization or any division; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, other than (1) intercompany indebtedness among the Company and its Subsidiaries or (2) indebtedness that is incurred in the ordinary course of business consistent with past practice (and, with respect to borrowed money indebtedness, is reasonably necessary to meet any current obligations of the Company and its Subsidiaries); or (C) merge, consolidate, combine or amalgamate with any person;

(vii)       except in the Ordinary Course of Business or otherwise consistent with past practices: (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former executive officer, (B) enter into any new or materially amend any existing, employment, retention, bonus, change in control, severance, redundancy or termination agreement with any current or former executive officer whose base salary is in excess of $250,000, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former executive officer whose base salary is in excess of $250,000, (D) establish or become obligated under any collective bargaining agreement, collective agreement, or other contract or agreement with a labor union, trade union, works council, or other representative of executive officers; (E) hire any new executive officers whose base salary

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is in excess of $250,000; provided, however, that the actions described in subsection (A) shall be permissible to the extent made in the ordinary course of business consistent with past practice (and not to exceed 10% with respect to any such executive officer);

(viii)      except in the Ordinary Course of Business or otherwise consistent with past practices: adopt, amend and/or terminate any material plan except as may be required by applicable Law, is necessary in order to consummate the Contemplated Transactions, or health and welfare plan renewals in the ordinary course of business;

(ix)         materially amend (other than reasonable and usual amendments in the ordinary course of business), the accounting policies or procedures, other than as required by GAAP;

(x)          (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make (inconsistent with past practice), change or rescind any material election relating to Taxes (including, for the avoidance of doubt, any election that results in the Company or any Subsidiary being treated as other than a partnership or a disregarded entity for U.S. federal income tax purposes), or (D) settle or compromise any material U.S. federal, state, local or non-U.S. Tax audit, assessment, Tax claim or other controversy relating to Taxes;

(xi)         except in the Ordinary Course of Business or otherwise consistent with past practices, enter into, amend or terminate any Company Material Contract;

(xii)       fail to maintain the Leased Real Property, including the improvements located or used on the Leased Real Property, in substantially the same condition as of the Signing Date, except where the failure to maintain such Leased Real Property would reasonably be expected to have a Company Material Adverse Effect;

(xiii)      fail to maintain the existence of, or use reasonable efforts to protect, Company Registered IP to the extent that such action or inaction would reasonably be expected to have a Company Material Adverse Effect;

(xiv)      permit any item of Company Registered IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in each and every material item of Company Registered IP to the extent that such action or inaction would reasonably be expected to have a Company Material Adverse Effect;

(xv)        waive, release, assign, settle or compromise any Legal Proceeding, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $500,000 individually or $1,000,000 in the aggregate;

(xvi)      take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Contemplated Transactions from qualifying for the Intended Tax Treatment; or

(xvii)     agree, resolve, or commit to do any of the foregoing.

(c)                Nothing contained in this Agreement shall give VINE, directly or indirectly, the right to control or direct the operations of the Company before the Company Merger Effective

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Time. Before the Company Merger Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over their respective business operations.

5.3                 Access and Investigation.

(a)                During the Pre-Closing Period, upon reasonable written notice, VINE, on the one hand, and the Company, on the other hand, shall and shall use commercially reasonable efforts to cause such Party’s Representatives to (i) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries, (ii) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request and (iii) permit the other Party’s officers and other employees to meet, upon reasonable written notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary. Any investigation conducted by either VINE or the Company under this Section 5.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party. Notwithstanding the foregoing, satisfying such covenants shall in no event be a condition to Closing nor shall the failure to satisfy such covenants before the Closing Date be a breach of this Agreement or constitute a Company Material Adverse Effect.

(b)                Notwithstanding anything to the contrary in this Section  5.3, no access or examination contemplated by this Section  5.3 shall be permitted to the extent that it would require any Party or its Subsidiaries to waive the attorney-client privilege or attorney work product privilege, or violate any applicable Law; provided, that such Party or its Subsidiary (i) shall be entitled to withhold only such information that may not be provided without causing such violation or waiver, (ii) shall provide to the other Party all related information that may be provided without causing such violation or waiver (including, to the extent permitted, redacted versions of any such information) and (iii) shall enter into such effective and appropriate joint defense agreements or other protective arrangements as may be reasonably requested by the other Party in order that all such information may be provided to the other Party without causing such violation or waiver.

5.4                 No Solicitation.

(a)                Each of VINE and the Company agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of its Representatives to, directly or indirectly (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any non-public information regarding such Party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal or (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, notwithstanding anything contained in this Section  5.4 and subject to compliance with this Section  5.4, before the approval of this Agreement by a Party’s equity holders, such Party may furnish non-public information regarding such Party and its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to a bona fide written Acquisition Proposal by such Person which such Party’s board

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of directors determines in good faith, after consultation with such Party’s financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if (A) neither such Party nor any Representative of such Party shall have breached this Section 5.4 in any material respect, (B) the board of directors of such Party concludes in good faith based on the advice of outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the board of directors’ fiduciary duties under applicable Law, (C) at least two (2) Business Days before initially furnishing any such nonpublic information to, or entering into discussions with, such Person, such Party gives the other Party written notice of the identity of such Person and of such Party’s intention to furnish nonpublic information to, or enter into discussions with, such Person, (D) such Party receives from such Person an executed Acceptable Confidentiality Agreement and (E) at least two (2) Business Days before furnishing any such nonpublic information to such Person, such Party furnishes such nonpublic information to the other Party (to the extent such information has not been previously furnished by such Party to the other Party). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party takes any action that, if taken by such Party, would constitute a breach of this Section  5.4 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section  5.4 by such Party for purposes of this Agreement.

(b)                If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than one (1) Business Day after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms). Such Party shall keep the other Party reasonably informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or material proposed modification.

(c)                Each Party shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal as of the Signing Date and request the destruction or return of any nonpublic information provided to such Person.

5.5               Notification of Certain Matters.  During the Pre-Closing Period, each of the Company, on the one hand, and VINE, on the other hand, shall promptly notify the other in writing (and, if applicable, furnish copies of) if any of the following occurs: (a) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (b) any Legal Proceeding against or involving or otherwise affecting such Party or its Subsidiaries is commenced, or, to the Knowledge of such Party, threatened against such Party or, to the Knowledge of such Party, any director, officer or Key Employee of such Party; (c) such Party becomes aware of any inaccuracy in any representation or warranty made by such Party in this Agreement; or (d) the failure of such Party to comply with any covenant or obligation of such Party; in each case that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 7, Section 8, and Section 9, as applicable, impossible or materially less likely. No such written notice shall be deemed to supplement or amend the Company Disclosure Schedule or the VINE Disclosure Schedule for the purpose of (x) determining the accuracy of any of the representations and warranties made by the Company or VINE in this Agreement or (y) determining whether any condition set forth Section 7, Section 8, and Section 9 has been satisfied. Any failure by either Party to provide written notice under this Section 5.5 shall not be deemed to be a breach for purposes of Section 8.2 or Section 9.2, as applicable, unless such failure to provide such written notice was knowing and intentional.

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Section 6. Additional Agreements of the Parties.

6.1               Preparation of Registration Statement; VINE Shareholders’ Meeting and Approvals.

(a)                Preparation of the Registration Statement.

(i)           As promptly as practicable after the Signing Date, the Parties shall prepare, and VINE shall file with the SEC, a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement, the “Registration Statement”), which Registration Statement will also contain a notice of extraordinary general meeting and proxy statement (as amended, the “Proxy Statement”), relating to the VINE Shareholders’ Meeting to approve: (a) this Agreement and the Contemplated Transactions, (b) the Mergers, (c) the appointment of the Company’s Directors to the VINE Board, (d) such other matters as VINE and Company shall collectively determine to be necessary or appropriate in order to effect the Contemplated Transactions and the other transactions contemplated by this Agreement or as may be required by applicable law, (e) any other proposals as the SEC (or staff member) may indicate are necessary in its comments to the Registration Statement or correspondence, and (f) the adjournment of VINE Shareholders’ Meeting, if necessary or desirable in the reasonable determination of VINE (the proposals described in foregoing clauses (a) through (e), collectively, the “Proposals”).

(ii)          The Parties shall each use its commercially reasonable efforts to (a) cause the Registration Statement when filed each with the SEC to comply in all material respects with all Laws applicable and rules and regulations promulgated by the SEC, (b) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement, (c) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (d) keep the Registration Statement effective as long as is necessary to consummate the Mergers. Before the effective date of the Registration Statement, the Parties shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of the Merger Consideration under this Agreement. Each of the Parties also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Contemplated Transactions. As promptly as practicable after finalization and effectiveness of the Registration Statement, VINE shall mail (or cause to be mailed) the Registration Statement to the VINE shareholders. Each of VINE and Company shall furnish to the other Parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, or any other statement, filing, notice or application made by or on behalf of the Parties, or their respective Affiliates to any regulatory authority in connection with the Contemplated Transactions.

(b)                VINE Shareholders’ Approval.

(i)           Before or as promptly as practicable after the Registration Statement is declared effective under the Securities Act, VINE shall establish a record date for, duly call, and convene and hold an extraordinary general meeting of the VINE shareholders (including any adjournment or postponement, the “VINE Shareholders’ Meeting”) in accordance with its Organizational Documents to be held as promptly as reasonably practicable following the date on which the Registration Statement is declared effective under the Securities Act for the purpose of voting on the Proposals and obtaining the vote of the holders of VINE Common Stock required to approve the Proposals in accordance with the requirements of the Cayman Act, VINE’s Organizational Documents, all applicable SEC, NYSE requirements and all other applicable Laws

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(the “VINE Shareholders’ Approval”) (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement); provided, however, that VINE may adjourn or postpone the VINE Shareholders’ Meeting (a) to the extent necessary to ensure that any supplement or amendment to the Registration Statement that VINE determines in its sole discretion is necessary to comply with applicable Laws is provided to the VINE shareholders in advance of a vote on the adoption of the Proposals, (b) if, as of the time that the VINE Shareholders’ Meeting is originally scheduled, there are insufficient VINE Common Stock represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the VINE Shareholders’ Meeting, (c) if, as of the time that the VINE Shareholders’ Meeting is originally scheduled, adjournment or postponement of the VINE Shareholders’ Meeting is necessary to enable VINE to solicit additional proxies required to obtain VINE Shareholders’ Approval, or (d) to comply with applicable Law.

(ii)          The Registration Statement shall include a statement to the effect that the board of directors of VINE (the “VINE Board”) has recommended that the VINE shareholders vote in favor of the Proposals at the VINE Shareholders’ Meeting (such statement, the “VINE Board Recommendation”), and neither the VINE Board nor any committee shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the VINE Board Recommendation (any such action, a “Change in Recommendation”); provided that the VINE Board may make any Change in Recommendation before receipt of the VINE Shareholders’ Approval if it determines in good faith that it is required to do so in order to comply with the directors’ fiduciary duties under applicable Laws.

6.2               Efforts; Regulatory Approvals.

(a)                The Parties shall use reasonable best efforts to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, each Party (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions, (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (under any applicable Law or Contract, or otherwise) by such Party in connection with the Contemplated Transactions or for such Contract to remain in full force and effect, (iii) shall use reasonable best efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions and (iv) shall use commercially reasonable best efforts to satisfy the conditions precedent to the consummation of this Agreement.

(b)                The Company shall use commercially reasonable efforts to complete the transactions in connection with the Acquired Company. The Company shall make or cause to be made all filings and other submissions (if any) and give all notices (if any) required to be made in connection with the transactions to acquire the Acquired Company (ii) shall use best efforts to obtain each Consent (if any) required to be obtained (under any applicable Law or Contract, or otherwise) by such party in connection with the transactions to acquire the Acquired Company, (iii) shall use best efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions and (iv) shall use its best efforts to satisfy the conditions precedent related to the Acquired Company to the consummation of this Agreement.

(c)                Notwithstanding the foregoing, each Party shall use best efforts to file or otherwise submit, as soon as practicable after the Signing Date, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Authority with respect to the Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Authority. The Parties shall, after the Signing Date, prepare and file, if any, the notification and report forms required to be filed under the HSR Act. The

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Company and VINE shall respond, as promptly as is practicable to respond, in compliance with (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation, and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Authority in connection with antitrust or competition matters.

(d)                Until the Closing or earlier termination of this Agreement, VINE and the Company will each: (i) give the other Party prompt written notice of the commencement of any investigation, action or Legal Proceeding by or before any Governmental Authority with respect to this Agreement or any of the other transactions contemplated by this Agreement, (ii) keep the other Party informed as to the status of any such investigation, action or Legal Proceeding, and (iii) promptly inform the other Party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding this Agreement or any of the other transactions contemplated by this Agreement, in each case to the extent permitted under applicable Legal Requirements.

6.3               VINE Options. Before the Closing, the VINE Board shall have adopted appropriate resolutions and taken all other actions necessary and appropriate to provide that the vesting and exercisability of each unexpired, unexercised and unvested VINE Option shall be accelerated in full effective as of immediately before the Purchaser Merger Effective Time.

6.4               Employee Benefits. VINE shall comply with the terms of any employment, severance, retention, change of control, or similar agreement specified on Section 4.12(e) of the VINE Disclosure Schedule, subject to the provisions of such agreements.

6.5               Indemnification of Officers and Directors.

(a)                From the Closing Date through the sixth anniversary of the date on which the Closing Date occurs, each of Pubco, VINE Surviving Subsidiary, and Company Surviving Subsidiary shall indemnify and hold harmless each person who is now, or has been at any time before the Signing Date, or who becomes before the Closing Date, a member, manager, director or officer of VINE or the Company, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of VINE or of the Company, whether asserted or claimed before, at or after the Closing Date, in each case, to the fullest extent permitted under the DGCL. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Pubco, VINE Surviving Subsidiary, and Company Surviving Subsidiary, jointly and severally, upon receipt by Pubco, VINE Surviving Subsidiary, or Company Surviving Subsidiary from the D&O Indemnified Party of a request; provided that any such person to whom expenses are advanced provides an undertaking to Pubco, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Without otherwise limiting the D&O Indemnified Parties’ rights with regards to counsel, following the Closing Date, the D&O Indemnified Parties shall be entitled to continue to retain Maslon LLP, Nelson Mullins Riley & Scarborough LLP or such other counsel selected by the D&O Indemnified Parties.

(b)                The provisions of the Organizational Documents of Pubco, VINE Surviving Subsidiary, and Company Surviving Subsidiary with respect to indemnification, advancement of expenses and exculpation of present and former directors, members, managers, and officers of VINE and Company that are presently set forth in the Organizational Documents of VINE and the Company shall

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contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, members, managers, and officers as those presently set forth in the VINE Organizational Documents and the Company Organizational Documents for a period of six (6) years from the Closing Date unless such modification is required by applicable Law.

(c)                From and after the Closing Date, (i) Pubco, VINE Surviving Subsidiary, and Company Surviving Subsidiary shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately before the Closing under any indemnification provisions under the Company’s Organizational Documents and under any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or before the Closing Date and (ii) VINE shall fulfill and honor in all respects the obligations of VINE to its D&O Indemnified Parties as of immediately before the Closing under any indemnification provisions under VINE’s Organizational Documents and under any indemnification agreements between VINE and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or before the Closing Date.

(d)                From and after the Closing Date, Pubco shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Pubco, and obtain as of the Closing Date “tail” insurance policies with a claims period of six (6) years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the D&O Indemnified Parties of VINE when compared to the insurance maintained by VINE as of the Signing Date, in each case with respect to claims arising out of or relating to events which occurred on or before the Closing Date (including in connection with the transactions contemplated by this Agreement).

(e)                From and after the Closing Date, VINE shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section in connection with their enforcement of the rights provided to such persons in this Section.

(f)                 The provisions of this Section are intended to be in addition to the rights otherwise available to the current and former members, managers, officers, and directors of VINE and the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their Representatives.

(g)                If Pubco, VINE Surviving Subsidiary, or Company Surviving Subsidiary or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or the surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Pubco, VINE Surviving Subsidiary, or Company Surviving Subsidiary, as the case may be, shall succeed to the obligations set forth in this Section. Pubco shall cause the VINE Surviving Subsidiary and Company Surviving Subsidiary to perform all of the obligations of the VINE Surviving Subsidiary and Company Surviving Subsidiary under this Section.

6.6               Tax Matters.

(a)                Each of VINE and the Company shall use reasonable best efforts (and shall cause its Affiliates) to (i) cause the Mergers to qualify for the Intended Tax Treatment, and (ii) not take any actions, or fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment. The Parties shall not file any U.S. federal, state or local Tax Return in a manner that is inconsistent with the treatment of the Mergers under

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the Intended Tax Treatment for U.S. federal, state income and other relevant Tax purposes, and shall not take any inconsistent position during the course of any audit, litigation or other proceeding with respect to Taxes, in each case, unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

(b)                All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the contemplated transactions (collectively, “Transfer Taxes”) shall be divided equally between VINE and the Company. Unless otherwise required by applicable law, VINE shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Company shall reasonably cooperate as necessary).

6.7               Legends. Pubco shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any shares of Pubco Common Stock to be received as part of the Merger Consideration by equity holders of the Company who may be considered “affiliates” of VINE for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Pubco Common Stock.

6.8               Officers and Directors. Until successors are duly elected or appointed and qualified in accordance with applicable Law, the Parties shall use commercially reasonable efforts and take all necessary action so that the Persons listed on Section 6.8 of the Company Disclosure Schedule are elected or appointed, as applicable, to the positions of officers or directors of Pubco, to serve in such positions effective as of the Closing Date.

6.9               Termination of Certain Agreements and Rights. Except as set forth on Section 6.9 of the VINE Disclosure Schedule, VINE shall cause any stockholder agreements, voting agreements, registration rights agreements, co-sale agreements and any other similar Contracts between VINE and any holders of VINE Common Stock, including any such Contract granting any Person investor rights, rights of first refusal, registration rights or director registration rights, to be terminated immediately before the Purchaser Merger Effective Time, without any liability being imposed on the part of the VINE Surviving Subsidiary.

6.10           Section 16 Matters. Before the Closing Date, VINE shall take all such steps as may be required to cause any acquisitions of Pubco Common Stock and any options to purchase Pubco Common Stock in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Pubco after the Closing Date, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.11           Allocation Certificate. The Company will prepare and deliver to VINE before the Closing a certificate signed by the Company Board in a form reasonably acceptable to VINE setting forth (as of immediately before the Company Merger Effective Time) the name and number of shares of Pubco Common Stock to be issued to each holder under this Agreement (the “Allocation Certificate”).

6.12           Public Announcements.

(a)                The Parties agree that between the Signing Date and the Closing Date no public release, filing or announcement concerning this Agreement or the Transaction Documents or the contemplated transactions shall be issued by any Party or any of their Affiliates without the prior written consent of VINE and Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to

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allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b)                The Parties shall collectively agree upon and, as promptly as practicable after the execution of this Agreement, issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the execution of this Agreement (but in any event within four (4) Business Days), VINE shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) before filing (with Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall collectively agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, VINE shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) before filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing, notice, or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the contemplated transactions, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the contemplated transactions, or any other report, statement, filing, notice, or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the contemplated transactions.

6.13           Obligations of Pubco, Company Merger Sub and Purchaser Merger Sub. VINE will take all action necessary to cause Pubco, Company Merger Sub and Purchaser Merger Sub to perform its obligations under this Agreement.

6.14           Bridge Loan. Company acknowledges that VINE provided the Company with loan with an aggregate value of $500,000.00 (the “Bridge Loan”) for working capital needs following the Signing Date. In connection with the Closing and following the repayment of the Bridge Loan through the Funding, VINE will provide evidence satisfactory to the Company that VINE has forgiven the Bridge Loan.

6.15           Funding. Between the Signing Date and the Closing Date, VINE shall raise or cause to be raised through the sale of equity or debt securities to cover transaction expenses, the repayment of the Bridge Loan and general working capital purposes up to $10,000,000.00 (the “Funding”).

6.16           Employment Agreements. VINE will take all action necessary to cause Aaron Day to be hired as chief executive officer following Closing.

6.17           Equity Incentive Plan. The Parties agree that at Closing, VINE shall adopt an incentive plan in a form to be agreed upon by the Parties.

6.18           Amaze Stock Purchase. The Company shall take all actions and do all things necessary, proper or advisable to consummate the acquisition of 100% of the outstanding capital stock of Amaze pursuant to the Amaze Agreement on or before Closing. The Company shall not amend or otherwise modify the Amaze Agreement without the prior written consent of VINE (which consent shall not be unreasonably withheld).

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Section 7. Conditions Precedent to Obligations of Each Party. The obligations of each Party to effect the Mergers and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, the written waiver by each of the Parties, at or before the Closing, of each of the following conditions:

7.1               No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Authority of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

7.2               VINE Shareholders’ Approval.  VINE shall have obtained the VINE Shareholders’ Approval.

7.3               Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the Contemplated Transactions.

7.4               No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

7.5               Regulatory Matters. All required filings under the HSR Act shall have been completed and any waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

7.6               Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

7.7               Funding. The Funding shall have been completed.

Section 8. Additional Conditions Precedent to Obligations of VINE, Pubco, Company Merger Sub and Purchaser Merger Sub. The obligations of VINE, Pubco, Company Merger Sub and Purchaser Merger Sub to consummate the Contemplated Transactions the Closing are subject to the satisfaction or the written waiver by VINE, at or before the Closing, of each of the following conditions:

8.1               Accuracy of Representations. The Company Fundamental Representations shall have been true and correct in all material respects as of the Signing Date and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date). The Company Capitalization Representations shall have been true and correct in all respects as of the Signing Date and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct, subject to the qualifications as set forth in the preceding clause (x), as of such particular date). The representations and warranties of the Company contained in this Agreement (other than the Company Fundamental Representations and the Company Capitalization Representations) shall have been true and correct as of the Signing Date and shall be true

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and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be so true and correct would not be expected to have a Company Material Adverse Effect (without giving effect to any references to any Company Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date).

8.2               Performance of Covenants. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or before the Closing Date.

8.3               Documents. VINE shall have received the following documents, each of which shall be in full force and effect:

(a)                a certificate executed by the manager of the Company certifying (i) that the conditions set forth in Sections 8.1, 8.2, 8.4, and 8.5 have been duly satisfied and (ii) that the information set forth in the Allocation Certificate delivered by the Company in is true and accurate in all respects as of the Closing Date;

(b)                a true and correct executed copy of the Amaze Agreement;

(c)                an executed counterpart of the VINE Support Agreement;

(d)                an executed copy of the Company Lock-Up Agreement;

(e)                an executed copy of the Company Support Agreement; and

(f)                 the Allocation Certificate.

8.4               No Company Material Adverse Effect. Since the Signing Date, there shall not have occurred any Company Material Adverse Effect.

8.5               Amaze Stock Purchase. The Company shall have closed the acquisition of 100% of the outstanding capital stock of Amaze pursuant to the Amaze Agreement either before or simultaneously with the Closing.

Section 9. Additional Conditions Precedent to Obligations of the Company. The obligations of the Company to effect the Company Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by the Company, at or before the Closing, of each of the following conditions:

9.1               Accuracy of Representations.  Each of the VINE Fundamental Representations shall have been true and correct in all material respects as of the Signing Date and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date). The VINE Capitalization Representations shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct, subject to the qualifications as set

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forth in the preceding clause (x), as of such particular date). The representations and warranties of VINE, Pubco, Company Merger Sub, and Purchaser Merger Sub contained in this Agreement (other than the VINE Fundamental Representations and the VINE Capitalization Representations) shall have been true and correct as of the Signing Date and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a VINE Material Adverse Effect (without giving effect to any references to any VINE Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date).

9.2               Performance of Covenants. VINE, Pubco, Company Merger Sub and Purchaser Merger Sub shall have performed or complied with in all material respects all of their agreements and covenants required to be performed or complied with by each of them under this Agreement at or before the Purchaser Merger Effective Time.

9.3               Documents. The Company shall have received the following documents, each of which shall be in full force and effect:

(a)                a certificate executed by an executive officer of VINE confirming that the conditions set forth in Sections 9.1, 9.2, and 9.4 have been duly satisfied;

(b)                written resignations in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing executed by the officers and directors of VINE who are not to continue as officers or directors of VINE;

(c)                an executed copy of the VINE Lock-Up Agreement;

(d)                an executed counterpart to the Company Lock-Up Agreement;

(e)                an executed counterpart to the Company Support Agreement; and

(f)                 an executed copy of an employment agreement for the position of chief executive officer, for Aaron Day, in form and substance acceptable to VINE, Aaron Day, and the Company, with VINE to be effective immediately following Closing.

9.4               No VINE Material Adverse Effect. Since the Signing Date, there shall not have occurred any VINE Material Adverse Effect.

9.5               VINE Board of Directors. The Company shall have been granted the right to appoint or elect all of the directors of the VINE Board after Closing.

9.6               Termination of VINE Options. VINE shall have provided evidence satisfactory to the Company that any VINE Options have been terminated in accordance with Section 6.13.

Section 10. Termination.

10.1             Termination. This Agreement may be terminated before the Purchaser Merger Effective Time:

(a)                by mutual written consent of VINE and the Company;

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(b)                by either VINE or the Company if the Mergers shall not have been consummated by April 30, 2025 (subject to extension as provided in this Section 10.1(b) or in a writing executed by the Company and VINE, the “Drop-Dead Date”); provided, however, that the right to terminate this Agreement under this Section  10.1(b) shall not be available to the Company or VINE if such Party’s action or failure to act has been a principal cause of the failure of the Mergers to occur on or before the Drop-Dead Date and such action or failure to act constitutes a breach of this Agreement, provided further, however, that in the event the Registration Statement has not been declared effective by the SEC by the Drop-Dead Date, then the Drop-Dead Date shall be automatically extended for an additional 60 days;

(c)                by either VINE or the Company if a court of competent jurisdiction or Governmental Authority shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the Contemplated Transactions;

(d)                by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by VINE, Pubco, Company Merger Sub, or Purchaser Merger Sub or if any representation or warranty of VINE or Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 9.1 or Section 9.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that the Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided further, that if such inaccuracy in VINE’s, Pubco’s, Company Merger Sub’s, or Purchaser Merger Sub’s representations and warranties or breach by VINE, Pubco, Company Merger Sub, or Purchaser Merger Sub is curable by VINE, Pubco, Company Merger Sub, or Purchaser Merger Sub then this Agreement shall not be terminable under this Section as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from the Company to VINE of such breach or inaccuracy and its intention to terminate this Agreement under this Section and (ii) VINE, Pubco, Company Merger Sub, or Purchaser Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from the Company to VINE of such breach or inaccuracy and its intention to terminate this Agreement under this Section (it being understood that this Agreement shall not be terminable under this Section as a result of such particular breach or inaccuracy if such breach by VINE, Pubco, Company Merger Sub, or Purchaser Merger Sub is cured before such termination becoming effective);

(e)                by VINE, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company or if any representation or warranty of the Company shall have become inaccurate, in either case, such that the conditions set forth in Section  8.1 or Section  8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that VINE is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company, then this Agreement shall not be terminable under this Section as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from VINE to the Company of such breach or inaccuracy and its intention to terminate this Agreement under this Section and (ii) the Company ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from VINE to the Company of such breach or inaccuracy and its intention to terminate this Agreement under this Section (it being understood that this Agreement shall not be terminable under this Section as a result of such particular breach or inaccuracy if such breach by the Company is cured before such termination becoming effective); or

(f)                 by VINE, upon the VINE Board authorizing VINE to enter into a Permitted Alternative Agreement; provided, however, that VINE shall not enter into any Permitted

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Alternative Agreement unless: (i) the Company shall have received written notice from VINE of VINE’s intention to enter into such Permitted Alternative Agreement at least four (4) Business Days in advance, with such notice describing in reasonable detail the reasons for such intention as well as the material terms and conditions of such Permitted Alternative Agreement, including the identity of the counterparty together with copies of the then current draft of such Permitted Alternative Agreement and any other related principal transaction documents, (ii) VINE shall have complied in all material respects with its obligations under Section  5.4 and Section  6.3, (iii) the VINE Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to enter into such Permitted Alternative Agreement would be inconsistent with its fiduciary obligations under applicable Law.

The Party desiring to terminate this Agreement under this Section 10.1 (other than under Section 10.1(a)) shall give a written notice of such termination to the other Party specifying the provisions under which such termination is made and the basis described in reasonable detail.

10.2           Effect of Termination. If this Agreement is terminated under Section 10.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 10.2, Section 10.3, and Section 11 shall survive the termination of this Agreement and shall remain in full force and effect and (b) the termination of this Agreement and the provisions of Section 10.3 shall not relieve any Party of any liability for fraud or for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

10.3           Expenses.

(a)                Except as set forth in this Section  10.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses; provided that, if the Mergers are completed, VINE and the Company may use the Funding to pay for such fees and expenses.

(b)                In the event that:

(i)           this Agreement is terminated by VINE under Section 10.1(f), VINE shall reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company in connection with this Agreement and the Contemplated Transactions, up to a maximum of $200,000, by wire transfer of same-day funds within ten (10) Business Days following the date on which the Company submits to VINE true and correct copies of reasonable documentation supporting such expenses.

(c)                In the event that:

(i)           this Agreement is terminated by the Company under Section 10.1(b) and at such time VINE was entitled to terminate this Agreement under Section 10.1(e),

(ii)          this Agreement is terminated by VINE under Section 10.1(e), or

(iii)         this Agreement is terminated by VINE under Section 10.1(g), then

The Company shall reimburse VINE for all out-of-pocket fees and expenses incurred by VINE in connection with this Agreement and the Contemplated Transactions, up to a maximum of $200,000, by wire transfer of same-day funds within ten (10) Business Days following the date on which VINE submits to the Company true and correct copies of reasonable documentation supporting such expenses.

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(d)                If either Party fails to pay when due any amount payable by it under this Section  10.3, then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section  10.3 and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor) in effect on the date such overdue amount was originally required to be paid plus three percent.

(e)                The Parties agree that, subject to Section  10.2, the payment of the fees and expenses and other consideration set forth in this Section  10.3 shall be the sole and exclusive remedy of each Party following a termination of this Agreement under the circumstances described in this Section  10.3, it being understood that in no event shall either VINE or the Company be required to pay the individual fees or damages payable under this Section  10.3 on more than one occasion. Subject to Section  10.2, following the payment of the fees and expenses or other consideration set forth in this Section  10.3 by a Party, (i) such Party shall have no further liability to the other Party in connection with or arising out of this Agreement or the termination, any breach of this Agreement by the other Party giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (ii) no other Party or their respective Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against such Party or seek to obtain any recovery, judgment or damages of any kind against such Party (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other representative of such Party) in connection with or arising out of this Agreement or the termination, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (iii) all other Parties and their respective Affiliates shall be precluded from any other remedy against such Party and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated. Each of the Parties acknowledges that (x) the agreements contained in this Section  10.3 are an integral part of the Contemplated Transactions, (y) without these agreements, the Parties would not enter into this Agreement and (z) any amount payable under this Section  10.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.

Section 11. Miscellaneous Provisions.

11.1           Non-Survival of Representations and Warranties. The representations and warranties of the Company, VINE, Pubco, Company Merger Sub, and Purchaser Merger Sub contained or incorporated by reference in this Agreement or any certificate or instrument delivered under this Agreement shall terminate at the Closing Date, and only the covenants that by their terms survive the Closing Date and this Section shall survive the Closing Date.

11.2           Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and VINE at any time; provided, however, that after any such approval of this Agreement by a Party’s equity holders, no amendment shall be made which by Law requires further approval of such equity holders without the further approval of such equity holders. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and VINE.

11.3           Waiver.

(a)                Any provision may be waived by the waiving Party solely on such Party’s own behalf, without the consent of any other Party. No failure on the part of any Party to exercise any

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power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise or of any other power, right, privilege or remedy.

(b)                No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.4           Entire Agreement; Counterparts; Exchanges by Electronic Transmission or Facsimile.  This Agreement and the other Transaction Documents and schedules, exhibits, certificates, instruments and agreements referred to in this Agreement or any other Transaction Document constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

11.5           Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 11.5, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if written notice is given in accordance with Section 11.7 of this Agreement and (f) irrevocably and unconditionally waives the right to trial by jury.

11.6           Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, neither this Agreement nor any of the Company’s rights or obligations may be assigned or delegated without the prior written consent of VINE, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by the Company without VINE’s prior written consent shall be void and of no effect.

11.7           Notices. All notices and other communications shall be in writing and shall be deemed to have been duly delivered and received (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) before 5:00 p.m. (Eastern Standard time), otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to VINE, Pubco, Purchaser Merger Sub, and Company Merger Sub:

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Fresh Vine Wine, Inc.

11500 Wayzata Blvd., #1147

Minnetonka, MN 55305

Attn: Michael Pruitt

Email: mp@avenelfinancial.com

with a copy to (which shall not constitute notice):

Maslon LLP

225 South Sixth Street, Suite 2900

Minneapolis, MN 55402

Attn: William M. Mower

Email: bill.mower@maslon.com

if to the Company:

Adifex Holdings LLC

900 Foulk Road, Suite 201

Wilmington, DE 19803

Email: roman@rokon.at

Attention: Roman Scharf

with a copy to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave, NW, Suite 900

Washington, DC 20001

Attn: Andy Tucker

E-mail: andy.tucker@nelsonmullins.com

11.8           Cooperation. Each Party agrees to cooperate fully with the other Parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

11.9           Participation in Negotiation and Drafting. Each Party acknowledges and agrees that they have participated in the negotiation and drafting of, and carefully considered and read each of the terms of this Agreement and understands all of its covenants. Accordingly, neither party shall be entitled to any drafting or interpretation presumption in their favor with respect to this Agreement or any of the other Transaction Documents. Each Party executed this Agreement as their free act and deed. Any presumption of law which provides that an agreement be construed against the drafter is waived by the Parties.

11.10        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid

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and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

11.11        Other Remedies; Specific Performance. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative and not exclusive of any other remedy conferred, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of it to consummate this Agreement) or were otherwise breached. The Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties waives any bond, surety or other security that might be required of any other Party with respect. Each of the Parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

11.12        No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and the D&O Indemnified Parties to the extent of their respective rights under Section 6.5) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Remainder of page intentionally left blank]

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The Parties have caused this Agreement to be executed as of the Signing Date.

Fresh Vine Wine, Inc.

By:	/s/ Michael Pruitt
Name:	Michael Pruitt
Title:	Chief Executive Officer

Amaze Holdings Inc.

By:	/s/ Michael Pruitt
Name:	Michael Pruitt
Title:	Authorized Signatory

Vine Merger Sub Inc.

By:	/s/ Michael Pruitt
Name:	Michael Pruitt
Title:	Authorized Signatory

Adifex Merger Sub LLC

By:	/s/ Michael Pruitt
Name:	Michael Pruitt
Title:	Authorized Signatory

Adifex Holdings LLC

By:	/s/ Aaron Day
Name:	Aaron Day
Title:	Manager

[Signature Page to the Business Combination Agreement]

PART II
INFORMATION NOT REQUIRED IN
PROXY STATEMENT/PROSPECTUS

Item 20 - Indemnification of Directors and Officers

Nevada Revised Statute

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Registrant’s articles of incorporation and bylaws provide for the indemnification of its officers and directors against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe their conduct was unlawful. The Registrant has also entered into customary indemnification agreements with each of its directors and officers that provide them, in general, with customary indemnification in connection with their service to the Registrant or on the Registrant’s behalf. The Registrant also maintains officers’ and directors’ liability insurance that insures against liabilities that its officers and directors may incur in such capacities.

The Registrant’s articles of incorporation limits or eliminates the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes. The above discussion of our articles of incorporation, bylaws and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such articles of incorporation, bylaws and applicable Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Further, pursuant to the terms of the Merger Agreement, the provisions of the Fresh Vine Articles of Incorporation and the Fresh Vine Bylaws with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Fresh Vine, shall not be amended, modified or repealed for a period of six years from the effective time of the merger in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the effective time of the merger, were officers or directors of Fresh Vine.

Item 21 - Exhibits and Financial Statement Schedules

(a) Exhibit Index

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.

(b) Financial Statements

The financial statements filed with this registration statement on Form S-4 are set forth on the Financial Statement Index and are incorporated herein by reference.

Item 22 - Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
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(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
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(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)(1)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(g)(2)	The undersigned registrant hereby undertakes as follows: that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

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INDEX TO EXHIBITS
Exhibit Number	Description
2.1	Business Combination Agreement dated November 3, 2024, by and among Fresh Vine Wine, Inc., Amaze Holdings Inc., VINE Merger Sub Inc. Adifex Merger Sub LLC, and Adifex Holdings LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed November 7, 2024.

2.2

2.3

2.4

3.1

3.2	Articles of Incorporation of Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed December 20, 2021)

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on August 2, 2023)

3.4	Amendment No. 1 to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on August 2, 2023)

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on March 20, 2024)

3.6	Bylaws of Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 3.5 to Annual Report on Form 10-K filed on March 8, 2024)

4.1	Form of specimen certificate representing shares of common stock of Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1/A (File No. 333-261037) filed on November 29, 2021)

4.2	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed December 20, 2021)

4.3	Form of Common Stock Purchase Warrant issued in rights offering (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1/A-1 (File No. 333-269082) filed on January 27, 2023)

4.4	Form of Warrant Agency Agreement between Fresh Vine Wine, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-1/A-1 (File No. 333-269082) filed on January 27, 2023)

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4.5	Form of Placement Agent Warrant dated March 27, 2024 issued to The Oak Ridge Financial Service Group, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed April 2, 2024)

4.6	Description of the Capital Stock Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.3 to Annual Report on Form 10-K filed March 31, 2022)

5.1**	Opinion of [Maslon LLP] to the validity of shares of common stock to be issued to stockholders of Adifex Holdings LLC.

8.1**	Opinion of [Nelson Mullins] as to certain tax matters.

8.2**	Opinion of [Maslon LLP] as to certain tax matters.

10.1†	Alternating Proprietorship Agreement dated July 2019 by and between Fior di Sole, LLC and Fresh Grapes, LLC (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 (File No. 333-261037) filed on November 12, 2021)

10.2	Custom Winemaking and Bottling Agreement dated September 2019 by and between Fior di Sole, LLC and Fresh Grapes, LLC (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 (File No. 333-261037) filed on November 12, 2021)

10.3#	Form of Founders’ Option Agreement (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1/A (File No. 333-261037) filed on November 29, 2021)

10.4#	Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed December 20, 2021)

10.5#	Form of Indemnification Agreement between Fresh Vine Wine, Inc. and each of its officers and directors (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1/A (File No. 333-261037) filed November 29, 2021)

10.6#	Form of Restricted Stock Unit Agreement, pursuant to the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan, between Fresh Vine Wine, Inc. and each of Timothy Michaels and Elliot Savoie (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1/A filed November 29, 2021)

10.7#	Separation Agreement and Release dated as of February 24, 2022 by and between Fresh Vine Wine, Inc. and Timothy Michaels (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed February 25, 2022)

10.8#	Amendment No. 1 to Restricted Stock Unit Agreement dated as of February 24, 2022 by and between Fresh Vine Wine, Inc. and Timothy Michaels (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed February 25, 2022)

10.9#	Form of Stock Option Agreement under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to Annual Report on Form 10-K filed March 31, 2022)

10.10#	Form of Employee Restricted Stock Unit Agreement under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to Annual Report on Form 10-K filed March 31, 2022)

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10.11#	Form of Director Restricted Stock Unit Agreement granted under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to Annual Report on Form 10-K filed March 31, 2022)

10.12#	Form of Employee Restricted Stock Agreement under The Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed May 16, 2022)

10.13	Consulting Agreement dated effective December 15, 2022 by and between Fresh Vine Wine, Inc. and Tribe of Five, LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed December 20, 2022)

10.14#	Form of Director Restricted Stock Agreement under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 to Annual Report on Form 10-K filed March 31, 2023)

10.15	Form of Securities Purchase Agreement with Purchasers of Series B Convertible Preferred Stock (including Form of Fresh Vine Voting and Support Agreement attached as Exhibit A thereto). (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 2, 2024)

21.1	Subsidiaries of Fresh Vine, Inc.

23.1*	Consent of Wipfli LLP.

23.2**	Consent of [law firm tax opinion] (contained in Exhibit 5.1)

23.3*	Consent of Bush & Associates.

24.1**	Power of Attorney (included on the signature page of this report)

99.1**	Form of Proxy Card for Special Meeting of Stockholders of Registrant

99.2**	Proposed Articles of Amendment to the Articles of Incorporation for Amaze Holdings Inc.

99.3*	Consent of Aaron Day to be named as a Director.

99.4*	Consent of Sandra Hawkins to be named as a Director.

99.5*	Consent of Amrapali Gan to be named as a Director.

99.6*	Consent of Peter Deutschman to be named as a Director.

99.7*	Consent of Michael Pruitt to be named as a Director.

99.8*	Consent of Marcel Reichart to be named as a Director.

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

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101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

107	Filing Fee Table

*	Filed herewith.
^	Previously filed.
**	To be filed by amendment.
***	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.
#	Management contract or compensatory plan
†	Certain portions of this exhibit have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on [•], 2025.

AMAZE HOLDINGS INC.

By
/s/ Michael Pruitt
Michael Pruitt

Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

[•]

By:

Attorney-in-fact

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